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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INDUSTRIAL PROPERTY TRUST INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was calculated by multiplying the total consideration of $3,283,264,293 to be paid in connection with the asset sale by 0.0001212.
	(4)	Proposed maximum aggregate value of transaction: $3,283,264,293
	(5)	Total fee paid: $397,931.63
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INDUSTRIAL PROPERTY TRUST INC.
518 SEVENTEENTH STREET, 17TH FLOOR
DENVER, COLORADO 80202
OCTOBER 21, 2019

YOUR VOTE IS IMPORTANT

Dear Fellow Stockholders:

        On behalf of the Board of Directors of Industrial Property Trust Inc. (the "Board of Directors"), I cordially invite you to attend the Annual Meeting (the "Annual Meeting") of stockholders of Industrial Property Trust Inc., a Maryland corporation (the "Company"), to be held at 518 Seventeenth Street, 17th Floor, Denver, CO 80202, on December 11, 2019 at 10:00 a.m. Mountain Time. At the Annual Meeting, we will ask stockholders of the Company to consider and vote on a proposal to approve the sale of substantially all of the Company's assets to affiliates of Prologis, L.P. ("Prologis") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 20, 2019 (the "Merger Agreement"), by and among the Company, Prologis and Rockies Acquisition LLC, a wholly owned subsidiary of Prologis, and the other transactions contemplated by the Merger Agreement (collectively, the "Asset Sale").

        In connection with the Asset Sale, the Company has agreed to sell all of its real property-owning subsidiaries in which the Company has an ownership interest (other than Industrial Property Operating Partnership LP, IPT Real Estate Holdco LLC and its subsidiaries that hold the Company's interests in the BTC Portfolio (as defined below)) to affiliates of Prologis through merger transactions and sales of equity interests in our asset-owning entities. If the Asset Sale is completed, all holders of our common stock will be entitled to receive a special distribution (the "Special Distribution") from the Company in cash equal to such stockholder's pro rata share of the net total consideration for the Asset Sale, as more fully described in the proxy statement accompanying this letter, which is currently estimated to be approximately $12.54 per share based on an assumed closing date of January 8, 2020.

        As a result of the Asset Sale, the Company will continue to exist and its remaining assets will primarily consist of its interests in Build-To-Core Industrial Partnership I LP and Build-To-Core Industrial Partnership II LP (together, the "BTC Portfolio"), and all holders of our common stock will continue to hold their shares in the Company. Based on the most recent estimated net asset value of the BTC Portfolio of $1.08 per share as of November 30, 2018, and after taking into account the increase in the Special Distribution resulting from the Sponsor Restructuring Transactions, the value of the BTC Interests after the completion of the Asset Sale would have been approximately $0.72 per share. The estimated net asset value per share is expected to be updated on or before the closing of the Asset Sale and the amount you may receive may be less than expected as there can be no assurance as to the value that the Company may ultimately realize from these interests, the timing of when such interests might be liquidated or the resulting impact of the Sponsor Restructuring Transactions. The Board of Directors continues to analyze its options with respect to the monetization of the Company's interests in the BTC Portfolio.

        In addition to approving the Asset Sale, we are asking our stockholders to approve the conversion of the Company, as a legal entity, from a Maryland corporation to a Maryland real estate investment trust (the "Conversion"), which would permit the Company to avoid additional costs, delays and risks of seeking one or more stockholder approvals in the future in connection with a sale of the Company's interests in the BTC Portfolio and the Company's subsequent dissolution, liquidation and winding up. Following the Asset Sale and the Conversion, we generally do not expect that our directors or officers will change, and an affiliate of our current advisor will continue to serve as our external advisor.

        We also are asking our stockholders to elect six nominees to our Board of Directors and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

        The approval of the Asset Sale is not contingent on the approval of the Conversion. However, the Conversion is contingent on the Asset Sale and will not be completed unless the Asset Sale is completed.

        After careful consideration, our Board of Directors has unanimously approved the Asset Sale and the Conversion, and has declared each of the Asset Sale and the Conversion advisable and in the best interests of the Company and our stockholders. Accordingly, our Board of Directors recommends that you vote "FOR" the approval of the Asset Sale, "FOR" the approval of the Conversion, "FOR" the election of each of the director nominees to our Board of Directors, "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and "FOR" the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the time of Annual Meeting to achieve a quorum or to approve the Asset Sale or the Conversion.

        The Proxy Statement provides you with more specific information concerning the Annual Meeting, the Asset Sale, the Conversion, the election of each of the nominees to our Board of Directors, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and the approval of any adjournments of the Annual Meeting.

        IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, in order to achieve a quorum and to avoid delays and additional costs, we need substantial stockholder voting participation by proxy or in person at the Annual Meeting. I urge you to vote as soon as possible. You may vote your shares at the Annual Meeting by authorizing a proxy over the Internet, by telephone or by completing, signing, and returning your proxy card. Thank you in advance for your participation.

Sincerely,

Evan H. Zucker Chairman of the Board of Directors
For the Board of Directors of Industrial Property Trust Inc.

        This Proxy Statement is dated October 21, 2019 and is first being mailed to our stockholders on or about October 21, 2019.

INDUSTRIAL PROPERTY TRUST INC.
518 SEVENTEENTH STREET, 17TH FLOOR
DENVER, COLORADO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2019

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of the stockholders of Industrial Property Trust Inc. (the "Company") to be held at 518 Seventeenth Street, 17th Floor, Denver, CO 80202, on December 11, 2019 at 10:00 a.m. Mountain Time. The proposals to be considered by stockholders and voted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

  1.
  To approve the sale of substantially all of the assets of the Company to affiliates of Prologis, L.P., pursuant to the merger and asset transfer transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated August 20, 2019, among the Company, Prologis, L.P. and Rockies Acquisition LLC (the "Merger Agreement"), and the other transactions contemplated by the Merger Agreement (the "Asset Sale");

  2.
  To approve the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust, as contemplated by the Plan of Conversion of Industrial Property Trust Inc. (the "Conversion");

  3.
  To elect six directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

  4.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

  5.
  To approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to achieve a quorum or to approve the Asset Sale or the Conversion.

        OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE ASSET SALE AND THE CONVERSION, AND HAS DECLARED EACH OF THE ASSET SALE AND THE CONVERSION ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ASSET SALE, "FOR" THE APPROVAL OF THE CONVERSION, "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO OUR BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019, AND "FOR" THE APPROVAL OF ANY ADJOURNMENTS OF THE ANNUAL MEETING.

        Holders of record of our common stock at the close of business on September 23, 2019 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings.

        Our stockholders must approve the Asset Sale for the Asset Sale to occur. Accordingly, regardless of the number of shares that you own, your vote is important. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you fail to vote in person or by proxy, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present but will have the same effect as a vote "against" the Asset Sale and "against" the Conversion.

        The approval of the Asset Sale is not contingent on the approval of the Conversion. However, the Conversion is contingent on the Asset Sale and will not be completed unless the Asset Sale is completed.

        We encourage you to read the enclosed proxy statement and accompanying annexes carefully and to submit a proxy or provide voting instructions to broker dealers holding shares on your behalf so that your shares of our common stock will be represented and voted even if you do not attend the Annual Meeting. If you have any questions or need assistance in submitting a proxy or voting instructions, please call our proxy solicitation agent, Broadridge Investor Communication Solutions, Inc., toll-free at 855-723-7822.

By Order of the Board of Directors,

Joshua J. Widoff Managing Director, Chief Legal Officer and Secretary

October 21, 2019

EXPLANATORY NOTE ABOUT THIS PROXY STATEMENT

        This Proxy Statement is being furnished to you by the board of directors of Industrial Property Trust Inc. in connection with our board of directors' solicitation of proxies for the 2019 Annual Meeting. Recently, we announced that we had entered into a definitive merger agreement pursuant to which affiliates of Prologis, Inc. (NYSE: PLD) will acquire substantially all of our assets in an all cash transaction that includes 100% of our wholly owned real estate assets, but excludes our ownership interests in our Operating Partnership, IPT Holdco and our two unconsolidated joint venture partnerships. We also expect that our interests in certain non-property owning entities (collectively, the "Unrelated Entities"), which will continue to be used by the Company following the transaction with affiliates of Prologis, Inc., will be excluded from such transaction. This transaction requires the approval of our stockholders. Because we have not yet conducted our 2019 annual meeting of stockholders, our board of directors has decided to seek approval of the Prologis, Inc. transaction at our 2019 Annual Meeting, rather than conducting a separate special meeting to approve the transaction, thereby avoiding the need for two separate stockholder meetings. Therefore, our 2019 Annual Meeting and this Proxy Statement serve three purposes: (1) to seek stockholder approval of the transaction with affiliates of Prologis, Inc., (2) to seek stockholder approval of the conversion of the Company, as a legal entity, from a Maryland corporation to a Maryland real estate investment trust, and subsequent liquidation, winding up and dissolution of the Company, and (3) to conduct and dispose of customary annual meeting business, such as the annual election of directors. As a result, our board of directors is soliciting proxies to approve more items than is typical for an annual meeting, and it is critical that your vote be represented at this especially important annual meeting. Not voting is the same as a vote "against" the Prologis, Inc. transaction, and we encourage you to vote as soon as possible.

DEFINED TERMS

        As used in this Proxy Statement, the terms "Industrial Property Trust," "IPT," the "Company," "we," "our," or "us" refer to Industrial Property Trust Inc. and its consolidated subsidiaries, including Industrial Property Operating Partnership L.P., except where otherwise indicated. References to "Class A Shares" refer to our Class A Common Shares, $0.01 par value per share, and "Class T Shares" refer to our Class T Common Shares, $0.01 par value per share. In addition, references to "common shares" or "common stock" refer to both our Class A Shares and to our Class T Shares, either separately or collectively as the context may require, unless otherwise specified. References to subsidiaries "wholly owned" by the Company mean subsidiaries that are wholly owned by our Operating Partnership other than IPT Holdco, the Unrelated Entities and the Company's subsidiaries that hold its interests in the BTC Portfolio.

        We are including the following table of defined terms to facilitate your reading of this Proxy Statement.

Defined Term	Definition Location
Advisor	1
Advisory Agreement	1
Asset Sale	1
Asset Sale Consideration	6
BCG	83
Board of Directors	2
BTC Entities	5
BTC I	76
BTC II	76
BTC Interests	8
BTC Partnership Agreements	8
BTC Portfolio	8
BTC Sale Transaction	47
Code	4
Company Restricted Stock	51
Conversion	2
Declaration of Trust	11
Distribution Fees	6
Exchange Act	45
IPT Equity Incentive Plan	75
IPT Holdco	13
IPT Private Placement Equity Incentive Plan	75
Maryland REIT Law	31

i

Defined Term	Definition Location
Merger Agreement	1
Merger Subs	94
Mergers	4
MGCL	10
New Advisor	1
New Holdcos	94
New Special Limited Partner	8
OP Units	10
Operating Partnership	1
Prologis	1
Plan of Conversion	2
QuadReal Limited Partner	75
Remaining Distribution Fees	6
Sale Subsidiaries	98
Securities Act	45
Special Distribution	10
Special Limited Partner	6
Special Partnership Units	49
Sponsor	1

SUMMARY

        This summary highlights only selected information from this Proxy Statement relating to the sale of substantially all of the assets of Industrial Property Trust Inc. pursuant to the Amended and Restated Agreement and Plan of Merger, dated August 20, 2019, among the Company, Prologis, L.P. and Rockies Acquisition LLC (the "Merger Agreement") and the other transactions contemplated by the Merger Agreement, which transactions, collectively, we refer to as the "Asset Sale." This summary does not contain all of the information about the Asset Sale. As a result, to understand more fully the Asset Sale, and for a more complete description of the legal terms of this transaction, you should read carefully this Proxy Statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement, attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item in this Proxy Statement.

The Parties to the Asset Sale (page 26)

  IPT Parties

Industrial Property Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(303) 228-2200

        Industrial Property Trust Inc., which we refer to as "IPT" or the "Company," is a Maryland corporation formed on August 28, 2012 to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. On July 24, 2013, the Company commenced an initial public offering of up to $2.0 billion in shares of its common stock, including up to $1.5 billion in shares of common stock in its primary offering and $500.0 million in shares offered under its distribution reinvestment plan. On June 30, 2017, the Company terminated the primary portion of its initial public offering. The Company commenced real estate operations in January 2014 in connection with the acquisition of its first property. As of June 30, 2019, the Company owned and managed, either directly or through our minority ownership interests in our joint venture partnerships, a total real estate portfolio that included 288 industrial buildings totaling approximately 50.0 million square feet located in 26 markets throughout the United States. We are sponsored by Industrial Property Advisors Group LLC, which we refer to as our "Sponsor," and our current advisor is Industrial Property Advisors LLC, which we refer to as our "Advisor." Our Sponsor is an affiliate of our Advisor. We rely on our Advisor to manage our day-to-day activities and to implement our investment strategy. We, our Advisor, and Industrial Property Operating Partnership LP, which we refer to as our "Operating Partnership," are parties to the Amended and Restated Advisory Agreement (2019), dated as of June 12, 2019, as amended on October 7, 2019, which we refer to herein as the "Advisory Agreement." In connection with certain restructuring transactions described under "The Asset Sale—Sponsor Restructuring Transactions," prior to closing the Asset Sale, our Advisor intends to assign the Advisory Agreement to our Sponsor, who will in turn contribute the Advisory Agreement, among other things, to IPT Advisor LLC, an affiliate of our Advisor (the "New Advisor"), who will serve as our advisor following the closing of the Asset Sale. For additional information about us and our business, see "Additional Information" beginning on page 136 in this Proxy Statement.

  Prologis Parties

Prologis, L.P.
Pier 1, Bay 1
San Francisco, CA 94111

        Prologis, L.P., a Delaware limited partnership that we refer to as "Prologis," is a direct subsidiary and the operating partnership of Prologis, Inc., the global leader in logistics real estate with a focus on key markets in 19 countries on four continents. As of June 30, 2019, Prologis, Inc. owned or had investments in, on a wholly-owned basis or through co-investment ventures, properties and development projects expected to total 786 million square feet (73 million square meters). Prologis, Inc. leases modern logistics facilities to a diverse base of approximately 5,100 customers.

Rockies Acquisition LLC
Pier 1, Bay 1
San Francisco, CA 94111

        Rockies Acquisition LLC, which we refer to as "Merger Sub," is a newly formed Delaware limited liability company and wholly owned subsidiary of Prologis. Merger Sub was formed by Prologis in connection with the Merger Agreement.

The Annual Meeting Basic Information (page 27)

  •
  Date & Time: December 11, 2019 at 10:00 a.m. Mountain Time

  •
  Place: 518 Seventeenth Street, 17th Floor, Denver, CO 80202

  •
  Record Date: September 23, 2019

The Annual Meeting (page 27)

  The Proposals

        At the Annual Meeting, you will be asked to approve:

  1.
  the Asset Sale (the approval of which is not conditioned on the approval of any other proposal);

  2.
  the conversion of the Company, as a legal entity, from a Maryland corporation to a Maryland real estate investment trust, as contemplated by the Plan of Conversion (the "Plan of Conversion") of Industrial Property Trust Inc. (the "Conversion");

  3.
  the election of the nominees to our board of directors (the "Board of Directors");

  4.
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  5.
  any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to achieve a quorum or to approve the Asset Sale or the Conversion.

        The persons named in the proxy card also will have discretionary authority to vote on other business, if any, that properly comes before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

  Record Date, Notice and Quorum

        Only holders of record of our shares of common stock as of the close of business on September 23, 2019 (the "record date"), or their duly appointed proxies, are entitled to receive notice of, to attend and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. The only class of shares that can be voted at the Annual Meeting is common stock of the Company. On the record date, 177,998,231.368 shares of our common stock were outstanding and entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

        You will have one vote for each share of our common stock that you owned as of the record date.

        The holders of a majority of the shares of our common stock entitled to vote that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting. Broker "non-votes," if any, are also counted as present for purposes of determining a quorum. A quorum is necessary to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

  Required Vote

        The required vote for the proposals you will be asked to approve is as follows:

  •
  approval of the Asset Sale requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote on the proposal;

  •
  approval of the Conversion requires the affirmative vote of at least a majority of the shares of our common stock outstanding and entitled to vote on the proposal;

  •
  election of each of the nominees to our Board of Directors requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote who are present in person or by proxy at the Annual Meeting;

  •
  ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the votes cast by holders of our common stock on the proposal; and

  •
  approval of any adjournments of the Annual Meeting requires the affirmative vote of a majority of the votes cast by holders of our common stock on the proposal.

        As of the record date, there were approximately 177,998,231.368 shares of our common stock outstanding.

        Abstentions and the failure by stockholders of record to attend the Annual Meeting and vote or authorize a proxy to vote their shares at the Annual Meeting will have the following effects:

  •
  as a vote "against" approval of the (i) Asset Sale and (ii) the Conversion;

  •
  in the case of abstentions only, as a vote "against" the election of each of the nominees to our Board of Directors; and

  •
  no effect on (i) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and (ii) the approval of any adjournments of the Annual Meeting.

        Brokerage firms or banks holding shares of our common stock or limited voting stock in "street name" may not vote shares of our common stock on proposals to approve the Asset Sale or the Conversion, to elect each of the nominees to our Board of Directors, or on the approval of any adjournments of the Annual Meeting, absent instruction from you, although they may vote such shares of our common stock on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Consequently, broker "non-votes," if any, are counted as present at the Annual Meeting. Unless you attend the Annual Meeting in person with a properly executed legal proxy from your broker or other nominee, your failure to provide instructions will result in your shares not being voted on certain proposals, with the same result as a vote "against" the Asset Sale, "against" the Conversion, "against" the election of each of the nominees to our Board of Directors, and with no effect on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 or the approval of any adjournments of the Annual Meeting.

  How to Authorize a Proxy

        Stockholders may vote their shares of common stock in the Company in person at the Annual Meeting or by proxy in one of four ways: (i) by signing, dating and mailing the proxy card in the postage-paid envelope provided, (ii) over the Internet, at the website provided on the enclosed proxy card, (iii) by touch-tone telephone at the toll-free number provided on the enclosed proxy card, or (iv) by telephone at 800-690-6903.

  Proxies and Revocation

        You may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation, prior to the Annual Meeting, to our Managing Director, Chief Legal Officer and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, properly signing, dating and mailing a new proxy card to our Secretary, dialing the toll-free number provided in the proxy card and in this Proxy Statement to authorize your proxy again, logging on to the Internet site provided in the proxy card and in this Proxy Statement to authorize your proxy again, or by attending the Annual Meeting to vote your shares in person.

  Solicitation of Proxies

        Our directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. Brokerage firms, banks or other nominees will be reimbursed by us for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial stockholders. We have also engaged Broadridge Investor Communication Solutions, Inc. ("Broadridge") to assist in the solicitation of proxies for a fee of approximately $85,000 and reimbursement of out-of-pocket expenses. The total cost of solicitation of proxies will be borne by us.

The Asset Sale and the Merger Agreement (pages 47 and 94)

        The Merger Agreement provides that, subject to the satisfaction or waiver of certain customary and other closing conditions:

  •
  Merger Sub or a to-be-formed Delaware limited liability company that is a wholly owned subsidiary of an affiliate of Prologis ("Alternative Merger Sub") will merge with and into a to-be-formed Delaware limited liability company and wholly owned subsidiary of IPT Holdco ("New Holdco 1"), with New Holdco 1 being the surviving company ("Surviving Entity 1") in such merger;

  •
  a to-be-formed Delaware limited liability company that is an affiliate of Prologis ("Merger Sub 2") will merge with and into a to-be-formed Delaware limited liability company and wholly owned subsidiary of IPT Holdco ("New Holdco 2"), with New Holdco 2 being the surviving company ("Surviving Entity 2") in such merger (such merger transactions described in the first bullet above and this bullet, collectively, the "Mergers" and each, a "Merger"); and

  •
  IPT Holdco will (i) form one or more wholly owned Delaware limited liability companies (each, an "Asset Sale Holdco"), (ii) contribute one or more asset-owning entities to such Asset Sale Holdco, and (iii) sell each Asset Sale Holdco to Prologis or an affiliate of Prologis (treating as an affiliate of Prologis for such purposes one or more entities that are, or are wholly owned by, a "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an affiliate of Prologis) as part of one or more "like-kind exchanges" under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") (such sale, an "Asset Transfer" and together with the Mergers and the other transactions contemplated by the Merger Agreement, the "Asset Sale").

        The following illustration shows the basic structure of the Company before the Asset Sale:

Public Stockholders
Industrial Property Trust Inc. (IPT)
Advisor
Industrial Property Advisors Group LLC
Industrial Property Advisors LLC
Industrial Property Operating Partnership LP
Special Limited Partner
IPT Real Estate Holdco LLC
Industrial Property Advisors Sub I LLC
IPT BTC I LP LLC
IPT BTC I GP LLC
IPT BTC II LP LLC
IPT BTC II GP LLC
Industrial Property Advisors Sub IV LLC
Unrelated Entities
Sale Subsidiaries
Special Limited Partner
Special Limited Partner
Build-To-Core Industrial Partnership I LP
Build-To-Core Industrial Partnership II LP

        The following illustration shows the basic structure of the Company after the Asset Sale, the Special Distribution and the Conversion:

        The Company expects to adopt a plan of liquidation for U.S. federal income tax purposes immediately prior to closing the Asset Sale so that the plan of liquidation applies to the Company following the closing. In general, the U.S. federal income tax rules require the Company to complete its liquidation within 24 months following adoption of a plan of liquidation. If, at the end of the 24-month period, the Company has not sold all of its assets and distributed all of the proceeds to its stockholders, the Company intends to complete its tax liquidation by electing to be treated as a partnership for U.S. federal income tax purposes (but, assuming the Conversion is approved as described herein, the Company does not expect that it would change its legal form in connection with the tax liquidation). For additional information, see "The Asset Sale—Material U.S. Federal Income Tax Consequences of the Asset Sale" on page 88 in this Proxy Statement.

Asset Sale Consideration (page 48)

        In connection with the Asset Sale and in accordance with the terms of the Merger Agreement, Prologis will pay aggregate consideration to IPT Holdco equal to: (1) $2,371,500,000; minus (2) the aggregate amount actually drawn under Operating Partnership's revolving credit facility as permitted by the Merger Agreement to provide ongoing working capital for the Company and (i) IPT BTC I LP LLC, IPT BTC I GP LLC, IPT BTC II LP LLC, IPT BTC II GP LLC, (ii) the BTC Portfolio, (iii) the direct and indirect subsidiaries of the BTC Portfolio and (iv) any direct or indirect subsidiary of the Company established to hold the equity interests in any of the entities set forth in clause (i) (collectively, the "BTC Entities") following the closing of the Asset Sale (which amount is currently expected to be approximately $57.0 million); plus (3) the aggregate amount of out-of-pocket costs paid or incurred by the Company and its subsidiaries in connection with (i) the formation of more than one New Holdco entity and engaging in more than one contribution transaction as requested by Prologis and (ii) engaging in more than one merger and the Asset Transfers in the Asset Sale (which amount is currently expected to be approximately $1.0 million); plus (4) the payoff amount as of the date of closing of the Asset Sale of all indebtedness of the Company, Operating Partnership and any other subsidiary of the Company that is not acquired by Prologis in the Asset Sale (which amount is currently expected to be approximately $906.0 million); plus (5) the amount of all expenses paid or incurred by the Company and its subsidiaries in connection with the

Mergers, the Asset Transfers and the other transactions contemplated by the Agreement and Plan of Merger, dated as of July 15, 2019 (the "Original Merger Agreement"), by and among the Company, Prologis and Merger Sub, or the Merger Agreement that would have been payable or borne by the Company or any of its subsidiaries if the Company was merged with Merger Sub as provided in the Original Merger Agreement including (A) the amount of any expenses that were incurred as a result of amending and restating the Original Merger Agreement and (B) transaction costs payable by the Company or any of its subsidiaries to the persons or entities set forth in the Company disclosure letter (which amount is currently expected to be approximately $37.1 million); minus (6) the closing net working capital amount (as defined below) (which amount is currently expected to be ($24.7 million), so the absolute amount would be added (the resulting amount, the "Asset Sale Consideration").

        Based on the above, the aggregate net consideration Prologis would pay to IPT Holdco in the Asset Sale is expected to be approximately $3.28 billion. Our Operating Partnership expects to make an aggregate distribution of approximately $2.26 billion to the Company and, assuming a closing of the Asset Sale on January 8, 2020, approximately $57.7 million to the sole holder of Special Partnership Units in our Operating Partnership (the "Special Limited Partner"). From the distribution it receives, the Company expects to pay the New Advisor approximately $24.8 million as the "Asset Management Fee" payable in accordance with the Advisory Agreement upon a sale and make a distribution to its stockholders of approximately $12.54 per share of common stock, assuming a closing of the Asset Sale on January 8, 2020. Consistent with distributions historically made by the Company, the cash distribution actually paid to holders of Class T Shares will be net of up to the aggregate amount of the Distribution Fees that would be reallowed by the Dealer Manager to broker dealers if the shares had remained outstanding pursuant to the terms of the Dealer Manager Agreement ("Remaining Distribution Fees") that are attributable to each Class T Share, which Remaining Distribution Fees will be paid by the Company at a discounted rate following the closing of the Asset Sale. The "Distribution Fees" are equal to one percent per annum of the estimated per share value of Class T Shares, accrued daily. For more information about the Distribution Fees due to broker dealers, see "Certain Relationships and Related Transactions—Dealer Manager Agreement" on page 131 in this Proxy Statement.

        As a result of the Asset Sale, all holders of our common stock will continue to hold their shares in the Company, and the Company's remaining assets will primarily consist of its interests in the BTC Portfolio. Based on the most recent estimated net asset value of the BTC Portfolio of $1.08 per share as of November 30, 2018, and after taking into account the increase in the Special Distribution resulting from the Sponsor Restructuring Transactions, the value of the BTC Interests after the completion of the Asset Sale would have been approximately $0.72 per share. The estimated net asset value per share is expected to be updated on or before the closing of the Asset Sale and the amount you may receive may be less than expected as there can be no assurance as to the value that the Company may ultimately realize from these interests, the timing of when such interests might be liquidated or the resulting impact of the Sponsor Restructuring Transactions.

Recommendations and Reasons for the Asset Sale (page 61)

        The Company's Board of Directors has determined that the Asset Sale is advisable and in the best interests of the Company and the Company's stockholders based on a review of a number of factors, including, among others:

  •
  our Board of Directors' knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including certain economic and market conditions;

  •
  favorable conditions for sale transactions in the industrial real estate markets generally and industrial real estate in particular, including prices for industrial real estate assets being at or near historical highs with capitalization rates at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

  •
  the fact that the price to be paid by Prologis was the highest price received from knowledgeable and financially capable bidders;

  •
  our ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our Board of Directors determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by Prologis, that the superior proposal continues to be a superior proposal, upon payment of a termination fee of $65.0 million (which termination fee increases to $96.0 million if stockholder approval is not obtained on or before January 15, 2020);

  •
  the high probability that the Asset Sale would be completed based on, among other things, Prologis's size, financial liquidity and proven ability to complete large acquisition transactions on agreed terms, including its recent acquisition of DCT Industrial Trust Inc., and Prologis's extensive ownership, development and operating experience in the real estate industry generally and the industrial real estate sector in particular;

  •
  the fact that no public trading market currently exists for our common stock and that the form of consideration to be paid to our common stockholders via the Special Distribution following the Asset Sale is cash, thereby providing our common stockholders with the certainty of the value of their consideration and the ability to realize immediate value for almost all of their investment;

  •
  the willingness of Prologis to structure the transaction to permit us to exclude the BTC Interests, which allows us to continue to pursue our investment strategy with respect to the BTC Interests to realize value with respect to these interests at the optimal time and in the optimal manner, including by a sale or sales to our joint venture partner or to one or more third parties, as determined by our Board of Directors;

  •
  the terms and conditions of the Merger Agreement, which were reviewed by our Board of Directors in consultation with our advisors, and the fact that such terms were derived from arm's-length negotiations among the parties;

  •
  the opinion, dated August 20, 2019, of Morgan Stanley & Co. LLC ("Morgan Stanley") to our Board of Directors as to the fairness, from a financial point of view and as of such date, to IPT Holdco of the $3.99 billion aggregate consideration to be received in the Asset Sale by IPT Holdco pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described in the section entitled "The Asset Sale—Opinion of Our Financial Advisor" on page 63 in this Proxy Statement; and

  •
  the fact that the Asset Sale would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the Asset Sale by voting against the Asset Sale for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay a termination fee if we subsequently were to enter into a definitive agreement relating to and consummate an acquisition proposal under certain circumstances).

        The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but rather includes some of the material factors considered. For additional information, see "The Asset Sale—Recommendations and Reasons for the Asset Sale."

        Our Board of Directors has unanimously approved the Asset Sale and unanimously recommends that our stockholders vote "FOR" the approval of the Asset Sale and "FOR" the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to achieve a quorum or to approve the Asset Sale.

Opinion of Our Financial Advisor (page 63)

        Our Board of Directors retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the Asset Sale. As part of this engagement, our Board of Directors requested that Morgan Stanley evaluate the fairness from a financial point of view of the Aggregate Consideration (as defined herein) to be received by IPT Holdco pursuant to the Asset Sale. On August 20, 2019, at a meeting of our Board of Directors, Morgan Stanley rendered to our Board of Directors its oral opinion, which was subsequently confirmed in writing by delivery of a written opinion to our Board of Directors, dated August 20, 2019, that, as of such date and based upon and subject to the various directions and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement was fair from a financial point of view to IPT Holdco.

        The full text of the written opinion of Morgan Stanley, dated August 20, 2019, is attached to this Proxy Statement as Annex B and is hereby incorporated by reference into this Proxy Statement in its entirety. The opinion sets forth, among other things, the various directions and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley's opinion and the section below titled "The Asset Sale—Opinion of our Financial Advisor" beginning on page 63 of this Proxy Statement summarizing Morgan Stanley's opinion carefully and in their entirety. Morgan Stanley's opinion was directed to our Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement, as of the date of the opinion, and does not address any other aspects or implications of the Asset Sale. It was not intended to, and does not, constitute advice or a recommendation as to how any stockholder of the Company should act or vote in connection with any of the transactions contemplated by the Merger Agreement.

Interests of Our Directors and Executive Officers in the Asset Sale (page 70)

        Our executive officers and directors may have interests in the Asset Sale that are different from, or in addition to, yours, including the following:

  •
  Because we and our Operating Partnership will survive the Asset Sale and continue operating after the closing of the Asset Sale, with our assets primarily consisting of our interests in Build-To-Core Industrial Partnership I LP and Build-To-Core Industrial Partnership II LP (together, the "BTC Portfolio"), our directors and executive officers will have certain interests in the Company after the closing, including:

  •
  our directors and officers will continue to serve in such roles following closing of the Asset Sale, with our directors entitled to continued compensation for serving in such role;

  •
  the New Advisor will continue to serve as our external advisor pursuant to the Advisory Agreement, entitling the New Advisor to the continued fees and compensation set forth in the Advisory Agreement, including the continued right to receive an asset management fee upon asset dispositions;

  •
  IPT Advisor LLC, an affiliate of the Special Limited Partner (the "New Special Limited Partner"), will continue to hold special limited partnership units in our Operating Partnership, entitling the New Special Limited Partner, at its option, either to have its Special Partnership Units redeemed by the Company upon the disposition of our interests in the BTC Portfolio (the "BTC Interests") and any other assets of the Company in the future or to receive 35% of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, which is a higher percentage than the Special Limited Partner was entitled to receive prior to the amendment of the limited partnership agreement of the Operating Partnership adopted in connection with the Sponsor Restructuring Transactions (as defined below). See "The Asset Sale—Sponsor Restructuring Transactions" for more information;

  •
  immediately following the closing of the Asset Sale and the payment of the Special Distribution, in exchange for an in-kind capital contribution of certain intellectual property rights by the New Special Limited Partner to the Operating Partnership, the New Special Limited Partner will receive a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of such contributed intellectual property rights. The New Special Limited Partner will, as the holder of the preferred equity capital interests, be entitled to receive $10.0 million of distributions from our Operating Partnership before the shareholders of the Company receive any distributions and after any distribution necessary to maintain REIT status. See "The Asset Sale—Sponsor Restructuring Transactions" for more information;

  •
  affiliates of our Advisor will continue to serve as external managers of the BTC Portfolio, entitling such affiliates to the continued compensation and fees set forth in the separate advisory agreements with our subsidiaries that serve as general partners of the BTC Portfolio; and

  •
  affiliates of our Advisor will continue to hold a special limited partnership interest in each BTC Partnership, entitling such affiliates to the rights to receive certain distributions under the terms of the joint venture agreements governing the BTC Portfolio (the "BTC Partnership Agreements").

  •
  At closing, we will be obligated to pay the New Advisor the "Asset Management Fee" payable to the New Advisor in accordance with the Advisory Agreement, which amount is equal to 0.6203% of the "Contract Sales Price," which is the sum of the amount paid for the asset or assets, including the real estate, plus any debt or liabilities assumed, and is estimated to be $24.8 million. Pursuant to certain restructuring transactions with our Sponsor described in additional detail under "The Asset Sale—Sponsor Restructuring Transactions" (such transactions, the "Sponsor Restructuring Transactions"), the amount of the Asset Management Fee payable in connection with the Asset Sale was reduced by approximately $75.0 million, and affiliates of our Advisor will receive a greater interest in the Company following the closing of the Asset Sale.

  •
  Following the closing, our Operating Partnership will make a distribution of approximately $57.7 million to the New Special Limited Partner in respect of its Special Partnership Units in accordance with the limited partnership agreement of our Operating Partnership, assuming a closing of the Asset Sale on January 8, 2020. If the closing is later than such assumed date, the expected distribution to the New Special Limited Partner would decrease, but we do not expect that the amount of any such decrease would be material. The New Special Limited Partner will retain its Special Partnership Units after the closing of the Asset Sale and such distribution, which Special Partnership Units will be entitled to receive a higher percentage of distributions made by our Operating Partnership, including with respect to the disposition of our interests in the BTC Portfolio and any other assets of the Company in the future as the result of the Sponsor Restructuring Transaction as described under "The Asset Sale—Sponsor Restructuring Transactions."

  •
  The independent directors of our Board of Directors unanimously approved the payment to our Advisor of all applicable fees and expenses provided for under the Advisory Agreement, including any "excess amount" (as described in our charter) to which our Advisor otherwise would not be entitled, and unanimously approved the Sponsor Restructuring Transactions.

  •
  The Dealer Manager may receive a certain portion of the Remaining Distribution Fees, such as when the Dealer Manager retains Distribution Fees not reallowed to broker dealers, either because there is no longer a broker dealer of record or they are not entitled to a reallowance under the terms of their selected dealer agreement.

No Solicitation of Transactions (page 106)

        The Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our Board of Directors may respond to an unsolicited written acquisition proposal or terminate the Merger Agreement and enter into an acquisition agreement with respect to a superior proposal. Upon entering into an agreement for a transaction that constitutes a superior proposal, we will be obligated to pay a termination fee to Prologis as described below under "—Termination Fee and Expenses."

Conditions to the Asset Sale (page 113)

        The completion of the Asset Sale is subject to certain conditions. These conditions include, among others:

  •
  receipt of the approval of the Asset Sale by the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock entitled to vote on the proposal (which approval is being sought at the Annual Meeting); and

  •
  other customary closing conditions set forth in the Merger Agreement.

Closing of the Asset Sale

        We expect to complete the Asset Sale in the first quarter of 2020. The Asset Sale is subject to various conditions, and it is possible that factors outside our control could result in the Asset Sale being completed at a later time, or not at all. There may be a substantial amount of time between the Annual Meeting and the completion of the Asset Sale.

Termination of the Merger Agreement (page 115)

        The Merger Agreement may be terminated and the Asset Sale contemplated thereby may be abandoned at any time prior to the effective time of the Asset Sale, under certain specified circumstances. For additional details regarding the termination of the Merger Agreement see "The Merger Agreement—Termination of the Merger Agreement."

Termination Fees (page 117)

        Upon a termination of the Merger Agreement, under certain circumstances, we will be required to pay to Prologis a termination fee of $65.0 million (or if the approval of the Company's stockholders is not obtained on or before January 15, 2020, then the termination fee will be $96.0 million). For additional details regarding the payment of termination fees upon a termination of the Merger Agreement see "The Merger Agreement—Termination of the Merger Agreement—Termination Fee Payable by the Company to Prologis."

No Dissenters' Rights of Appraisal (page 136)

        Holders of our common stock are not entitled to dissenters' or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the Asset Sale or the Conversion because, as permitted by the Maryland General Corporation Law (the "MGCL"), our charter provides that stockholders shall not be entitled to exercise any appraisal rights unless our Board of Directors, upon the affirmative vote of a majority of our Board of Directors, determines that such rights apply.

Treatment of Common Stock (page 92)

        Pursuant to the terms and subject to the conditions and limitations set forth in the Merger Agreement, common stockholders will receive consideration from the Asset Sale in the form of a special distribution from the Company (the "Special Distribution") in cash in an amount equal to such stockholder's pro rata share of the net total consideration, which is expected to be approximately $12.54 per share if the stockholder continues to hold its common stock through the effective time of the Asset Sale, as further described below under "The Asset Sale—The Asset Sale Consideration." Consistent with distributions historically made by the Company, the cash distribution actually paid to holders of Class T Shares will be net of up to the aggregate amount of the Remaining Distribution Fees that are attributable to each Class T Share, which Remaining Distribution Fees will be paid by the Company at a discounted rate following the closing of the Asset Sale. As a result of the Asset Sale, the Company will continue to exist, its primary assets will consist of its interests in the BTC Portfolio, our stockholders will continue to own their shares of common stock of the Company (except that Class T Shares will be converted to Class A Shares on a one-for-one basis as a result of the payment of the Remaining Distribution Fees) and the Company will convert from a Maryland corporation to a Maryland real estate investment trust ("REIT") if our stockholders approve the Conversion proposal.

Payment of Dividends

        We have agreed that any dividend on our common stock will require Prologis's written consent other than (i) the Company's regular daily dividends aggregated and paid quarterly in accordance with past practice at a daily rate that equates to a quarterly rate not to exceed $0.1425 per share through the business day immediately preceding the closing of the Asset Sale, (ii) the declaration and payment of regular distributions that are required to be made in respect of any "Partnership Unit," as defined in the Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of August 14, 2015, as such agreement may be amended from to time (such units, the "OP Units"), (iii) the declaration and payment of dividends or other distributions by any directly or indirectly wholly owned subsidiary of the Company to its parent entity, (iv) distributions by any subsidiary of the Company or other entity in which the Company owns an interest that is not wholly owned, directly or indirectly, by the Company, in accordance with the organizational documents of such subsidiary of the Company or other entity in which the Company owns an interest and (v) the declaration and payment of any distributions of proceeds resulting from any BTC Sale Transaction. Notwithstanding the restrictions on dividends and other distributions in the previous sentence, the Company and its subsidiaries are permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise tax under the Code.

The Conversion (page 31)

        The proposed Conversion is the conversion of the Company, as a legal entity, from a Maryland corporation to a Maryland REIT following the completion of the Asset Sale, as contemplated by the Plan of Conversion attached hereto as Annex C-2. Other than stockholder approval, completion of the Asset Sale and payment of the Special Distribution, there are no conditions required to convert to a Maryland REIT, which will be accomplished by causing the filing of a new declaration of trust and articles of conversion with the State of Maryland to effect our conversion to a Maryland REIT form of organization. We would not complete the Conversion unless and until the Asset Sale is completed and the Special Distribution has been paid. Following the Conversion, we would continue as a Maryland REIT governed by a new declaration of trust and Maryland REIT Law and possessing all of the rights, privileges and obligations of the Company prior to the effectiveness of the Conversion, including all of the Company's assets and liabilities remaining after completion of the Asset Sale, which will primarily consist of our interests in the BTC Portfolio. However, we are not required to complete the Conversion even if our stockholders approve it, and our Board of Directors may determine that the Conversion should be abandoned before it is completed.

        Upon effectiveness of the Conversion, by virtue of the Conversion and without further action on the part of the Company or our stockholders, each outstanding Class A Share will cease to exist as stock in the Company as a Maryland corporation and will then exist as one share of Class A beneficial interest in the Company existing as a Maryland REIT (and prior to the effectiveness of the Conversion, each Class T Share will have converted to one Class A Share as a result of the payment of the Remaining Distribution Fees, so there will be no Class T Shares outstanding at the time of the Conversion). Our declaration of trust (the "Declaration of Trust") will be substantively identical to our existing charter, except that, unlike our existing charter, the Declaration of Trust will not require stockholder approval of sales or other dispositions of all or substantially all of the Company's assets or the dissolution or liquidation of the Company. In addition, the Declaration of Trust will only provide for shares of Class A beneficial interest in the Company (and not shares of Class T beneficial interest in the Company) as each Class T Share will have converted to one Class A Share prior to the effectiveness of the Conversion, as described above.

        We are seeking stockholder approval of the Conversion in order to give our Board maximum flexibility following completion of the Asset Sale to realize the value of the BTC Interests in the future at the optimal time and in the optimal manner as determined by our Board of Directors or as may be required by the terms of the BTC Partnership Agreements, while avoiding the additional costs, delays and risks of seeking one or more additional stockholder approvals for us to do so. After completion of the Asset Sale, our assets will primarily consist of the BTC Interests. Therefore, any sale of the BTC Interests after completion of the Asset Sale would be considered, for purposes of the MGCL, to be a sale of all or substantially all of our assets that requires further approval of our stockholders and may be subject to the requirement in our charter that stockholders approve certain liquidations. In addition, our Board of Directors expects to adopt a plan of liquidation for U.S. federal income tax purposes which we will be required to complete within 24 months following adoption. If, at the end of the 24-month period, we have not sold all of our assets and distributed all of the proceeds to our stockholders, we would be required to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes or explore the possibility of an alternative solution to achieve liquidating distribution treatment, such as the creation of, and transfer of our remaining assets to, a liquidating trust that we subsequently distribute to our stockholders. We would be required by the MGCL to obtain stockholder approval at that time for any such conversion of our organizational form, even though we would be required to do so as part of our tax plan of liquidation. As a Maryland REIT, however, we would not be required to obtain stockholder approval for a sale of all or substantially all of our assets or dissolve the Company (unless such provisions are included in our Declaration of Trust, which, as discussed above, they would not be). Moreover, as a Maryland REIT we would have no need to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes or explore the possibility of an alternative solution to achieve liquidating distribution treatment, such as the creation of, and transfer of our remaining assets to, a liquidating trust, if at the end of 24 months we have not sold or disposed of the BTC Interests and dissolved and wound-up the company by that time. Therefore, converting from a Maryland corporation to a Maryland REIT would permit us to avoid additional costs, delays and risks of seeking one or more stockholder approvals in the future in connection with a sale of the BTC Interests that otherwise could reduce the amount received by our stockholders on a sale of the BTC Interests and introduce additional transaction risk to any potential buyer of the BTC Interests. Following the Asset Sale and the Conversion, we generally do not expect that our directors or officers will change, and an affiliate of our Advisor will continue to serve as our external advisor.

Material U.S. Federal Income Tax Consequences of the Conversion and the Asset Sale (page 88)

        The Company intends to treat the Asset Sale as a taxable sale pursuant to a plan of liquidation for U.S. federal income tax purposes. Provided that the Company continues to qualify as a REIT, distributions made pursuant to plan of liquidation will generally be treated as dividends paid for purposes of computing the Company's dividends paid deduction, therefore the Company believes that it will not be subject to U.S. federal corporate income tax on gain recognized in connection with the Asset Sale. Generally, the Special Distribution will be taxable to U.S. Holders. A U.S. Holder will recognize gain or loss equal to the difference between the adjusted tax basis in the U.S. Holder's shares of the Company's common stock and the fair market value of the portion of the Special Distribution distributed to the U.S. Holder. The taxation of any gain or loss will depend on the circumstances of each U.S. Holder, among other things. For more information, including the U.S. federal income tax consequences of the Asset Sale to tax-exempt U.S. Holders and non-U.S. Holders, see "Material U.S. Federal Income Tax Consequences of the Asset Sale."

        The Conversion should qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code (an "F Reorganization") and generally should not represent a taxable transaction to the Company for U.S. federal income tax purposes. Assuming that the Conversion qualifies as a tax-free F Reorganization, U.S. Holders (as defined below) should not recognize any gain or loss on the Conversion. For more information, including the U.S. federal income tax consequences of the Conversion to tax-exempt U.S. Holders and non-U.S. Holders, see "Material U.S. Federal Income Tax Consequences of the Conversion."

        Stockholders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any other U.S. federal, state, local or non-U.S. income and other tax laws) of the Asset Sale and the Conversion.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS

        The following questions and answers address briefly some questions you may have regarding the Annual Meeting and the proposals being considered at the Annual Meeting. These questions and answers may not address all information that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement, including the Merger Agreement, a copy of which is attached as Annex A.

Q:
Why am I receiving this Proxy Statement?

A:
This Proxy Statement is furnished by our Board of Directors in connection with our Board of Directors' solicitation of proxies for the 2019 Annual Meeting to be held at 518 Seventeenth Street, 17th Floor, Denver, CO 80202, on December 11, 2019 at 10:00 a.m. Mountain Time, and any adjournments or postponements thereof. At the Annual Meeting, stockholders will be asked to approve: (i) the Asset Sale, (ii) the Conversion, (iii) the election of each of the nominees to our Board of Directors, (iv) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and (v) any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to achieve a quorum or to approve the Asset Sale or the Conversion.

Q:
What is the proposed transaction?

A:
The proposed transaction—the Asset Sale—is a sale of all of the Company's wholly owned subsidiaries (other than our Operating Partnership, IPT Real Estate Holdco LLC ("IPT Holdco") and the BTC Entities) pursuant to the Merger Agreement, to affiliates of Prologis in exchange for a cash payment, which total consideration amount we estimate will be $3.28 billion.

Q:
What are the effects of the proposed transaction?

A:
As a result of the Asset Sale, the Company will continue to exist, with its primary assets being its interests in the BTC Portfolio, and you will receive a special distribution of the net proceeds from the Asset Sale and continue to hold shares of common stock in the Company. If you currently hold Class T Shares, your Class T Shares will be converted to Class A Shares on a one-for-one basis as a result of the payment of the Remaining Distribution Fees as described above under "Summary—Asset Sale Consideration".

For additional information about the Asset Sale, please review the Merger Agreement attached to this Proxy Statement as Annex A and incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Asset Sale.

Q:
As a stockholder of the Company, what will I receive as a result of the Asset Sale?

A:
Holders of our shares of common stock will receive, in the form of a special distribution from the Company, an amount in cash equal to each stockholder's pro rata share of the net total consideration, which is currently estimated to be approximately $12.54 per share, without interest and less applicable withholdings and taxes, based on an assumed closing date of January 8, 2020. Consistent with distributions historically made by the Company, the cash distribution actually paid to holders of Class T Shares will be net of up to the aggregate amount of the Remaining Distribution Fees that are attributable to each Class T Share, which Remaining Distribution Fees will be paid by the Company at a discounted rate following the closing of the Asset Sale.

In addition to the above, you will also retain your shares in the Company, which, following completion of the Asset Sale, will continue to hold our interests in the BTC Portfolio, except that, as a result of the payment of the Remaining Distribution Fees, each Class T Share will be converted to one Class A Share. Based on the most recent estimated net asset value of the BTC Portfolio of $1.08 per share as of November 30, 2018, and after taking into account the increase in the Special Distribution resulting from the Sponsor Restructuring Transactions, the value of the BTC Interests after the completion of the Asset Sale would have been approximately $0.72 per share. The estimated net asset value per share is expected to be updated on or before the closing of the Asset Sale and the amount you may receive may be less than expected as there can be no assurance as to the value that the Company may ultimately realize from these interests, the timing of when such interests might be liquidated or the resulting impact of the Sponsor Restructuring Transactions. In addition, if the Conversion is approved, following completion of the Asset Sale we will convert from a Maryland corporation to a Maryland real estate investment trust as described below.

Q:
Will the Company continue to pay distributions prior to the effective time of the Asset Sale?

A:
As permitted by the Merger Agreement, we currently expect to continue to pay regular daily dividends, aggregated and paid quarterly, consistent with past practice, subject to the approval of our Board of Directors, at a daily rate that equates to a quarterly rate not to exceed $0.1425 share of common stock through the business day immediately preceding the closing of the Asset Sale.

Q:
When do you expect the Asset Sale to be completed?

A:
We expect to complete the Asset Sale in January 2020. However, the Asset Sale is subject to various conditions, and it is possible that factors outside the Company's control could result in the Asset Sale being completed at a later time, or not at all. There may be a substantial amount of time between the Annual Meeting and the completion of the Asset Sale.

Q:
If the Asset Sale is completed, when can I expect to receive the consideration from the Asset Sale for my shares?

A:
We expect the Special Distribution will be paid within five business days following the closing date of the Asset Sale to our stockholders of record as of the close of business on the day immediately prior to the closing date of the Asset Sale. For more detail about the net amount to be distributed in the Special Distribution, see "The Asset Sale—The Asset Sale Consideration" on page 48 in this Proxy Statement.

Q:
Will the Company continue to pay distributions following the Asset Sale?

A:
Following the Asset Sale, we generally do not expect to pay dividends, except as necessary to maintain our REIT status. We do not currently anticipate making any further distributions in 2020 following the Special Distribution.

Q:
What will happen to the Company and my shares of stock following the Asset Sale?

A:
After completion of the Asset Sale and the Special Distribution, our assets will primarily consist of the BTC Interests. The BTC Interests are minority ownership interests in two joint venture partnerships that we will directly or indirectly manage, that, as of June 30, 2019, consisted of 72 properties totaling approximately 18.0 million square feet, which consisted of: 52 acquired or completed buildings, eight buildings under construction, 11 buildings in pre-construction phase and one land parcel. Because we and our Operating Partnership, as legal entities, will survive the Asset Sale, our Board and executive officers will not change as a result of the Asset Sale. In addition, an affiliate of our Advisor will continue to serve as our external advisor pursuant to the Advisory Agreement, and an affiliate of our Special Limited Partner will continue to hold special limited partnership units in our Operating Partnership entitling such affiliate, at its option, either to have its Special Partnership Units redeemed by the Company upon the disposition of the BTC Interests and any other assets of the Company in the future or to receive 35% of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, which is a higher percentage than the Special Limited Partner was entitled to receive prior to the amendment of the limited partnership agreement of the Operating Partnership adopted in connection with the Sponsor Restructuring Transactions. In addition, following the closing of the Asset Sale and the payment of the Special Distribution, the New Special Limited Partner will hold a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million. The New Special Limited Partner will, as the holder of the preferred equity capital interests, be entitled to receive $10.0 million of distributions from our Operating Partnership before the shareholders of the Company receive any distributions and after any distribution necessary to maintain our REIT status. We will remain a reporting company registered with the U.S. Securities and Exchange Commission (the "Commission") and will continue to comply with all reporting obligations required of companies with a class of securities registered under the Exchange Act, unless any of those obligations becomes no longer applicable to us. We do not intend to list our shares of common stock on any securities exchange or other market in connection with the Conversion or anytime thereafter. Finally, if the Conversion is approved by our stockholders, we also will convert to a Maryland REIT as described in more detail below under "Proposal 2—Proposal to Approve the Conversion of the Company From a Maryland Corporation to a Maryland Real Estate Investment Trust."

  Our primary investment objective will be to hold the BTC Interests for such time as necessary to realize the value with respect to these interests at the optimal time and in the optimal manner, including by a sale or sales to our joint venture partner or to one or more third parties, as determined by our Board of Directors. In the near term, we expect to continue to actively assess our options with respect to the BTC Interests, which may include engaging in discussions with our joint venture partner regarding a possible sale of the BTC Interests. Following the ultimate sale of the BTC Interests (whether to our joint venture partner or to one or more third parties and whether in the near term or at a later date) and distribution of the net proceeds to our stockholders, we expect to wind-up and dissolve. There is no assurance as to when stockholders will receive net proceeds in connection with a liquidation of the BTC Interests or that we will attain our investment objectives.

Q:
What is the proposed Conversion?

A:
The proposed Conversion is the conversion of the Company, as a legal entity, from a Maryland corporation to a Maryland REIT following the completion of the Asset Sale, as contemplated by the Plan of Conversion attached hereto as Annex C-2. Other than stockholder approval, completion of the Asset Sale and payment of the Special Distribution, there are no conditions required to convert to a Maryland REIT by causing the filing of a new declaration of trust and articles of conversion with the State of Maryland to effect our conversion to a Maryland REIT form of organization. We would not complete the Conversion unless and until the Asset Sale is completed and the Special Distribution has been paid. Following the Conversion, we would continue as a Maryland REIT governed by a new declaration of trust and Maryland REIT Law and possessing all of the rights, privileges and obligations of the Company prior to the effectiveness of the Conversion, including all of the Company's assets and liabilities remaining after completion of the Asset Sale, which will primarily consist of our interests in the BTC Portfolio. However, we are not required to complete the Conversion even if our stockholders approve it, and our Board of Directors may determine that the Conversion should be abandoned before it is completed.

Upon effectiveness of the Conversion, by virtue of the Conversion and without further action on the part of the Company or our stockholders, each outstanding Class A Share will cease to exist as stock in the Company as a Maryland corporation and will then exist as one share of Class A beneficial interest in the Company existing as a Maryland REIT (and prior to the effectiveness of the Conversion, each Class T Share will have converted to one Class A Share as a result of the payment of the Remaining Distribution Fees, so there will be no Class T Shares outstanding at the time of the Conversion). Our declaration of trust (the "Declaration of Trust") will be substantively identical to our existing charter, except that, unlike our existing charter, the Declaration of Trust will not require stockholder approval of sales or other dispositions of all or substantially all of the Company's assets or the dissolution or liquidation of the Company. In addition, the Declaration of Trust will only provide for shares of Class A beneficial interest in the Company (and not shares of Class T beneficial interest in the Company) as each Class T Share will have converted to one Class A Share prior to the effectiveness of the Conversion, as described above.

Q:
What is the rationale for the Conversion?

A:
We are seeking stockholder approval of the Conversion in order to give our Board maximum flexibility following completion of the Asset Sale to realize the value of the BTC Interests in the future at the optimal time and in the optimal manner as determined by our Board of Directors or as may be required by the terms of BTC Partnership Agreements, while avoiding the additional costs, delays and risks of seeking one or more additional stockholder approvals for us to do so. After completion of the Asset Sale, our assets will primarily consist of the BTC Interests. Therefore, any sale of the BTC Interests after completion of the Asset Sale would be considered, for purposes of the MGCL, to be a sale of all or substantially all of our assets that requires further approval of our stockholders and may be subject to the requirement in our charter that stockholders approve certain liquidations. In addition, our Board of Directors expects to adopt a plan of liquidation for U.S. federal income tax purposes which we will be required to complete within 24 months following adoption. If, at the end of the 24-month period, we have not sold all of our assets and distributed all of the proceeds to our stockholders, we would be required to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes or explore the possibility of an alternative solution to achieve liquidating distribution treatment, such as the creation of, and transfer of our remaining assets to, a liquidating trust that we subsequently distribute to our stockholders. We would be required by the MGCL to obtain stockholder approval at that time for any such conversion of our organizational form, even though we would be required to do so as part of our tax plan of liquidation. As a Maryland REIT, however, we would not be required to obtain stockholder approval for a sale of all or substantially all of our assets or dissolve the Company (unless such provisions are included in our Declaration of Trust, which, as discussed above, they would not be). Moreover, as a Maryland REIT we would have no need to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes or explore the possibility of an alternative solution to achieve liquidating distribution treatment, such as the creation of, and transfer of our remaining assets to, a liquidating trust, if at the end of 24 months we have not sold or disposed of the BTC Interests and dissolved and wound-up the company by that time. Therefore, converting from a Maryland corporation to a Maryland REIT would permit us to avoid additional costs, delays and risks of seeking one or more stockholder approvals in the future in connection with a sale of the BTC Interests that otherwise could reduce the amount received by our stockholders on a sale of the BTC Interests and introduce additional transaction risk to any potential buyer of the BTC Interests. Following the Asset Sale and the Conversion, we generally do not expect that our directors or officers will change, and an affiliate of our Advisor will continue to serve as our external advisor, as described in "The Asset Sale—Sponsor Restructuring Transactions."

Q:
How will my rights as a stockholder change as a result of the Conversion?

A:
Upon converting to a Maryland REIT, our principal governing document will be a new Declaration of Trust rather than the existing charter. Except as described below in this paragraph, the Declaration of Trust will be substantively identical to the existing charter, other than revisions necessary to reflect our new entity form as a Maryland REIT, to reflect changes made to the limited partnership agreement of our Operating Partnership as described elsewhere in this Proxy Statement and other immaterial drafting changes as reflected in the form of Declaration of Trust attached hereto as Annex C-1, none of which we believe would materially affect the rights or preferences of our stockholders. The principal substantive differences between the Declaration of Trust and our existing charter are (i) that the Declaration of Trust will permit sales of all or substantially all of the assets of the Company (i.e., the BTC Interests) following adoption of a plan of liquidation by the Board of Directors/Trustees; and (ii) the Declaration of Trust does not require separate stockholder approval for dissolution because the Plan of Conversion to be approved by the stockholders includes a provision for voluntary dissolution following disposition of the remaining assets of the Company. In addition, the Declaration of Trust will only provide for shares of Class A beneficial interest in the Company (and not shares of Class T beneficial interest in the Company), because each Class T Share will have converted to one Class A Share as a result of the payment of the Remaining Distribution Fees prior to the effectiveness of the Conversion. The Declaration of Trust will provide that holders of the Company's shares of beneficial interest will only be entitled to vote on the election and removal of trustees, amendments to the Declaration of Trust, mergers, consolidations and such other matters as the Board of Trustees determines to submit for stockholder approval. Accordingly, shareholders of the REIT will not be entitled to vote on a consolidation, liquidation or dissolution of the Company or the sale of all or substantially all of its assets of the Company unless the Board of Trustees determines to submit the matter for shareholder approval. See the section entitled "Proposal 2—Proposal to Approve the Conversion of the Company From a Maryland Corporation to a Maryland Real Estate Investment Trust—Comparison of Rights of Stockholders" for a comparison of the rights of our stockholders before the Conversion and our shareholders after the Conversion.

Q:
What are the tax consequences of the Asset Sale to me?

A:
Generally, the Special Distribution, which the Company intends to treat as made pursuant to a plan of liquidation, will be taxable to U.S. Holders. A U.S. Holder will recognize gain or loss equal to the difference between the adjusted tax basis in the U.S. Holder's shares of the Company's common stock and the fair market value of the portion of the Special Distribution distributed to the U.S. Holder. The taxation of any gain or loss will depend on the circumstances of each U.S. Holder, among other things. For more information, including the U.S. federal income tax consequences of the Asset Sale to tax-exempt U.S. Holders and non-U.S. Holders, see "Material U.S. Federal Income Tax Consequences of the Asset Sale" on page 88 in this Proxy Statement. Stockholders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any other U.S. federal, state, local or non-U.S. income and other tax laws) of the Asset Sale.

Q:
What are the tax consequences of the Conversion to me?

A:
Assuming that the Conversion qualifies as a tax-free F Reorganization, U.S. Holders should not recognize any gain or loss on the Conversion. For more information, including the U.S. federal income tax consequences of the Conversion to tax-exempt U.S. Holders and non-U.S. Holders, see "Material U.S. Federal Income Tax Consequences of the Conversion" on page 35 in this Proxy Statement.

Q:
What will happen to my Class T Shares?

A:
Following the closing of the Asset Sale, the Company will pay at a discounted rate the amount of up to the aggregate amount of the Remaining Distribution Fees due to broker dealers that are attributable to each Class T Share. As a result, and consistent with distributions historically made by the Company, the amount of the special distribution actually paid to holders of Class T Shares will be net of up to the aggregate amount of the Remaining Distribution Fees that are attributable to each Class T Share, and each Class T Share will convert to one Class A Share.

Q:
What is the status of the Company's DRIP and SRP?

A:
In line with industry standard practices for transactions of this type, we announced the suspension of both the DRIP and the SRP until further notice. The suspension of the DRIP was effective as of July 25, 2019, and as a result, after the distribution on July 2, 2019, all stockholders entitled to distributions will receive cash distributions. The suspension of the SRP was effective as of August 14, 2019, and as a result, no further share repurchases will be processed. Following the closing of the Asset Sale, the Company currently expects to terminate the DRIP and to reinstate the SRP in the event of death of a stockholder up to an aggregate cap for all stockholders of $1.0 million.

Q:
What happens if the Asset Sale is not completed?

A:
If the Company's stockholders do not approve the Asset Sale or if the Asset Sale is not completed for any other reason, you will not receive the Special Distribution of Asset Sale net proceeds and the Company will continue as before. Moreover, under such circumstances, the Conversion will not be effected, even if it is separately approved by our stockholders.

Q:
Are there any conditions to the closing of the Asset Sale that must be satisfied for the Asset Sale to be completed?

A:
Yes. In addition to approval by the Company's stockholders described herein, there are a number of conditions that must be satisfied or waived for the Asset Sale to be consummated. For more information, see "The Merger Agreement—Conditions to Completion of the Mergers and Asset Sale" on page 113 in this Proxy Statement.

Q:
When and where will the Annual Meeting be held?

A:
The Annual Meeting will be held at 518 Seventeenth Street, 17th Floor, Denver, CO 80202, on December 11, 2019 at 10:00 a.m. Mountain Time.

Q:
Who can vote and attend the Annual Meeting?

A:
All of our stockholders as of the close of business on September 23, 2019, the record date for the Annual Meeting, are entitled to receive notice of, attend and vote their shares of the Company's common stock held on the record date at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Each share of common stock entitles a holder to one vote on each matter properly brought before the Annual Meeting.

Q:
What constitutes a quorum at the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting. Broker "non-votes" are also counted as present for purposes of determining a quorum.

Q:
Is my vote required to postpone the Annual Meeting?

A:
No. Unlike an adjournment of the Annual Meeting, at any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our stockholders. If the Annual Meeting is postponed, as required by our bylaws, we will provide at least ten days' notice of the new date of the Annual Meeting.

Q:
How does the Board of Directors recommend that I vote?

A:
The Board of Directors unanimously recommends that holders of the Company's common stock vote:

•
"FOR" the approval of the Asset Sale;

•
"FOR" the approval of the Conversion;

•
"FOR" the election of each of the nominees to our Board of Directors;

•
"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•
"FOR" the approval of any adjournments of the Annual Meeting.

Q:
Why is my vote important?

A:
If you do not submit a proxy or voting instructions or vote in person at the Annual Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Annual Meeting. In addition, because the proposals to approve the Asset Sale and the Conversion must be approved by the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock entitled to vote as of the record date for the Annual Meeting, your failure to submit a proxy or voting instructions or to vote in person at the Annual Meeting will have the same effect as a vote "against" the approval of the Asset Sale and "against" the approval of the Conversion.

Q:
How many votes do I have?

A:
You are entitled to one vote for each share of the Company's common stock that you owned as of the close of business on September 23, 2019, the record date for the Annual Meeting. As of the close of business on the record date for the Annual Meeting, there were 177,998,231.368 outstanding shares of the Company's common stock, 0.104% of which were beneficially owned by the directors and executive officers of the Company.

Q:
What happens if I sell my shares before the Annual Meeting?

A:
If you held your shares of common stock on the record date but sell or transfer them prior to the effective time of the Asset Sale, you will retain your right to vote at the Annual Meeting, but not the right to receive the net proceeds received in the Asset Sale via the Special Distribution in respect of those shares. The right to receive this cash consideration will pass to the person who owns, as of the close of business on the day immediately prior to the closing date of the Asset Sale, the shares you previously owned.

Q:
What vote is required to approve each proposal?

A:
The Asset Sale:    The approval of the Asset Sale requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote on the proposal. Abstentions and broker "non-votes," if any, will have the same effect as a vote "against" the Asset Sale.

  The Conversion:    The approval of the Conversion requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote on the proposal. Abstentions and broker "non-votes," if any, will have the same effect as a vote "against" the Conversion.

  Election of Directors:    Pursuant to our bylaws, the election of each of the nominees to our Board of Directors requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote who are present in person or by proxy at the Annual Meeting. Withheld votes and broker "non-votes," if any, will have the same effect as a vote against each of the nominees to our Board of Directors. There is no cumulative voting in the election of directors.

  Ratification of KPMG:    The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

  The Adjournment:    The approval of any adjournments of the Annual Meeting requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Q:
Do any of the Company's executive officers and directors or any other persons have any interests in the Asset Sale that is different than mine?

A:
Yes. Our executive officers and directors may have interests in the Asset Sale that are different from, or in addition to, yours, including the following:

•
Because we and our Operating Partnership will survive the Asset Sale and continue operating after closing, with our assets primarily consisting of our interests in the BTC Portfolio, our directors and executive officers will have certain interests in the Company after the closing, including:

•
our directors and officers will continue to serve in such roles following closing of the Asset Sale, with our directors entitled to continued compensation for serving in such role;

•
the New Advisor will continue to serve as our external advisor pursuant to the Advisory Agreement, entitling the New Advisor to the continued fees and compensation set forth in the Advisory Agreement, including the continued right to receive an asset management fee upon asset dispositions;

•
the New Special Limited Partner will continue to hold special limited partnership units in our Operating Partnership, entitling the New Special Limited Partner, at its option, either to have its Special Partnership Units redeemed by the Company upon the disposition of the BTC Interests and any other assets of the Company in the future or to receive 35% of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, which is a higher percentage than the Special Limited Partner was entitled to receive prior to the amendment of the limited partnership agreement of the Operating Partnership adopted in connection with the Sponsor Restructuring Transactions. See "The Asset Sale— Sponsor Restructuring Transactions" for more information;

•
immediately following the closing of the Asset Sale and the payment of the Special Distribution, in exchange for an in-kind capital contribution of certain intellectual property rights by the New Special Limited Partner to the Operating Partnership, the New Special Limited Partner will receive a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of such contributed intellectual property rights. The New Special Limited Partner will, as the holder of the preferred equity capital interests, be entitled to receive $10.0 million of distributions from our Operating Partnership before the shareholders of the Company receive any distributions and after any distribution necessary to maintain REIT status. See "The Asset Sale—Sponsor Restructuring Transactions" for more information;

•
affiliates of our Advisor will continue to serve as external managers of the BTC Portfolio, entitling such affiliates to the continued compensation and fees set forth in the separate advisory agreements with our subsidiaries that serve as general partners of the BTC Portfolio; and

•
affiliates of our Advisor will continue to hold a special limited partnership interest in each BTC Partnership, entitling such affiliates to the rights to receive certain distributions under the terms of the BTC Partnership Agreements.

•
At closing, we will be obligated to pay the New Advisor the "Asset Management Fee" payable to the New Advisor in accordance with the Advisory Agreement, which amount is equal to 0.6203% of the "Contract Sales Price," which is the sum of the amount paid for the asset or assets, plus any debt or liabilities assumed, and is estimated to be $24.8 million. Pursuant to the Sponsor Restructuring Transactions, the amount of the Asset Management Fee payable in connection with the Asset Sale was reduced by approximately $75.0 million, and affiliates of our Advisor will receive a greater interest in the Company following the closing of the Asset Sale.

  •
  Following the closing, our Operating Partnership will make a distribution of approximately $57.7 million to the New Special Limited Partner in respect of its Special Partnership Units in accordance with the limited partnership agreement of our Operating Partnership, assuming a closing of the Asset Sale on January 8, 2020. If the closing is later than such assumed date, the expected distribution to the New Special Limited Partner would decrease, but we do not expect that the amount of any such decrease would be material. The New Special Limited Partner will retain its Special Partnership Units after the closing of the Asset Sale, which Special Partnership Units will be entitled to receive a higher percentage of the distributions made by our Operating Partnership, including with respect to the disposition of our interests in the BTC Portfolio and any other assets of the Company in the future as the result of the Sponsor Restructuring Transaction as described under "The Asset Sale—Sponsor Restructuring Transactions."

  •
  The independent directors of our Board of Directors unanimously approved the payment to our Advisor of all applicable fees and expenses provided for under the Advisory Agreement, including any "excess amount" (as described in our charter) to which our Advisor otherwise would not be entitled, and unanimously approved the Sponsor Restructuring Transactions.

  •
  The Dealer Manager may receive a certain portion of the Remaining Distribution Fees, such as when the Dealer Manager retains Distribution Fees not reallowed to broker dealers, either because there is no longer a broker dealer of record or they are not entitled to a reallowance under the terms of their selected dealer agreement.

  Each of the above interests is discussed under "The Asset Sale—Interests of Our Directors and Executive Officers in the Asset Sale," beginning on page 70.

Q:
What are the Sponsor Restructuring Transactions?

A:
The Company has agreed to a series of transactions with the Operating Partnership, our Sponsor, our Advisor and Academy Partners Ltd. Liability Company, an affiliate of our Sponsor, which will ultimately restructure our Sponsor's and our Advisor's interests in the Company in connection with and following the Asset Sale. As part of these transactions, our Advisor has agreed to reduce the fee payable to it in connection with the Asset Sale by an amount equal to approximately $75.0 million, and our Sponsor will receive an increased profits interest in the Operating Partnership. In addition, the New Special Limited Partner, which is an affiliate of our Sponsor, is expected to be the new external advisor to the Company and, following the closing of the Asset Sale, will receive a preferred equity capital interest in the Operating Partnership in exchange for its in-kind capital contribution of certain intellectual property rights, which preferred equity capital interests will entitle the New Special Limited Partner to distributions in an amount equal to $10.0 million before the shareholders of the Company receive any distributions and after any distribution necessary to maintain our REIT status. The Company agreed to the Sponsor Restructuring Transactions because such transactions result in the Special Distribution to our stockholders increasing from $12.18 to $12.54 in exchange for an affiliate of our Sponsor receiving a greater proportion of future distributions made by the Operating Partnership after the closing of the Asset Sale, including with respect to the disposition of the BTC Portfolio and any other assets of the Company in the future.

Q:
What is the potential impact to stockholders as a result of the Sponsor Restructuring Transactions?

A:
As a result of the Sponsor Restructuring Transactions the Special Distribution that will be paid following the Asset Sale was increased from an estimated $12.18 to $12.54 per share. Future distributions made by the Operating Partnership to our stockholders, including upon a sale of the BTC Portfolio, will be reduced by a preference amount of $10.0 million to be paid to an affiliate of our Sponsor and an increase in the profits interest to be paid to an affiliate of our Sponsor from 15% to 35%. Accordingly, as a result, stockholders will receive higher proceeds per share following the closing of the Asset Sale, but lower proceeds from any future distributions made by the Operating Partnership, including any potential future sale of the BTC Portfolio. Taken as a whole, the Sponsor may receive more or less in total consideration as a result of the Sponsor Restructuring Transactions depending upon the timing of and ultimate distribution and proceeds from any sale of the BTC Portfolio.

Q:
How do the Company's directors and executive officers intend to vote their shares?

A:
All of the Company's directors and executive officers have informed the Company that they currently intend to vote all of their shares of the Company's common stock:

•
"FOR" the approval of the Asset Sale;

•
"FOR" the approval of the Conversion;

•
"FOR" the election of each of the nominees to our Board of Directors;

•
"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•
"FOR" the approval of any adjournments of the Annual Meeting.

Q:
How do I cast my vote if I am a record holder?

A:
You can vote in person at the Annual Meeting or by proxy. If you hold your shares of our common stock in your own name as a holder of record, you have the following four options for submitting your vote by proxy:

•
by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

•
over the Internet, at the website provided on the enclosed proxy card;

•
by touch-tone telephone at the toll-free number provided on the enclosed proxy card; or

•
by telephone at 800-690-6903.

For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

Q:
How do I cast my vote if my shares of common stock are held through a broker, dealer, commercial bank, trust company, custodian or other nominee?

A:
If you hold your shares of common stock in "street name," which is through a broker, dealer, commercial bank, trust company, custodian or other nominee, your broker, dealer, commercial bank, trust company, custodian or other nominee will not vote your shares unless you provide instructions on how to vote. Included in this mailing is a voting instruction form to submit to your broker, dealer, commercial bank, trust company, custodian or other nominee that is the record holder of your shares, which provides the record holder with instructions on how to vote your shares. If your shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, please refer to the voting instruction form enclosed that is used by your broker, dealer, commercial bank, trust company, custodian or other nominee, or contact them directly, to see if you may submit voting instructions by telephone or Internet. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee, your failure to provide instructions will result in your shares not being voted on certain proposals, with the same result as a vote "against" the approval of the Asset Sale, "against" the approval of the Conversion and "against" the election of each of the nominees to our Board of Directors; however it will have no effect on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 or the approval of any adjournments of the Annual Meeting, assuming a quorum is present.

Q:
What will happen if I fail to vote or I abstain from voting?

A:
Because the required vote for the approval of the Asset Sale and the approval of the Conversion are both based on the number of shares of common stock that are outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, if you abstain from voting or fail to vote, or fail to instruct your broker, dealer, commercial bank, trust company, custodian or other nominee to vote your shares (if your shares are held through such nominee), it will have the same effect as a vote "against" the approval of the Asset Sale and "against" the approval of the Conversion. Similarly, because the required vote for the election of each of the nominees to our Board of Directors is based on the number of shares of our common stock represented in person or by proxy at the Annual Meeting, if you abstain or, in the case of shares held in "street name" only, fail to vote or fail to instruct your broker, dealer, commercial bank, trust company, custodian or other nominee to vote your shares, it will have the same effect as a vote "against" the election of each of the nominees to our Board of Directors. If you are a stockholder of record, however, and you fail to vote, such failure will have no effect on the result of the vote. An abstention or failure to vote will have no effect on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 or the approval of any adjournments of the Annual Meeting, assuming a quorum is present.

Q:
How will proxy holders vote my shares?

A:
If you properly submit a proxy prior to the Annual Meeting, your shares of common stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares of common stock will be voted "FOR" the approval of the Asset Sale, "FOR" the approval of the Conversion, "FOR" the election of each of the nominees to our Board of Directors, "FOR" the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and "FOR" the approval of any adjournments of the Annual Meeting.

Q:
Have any stockholders already agreed to the approval of the Asset Sale or the Conversion?

A:
No. However, our directors and executive officers have informed us that they intend to vote the shares of common stock that they beneficially own "FOR" the approval of the Asset Sale and "FOR" the approval of the Conversion. As of the record date, our directors and executive officers owned, either directly or indirectly, an aggregate of 184,479.018 shares of common stock entitling them to exercise, in the aggregate, less than one percent of the voting power of our shares of common stock entitled to vote at the Annual Meeting.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. If you own shares of common stock as a record holder, you may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation, prior to the Annual Meeting, to our Managing Director, Chief Legal Officer and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, properly signing, dating and mailing a new proxy card to our Secretary, dialing the toll-free number provided in the proxy card and in this Proxy Statement to authorize your proxy again, logging on to the Internet site provided in the proxy card and in this Proxy Statement to authorize your proxy again, or by attending the Annual Meeting to vote your shares in person. If you have instructed your broker, dealer, commercial bank, trust company, custodian or other nominee to vote your shares, the above described options for changing your vote do not apply and instead you should follow the instructions received from your broker, dealer, commercial bank, trust company, custodian or other nominee to change your vote.

Q:
Where can I find the voting results after the Annual Meeting?

A:
American Election Services, LLC, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K to be filed with the Commission within four business days after the Annual Meeting. We keep all proxies, ballots, and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Election Services, LLC, to examine these documents.

Q:
What rights do I have if I oppose the Asset Sale and/or the Conversion?

A:
If you are a stockholder of record, you can vote "against" the Asset Sale and/or the Conversion. However, in accordance with the MGCL and our charter, no dissenters' or appraisal rights are available with respect to our shares of common stock in connection with the Asset Sale or the Conversion. For more information, see "No Dissenters' Rights of Appraisal" on page 136 in this Proxy Statement.

Q:
Do I need identification to attend the Annual Meeting in person?

A:
Yes. Please bring proper identification, together with proof that you are a record owner of the Company's common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of the Company's common stock on the record date.

Q:
What happens if the Annual Meeting is postponed or adjourned?

A:
If the Annual Meeting is postponed or adjourned due to a lack of a quorum or to solicit additional proxies, we intend to reconvene the Annual Meeting as soon as reasonably practical, and in any event within 120 days of the record date. Your proxy will still be effective and may be voted at the rescheduled or adjourned Annual Meeting, and you will still be able to change or revoke your proxy until it is voted at the rescheduled or adjourned Annual Meeting, if such Annual Meeting occurs within 120 days of the record date.

Q:
Can I find additional information on the Company's website?

A:
Yes. The Company files certain information with the Commission. This information is available on the Commission's website at www.sec.gov and on the Company's website at www.industrialpropertytrust.com. Except as provided in "Additional Information," the information found on, or otherwise accessible through, these websites is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document the Company files with or furnishes to the Commission. You can also request copies of these documents from the Company. For more information, see "Additional Information" on page 136 in this Proxy Statement.

Q:
Who is soliciting the proxy and who pays the costs?

A:
The enclosed proxy for the Annual Meeting is being solicited by our Board of Directors. The cost of soliciting the proxies on the enclosed form will be paid by us. Our Board of Directors has engaged Broadridge to assist in the solicitation of proxies for a fee of approximately $85,000, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited by the directors and their agents (who will receive no additional compensation for those services) by means of personal interview, telephone, facsimile, e-mail or other electronic means, and it is anticipated that banks, brokerage firms and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. We may, upon request, reimburse banks, brokerage firms and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

Q:
Who can help answer my other questions?

A:
If you have any questions about the Annual Meeting or any of the proposals contained in this Proxy Statement, or need additional copies of the proxy materials, you should contact our proxy solicitation agent, Broadridge Financial Solutions, Inc., at 855-723-7822. If you hold our shares of common stock through a broker, dealer, commercial bank, trust company, custodian or other nominee, you should also call your broker, dealer, commercial bank, trust company, custodian or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Information included in this Proxy Statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as "intend," "plan," "may," "should," "could," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing Asset Sale on the terms summarized in this Proxy Statement. All statements regarding the completion of the Asset Sale, and our expected financial position, business and financing plans are forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects, including the completion of the Asset Sale, include, but are not limited to:

  •
  the failure to satisfy the conditions to consummate the Asset Sale, including the receipt of the requisite stockholder approval;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

  •
  the prohibition, delay or refusal to grant approval for the consummation of the Asset Sale by a governmental entity;

  •
  the outcome of any legal proceedings that may be instituted against us in connection with the Asset Sale;

  •
  the delay or failure of the Asset Sale to close for any other reason;

  •
  failure to achieve the desired tax impact of the transactions contemplated and resultant tax treatment relating to, arising from or incurred in connection with such transactions;

  •
  the restriction on our activities due to operating covenants in the Merger Agreement during the pendency of the Asset Sale;

  •
  the disruption of management's attention from the ongoing business operations due to the Asset Sale;

  •
  the effect of the announcement of the proposed Asset Sale on our relationships with our tenants, lenders, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Asset Sale;

  •
  the failure of properties to perform as we expect;

  •
  failure to effectuate a transaction involving our interests in the BTC Portfolio on satisfactory terms or at all;

  •
  failure to achieve our expectations with respect to our interests in the BTC Portfolio;

  •
  risks associated with continuing to operate the Company following the closing of the Asset Sale;

  •
  risks associated with acquisitions, dispositions and development of properties;

  •
  unexpected delays or increased costs associated with our development projects;

  •
  defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

  •
  difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

  •
  legislative or regulatory changes, including changes to the laws governing the taxation of REITs;

  •
  our failure to obtain, renew, or extend necessary financing or access the debt or equity markets;

  •
  conflicts of interest arising out of our relationships with our Sponsor, our Advisor and their affiliates;

  •
  risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

  •
  increases in interest rates, operating costs, or greater than expected capital expenditures;

  •
  changes to U.S. generally accepted accounting principles ("GAAP"); and

  •
  our ability to qualify as a REIT.

        These risks and uncertainties, along with the risk factors discussed under "Item 1A.—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 should be considered in evaluating any forward-looking statements contained in this Proxy Statement. All forward-looking statements speak only as of the date of this Proxy Statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

THE PARTIES TO THE ASSET SALE

The Parties to the Asset Sale

Industrial Property Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
(303) 228-2200

        Industrial Property Trust Inc., which we refer to as "IPT" or the "Company," is a Maryland corporation formed on August 28, 2012 to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. On July 24, 2013, the Company commenced an initial public offering of up to $2.0 billion in shares of its common stock, including up to $1.5 billion in shares of common stock in its primary offering and $500.0 million in shares offered under its distribution reinvestment plan. On June 30, 2017, the Company terminated the primary portion of its initial public offering. The Company commenced real estate operations in January 2014 in connection with the acquisition of its first property. As of June 30, 2019, the Company owned and managed, either directly or through our minority ownership interests in the BTC Portfolio, a total real estate portfolio that included 288 industrial buildings totaling approximately 50.0 million square feet located in 26 markets throughout the United States. We are sponsored by Industrial Property Advisors Group LLC, which we refer to as our "Sponsor," and our current advisor is Industrial Property Advisors LLC, which we refer to as our "Advisor." We rely on our Advisor to manage our day-to-day activities and to implement our investment strategy. We, our Advisor, and our Operating Partnership are parties to the Advisory Agreement, as amended on October 7, 2019. In connection with certain restructuring transactions described under "The Asset Sale—Sponsor Restructuring Transactions," prior to closing the Asset Sale, our Advisor intends to assign the Advisory Agreement to our Sponsor, who will in turn contribute the Advisory Agreement, among other things, to the New Advisor, who will serve as our advisor following the closing of the Asset Sale. For additional information about us and our business, see "Additional Information" beginning on page 136 in this Proxy Statement.

Prologis, L.P.
Pier 1, Bay 1
San Francisco, CA 94111

        Prologis, L.P., a Delaware limited partnership that we refer to as "Prologis," is a direct subsidiary and the operating partnership of Prologis, Inc., the global leader in logistics real estate with a focus on key markets in 19 countries on four continents. As of June 30, 2019, Prologis, Inc. owned or had investments in, on a wholly-owned basis or through co-investment ventures, properties and development projects expected to total 786 million square feet (73 million square meters). Prologis, Inc. leases modern logistics facilities to a diverse base of approximately 5,100 customers.

Rockies Acquisition LLC
Pier 1, Bay 1
San Francisco, CA 94111

        Rockies Acquisition LLC, which we refer to as "Merger Sub," is a newly formed Delaware limited liability company and wholly owned subsidiary of Prologis. Merger Sub was formed by Prologis in connection with the Merger Agreement.

 THE ANNUAL MEETING

Date, Time and Purpose of the Annual Meeting

        This Proxy Statement is being furnished to our stockholders in connection with the solicitation of proxies from our common stockholders by our Board of Directors for use at the Annual Meeting to be held at 518 Seventeenth Street, 17th Floor, Denver, CO 80202, on December 11, 2019 at 10:00 a.m. Mountain Time. The purpose of the Annual Meeting is for you to:

  •
  consider and vote on a proposal to approve the Asset Sale;

  •
  consider and vote on a proposal to approve the Conversion;

  •
  consider and vote on a proposal to elect six directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

  •
  consider and vote on a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  •
  consider and vote on a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to achieve a quorum or to approve the Asset Sale or the Conversion.

        Our common stockholders must approve the Asset Sale for the Asset Sale to occur and must approve the Conversion for the Conversion to occur. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

        Only holders of record of our shares of common stock as of the close of business on the record date, which was September 23, 2019, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of the Company's common stock that they held on the record date at the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the record date, 177,998,231.368 shares of our common stock, which includes 105,673,632.343 Class A Shares, 72,043,321.931 Class T Shares and 281,277.094 shares of Company Restricted Stock, were outstanding and entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

        The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to transact business at the Annual Meeting. Abstentions will be counted as shares present in person or represented by proxy for the purposes of determining the presence of a quorum. Although broker dealers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the Asset Sale, the Conversion, the election of each of the nominees to our Board of Directors and the adjournment of the Annual Meeting, they can exercise their voting discretion with respect to the ratification of our independent registered public accounting firm. As such, broker "non-votes," if any, are also counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting without notice (other than by announcement at the meeting if the adjourned meeting will be held on a date not more than 120 days after the record date) until a quorum has been obtained.

Required Vote

  Approval of the Asset Sale

        Pursuant to our charter, the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock entitled to vote on the proposal is required to approve the Asset Sale. Because the required vote to approve the Asset Sale is based on the number of our shares of common stock outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, failure to vote shares of common stock that you own (including as a result of abstentions) will have the same effect as voting "against" the approval of the Asset Sale.

  Approval of the Conversion of the Company from a Maryland corporation to a Maryland real estate investment trust

        Pursuant to our charter, the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote on the proposal is required to approve the Conversion. Because the required vote to approve the Conversion is based on the number of our shares of common stock outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, failure to vote shares of common stock that you own (including as a result of abstentions) will have the same effect as voting "against" the approval of the Conversion.

  Election of Directors

        Pursuant to our bylaws, the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote who are present in person or by proxy at the Annual Meeting is required to elect each of the nominees to our Board of Directors. Withheld votes and broker "non-votes," if any, will have the same effect as a vote against each of the nominees to our Board of Directors. There is no cumulative voting in the election of each of directors.

  Ratification of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019

        Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. For purposes of this vote, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although will be considered present for the purpose of determining the presence of a quorum.

  Approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies

        Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the Annual Meeting. For purposes of this vote, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although will be considered present for the purpose of determining the presence of a quorum.

        You can vote in person at the Annual Meeting or you can vote by proxy. If you hold your shares of our common stock in your own name as a holder of record, you have the following options for submitting your vote by proxy:

  •
  by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

  •
  over the Internet, at the website provided on the enclosed proxy card;

  •
  by touch-tone telephone at the toll-free number provided on the enclosed proxy card; or

  •
  by telephone at 800-690-6903.

        For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

        Regardless of whether you plan to attend the Annual Meeting, we request that you submit your vote by proxy for your shares of common stock as described above as promptly as possible. If your shares of our common stock are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting. You should instruct your broker, dealer, commercial bank, trust company, custodian or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, dealer, commercial bank, trust company, custodian or other nominee, who can give you directions on how to vote your shares of common stock. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee your vote will not be counted and it will have the same effect as a vote "against" the Asset Sale, "against" the Conversion, and "against" the election of each of the nominees to our Board of

Directors, although it will have no effect on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 or the approval of any adjournments of the Annual Meeting.

Proxies and Revocation

        If you submit a proxy, your shares of common stock will be voted at the Annual Meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares of common stock will be voted "FOR" the approval of the Asset Sale, "FOR" the approval of the Conversion, "FOR" the election of each of the nominees to our Board of Directors, "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and "FOR" the approval of any adjournments of the Annual Meeting.

        If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy at any time prior to the date and time of the Annual Meeting through any of the following methods:

  •
  send written notice of revocation, prior to the Annual Meeting, to our Managing Director, Chief Legal Officer and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202;

  •
  properly sign, date, and mail a new proxy card to our Secretary;

  •
  dial the toll-free number provided in the proxy card and in this Proxy Statement and authorize your proxy again;

  •
  log onto the Internet site provided in the proxy card and in this Proxy Statement and authorize your proxy again; or

  •
  attend the Annual Meeting and vote your shares in person.

        Please note that merely attending the Annual Meeting, without further action, will not revoke your proxy. If shares of our common stock are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you must contact them to receive instructions as to how you may revoke your proxy.

        We do not expect that any matter other than (i) the approval of the Asset Sale, (ii) the approval of the Conversion, (iii) the election of each of the nominees to our Board of Directors, (iv) the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and (v) the approval of any adjournments of the Annual Meeting will be presented before or at the Annual Meeting or any adjournments or postponements of the Annual Meeting. If, however, such a matter is properly presented before or at the Annual Meeting or any adjournments or postponements of the Annual Meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

        We will pay the costs of soliciting proxies for the Annual Meeting. Our officers and directors may solicit proxies by telephone and facsimile, by mail, by Internet or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that individuals and entities holding our shares of common stock in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services upon request. We have retained Broadridge to assist us in the solicitation of proxies, and will pay fees of approximately $85,000, plus reimbursement of out-of-pocket expenses, to Broadridge for their services. In addition, our arrangement with Broadridge includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Postponements of the Annual Meeting

        At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our stockholders. If the Annual Meeting is postponed, as required by our bylaws, we will provide at least ten days' notice of the new date, time and place of the Annual Meeting.

PROPOSAL 1—PROPOSAL TO APPROVE THE ASSET SALE

        We are asking holders of our common stock to consider and vote on a proposal to approve a sale of substantially all of the assets of the Company to Prologis pursuant to the Merger Agreement and the other transactions contemplated by the Merger Agreement.

        For detailed information regarding this proposal, see the information about the Asset Sale and the other transactions contemplated by the Merger Agreement throughout this Proxy Statement, including the information set forth below under "The Asset Sale" and "The Merger Agreement." A copy of the Merger Agreement is attached as Annex A to this Proxy Statement.

        Approval of the proposal to approve the Asset Sale and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock entitled to vote on the proposal. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast, rather than on the number of votes actually cast, failure to vote your shares (including failure to give voting instructions to your brokerage firm, bank or other nominee) and abstentions will have the same effect as voting "against" the proposal to approve the Asset Sale.

        Approval of this proposal is a condition to the completion of the Asset Sale. In the event this proposal is not approved, we will not be able to complete the Asset Sale. Even if the Asset Sale is completed, we will remain a reporting company registered with the U.S. Securities and Exchange Commission, with generally the same directors and officers, with an affiliate of our Advisor serving as our external advisor and with assets primarily consisting of our interests in the BTC Portfolio. For more information about the Company remaining after the Asset Sale, see "The Asset Sale—Description of the Company Remaining After Closing" on page 75 in this Proxy Statement.

        For more information about the reasons our Board of Directors has determined that the Asset Sale is advisable and in the best interests of the Company and the Company's stockholders, see "The Asset Sale and Related Transactions—Recommendations and Reasons for the Asset Sale" on page 61 in this Proxy Statement.

Recommendation of our Board of Directors:

Our Board of Directors unanimously recommends that you vote "FOR" the approval of the Asset Sale.

 PROPOSAL 2—PROPOSAL TO APPROVE THE CONVERSION OF THE COMPANY FROM A MARYLAND CORPORATION TO A MARYLAND REAL ESTATE INVESTMENT TRUST

        We are asking holders of our common stock to consider and vote on a proposal to approve the conversion of the Company's legal form of organization from a Maryland corporation to a Maryland real estate investment trust ("REIT"), and subsequent liquidation and dissolution of the Company, as contemplated by the Plan of Conversion. If the Asset Sale and the Conversion are approved by our stockholders at the Annual Meeting, the Conversion would occur only following completion of the Asset Sale. However, we are not required to complete the Conversion even if our stockholders approve it, and our Board of Directors may determine that the Conversion should be abandoned before it is completed.

The Conversion

        The Board has approved the Conversion, following completion of the Asset Sale, of the Company from a Maryland corporation to a Maryland REIT, to be known as "Industrial Property Trust," in accordance with the Maryland General Corporation Law and pursuant to a new Declaration of Trust attached hereto as Annex C-1, the Plan of Conversion attached hereto as Annex C-2, and the Articles of Conversion attached hereto as Annex C-3. The Plan of Conversion sets forth the terms and conditions of the Conversion, while the Articles of Conversion effectuate the change in the form or organization from a Maryland corporation to a Maryland REIT. The Declaration of Trust would serve as the principal governing document of the Company going forward. Following the Conversion, the Company would continue as a Maryland REIT governed by the Declaration of Trust and Title 8 of the Maryland Corporations and Associations Code (the "Maryland REIT Law") and possessing all of the rights, privileges and obligations of the Company prior to the effectiveness of the Conversion, including all of the Company's assets and liabilities remaining after completion of the Asset Sale. The Conversion is contingent on completion of the Asset Sale and will not be effectuated unless and until the Asset Sale is completed, including payment of the Special Distribution to our stockholders. The Plan of Conversion provides that the Company will implement the plan of liquidation expected to be adopted by our Board of Directors for U.S. federal income tax purposes in connection with the Asset Sale, as described below, and then dissolve without further vote by our stockholders.

        If this Proposal 2 is approved by our stockholders, we may convert to a Maryland REIT by causing the filing the Declaration of Trust and Articles of Conversion with the Maryland State Department of Assessments and Taxation to effect the Conversion. These two filings will become effective at a specific time and date to be determined by the Board of Directors promptly following completion of the Asset Sale. At the effective time of the Conversion, the Company will cease to exist as a Maryland corporation and will then exist as a Maryland REIT deemed, for all purposes of Maryland law, to be the same entity as immediately prior to the effectiveness of the Conversion, but will then be governed by the Declaration of Trust and the Maryland REIT Law rather than the Company's charter and the MGCL. In addition, by virtue of the Conversion and without further action on the part of the Company or the Company's stockholders, each outstanding Class A Share will cease to exist as stock in the Company as a Maryland corporation and will then exist as one share of Class A beneficial interest, in the Company existing as a Maryland REIT (and prior to the effectiveness of the Conversion, each Class T Share will have converted to one Class A Share as a result of the payment of the Remaining Distribution Fees, so there will be no Class T Shares outstanding at the time of the Conversion). All shares of common stock currently outstanding are, and all shares of beneficial interest outstanding immediately following the Conversion will be, uncertificated. In addition to adopting the Declaration of Trust, the Board of Trustees (which will be comprised of all of the persons who were members of the Board of Directors immediately prior to the Conversion) will amend and restate the Company's bylaws, on substantially the same terms as our existing bylaws, to reflect the Company's new form of organization as a Maryland REIT at the time of the Conversion.

Reasons for the Conversion

        We are seeking stockholder approval of the Conversion in order to give our Board maximum flexibility following completion of the Asset Sale to realize value with respect to the BTC Interests at the optimal time and in the optimal manner as determined by the Board of Directors, and then complete the liquidation, winding up, and dissolution of the Company, while minimizing the costs, delays and risks to us and our stockholders of doing so.

        As described above and as permitted by the Original Merger Agreement, we have elected to exclude the BTC Interests from the proposed transaction by restructuring the transaction into the Asset Sale, rather than disposing of our interests in the BTC Portfolio concurrently with the closing of the Merger pursuant to a sale to a third party or through a spinoff to our stockholders (see "The Asset Sale—Election of the Asset Sale" on page 47 in this Proxy Statement). Accordingly, following completion of the Asset Sale, we will continue to exist as the same legal entity as before the Asset Sale, but with our assets consisting primarily of the BTC Interests. As described below under "The Asset Sale—Description of the Company Remaining After Closing," our primary investment objective will be to hold the BTC Interests for such time as is necessary to realize the value with respect to these interests at the optimal time and in the optimal manner, including by a sale or sales to our joint venture partner or to one or more third parties (as and when permitted) either before, upon or after full-stabilization of the assets owned by the BTC Portfolio, as determined by the Board of Directors. In the near term, we expect to continue to actively assess our options with respect to the BTC Interests, which may include engaging in discussions with our joint venture partner regarding a possible sale of the BTC Interests. Following the ultimate sale of the BTC Interests (whether to our joint venture partner or to one or more third parties and whether in the near term or at a later date) and distribution of the net proceeds to our stockholders, we expect to wind-up and dissolve, as contemplated by the Plan of Conversion and the plan of liquidation that our Board of Directors expects to adopt for U.S. federal income tax purposes in connection with the Asset Sale, as described below. There is no assurance as to when stockholders will receive net proceeds in connection with the disposition of the BTC Interests or that we will attain our investment objectives.

        In evaluating its ability to pursue and effectuate our investment objective described above, our Board of Directors has considered that, as a Maryland corporation with assets consisting primarily of the BTC Interests following completion of the Asset Sale, one or more additional stockholder approvals likely would be required in connection with the disposition of the BTC Interests and subsequent dissolution of the Company, and these additional approvals could be obtained either concurrently with obtaining approval of the Asset Sale or at some time in the future.

  •
  Because after completion of the Asset Sale, our assets will primarily consist of the BTC Interests, the sale of one or more of the BTC Interests would be considered, for purposes of the MGCL, to be a sale of all or substantially all of our assets that requires approval of our stockholders, and it may be subject to the requirement in our charter that stockholders approve certain liquidations.

  •
  As discussed under "Material U.S. Federal Income Tax Consequences of the Asset Sale," in connection with the Asset Sale, our Board of Directors expects to adopt a plan of liquidation for U.S. federal income tax purposes which we will be required to complete within 24 months following adoption. If, at the end of the 24-month period, we have not sold all of our assets and distributed all of the proceeds to our stockholders, we would be required to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes or explore the possibility of an alternative solution to achieve liquidating distribution treatment, such as the transfer of our assets and liabilities to a liquidating trust for the benefit of our stockholders. We would be required by the MGCL to obtain stockholder approval at that time for any such conversion of our organizational form, even though we would be required to do so as part of our tax plan of liquidation, if we have not already requested that our stockholders approve the change of organizational form of the Company at this time.

  •
  In order to dissolve and wind-up the corporation for state law purposes following the ultimate sale of the BTC Interests and distribution of the net proceeds to our stockholders, we may be required to obtain stockholder approval under the MGCL if we have not already requested that our stockholders approve the liquidation and dissolution of the Company at this time.

        In keeping with the goal described above of minimizing costs and giving our Board of Directors maximum flexibility in connection with the disposition of the Company's remaining assets and its liquidation, winding up and dissolution, our Board of Directors, including all of the directors that do not have a financial interest in the disposition of the BTC Portfolio, believes that it is in the best interest of the Company and our stockholders to avoid the costs, delays and risks of waiting until the future to obtain stockholder approvals to implement our objective of disposing of our remaining assets and dissolution because:

  •
  If we are required to seek one or more stockholder votes in the future to approve one or more sales of the BTC Interests, we would incur additional costs that would reduce the amount otherwise realized by our stockholders from such sale, and since these costs are generally fixed and do not vary materially based on the size of the transaction consideration, they would reduce the amount otherwise realized by our stockholders from the sale of the BTC Interests by a proportionally greater amount than the costs incurred to seek stockholder approval for this Proposal 2 at this time. In addition, the delays and risks presented by seeking such additional stockholder votes could introduce additional transaction risk to any potential buyer of the BTC Interests, which could negatively impact our ability to execute such sale, the terms and conditions applicable to the sale, or the value we realize from such sale.

  •
  Under the BTC Partnership Agreements, we are subject to certain contractual obligations that would require us to sell the BTC Interests within a prescribed timeframe that is outside of our control. After completion of the Asset Sale, if we were forced to sell the BTC Interests pursuant to these contractual provisions and were required to obtain stockholder approval of such sale as a sale of all or substantially all of our assets, this could delay the transaction beyond the contractually prescribed timeframe thereby resulting in us breaching our contractual obligations under the BTC Partnership Agreements and potentially incurring damages or injunctive relief in favor of our joint venture partner.

  •
  Once we complete the disposition of the BTC Interests and distribution of the net proceeds to our stockholders, we expect to wind-up and dissolve. Under the MGCL, a formal corporate dissolution requires approval of our stockholders either before or after disposition of the remaining assets of the Company. Therefore, if we have not effectively obtained approval of the dissolution of the Company at this time in connection with approval of the Conversion, we may need to reserve the costs of seeking such an approval from the final distribution of proceeds to our stockholders.

        Accordingly, our Board of Directors determined that the Conversion is advisable and in the best interests of our stockholders, because, by obtaining at this time all of the stockholder approvals effectively needed to liquidate the assets of the Company and dissolve in the future, the Conversion would permit us to avoid the additional costs, delays and risks of seeking one or more stockholder approvals in the future. While seeking a stockholder approval at this time for a stand-alone plan of liquidation and dissolution while remaining in corporate form could be an alternative to the Conversion, as noted above, a further stockholder approval may be required by federal tax laws if we do not complete our plan of liquidation within 24 monthly following adoption in order to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes. However, if we convert into a Maryland REIT at this time:

  •
  we would not be required to obtain further stockholder approval for a sale of all or substantially all of our assets, because approval to conduct a plan of liquidation and dissolution through conversion to a Maryland REIT will have been obtained;

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  we would not be required to obtain further stockholder approval to dissolve and wind-up the Company, because the approval to conduct a plan of liquidation and dissolution through conversion to a Maryland REIT will have been obtained; and

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  we would have no need to convert into a different form of entity or explore the possibility of an alternative solution to achieve liquidating distribution treatment, such as the creation of, and transfer of our remaining assets to, a liquidating trust, if at the end of 24 months we have not sold or disposed of the BTC Interests and dissolved and wound-up the company by that time.

        Our stockholders should understand that by approving the Conversion they are approving the future liquidation and dissolution of the Company by giving to our Board of Directors the full ability, as contemplated by the Plan of Conversion, to negotiate and execute such a sale in the future at a value, on such terms and to a buyer or buyers that our Board of Directors, including a majority of the members of the Board of Directors that do not have a financial interest in the sale other than that arising from their status as common stockholders, deems appropriate. In other words, if the Conversion is approved and effected, stockholders will not have a chance to vote on any future sale of the BTC Interests, whether to our joint venture partner or to one or more third parties, which means that stockholders will not have a say in the value we realize for the BTC Interests.

        In addition, our stockholders should understand that by approving the Conversion they are approving the dissolution of the Company following disposition of our remaining assets. As discussed elsewhere in this Proxy Statement, we expect to adopt a plan of liquidation for U.S. federal income tax purposes and the Plan of Conversion provides that the Company will implement the plan of liquidation following the Conversion. In general, the U.S. federal income tax rules require the Company to complete its liquidation within 24 months following adoption of a plan of liquidation. If, at the end of the 24-month period, the Company has not sold all of its assets and distributed all of the proceeds to its stockholders, the Company intends to complete its tax liquidation by electing to be treated as a partnership for U.S. federal income tax purposes. If the Conversion is approved and effected, stockholders will not have a chance to vote on the future dissolution of the Company following disposition of its assets.

Effects of the Conversion

        As a result of the Conversion, we will be a Maryland REIT governed by the Maryland REIT Law and the Declaration of Trust, which are different from the laws and governing documents to which we currently are subject, although the Maryland REIT Law incorporates a number of material provisions of the MGCL and the Declaration of Trust incorporates certain additional provisions of MGCL that are not otherwise applicable to Maryland REITs. We will be a continuation of the Company possessing all of the rights, privileges and obligations of the Company prior to the effectiveness of the Conversion, including all of the Company's assets and liabilities remaining after completion of the Asset Sale, which will primarily consist of the BTC Interests. In addition to adopting the Declaration of Trust, the Board of Trustees (which will be comprised of all of the persons who were members of the Board of Directors immediately prior to the Conversion) will amend and restate the Company's bylaws, on substantially the same terms as our existing bylaws, to reflect the Company's new form of organization as a Maryland REIT at the time of the Conversion.

        Upon converting to a Maryland REIT, our principal governing document will be the Declaration of Trust rather than the existing charter. In addition, we will be subject to the requirements of the Plan of Conversion. Except as described below in this paragraph, the Declaration of Trust will be substantively identical to the existing charter, other than revisions necessary to reflect our new entity form as a Maryland REIT, and to reflect changes made to the limited partnership agreement of our Operating Partnership as described elsewhere in this Proxy Statement and other immaterial drafting changes as reflected in the form of Declaration of Trust attached hereto as Annex C-1, none of which we believe would materially affect the rights or preferences of our stockholders. The principal substantive differences between the Declaration of Trust and our existing charter are (i) that the Declaration of Trust will permit sales of all or substantially all of the assets of the Company (i.e., the BTC Interests) following adoption of a plan of liquidation by the Board of Directors/Trustees; and (ii) the Declaration of Trust does not require separate stockholder approval for dissolution because the Plan of Conversion to be approved by the stockholders includes a provision for voluntary dissolution following disposition of the remaining assets of the Company. In addition, the Declaration of Trust will only provide for shares of Class A beneficial interest in the Company (and not shares of Class T beneficial interest in the Company), because each Class T Share will have converted to one Class A Share as a result of the payment of the Remaining Distribution Fees prior to the effectiveness of the Conversion. The Declaration of Trust will provide that holders of the Company's shares of beneficial interest will only be entitled to vote on the election and removal of trustees, amendments to the Declaration of Trust, mergers, consolidations and such other matters as the Board of Trustees determines to submit for stockholder approval.

        The full text of the proposed Declaration of Trust is attached hereto as Annex C-1 and has been marked in Annex C-4 to reflect the differences from the Company's existing charter, which has been informally restated for the convenience of stockholders to include and reflect the various articles supplementary and amendments thereto. The summary of the proposed Declaration of Trust set forth below is qualified in its entirety by reference to Annex C-1 and C-4, which you should read in their entirety.

Comparison of Rights of Stockholders

        Annex C-5 sets forth a comparison of the material rights of holders of our common stock prior to the Conversion to the material rights of holders of our common shares of beneficial interest following the Conversion based on or governing documents, the MGCL and/or Maryland REIT Law, as applicable. This comparison summarizes the certain substantive differences, some of which may be material, in such rights, but is not intended to list or summarize all of the differences.

        The Company is currently a Maryland corporation, and as such, is governed by and subject to the existing charter, existing bylaws and the MGCL, which is a general corporation statute dealing with a wide variety of matters, including election, tenure, limitation of liabilities and indemnification of directors and officers, classification of the board, classification of shares, dividends and other distributions, meetings and voting rights of stockholders, and extraordinary actions, such as amendments to the charter, mergers, sales of all or substantially all of the assets and dissolution. The MGCL is based upon the Model Business Corporation Act, which is a model statute followed by many jurisdictions. Following the Conversion, the Company will be a Maryland REIT and will be governed by and subject to the proposed Declaration of Trust, new bylaws (which will be the existing bylaws amended and restated on substantially the same terms to reflect the Company's new form of organization as a Maryland REIT) and the Maryland REIT Law. The Maryland REIT Law covers certain of the matters covered by the Maryland General Corporation Law, including limitation of liabilities of trustees and officers, indemnification of trustees and officers, classification of the board, classification of shares, amendment to the declaration of trust, mergers of a Maryland REIT with other entities and certain provisions of the MGCL as applied expressly to Maryland REITs. However, there are certain provisions that are addressed in the Maryland General Corporation Law that are not specifically addressed in the Maryland REIT Law. In keeping with the customary practice of Maryland REITs and in order to minimize changes in the rights of our stockholders resulting from the Conversion, we intend to address these matters through our Declaration of Trust and bylaws.

        The foregoing description and the comparison in Annex C-5 are qualified in their entirety by reference to the full text of the proposed Declaration of Trust, which is attached hereto as Annex C-1, and has been marked in Annex C-4 to reflect the differences from the Company's existing charter, which has been informally restated for the convenience of stockholders to include and reflect the various articles supplementary and amendments thereto. We urge you to read carefully Annex C-1 and Annex C-4 in their entirety, as well as the relevant provisions of Maryland law for a more complete understanding of this comparison.

Effects of Not Approving the Conversion

        If the Conversion is not approved, we will remain a corporation organized under the MGCL and will continue to be governed by our existing charter, meaning that our stockholders will continue to have the right to approve any future sale of all or substantially all of our assets and subsequent dissolution. While this would not alter our investment objective of realizing the value with respect to the BTC Interests at the optimal time and in the optimal manner as determined by the Board of Directors, the disposition of the BTC Interests in the future and subsequent, liquidation, winding up and dissolution of the Company would, most likely, require stockholder approval at that time. In addition, if at the end of the 24-month period for our tax plan of liquidation we have not sold all of our assets and distributed all of the proceeds to our stockholders and therefore are required to convert into an entity that could be treated as a partnership for U.S. federal income tax purposes, we would be required by the MGCL to obtain stockholder approval for any such conversion of our organizational form, even though we would be required to do so as part of our tax plan of liquidation. Being required to seek stockholder approval in these circumstances could cause us to incur additional costs that would reduce the amount otherwise realized by our stockholders from such sale, and since these costs are generally fixed and do not vary materially based on the size of the transaction consideration, they would reduce the amount otherwise realized by our stockholders from the sale of the BTC Interests by a proportionally greater amount than the costs incurred to seek stockholder approval for this Proposal 2. In addition, the delays and risks presented by seeking such additional stockholder votes could introduce additional transaction risk to any potential buyer of the BTC Interests, which could negatively impact our ability to execute such sale, the terms and conditions of such a sale, or the value we realize from such sale. Finally, if we become contractually required under the BTC Partnership Agreements to sell our interests within a prescribed timeframe, the need to seek stockholder approval could have the effect of delaying the transaction beyond the contractually prescribed timeframe thereby resulting in us breaching our contractual obligations under the BTC Partnership Agreements and potentially incurring damages or injunctive relief in favor of our joint venture partner. In addition, it can be anticipated that a buyer of the BTC Interests could seek to impose a financial cost on the Company for failure to obtain stockholder approval, a risk that would be eliminated as the result of the Conversion.

Material U.S. Federal Income Tax Consequences of the Conversion

        The following is a discussion of material U.S. federal income tax consequences of the Conversion to U.S. Holders (as defined below) of our common stock. This summary, and the summary below under "Material U.S. Federal Income Tax Consequences of the Asset Sale," is based on the Code, U.S. Treasury regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as of the date of this Proxy Statement, and is subject to changes in these or other governing authorities, any of which may have a retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position to the contrary to any of the tax consequences described below or under "Material U.S. Federal Income Tax Consequences of the Asset Sale." This summary and the summary below under "Material U.S. Federal Income Tax Consequences of the Asset Sale" are for general information only and are not tax advice. They does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its particular investment or tax circumstances or to holders subject to special rules under the Code (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, partners in partnerships that hold our common stock, pass-through entities, traders in securities who elect to apply a mark-to-market method of accounting, stockholders who hold their common stock as part of a "hedge,"

"straddle," "conversion," "synthetic security," "integrated investment" or "constructive sale transaction," individuals who receive our common stock upon the exercise of employee stock options or otherwise as compensation, holders who are subject to alternative minimum tax or any holders who actually or constructively own more than 5% of our common stock). This discussion and the discussion below under "Material U.S. Federal Income Tax Consequences of the Asset Sale" do not address the U.S. federal income tax consequences to investors who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion and the discussion below under "Material U.S. Federal Income Tax Consequences of the Asset Sale" do not address any state, local or non-U.S. tax consequences.

        A "U.S. Holder" is any beneficial owner of our common stock that is, for U.S. federal income tax purposes:

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  An individual who is a citizen or resident of the United States;

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  A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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  An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  A trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Conversion.

        THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE CONVERSION TO THEM, INCLUDEING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

  Tax Consequences of the Conversion to the Company

        The Conversion should qualify as an F Reorganization and generally should not represent a taxable transaction to the Company for U.S. federal income tax purposes.

  Tax Consequences of the Conversion to U.S. Holders

        Assuming that the Conversion qualifies as a tax-free F Reorganization, then the following U.S. federal income tax consequences will result for U.S. Holders:

  1.
  no gain or loss will be recognized by U.S. Holders;

  2.
  the aggregate tax basis of the shares of beneficial interest after the Conversion will be equal to the aggregate tax basis of the common stock immediately prior to the Conversion;

  3.
  the holding period for the shares of beneficial interest after the Conversion will include such U.S. Holder's holding period for the common stock held immediately prior to the Conversion; and

  4.
  U.S. Holders generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the taxable year in which the Conversion occurs, and to retain certain records related to the Conversion.

        In the event the Conversion does not qualify as an F Reorganization, a U.S. Holder would recognize gain or loss with respect to its common stock equal to the difference between the U.S. Holder's tax basis in its common stock and the fair market value, as of the effective time of the Conversion, of the common stock. In such event, a U.S. Holder's aggregate tax basis in the common stock after the Conversion would equal its fair market value and such U.S. Holder's holding period would begin the day after the Conversion. Such gain or loss will be capital gain or loss, which will be long-term capital gain or loss if the holding period with respect to such common stock is more than one year as of the date of the exchange. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code.

  Tax Consequences of the Conversion to Tax-Exempt Holders

        Assuming that the Conversion qualifies as a tax-free F Reorganization, the Company does not expect the Conversion to result in any U.S. federal income tax consequences to tax-exempt U.S. Holders.

  Tax Consequences of the Conversion to Non-U.S. Holders

        A "non-U.S. Holder" is any holder (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. Assuming that the Conversion qualifies as a tax-free F Reorganization, the Company does not expect the Conversion to result in any U.S. federal income tax consequences to non-U.S. Holders.

Conditions to the Conversion

        Other than stockholder approval, completion of the Asset Sale and payment of the Special Distribution, there are no conditions required to complete the Conversion. We will not complete the Conversion unless and until the Asset Sale is completed and the Special Distribution has been paid. Moreover, we are not required to complete the Conversion even if our stockholders approve it, and the Board of Directors may determine that the Conversion should be abandoned before it is completed.

Vote Required

        Approval of the proposal to approve the Conversion requires the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock entitled to vote on this proposal as of the record date for the Annual Meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares (including failure to give voting instructions to your brokerage firm, bank or other nominee) and abstentions will have the same effect as voting "against" the proposal to approve the Conversion.

Recommendation of our Board of Directors:

Our Board of Directors unanimously recommends that you vote "FOR" the approval of the Conversion.

PROPOSAL 3—PROPOSAL TO ELECT SIX DIRECTORS

        Our Board of Directors has selected, on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, our current directors as the director nominees to be re-elected to serve on our Board of Directors until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify.

        Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by our Board of Directors, unless our Board of Directors determines to reduce the number of directors in accordance with our charter and bylaws.

        Set forth below is certain information regarding each of our directors, including their respective position, age, biographical information, directorships held in the previous five years, and the experience, qualifications, attributes and/or skills that led our Board of Directors to determine that the person should serve as a director. For information regarding each director's beneficial ownership of shares of our common stock or partnership units in our Operating Partnership (the "OP Units"), see the "Security Ownership of Certain Beneficial Owners and Management" section, and the notes thereto, included in this Proxy Statement.

Nominee	Business Experience and Qualifications
Evan H. Zucker Chairman of the Board of Directors Age: 54 Director since January 2013 Member of Investment Committee Member of Management Committee	Evan H. Zucker has served as the Chairman of our Board of Directors and as a director since January 2013. Mr. Zucker also has served as the Chairman of the Board of Directors and as a director of Black Creek Industrial REIT IV Inc. ("BCI REIT IV") since November 2014. Mr. Zucker also served as the President of Industrial Income Trust Inc. ("IIT") from October 2009 until his election to the Board of Directors of IIT as Chairman in March 2010. He served as Chairman of IIT until November 2015 when IIT was sold. Mr. Zucker has served as a manager of the Advisor since January 2013; a manager of BCI IV Advisors LLC, the advisor to BCI REIT IV, since November 2014; a manager of Industrial Income Advisors LLC, the former advisor to IIT, since October 2009; and a manager of Black Creek Diversified Property Advisors LLC, the advisor to Black Creek Diversified Property Fund Inc. ("DPF") since April 2005. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial Trust (NYSE: DCT), which listed on the NYSE in December 2006. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of June 30, 2019 with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $19.5 billion. In 1993, Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was later acquired by Prologis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor's Degree in Economics.

We believe that Mr. Zucker's qualifications to serve on our Board of Directors are demonstrated by his proven business acumen, including his over 25 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, and his vast experience as a leader of and advisor to real estate investment companies, including DCT Industrial Trust, DPF and American Real Estate Investment Corp (which subsequently became Keystone Property Trust, NYSE: KTR).

Nominee	Business Experience and Qualifications
Dwight L. Merriman III Managing Director Chief Executive Officer, Director Age: 58 Director since January 2013 Member of Investment Committee Member of Management Committee	Dwight L. Merriman III has served as our Managing Director since May 2017, and as our Chief Executive Officer, member on our Board of Directors, and a member of the board of managers of the Advisor since January 2013. Mr. Merriman also has served as the Managing Director of BCI REIT IV since April 2017, as and Chief Executive Officer, member of the Board of Directors of BCI REIT IV, and as a member of the board of managers of BCI IV Advisors LLC since November 2014. Mr. Merriman also serves as the Managing Director and Chief Executive Officer of DPF since April 2017. Mr. Merriman also serves as Managing Director and Chief Executive Officer of Black Creek Industrial Fund GP LLC since September 2017, and of BCG BTC III Managing Member LLC since March 2019. Mr. Merriman also served as the Chief Executive Officer of IIT from March 2010 until November 2015 when IIT was sold, and has served as the Chief Executive Officer of Industrial Income Advisors LLC, the former advisor to IIT, since March 2010. Mr. Merriman also served as Chief Executive Officer and as a member of the board of trustees of DC Industrial Liquidating Trust from November 2015 to December 2017. Mr. Merriman has over 30 years of real estate investment and development experience. Prior to joining the Company, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC ("Stockbridge"), a real estate investment management company based in San Francisco, California, which had more than $3 billion in real estate under management.

While with Stockbridge, Mr. Merriman served as a member of its investment and management committees, and was responsible for coordinating the investment activities of the company. From May 2000 to September 2007, Mr. Merriman was a Managing Director of RREEF Funds ("RREEF"), a real estate investment management company, in charge of RREEF's development and value-added investment opportunities in North America. While at RREEF, he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions, and he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees' Retirement System. Prior to joining RREEF in 2000, Mr. Merriman served for approximately five years as a Managing Director at CarrAmerica Realty Corporation, where he was responsible for the company's acquisition, development and operations activities in Southern California and Utah. Prior to that, he spent 11 years with the Los Angeles development firm of Overton, Moore & Associates, where he was responsible for developing industrial and office property throughout Southern California. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles. Mr. Merriman is a member of the Urban Land Institute.

Nominee	Business Experience and Qualifications
Marshall M. Burton
Independent Director

Age: 51

Director since March 2013

Member of Audit Committee
Member of Nominating and Corporate Governance Committee
Member of Investment Committee
Member of Conflicts Resolution Committee

Marshall M. Burton has served as an independent director on our Board of Directors since March 2013. Mr. Burton also has served as an independent director on the Board of Directors of BCI REIT IV since August 2015 and of IIT from December 2009 until November 2015 when IIT was sold. Mr. Burton also served as an independent trustee on the board of trustees of DC Industrial Liquidating Trust from November 2015 to December 2017. Mr. Burton has more than 20 years of commercial real estate experience, including development, leasing, investment and management. In March 2014, Mr. Burton founded Confluent Holdings, L.L.C. to develop and invest in office, industrial and multi-family projects throughout the U.S. In April 2015, Mr. Burton expanded Confluent Holdings, L.L.C. and co-founded Confluent Development, L.L.C. in a merger with MVG, Inc., to form a diverse real estate investment and development platform with projects in various stages of development totaling $500 million. Mr. Burton is a board member and President of both MVG, Inc. and Confluent Development, L.L.C. From March 2011 to March 2014, Mr. Burton served as Senior Vice President and General Manager of Opus Development Company L.L.C., an affiliate of The Opus Group, a real estate developer ("Opus"), where he was responsible for managing operations and seeking new development opportunities in Denver, Colorado and in the western region of the U.S. Prior to joining Opus, Mr. Burton founded the Denver office of McWhinney, a real estate development company, in February 2010. As Senior Vice President of McWhinney, Mr. Burton oversaw operations for the commercial development team in the Denver metropolitan area and other strategic locations across the western U.S. Mr. Burton served as the Senior Vice President of Opus Northwest, L.L.C., a full-service real estate developer, from May 2009 through February 2010, and previously served as Vice President from October 2002 through September 2008 and in other capacities beginning in 1996. From September 2008 through June 2009, Mr. Burton served as Executive Vice President of Opus East, L.L.C., an interim position where he was charged with restructuring and winding down operations of Opus East, L.L.C. Opus East, L.L.C. and certain of its subsidiaries voluntarily filed for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2009. Prior to joining Opus in 1996, Mr. Burton was co-founder of Denver Capital Corporation, a multi-bank community lending organization. Mr. Burton is a licensed Colorado Real Estate Broker and is active in many civic and real estate associations, including serving as Treasurer and President-elect of the National Association of Industrial and Office Properties and as an executive committee member of the Urban Land Institute. Mr. Burton received his Bachelor of Science in Business Administration from the University of Denver.

We believe that Mr. Burton's qualifications to serve on our Board of Directors include his over 20 years of experience overseeing the development, leasing, investment and management of commercial real estate. This experience provides a valuable perspective on the commercial real estate industry.

Nominee	Business Experience and Qualifications
Charles B. Duke Independent Director Age: 61 Director since March 2013 Chairman of Audit Committee Member of Nominating and Corporate Governance Committee Member of Investment Committee	Charles B. Duke has served as an independent director on our Board of Directors since March 2013. Mr. Duke has served as an independent director of the Board of Directors of DPF since January 2006 and of BCI REIT IV since February 2016. Mr. Duke served as an independent director on the Board of Directors of IIT from December 2009 until November 2015 when IIT was sold. Mr. Duke is currently founder and Chief Executive Officer of To-Table Inc. ("To-Table"), a retailer of specialty gourmet foods. Prior to founding To-Table in November 2014, Mr. Duke was involved in the management of two ink jet cartridge remanufacturers and aftermarket suppliers. Mr. Duke served as Executive Vice President of IJR, Inc. in Phoenix, Arizona, from October 2012 to July 2014, and as the founder, President and Chief Executive Officer of Legacy Imaging, Inc. from 1996 through 2012. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president, and owner of Careyes Corporation, a private bank, registered investment advisor and a member of the Financial Industry Regulatory Authority ("FINRA") based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems, a global technology leader in the environmental monitoring industry based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment-banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing, and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor's Degree in Economics and English.

Our Board of Directors has determined that Mr. Duke is the audit committee financial expert. In that role, we believe that Mr. Duke brings a unique perspective to the audit committee, as he is the only audit committee member with investment banking experience. We believe Mr. Duke's qualifications to serve on our Board of Directors include his considerable business and financial experience, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization.

Nominee	Business Experience and Qualifications
Stanley A. Moore
Independent Director

Age: 80

Director since March 2013

Chairman of Nominating and Corporate Governance Committee
Chairman of Investment Committee
Member of Conflicts Resolution Committee

Stanley A. Moore has served as an independent director on our Board of Directors since March 2013. Mr. Moore also has served as an independent director on the Board of Directors of BCI REIT IV since August 2015 and of IIT from February 2011 until November 2015 when IIT was sold. Mr. Moore also has served as an independent trustee on the board of trustees of DC Industrial Liquidating Trust from November 2015 to December 2017. Mr. Moore is a co-founder and chairman and the former Chief Executive Officer of Overton Moore Properties ("OMP"), a leading commercial real estate development firm in Los Angeles County that develops, owns and manages office, industrial and mixed-use space. He served as Chief Executive Officer of OMP from 1975 until January 2010 and has served as a director since 1972. Since its founding, OMP has developed and/or invested in over 30 million square feet of commercial space in California. Mr. Moore served as a member of the Board of Directors of The Macerich Company (NYSE: MAC), a leading owner, operator and developer of major retail properties, from 1994 through May 2015. Mr. Moore is past President of the Southern California Chapter of the National Association of Industrial and Office Parks, and is currently a board member of the Economic Resources Corporation of South Central Los Angeles. His many awards and citations include the Humanitarian of the Year awarded to him by the National Conference of Christians and Jews.

We believe that Mr. Moore's qualifications to serve on our Board of Directors include his nearly 40 years of experience as a Chief Executive Officer of a leading commercial real estate development firm, his expertise in the areas of acquisitions, development and management of commercial real estate, and more specifically, industrial properties, his leadership experience with the National Association of Industrial and Office Parks, and his service on civic and private and public company boards.

Nominee	Business Experience and Qualifications
John S. Hagestad Independent Director Age: 72 Director since September 2015 Member of the Audit Committee Member of Investment Committee	John S. Hagestad has served as an independent director on our Board of Directors of since September 2015. Mr. Hagestad also has served as an independent director of the Board of Directors of BCI REIT IV since August 2015. Mr. Hagestad is Senior Managing Director and co-founder of SARES REGIS Group, a vertically integrated real estate development services company focusing on both commercial and residential real estate. Mr. Hagestad has served in this role since 1993 and is responsible for overseeing all of SARES REGIS Group's commercial activities which includes the development, investment and management divisions. Mr. Hagestad serves on SARES REGIS Group's Executive Management Committee, which approves all property acquisitions and investment decisions and provides strategic planning for the future. During his career, Mr. Hagestad has been responsible for the acquisition and development of over 85 million square feet of commercial, office and industrial property totaling more than $6 billion in value. In 1972, he joined the Koll Company as a Vice President for project acquisition and development. Three years later he joined The Sammis Company as a founding partner responsible for all matters of finance and administration, with emphasis on lender and partner relationships. In 1990, Mr. Hagestad became President and Chief Executive Officer of the SARES Company (the successor to The Sammis Company), where he was instrumental in its merger with The Regis Group to create the SARES REGIS Group in 1993. Mr. Hagestad is a Certified Public Accountant and holds a bachelor's degree in Business Administration and a master's degree in Finance from the University of Southern California. He is a past trustee of the Urban Land Institute, a member of the Marshall School of Business Board of Leaders at the University of Southern California, the UCI Center for Real Estate, The Fisher Center for Real Estate and Urban Economics at UC Berkeley and the Real Estate Roundtable. He is also on the Board of Trustees / Directors for the Cystinosis Research Foundation.

We believe that Mr. Hagestad's qualifications to serve on our Board of Directors include his over 40 years of involvement in overseeing the development, acquisition and management of commercial, office and industrial real estate, in addition to his valuable accounting background. This experience provides a valuable perspective on the various facets of the real estate industry.

        Election of each of the nominees to our Board of Directors requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote who are present in person or by proxy at the Annual Meeting. Withheld votes and broker "non-votes," if any, will have the same effect as a vote against each of the nominees to our Board of Directors.

Recommendation of our Board of Directors:

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the nominees for directors identified above.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP, an independent registered public accounting firm, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2018. The Audit Committee has appointed KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

        Representatives of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

        The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions and broker "non-votes," if any, will have no effect on the result of the ratification of the appointment of KPMG LLP.

Recommendation of our Board of Directors:

        Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        During the years ended December 31, 2018 and 2017, we engaged KPMG LLP to provide us with audit services. Services provided included the audit of annual financial statements, review of unaudited quarterly financial information, review and consultation regarding filings with the Commission, and consultation on financial accounting and reporting matters.

Fees

        Total fees billed by KPMG LLP for the services provided during the years ended December 31, 2018 and 2017 were $757,058 and $711,397, respectively, and consisted of the following:

	For the Year Ended December 31,
	2018	2017
Audit fees	$757,058	$711,397
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$757,058	$711,397

        The Audit Committee has considered all services provided by KPMG LLP to us and concluded that this involvement is compatible with maintaining the independent registered public accounting firm's independence.

        The Audit Committee is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services. All fees for services provided by KPMG LLP in 2018 and 2017 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

        In accordance with, and to the extent permitted by the rules of the Commission, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of Industrial Property Trust Inc.'s future filings made under the Exchange Act, and shall not be deemed to be "soliciting material" or to be "filed" under the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act").

        Roles and Responsibilities.    The Audit Committee is comprised of three independent directors and operates under a written charter adopted by our Board of Directors. The purpose of the Audit Committee is to be an informed and effective overseer of our financial accounting and reporting processes as well as hire, compensate, and evaluate the independent registered public accounting firm. Senior management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, the Company's independent registered public accounting firm for 2018, is responsible for expressing an opinion on the conformity of the Company's audited financial statements in accordance with general accepted accounting principles.

        Required Disclosures and Discussions.    The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2018 with management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

        Audit Committee Recommendation.    Based on the reviews and discussions referred to above, the Audit Committee recommends to our Board of Directors that the audited financial statements for the year ended December 31, 2018 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Commission.

THE AUDIT COMMITTEE
Charles B. Duke, Chairman Marshall M. Burton John S. Hagestad

PROPOSAL 5—PROPOSAL TO APPROVE ADJOURNMENTS OF THE ANNUAL MEETING

        We are asking holders of our common stock to consider and vote on a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to achieve a quorum or to approve the Asset Sale or the Conversion.

        If the number of shares of common stock voting in favor of Proposal 1 and/or Proposal 2 to approve the Asset Sale and/or the Conversion, respectively, is insufficient to approve Proposal 1 and/or Proposal 2 at the time of the Annual Meeting, then the Company may move to adjourn the Annual Meeting in order to enable our Board of Directors to solicit additional proxies in favor of such proposal(s). In that event, stockholders will be asked to vote only upon the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to approve the Asset Sale or the Conversion, and not on any other proposal, including Proposal 1 and Proposal 2. If the Company's stockholders approve of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to approve the Asset Sale or the Conversion, the Company may adjourn the Annual Meeting one or more times and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to approve the Asset Sale or the Conversion could mean that, even if the Company has received proxies representing a sufficient number of votes against the approval of Proposal 1 and/or Proposal 2 such that the proposal(s) would be defeated, the Company may adjourn the Annual Meeting without a vote on Proposal 1 and/or Proposal 2 and seek to obtain sufficient votes in favor of approval of Proposal 1 and/or Proposal 2 to obtain approval of such proposal(s). Pursuant to Maryland law and our bylaws, the chairman of the Annual Meeting may also adjourn the Annual Meeting to a date no more than 120 days after the record date, and may do so without a vote of the stockholders.

        Approval of this proposal requires the affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present. For purposes of approving this proposal, abstentions and broker "non-votes" are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this Proposal is a not a condition to the completion of the Asset Sale.

Recommendation of our Board of Directors:

        Our Board of Directors unanimously recommends that you vote "FOR" the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to achieve a quorum or to approve the Asset Sale or the Conversion.

 THE ASSET SALE

General Description of the Asset Sale

        In connection with the Asset Sale, the Company will sell all of the subsidiaries in which the Company has an ownership interest (other than our Operating Partnership, IPT Holdco, and the BTC Entities) to affiliates of Prologis pursuant to the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement. Following the Asset Sale, the Company will continue to exist and its remaining assets primarily will consist of its interests in its two unconsolidated joint venture partnerships, the BTC Portfolio, our stockholders will continue to own their shares of common stock of the Company and, subject to approval of the Conversion as contemplated by the Plan of Conversion, the Company will convert from a Maryland corporation to a Maryland REIT. The Company expects that, in accordance with the terms of the Merger Agreement, the Company's interests in the Unrelated Entities (the assets of which relate to the rights, operations or assets of the Company, the Operating Partnership, IPT Holdco or the BTC Entities) will be excluded from the Asset Sale. In addition, in accordance with the terms of the Merger Agreement, if additional subsidiaries of the Company and/or contracts, in each case that relate to the rights, operations or assets of the Company, the Operating Partnership, IPT Holdco or the BTC Entities are identified following the closing, such subsidiaries and/or contracts will be transferred or assigned back to the Company by Prologis. See "Merger Agreement—Cooperation Regarding Certain Contracts and Entities."

Election of the Asset Sale

        On July 15, 2019, the Company, Prologis and Merger Sub entered into the Original Merger Agreement, which was amended and restated by the Merger Agreement on August 20, 2019. The Original Merger Agreement provided that the Company had three options with respect to the Company's treatment of the BTC Interests and the Company could elect one of the three options by notice to Prologis no later than August 14, 2019, which date was extended to August 20, 2019. The three options were as follows:

  •
  The formation of one or more new subsidiaries of the Operating Partnership to accept the equity interests in the Sale Subsidiaries and effect a business combination through a merger of one or more affiliates of Prologis with and into such newly formed subsidiaries of the Operating Partnership (the "Alternative Transaction");

  •
  The sale or transfer of the BTC Interests to any person or persons at purchase prices and on terms designated by the Company (the "BTC Sale Transaction"); or

  •
  The formation of a new subsidiary of the Company ("BTC Spinco") to accept and assume the BTC Interests, followed by the distribution of the Company's interests in BTC Spinco to the Special Limited Partner and the stockholders of the Company (a "BTC Spinoff").

        In the event that the Company elected a BTC Sale Transaction or a BTC Spinoff, Prologis agreed to acquire the Company through a merger of Merger Sub with and into the Company, with the Company surviving such merger as a subsidiary of Prologis. In the event that the Company elected the Alternative Transaction, the parties agreed to amend and restate the Original Merger Agreement to reflect the revised structure of such transaction. On August 20, 2019, the parties thereto amended and restated the Original Merger Agreement to reflect the election by the Company of the Alternative Transaction, which the parties agreed would be modified to take the form of the Asset Sale, pursuant to the terms of the Original Merger Agreement, as described in this Proxy Statement.

        In electing the Asset Sale, our Board of Directors considered a number of factors, including the following material factors which it viewed as supporting its decision to elect the Asset Sale by our common stockholders:

  •
  the belief of our Board of Directors that the proposed Asset Sale provides a better alternative to our common stockholders as a result of the risks and uncertainties associated with registering the securities of a newly formed independent public company (BTC Spinco) with the Commission and state securities regulators, pursuing a listing of our common shares for trading on a securities exchange or any other alternatives to the Asset Sale;

  •
  the potentially more favorable tax treatment to stockholders in the Asset Sale when compared with a BTC Spinoff;

  •
  restrictions under the BTC Partnership Agreements that limit our ability to sell the BTC Interests to a person other than our joint venture partner in the BTC Portfolio; and

  •
  the lack of a compelling offer from our joint venture partner in the BTC Portfolio regarding the terms of a sale of such BTC Interests to such joint venture partner and the fact that we would be required to obtain the consent of our joint venture partner to a BTC Spinoff prior to the deadline for electing an Asset Sale pursuant to the terms of the Original Merger Agreement.

The Asset Sale Consideration

        The Asset Sale Consideration (as defined below) is based on a gross value of the Company (excluding the BTC Entities) of approximately $3,990,000,000. The $2,371,500,000 included in clause (i) of the definition of Asset Sale Consideration below was derived using an estimated balance sheet of the Company as of September 30, 2019 and deducting from the gross value: (i) the aggregate amount of outstanding indebtedness of the Company and its subsidiaries (which amount was estimated to be $1,557,000,000), (ii) the amount of the negative net working capital of the Company and its subsidiaries (which amount was estimated to be $24,400,000), and (iii) the amount of all expenses paid or incurred by the Company and its subsidiaries in connection with the Asset Sale and the other transactions contemplated by the Merger Agreement (which amount was estimated to be $37,100,000).

        In connection with the Asset Sale and in accordance with the terms of the Merger Agreement, Prologis will pay aggregate consideration to IPT Holdco equal to

  (1)
  $2,371,500,000, minus

  (2)
  the aggregate amount actually drawn under Operating Partnership's revolving credit facility as permitted by the Merger Agreement to provide working capital for the Company and the BTC Entities following the closing of the Asset Sale, plus

  (3)
  the aggregate amount of out-of-pocket costs paid or incurred by the Company and its subsidiaries in connection with (x) the formation of more than one New Holdco entity and engaging in more than one contribution transaction as requested by Prologis and (y) engaging in more than one merger and the Asset Transfers in the Asset Sale, plus

  (4)
  the payoff amount as of the date of closing of the Asset Sale of all indebtedness of the Company, Operating Partnership and any other subsidiary of the Company that is not acquired by Prologis in the Asset Sale, plus

  (5)
  the amount of all expenses paid or incurred by the Company and its subsidiaries in connection with the Mergers, the Asset Transfers and the other transactions contemplated by the Original Merger Agreement or the Merger Agreement that would have been payable or borne by the Company or any of its subsidiaries if the Company was merged with Merger Sub as provided in the Original Merger Agreement (including (x) the amount of any expenses that were incurred as a result of amending and restating the Original Merger Agreement and (y) transaction costs payable by the Company or any of its subsidiaries to the persons or entities set forth in the Company disclosure letter), minus

  (6)
  the closing net working capital amount (as defined below) (which amount may be negative, in which case the absolute value of the closing net working capital amount will be added).

        The "closing net working capital amount" means the aggregate amount, immediately prior to the effective time of the Asset Sale, of:

  •
  the cash, other assets and other liabilities, net, of the Company, Operating Partnership, and any other subsidiary of the Company that is not acquired by Prologis in the Asset Sale, excluding:

  •
  the aggregate amount actually drawn under Operating Partnership's revolving credit facility as permitted by the Merger Agreement to provide working capital for the Company and the BTC Entities following the closing of the Asset Sale,

  •
  the aggregate amount of out-of-pocket costs described in clause (3) of the definition of Asset Sale Consideration above,

  •
  the liabilities in respect of indebtedness described in clause (4) of the definition of Asset Sale Consideration above,

    •
    the amount of all expenses described in clause (5) of the definition of Asset Sale Consideration above,

    •
    any accrued liabilities in respect of the "Asset Management Fee" payable to the New Advisor by Company in accordance with the Advisory Agreement in connection with the transactions contemplated by the Merger Agreement, and

    •
    intangible assets and intangible liabilities,

  minus

  •
  the aggregate amount of any distribution (without duplication) with respect to the shares of Company's common stock or OP Units permitted under the terms of the Merger Agreement that have a record date prior to the effective time of the Mergers and have not been paid prior to the date of closing of the Asset Sale.

        For example, and by way of illustration only, the following is a sample calculation of the Asset Sale Consideration:

Clause in definition of Asset Sale Consideration	Description	Amount
(1)		$2,371,500,000
	(Minus):
(2)	Amount drawn to fund post-closing working capital of the Company and the BTC Entities	$(57,000,000)	*
	Plus:
(3)	Out-of-pocket costs incurred in connection with the formation of more than one new holdco entity and engaging in more than one contribution transaction and merger	$1,000,000	*
	Plus:
(4)	Payoff amounts of indebtedness of the Company, Operating Partnership and other subsidiaries not being acquired by Prologis in the Asset Sale	$906,000,000	*
	Plus:
(5)	Expenses paid or incurred by the Company and its subsidiaries in connection with the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement	$37,100,000	*
	(Minus) / Plus:
(6)	Closing Net Working Capital Amount	$24,700,000	*
	Asset Sale Consideration	$3,283,300,000	*

*
Numbers are estimates only and based on certain assumptions made by management of the Company. The actual amounts are subject to various and significant uncertainties, many of which are beyond the control of the Company and its subsidiaries, and which could cause actual results to differ materially from current expectations.

The Special Distribution

        Following the closing of the Asset Sale, our Operating Partnership will utilize a portion of the Asset Sale Consideration to, among other things, (i) pay off certain indebtedness of the Company, our Operating Partnership and any other subsidiary of the Company that is not acquired by Prologis in the Asset Sale and (ii) pay expenses incurred by the Company and its subsidiaries in connection with the Asset Sale. Our Operating Partnership will also retain from the Asset Sale Consideration the amount actually drawn under our Operating Partnership's revolving credit facility to provide working capital for the Company and the BTC Entities following the closing of the Asset Sale. Our Operating Partnership will distribute the remaining portion of the Asset Sale Consideration to the Company, as the sole holder of OP Units, and the New Special Limited Partner, as the sole holder of special partnership units in our Operating Partnership (the "Special Partnership Units"), in accordance with the distribution provisions set forth in the limited partnership agreement of our Operating Partnership, as amended (for more information about the Special Partnership Units, see below under "—Interests of Our Directors and

Executive Officers in the Asset Sale—Special Partnership Units" and "—Sponsor Restructuring Transaction"). The Company will use a portion of the distribution it receives from our Operating Partnership to pay the New Advisor an amount equal to the "Asset Management Fee" that is payable by the Company in accordance with the Advisory Agreement in connection with the Asset Sale (for more information about such asset management fee, see below under "—Interests of Our Directors and Executive Officers in the Asset Sale—Asset Management Fee" and "—Sponsor Restructuring Transaction"). Following such payment by the Company to the New Advisor, the Company will distribute the balance of the distribution it receives from our Operating Partnership to the Company's stockholders on a pro rata basis (except that the cash distribution actually paid to holders of Class T Shares will be net of up to the aggregate amount of the Remaining Distribution Fees that are attributable to each Class T Share, which Remaining Distribution Fees will be paid by the Company at a discounted rate following the closing of the Asset Sale).

        For example, and by way of illustration only, if the Asset Sale Consideration is $3,283,300,000, then:

• Prologis will pay the Asset Sale Consideration to IPT Holdco, and IPT Holdco will then distribute the Asset Sale Consideration to our Operating Partnership	$3,283,300,000
• Our Operating Partnership will retain from the Asset Sale Consideration the aggregate of the following amounts:
• Out-of-pocket costs incurred in connection with the formation of more than new holdco entity and engaging in more than one contribution transaction and merger (clause (3) in the definition of Asset Sale Consideration above)	$(1,000,000)
• Payoff amounts of indebtedness of the Company, our Operating Partnership and other subsidiaries not being acquired by Prologis in the Asset Sale (clause (4) in the definition of Asset Sale Consideration above)	$(906,000,000)
• Expenses paid or incurred by the Company and its subsidiaries in connection with the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement (clause (5) in the definition of Asset Sale Consideration above)	$(37,100,000)
• The closing net working capital amount, if such amount is a positive number (clause (6) in the definition of Asset Sale Consideration above)	$(24,700,000)
Remaining Portion of Asset Sale Consideration	$2,314,500,000
• Our Operating Partnership will distribute the remaining portion of the Asset Sale Consideration as follows:
• To the Company, as sole holder of OP Units	$2,256,800,000
• To the New Special Limited Partner, as sole holder of the Special Partnership Units	$57,700,000
• The Company will pay the New Advisor an amount equal to the "Asset Management Fee" that is payable by the Company in accordance with the Advisory Agreement in connection with the Asset Sale	$24,800,000
• The aggregate amount available to the Company for distribution to its stockholders equals:	$2,232,000,000
• Based on 177,998,231.368 shares of common stock (including Company Restricted Stock) outstanding as of September 23, 2019, each stockholder would receive the following amount per share of common stock:	$12.54

        The foregoing numbers are estimates only and based on certain assumptions made by management of the Company. The actual amounts are subject to various and significant uncertainties, many of which are beyond the control of the Company and its subsidiaries, and which could cause actual results to differ materially from current expectations. Statements about the amount of the Special Distribution to be received by holders of our common stock following the Asset Sale involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from future results expressed or implied by such forward-looking statements, including the actual amount of the distribution potentially to be received by the Company from our Operating Partnership, and by the Company's stockholders from the Company, following the Asset Sale. The holders of our common stock may receive a Special Distribution less than expected and should consider this risk in evaluating the Asset Sale.

Treatment of Company Restricted Stock in the Asset Sale

        In connection with the Asset Sale, as permitted under the terms of the IPT Equity Incentive Plan and the IPT Private Placement Equity Incentive Plan, our Board of Directors adopted resolutions providing that, immediately prior to the effective time of the Asset Sale, all restricted stock awards granted pursuant to the

Company's Equity Incentive Plan or the Company's Private Placement Equity Incentive Plan ("Company Restricted Stock") that are outstanding immediately prior to the effective time of the Asset Sale will automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the effective time of the Asset Sale, each share of Company Restricted Stock will be considered (to the extent that such share of Company Restricted Stock is not otherwise considered to be outstanding) an outstanding share of common stock of the Company and will have right to receive the Special Distribution. Following the Asset Sale, holders of such Company Restricted Stock that vested in connection with the Asset Sale will continue to hold such vested shares of common stock in the Company free of any forfeiture restrictions. As of September 23, 2019, there were 281,277.094 outstanding shares of Company Restricted Stock.

Suspension of Distribution Reinvestment Plan and Share Redemption Program

        Pursuant to the Original Merger Agreement, the Company agreed to take all actions necessary to suspend the Company's Third Amended and Restated Distribution Reinvestment Plan (the "DRIP") and the Company's Second Amended and Restated Share Redemption Plan (the "SRP"). On July 15, 2019, the Company announced that our Board of Directors, including all of the independent directors, had voted to (i) suspend the DRIP, through the earlier to occur of the effective time of the merger contemplated by the Original Merger Agreement and the election by the Company in accordance with the terms of the Original Merger Agreement to pursue the Asset Sale and (ii) indefinitely suspend the SRP. On August 22, 2019, the Company announced that our Board of Directors, including all of the independent directors, had voted to suspend the DRIP until further action is taken by our Board of Directors with respect to the DRIP. Following the closing of the Asset Sale, the Company currently expects to terminate the DRIP.

        As a result of the of the suspension of the SRP, the Company will no longer process or accept any requests for redemption received. Following the closing of the Asset Sale, the Company currently expects to reinstate the SRP in the event of death of a stockholder up to an aggregate cap for all stockholders of $1.0 million.

Background of the Asset Sale and the Related Transactions

        We commenced our initial public offering in July 2013 and closed that offering in June 2017 after raising approximately $1.7 billion in investor equity.

        Our management team and our Board of Directors periodically review the Company's financial position and prospects in light of business and economic environments, developments in the industrial real estate sector, and conditions in the capital markets, in connection with consideration of our long-term business strategy.

        In the summer of 2017, our management and our Board of Directors discussed their view that many of our properties had increased in value from when they had been acquired. In order to maximize the total return to our existing stockholders, our Board of Directors decided not to continue to pursue further capital raising activities and to conduct a preliminary evaluation of strategic alternatives. At the direction of our Board of Directors, management then began the process of analyzing liquidity alternatives in order to potentially realize the value that our Board of Directors and management believed had and would be been created.

        In August 2017, our management team had preliminary discussions with Morgan Stanley and Eastdil Secured regarding their potential engagement to assist the Company in exploring potential liquidity options for the Company in light of the favorable valuation climate for industrial REITs at that time. The Company engaged Hogan Lovells US LLP, or Hogan Lovells, to provide legal counsel to our Board of Directors and the Company in connection with its consideration of liquidity options. At a meeting of our Board of Directors in September 2017, our Board of Directors approved the engagement of both Morgan Stanley and Eastdil Secured, and authorized Morgan Stanley and Eastdil Secured to begin to review a range of liquidity options for the Company. As part of the engagement, Morgan Stanley and Eastdil Secured were instructed by the Company to contact parties that might be interested in a sale transaction on behalf of the Company.

        In the fall of 2017, representatives of Morgan Stanley and Eastdil Secured began contacting selected potential buyers that might be interested in pursuing a strategic transaction with the Company. The Company opened a dataroom with confidential information regarding the Company to facilitate diligence for those potential buyers that had signed non-disclosure agreements. In the fall and winter of 2017, representatives of Morgan Stanley and Eastdil Secured held a series of calls with representatives of certain of the potential buyers to answer certain diligence questions of such potential buyers.

        In November 2017, the Company engaged CBRE, Inc. ("CBRE") to serve as a real estate advisor to the Company in connection with any sale of the Company or its assets, based on CBRE's familiarity with the Company's properties and deep market expertise.

        In December 2017, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to discuss the status of marketing efforts by Morgan Stanley and Eastdil Secured in the potential sale process. Representatives of Morgan Stanley and Eastdil Secured also provided an analysis of the Company's portfolio relative to the portfolio of recent industrial real estate transactions. Our Board of Directors and representatives of Morgan Stanley and Eastdil Secured discussed the diligence efforts of potential buyers to date and the plan for engaging additional potential buyers in the following months. Our Board of Directors authorized continued discussions with potential buyers that had demonstrated an interest in acquiring the Company.

        In December 2017 and January 2018, members of the Company's management team reached out to, and had discussions with, several potential buyers regarding acquiring the Company or other potential strategic transactions involving the Company.

        In February 2018, an institutional investor that had engaged in discussions with the Company's management in late January 2018 submitted to the Company an unsolicited, non-binding offer to acquire the properties of the Company in an asset sale for approximately $3.5 billion in total asset value, which price did not include the Company's interests in the BTC Partnerships. This party requested exclusivity and a 60-day diligence period.

        On March 2, 2018, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to discuss an update on the strategic process since the August 2017 Board of Directors meeting, including the non-binding offer submitted by the institutional investor. Our Board of Directors determined that negotiating with respect to such offer was premature given the preliminary stage of the Company's evaluation of a potential sale transaction and that the offer did not offer sufficient certainty of value to the Company's stockholders to divert from the ongoing process. As a result, the Company communicated to this party that our Board of Directors was not prepared to accept exclusivity at this time and that the party should participate in the formal sale process.

        In April 2018, the Company's joint venture partner in the BTC Partnerships submitted to the Company an offer to purchase from the Company its limited partner and general partner interests in Build-to-Core Industrial Partnership I LP (but excluding any rights to carried interest or general partner fees) based on an aggregate value of Build-to-Core Industrial Partnership I LP of $1.025 billion. The Company considered the offer, but determined that it did not adequately value the Company's interests and communicated to its joint venture partner that it was not willing to accept its offer.

        On July 9, 2018, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to discuss an update on the strategic process since the August 2017 Board of Directors meeting. At this meeting, our Board of Directors discussed with management and its advisors the favorable pricing of recent transactions involving industrial properties and/or companies, and the potential growth in the Company's net operating income over the next six to twelve months as leasing activity continued. Our Board of Directors then concluded that, while the strategic process had generated interest in the Company's portfolio of assets and there was a risk that the market for industrial properties might decline, the potential benefits to stockholders from a valuation standpoint in allowing the Company to achieve increases in net operating income outweighed those risks, and that the current sale process should be suspended for the time being. At the request of our Board of Directors, management agreed to monitor and report back to our Board of Directors periodically on market conditions and the status of the lease up of the Company's portfolio so that our Board of Directors could continue to analyze and consider liquidity options.

        On December 19, 2018, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley and Eastdil Secured, to discuss recent market activity in the industrial real estate sector. Morgan Stanley and Eastdil Secured presented to our Board of Directors an update of market activity since the last meeting of our Board of Directors, including recent transactions. Management of the Company provided an update regarding the performance of the Company's assets. At the meeting, our Board of Directors reviewed the benefits and considerations associated with an initial public offering, a direct listing of the Company's common stock, a stock-for-stock merger of the Company with a publicly traded REIT, a conversion of the Company to an open ended fund, and a straight sale of the Company for cash. In light of favorable market conditions and having remained on track to achieve its targeted growth in the net operating income of the

Company's properties, our Board of Directors determined that it was in the best interests of our stockholders to re-launch the Company's sale process, while still preserving the ability to pivot to a different strategic transaction. Our Board of Directors directed management to commence that process, with the assistance of Morgan Stanley, Eastdil Secured and Hogan Lovells.

        In early 2019, the Company was approached by a real estate investment management company about potentially pursing a tender offer for the Company's shares followed by conversion of the Company to an open end fund structure. Conversion to an open end fund structure was among the various strategic alternatives discussed with our Board of Directors. As a result, the Company engaged in preliminary discussions with such party, but those discussions did not lead to any proposal that merited further consideration by our Board of Directors.

        On February 20, 2019, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to review the work that had been performed following the decision of our Board of Directors in December 2018 to re-start the process for a potential sale of the Company. Representatives of Morgan Stanley and Eastdil Secured presented to our Board of Directors a list of potential buyers who should be targeted in this renewed sale effort, as well as an overview of the process for approaching such buyers. Our Board of Directors instructed Morgan Stanley and Eastdil Secured to contact and gauge the interest of the agreed upon list of potential buyers. Our Board of Directors also agreed that it would review all of its strategic options, including a public listing (whether through an initial public offering or a direct listing), at a subsequent meeting.

        Beginning in February 2019, representatives of Morgan Stanley and Eastdil Secured reached out to potential buyers regarding their interest in acquiring the Company. Ultimately, approximately 60 potential buyers were approached, and non-disclosure agreements were executed with 22 parties, including Prologis which executed a non-disclosure agreement on February 28, 2019. As part of this initial outreach, Morgan Stanley and Eastdil Secured contacted the institutional investor that submitted an offer in February 2018, but that investor declined to submit an offer in this process. During this period, Morgan Stanley and the Company made available certain additional financial and operating information to bidders who entered into non-disclosure agreements with the Company. The Company also analyzed its rights with respect to its joint venture partner relating to the Company's interests in the BTC Partnerships and the consequences of a sale transaction on the Company's interests in the BTC Partnerships. Representatives of management also met with representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells to discuss various structural issues related to a potential merger transaction. As a result of this process, our Board of Directors and management of the Company determined, after consultation with its legal and financial advisors, that, in the interest of simplifying the first phase of the sale process, the joint venture partner's rights with respect to a sale of the Company's interests in the joint venture, and given that the substantial majority of the Company's value would be derived from the Company's core, wholly-owned portfolio, and because of the un-stabilized nature of the properties in the BTC Partnerships, the Company's interests in the BTC Partnerships should be excluded from the first phase of the sale process.

        In March 2019, the sponsor of a special purpose acquisition company ("SPAC") contacted representatives of Eastdil Secured to inquire whether there was an opportunity for the SPAC and the Company to engage in a transaction that would result in the public listing of the Company's stock. Members of management of the Company and representatives of Eastdil Secured engaged in conversations with such party, but those conversations did not lead to any proposal that merited consideration by our Board of Directors.

        In March 2019, Morgan Stanley and Eastdil Secured, on behalf of the Company, established an electronic data room for due diligence materials on the Company, and 22 potential buyers, including Prologis, were given access to the electronic data room.

        On April 4, 2019, Morgan Stanley and Eastdil Secured, on behalf of the Company, sent a letter outlining "Phase I" of the sale process to 22 potential buyers, including Prologis. The process letter asked that all bidders submit their non-binding indication of interest to the Company by May 8, 2019. The process letter indicated the type of information that should be included in an indication of interest and instructed bidders that the bids should be for the equity interests of the Company taking into account only the asset owning entities in which the Company has a 100% ownership interest, which excluded the Company's interests in the BTC Partnerships.

        During the course of the first phase of the sale process, representatives of Morgan Stanley and Eastdil Secured had electronic and telephonic communications with various bidders, including Prologis, to facilitate their diligence requests.

        On April 17, 2019, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to receive an update on the sale process from the Company's financial advisors. Representatives of Morgan Stanley and Eastdil Secured also provided an update on market activity in the real estate and industrial real estate markets since February 2019. At this meeting, the independent members of our Board of Directors met, together with representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, in an executive session to discuss the Company's treatment of the BTC Partnerships in a potential sale transaction. The independent members of our Board of Directors determined that the Company's interests in the BTC Partnerships should continue to be excluded from the sale process, among other reasons to simplify the bidding process, and noted that this decision could be revisited at a later date as appropriate.

        On May 8, 2019, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley and Hogan Lovells, to discuss an update on the process of the sale transaction. In light of recent improvements in the public markets, our Board of Directors had also requested that Morgan Stanley provide our Board of Directors with an analysis of a potential listing transaction and public offering of the Company's securities (an "IPO transaction"). Representatives of Morgan Stanley presented to our Board of Directors an overview of the industrial public REIT market and the mechanics of an IPO transaction by the Company. Our Board of Directors discussed the risks and benefits of an IPO transaction to the stockholders of the Company and determined that it was in the best interests of the stockholders to consider an IPO transaction in parallel to a sale transaction. Morgan Stanley noted that in its view, an IPO transaction would be better received in the market if the Company were internally managed and self-advised. In order to ensure that any potential conflicts of interest between the Company and its external advisor in connection with an IPO transaction or a sale transaction were considered by directors who did not have a conflict of interest in such transaction, our Board of Directors unanimously decided to form a special committee of the Company's four independent directors (the "Special Committee") to consider such matters.

        On May 8 and May 9, 2019, three potential buyers submitted non-binding cash offers to purchase 100% of the equity interests in the Company, excluding the BTC Partnerships. Party A, a leading global alternative investment manager, submitted an offer that valued the Company's wholly owned assets at $3.70 billion. Party B, a leading global alternative investment manager, submitted an offer that valued the Company's wholly owned assets at $3.68 billion. Prologis submitted an offer that valued the Company's wholly owned assets at $3.75 billion, which offer included an inquiry as to whether the Company would consider a stock merger consideration transaction. Our Board of Directors did not elect to engage in any discussions with Prologis regarding the possibility of stock consideration.

        On May 13, 2019, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to review the three written proposals received from each of Party A, Party B and Prologis. Morgan Stanley and Eastdil Secured noted that there was a fourth bid received orally rather than in writing, but it was significantly lower than the three written bids. That party never submitted a written offer. Morgan Stanley then discussed a timeline and process for moving toward a conclusion of the sale process. Our Board of Directors agreed that each of the parties that had submitted a written proposal should be invited to a second round of bidding, given the strength of each of the bids.

        Our Board of Directors then had a further discussion of whether the Company's interests in the BTC Partnerships should be included in the bids provided by potential buyers. Management of the Company informed our Board of Directors that, based on discussions with the Company's joint venture partner, it expected that the partner would separately submit an offer for the Company's interests in the BTC Partnerships. Our Board of Directors concluded that it continued to believe that, given the joint venture partner's rights with respect to a sale of the Company's interests in the joint venture, it did not believe that the Company's interests in the BTC Partnerships should be included in any larger sale transaction because our Board of Directors did not believe that the Company would receive maximum value for these interests in such a transaction. Instead, our Board of Directors concluded that it would evaluate the adequacy of any offer that was provided by the joint venture partner for its interests, but otherwise it would be willing to recommend that the Company engage in a spinoff transaction, whereby the Company's stockholders would continue to own an interest in the BTC Partnerships following a merger transaction for the rest of the Company.

        On May 15, 2019, our Board of Directors met, together with the Company's management and representatives of Hogan Lovells, to follow up on the May 8, 2018 directive of our Board of Directors to form the Special Committee. Our Board of Directors adopted resolutions to form the Special Committee and delegated responsibility for evaluating a potential internalization transaction between the Company and the external advisor in connection with an IPO transaction, and any other matters presenting potential conflicts of interest in connection with an IPO transaction or sale transaction, to the Special Committee. The Special Committee then met, together with representatives of Hogan Lovells, to discuss the process of the Special Committee selecting its own legal and financial advisors to assist the Special Committee in fulfilling its mandate, as well as the process for evaluating an IPO transaction concurrently with the ongoing sale process.

        On May 20, 2019, the Special Committee met, together with representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, in order to discuss a potential IPO transaction and related management internalization. Representatives of Morgan Stanley presented to the Special Committee Morgan Stanley's initial analysis of a potential IPO transaction and related internalization. The Special Committee determined that the Company should continue to evaluate such a transaction, but in a manner that would not delay or otherwise negatively impact the sale process. Members of the Special Committee then discussed the process for engaging its own legal counsel and financial advisors.

        Following the submission of initial bids in early May 2019, each of the three bidders requested through the Company's financial advisors to discuss with management management's broader industrial management platform and, and in the case of Party A and Party B, capabilities to potentially continue to manage the portfolio for some period of time following closing. During May 2019, members of the Company's management met with or spoke by phone with each of the bidders to review management's broader industrial management platform and, and in the case of Party A and Party B, capabilities to manage the portfolio following closing. No specific financial or other terms were discussed with management regarding management of the portfolio post-closing or otherwise.

        On May 22, 2019, Morgan Stanley and Eastdil Secured, on behalf of the Company, sent to the three remaining bidders in the sale process a "Phase II" process letter. This process letter outlined the process for the Company receiving final bids from these bidders, which were due June 27, 2019. Bidders were instructed to have diligence substantially completed and to be in a position to sign their draft markup of the merger agreement. The process letter informed bidders that they would be receiving access to the Phase II dataroom, which had additional confidential information regarding the Company, including the environmental and physical condition of the assets, lease information and other corporate and legal diligence items, in order to allow bidders to be substantially complete with diligence by the bid deadline. The process letter also requested that any comments to the bid draft merger agreement (which was to be provided at a later date) be submitted to the Company on or before June 13, 2019.

        The Special Committee held a meeting on May 28, 2019. The Special Committee reviewed the qualifications of several financial advisory firms that had made presentations to the Special Committee during the previous week. After discussion, the Special Committee approved the retention of legal and financial advisors to the Special Committee.

        During Phase II of the sale process, representatives of Morgan Stanley and Eastdil Secured, as well as various members of the Company management team, engaged in electronic and telephonic communications with Party A, Party B and Prologis related to fulfilling various diligence requests.

        On May 31, 2019, the Company posted to the Phase II dataroom a copy of the Company's bid draft merger agreement for review by each of the remaining bidders.

        On June 6, 2019, the Company received a proposal from the Company's joint venture partner in the BTC Partnerships to purchase the Company's limited partner interests in Build-To-Core Industrial Partnership I LP for $173.50 million (based on a valuation of Build-To-Core Industrial Partnership I LP of $1,465.70 million) and the Company's limited partner interests in Build-To-Core Industrial Partnership II LP for $37.46 million (based on a valuation of Build-To-Core Industrial Partnership II LP of $603.56 million), in each case subject to certain deductions. The proposal did not include an offer to buy the Company's general partner interests in each of the BTC Partnerships.

        The Special Committee held additional meetings on June 11, 2019 and June 18, 2019 with its legal and financial advisors. During these meetings, representatives of the Special Committee's financial advisor presented its views on the current market environment for public industrial REITs and the possible valuation of the Company in an IPO transaction, assuming the Company internalized management by acquiring a portion of the U.S. management platform of its external advisor. The Special Committee discussed the possible advantages and disadvantages of an IPO transaction as compared with a sale transaction but reached no conclusions, and determined to defer any decisions pending the receipt of the next round of bids in the sale transaction process.

        On June 13, 2019, in accordance with the deadline for submission of any revisions to the bid draft merger agreement as set forth in the Phase II process letter, each of Party A and Prologis submitted revised drafts of the bid draft merger agreement to the Company. Party B did not submit a revised draft of the bid draft merger agreement to the Company on this date. Representatives of Morgan Stanley and Eastdil Secured engaged in discussions with Party B during which Party B conveyed a continued interest in the Company but relayed that they would not be submitting a revised draft of the bid draft merger agreement until an unspecified later date.

        On June 17, 2019, representatives of Hogan Lovells and representatives of Prologis and Mayer Brown LLP, or Mayer Brown, counsel to Prologis, discussed various tax related issues arising from the June 13, 2019 draft merger agreement sent by Prologis to the Company.

        On June 19, 2019, representatives of Hogan Lovells and representatives of Prologis and Mayer Brown had a further discussion regarding various issues arising from the June 13, 2019 draft merger agreement sent by Prologis to the Company. Among the issues discussed were the Company's ability to consummate a spinoff of the Company's interests in the BTC Partnerships prior to closing of the merger, covenants regarding the Company engaging in a spinoff or sale of the Company's interests in the BTC Partnerships and the Company's ability to pay its regular quarterly dividend between signing and closing.

        On June 21, 2019, representatives of Hogan Lovells and counsel to Party A discussed various issues arising from the June 13, 2019 draft merger agreement sent by Party A to the Company. Among the issues discussed were the treatment of the Company's interests in the BTC Partnerships, Party A's request for a six month delay in closing, and certain deductions from the purchase price, including for the Company's regular quarterly dividends.

        Between June 24 and June 26, 2019, representatives of Morgan Stanley and Eastdil Secured reached out to each of Prologis and Party A to provide them with an update on process between then and the offer deadline on June 27, 2019, as well as discuss due diligence related requests and matters. Morgan Stanley instructed each bidder to complete its diligence prior to June 27, 2019 and to resubmit a markup of the bid draft merger agreement to the Company on June 27, 2019, which markup should reflect the feedback provided in the preliminary discussions with Hogan Lovells.

        On June 26, 2019, representatives of Hogan Lovells and representatives of Prologis and Mayer Brown had further discussions with respect to tax issues related to the merger and a potential spinoff transaction.

        On June 27, 2019, the Company received offers and revised drafts of the merger agreements from each of Prologis and Party A. Prologis's bid letter offered an aggregate gross purchase price of $3.95 billion in cash for 100% of the Company's outstanding equity interests, but excluding the Company's interests in the BTC Partnerships, which offer equated to $13.31 per share net of debt and other cash adjustments but before deducting anticipated transaction costs. Prologis confirmed that it had completed its diligence and there would be no financing contingency to its offer. Party A's bid letter offer equated to a per share purchase price of $12.51 per share (when adjusted to be comparable to Prologis's offer per share), subject to certain deductions (including a deduction for all dividends paid after the Company's second quarter 2019 dividend payments), for 100% of the Company's outstanding equity interests, but excluding the Company's interests in the BTC Partnerships. Representatives of Morgan Stanley noted that Party A's offer equated to an aggregate gross purchase price of $3.82 billion in cash for 100% of the Company's outstanding equity interests, but excluding the Company's interests in the BTC Partnerships. Party A's offer remained subject to confirmatory diligence requests that would be submitted to the Company. Party A submitted debt commitment letters together with its bid letter, but its offer was not subject to a closing condition for financing. During several discussions with Morgan Stanley and Eastdil Secured, Party B indicated that it was not prepared to submit a formal offer prior to engaging in discussions with third party capital sources, and such engagement would require prior approval by the Company under the non-disclosure agreement between Party B and the Company. At the Company's direction, Morgan Stanley and Eastdil Secured encouraged Party B to submit a list of third party capital sources for Company approval as soon as possible. No such list was submitted by Party B.

        On July 1, 2019, our Board of Directors met, together with members of the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to discuss the bids received from each of Prologis and Party A. Representatives of Morgan Stanley and Eastdil Secured provided our Board of Directors with an overview of the offers from each of Prologis and Party A, including an explanation of purchase prices and adjustments to purchase prices to enable our Board of Directors to review the proposals on a comparable basis. Representatives of Morgan Stanley and Eastdil Secured also explained to our Board of Directors that Party B did not submit an offer. Representatives of Morgan Stanley and Eastdil Secured noted to our Board of Directors that while Prologis's letter stated the purchase price assumed that the Company would not pay its third quarter dividend, Morgan Stanley and Eastdil Secured had been told in subsequent conversations with Prologis that it would remove such prohibition without impact to the proposed purchase price. Morgan Stanley and Eastdil Secured further noted that any dividends paid by the Company after July 2019 would be deducted from Party A's purchase price. Representatives of Hogan Lovells then provided an overview of the markups of the bid draft merger agreement by each of Prologis and Party A. Our Board of Directors then authorized Hogan Lovells to have discussions with counsel to each of Prologis and Party A to further negotiate the non-economic terms of their offers. Our Board of Directors also authorized Morgan Stanley and Eastdil Secured to communicate to bidders that our Board of Directors would be selecting its counterparty to this transaction on July 3, 2019, and each bidder should submit its best and final offer on July 3, 2019.

        Later in the day on July 1, 2019, representatives of Hogan Lovells had conference calls with counsel to each of Party A and Prologis about their revised merger agreement drafts. Representatives of Hogan Lovells provided feedback to each bidder as to how such bidder could make the non-economic terms of its offer more competitive, and also discussed with both bidders the possibility of an asset sale transaction as an alternative to a spinoff transaction. Following the call with Prologis, Prologis and the Company were generally aligned on all material issues in the merger agreement; however, certain material business and economic issues remained outstanding in the merger agreement proposed by Party A, including certain purchase price adjustments and termination rights and fees requested by Party A.

        Also on July 1, 2019, in order to minimize inconsistencies or adjustments, representatives of Morgan Stanley communicated with Prologis and Party A to clarify assumptions in their respective roll forward balance sheets and sources and uses. Representatives of Morgan Stanley instructed each bidder to submit its best and final offer to the Company on July 3, 2019, together with a revised draft of the merger agreement, which should reflect responses to feedback from the Hogan Lovells team.

        On July 2 and 3, 2019, representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells provided Prologis with information and materials that satisfied Prologis's outstanding due diligence requests.

        On July 2, 2019, in response to the confirmatory diligence list submitted with Party A's markup of the bid draft merger agreement, representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells held diligence calls with counsel to Party A in order to complete Party A's diligence. The parties were able to resolve most of Party A's diligence questions, but Party A noted that there remained certain property-related diligence items that Party A would need to resolve to its satisfaction prior to entering into a merger agreement.

        Later in the day on July 2, 2019, Party A submitted a further revised draft of the merger agreement. Prologis did not resubmit a draft of the merger agreement because the Company was satisfied that there were no material open issues that merited a new draft of the merger agreement from Prologis.

        In the morning of July 3, 2019, our Board of Directors met, together with members of management of the Company and representatives of Hogan Lovells, to discuss an update on the sale process and determine whether to pursue an IPO transaction or a sale transaction. Representatives of Morgan Stanley provided our Board of Directors with a presentation regarding the potential pricing of an IPO transaction relative to a sale transaction, and Morgan Stanley and Eastdil Secured provided our Board of Directors with an update on discussions with Prologis and Party A over the prior two days. Members of our Board of Directors discussed a potential IPO transaction relative to a potential sale transaction and expressed the belief that it would be unlikely that the Company could achieve as high of a price for stockholders in an IPO transaction as it could in a sale transaction.

        Representatives of Hogan Lovells reviewed with our Board of Directors the terms of the proposed merger agreements with each of Prologis and Party A, including deal protection measures under each draft merger agreement, including the size of the company termination fee, reverse termination fee (in the case of Party A), stockholder approval requirements and the Company's "fiduciary out" under certain circumstances. Representatives of Hogan Lovells noted that, while the Company would be able to negotiate a definitive agreement with either bidder, there remained more open issues in Party A's proposed merger agreement, including Party A's continued position that the Company could not pay a third quarter dividend without reducing the purchase price and Party A's need for five months before it would be ready to close the transaction. Representatives of Morgan Stanley proposed that it seek the best and final offers from the bidders later that day, with the expectation that the Company would need to enter into an exclusivity agreement with the bidder that was selected by our Board of Directors. After further discussion by our Board of Directors, our Board of Directors unanimously decided that a sale transaction would provide the best value and certainty of execution to the stockholders of the Company, and that the Company should proceed with a sale transaction rather than an IPO transaction. Our Board of Directors also unanimously decided that it was in the best interests of the Company to exclude the Company's interests in the BTC Partnerships from any sale transaction, and that our Board of Directors would determine the best course of action with respect to the BTC Partnerships following the signing of a merger agreement. Our Board of Directors then unanimously authorized representatives of Morgan Stanley and Eastdil Secured to continue discussions with Prologis and Party A to obtain their best and final offers later that day.

        Over the course of the day on July 3, 2019, representatives of Morgan Stanley and Eastdil Secured participated in various conference calls with representatives of Prologis and Party A to solicit best and final offers, which were submitted by each of Prologis and Party A during the afternoon of July 3, 2019, and to clarify certain aspects of such offers. As a result of one such conversation, Prologis resubmitted its offer, clarifying, among other things, the treatment of dividends between signing and closing, as well as removing certain assumptions relating to the Company's funding of capital expenditures and leasing costs prior to the closing.

        In the evening of July 3, 2019, our Board of Directors met, together with members of the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells, to review the final offers of each of Prologis and Party A and to select the winning bidder in the sale process. Representatives of Morgan Stanley provided an overview of discussions with each of Prologis and Party A over the course of the day, reporting that Prologis had increased its offer price by a total of $40 million (or approximately 22 cents per share), for a total aggregate purchase price of $3.99 billion, and that Party A had increased its purchase price by a total of $68 million (or approximately 25 cents per share) for a total aggregate purchase price of $3.86 billion. Representatives of Hogan Lovells then provided an overview of the forms of merger agreements proposed by each of Prologis and Party A. Representatives of Hogan Lovells noted that Party A had ultimately agreed that the Company could pay its third quarter dividend in its final negotiations. After considering the higher price offered by Prologis and fewer open issues in the proposed merger agreement of Prologis, our Board of Directors unanimously approved a resolution to proceed with a merger transaction with Prologis and to enter into an exclusivity agreement with Prologis for a limited period of time. During this time, the parties would work through the final issues in the proposed merger agreement, particularly relating to the Company's treatment of its interests in the BTC Partnerships.

        Later in the evening on July 3, 2019, representatives of Hogan Lovells, on behalf of the Company, sent to Prologis and Mayer Brown a revised draft of the merger agreement, which responded to Prologis's June 27, 2019 draft merger agreement. The revised merger agreement included additional mechanics regarding the transactions related to the BTC Partnerships in order to provide the Company with flexibility to choose a structure retaining or disposing of its interests in the BTC Partnerships between signing and closing and also extended the "outside date" of the merger closing in order to allow the Company more time to complete any transactions related to the BTC Partnerships. The revised merger agreement also provided for a $65 million termination fee, which was a lower fee than Prologis's proposal of 3% of the deal value, and which amount had been agreed upon by the parties earlier that day. In addition, in response to Prologis's request for exclusivity, representatives of Hogan Lovells, on behalf of the Company, sent to Prologis and its counsel a draft exclusivity agreement providing Prologis with exclusivity through 11:59 p.m. on July 14, 2019.

        Also on July 3, 2019, the Company sent to its joint venture partner a draft of a consent letter pursuant to which the Company requested that its joint venture partner consent to a potential spinoff of the Company's interests in the BTC Partnerships to a newly formed public company that would hold such interests if the Company elected to do so.

        On July 8, 2019, the board of directors of Prologis met to discuss the merger agreement and the proposed merger consideration, and approved the merger and authorized the management of Prologis and its legal counsel to finalize the merger agreement. The Prologis board of directors further established a merger committee of the board of directors of Prologis to approve the final terms of the merger agreement and any amendments thereto.

        On July 9, 2019, after discussions between Prologis and the Company regarding the parties' preferred timing for announcing the transaction should the parties enter into an agreement, the Company agreed to accept an exclusivity period that extended to 11:59 p.m. on July 15, 2019, and the parties executed the exclusivity agreement.

        Throughout the day on July 9, 2019, members of the Company's management and representatives of Hogan Lovells had various discussions with representatives of Prologis and its counsel regarding issues in the merger agreement, including the Company's treatment of the Company's interests in the BTC Partnerships. The Company emphasized its need for flexibility to pursue a structure that maximizes the value of the assets held by the BTC Partnerships, which remained subject to continuing analysis by the Company and would not delay the merger transaction with Prologis. Prologis accepted the ability of the Company to make an election among three alternatives for treatment of the BTC Partnerships following signing the merger agreement—a sale of the BTC Partnership interests, a spinoff of the BTC Partnership interests or an asset sale transaction—but insisted on setting a deadline by which the Company would need to make such election.

        Later in the day on July 9, 2019, Mayer Brown, on behalf of Prologis, sent to the Company and Hogan Lovells a revised draft of the merger agreement, together with the disclosure schedules to the merger agreement. The majority of Prologis's revisions were related to the treatment of the Company's interests in the BTC Partnerships, including the addition of a deadline, which was left blank, by which the Company needed to elect one of the three options relating to the BTC Partnerships outlined in the merger agreement. Prologis also made changes to how consideration to the Company would be calculated in an asset sale transaction.

        On July 11, 2019, Hogan Lovells, on behalf of the Company, sent a revised draft of the merger agreement to Prologis and Mayer Brown. The majority of the Company's changes related to preserving the Company's optionality relating to electing a transaction structure relating to the BTC Partnerships following signing of the merger agreement, including proposing an election deadline for such transaction of 60 days following the signing of the merger agreement, allowing the Company to change its election from a spinoff transaction to a sale of its interests in the BTC Partnerships following such election deadline, and extending the outside date for the merger from January 31, 2020 to March 1, 2020.

        Between July 12, 2019 and July 15, 2019, Prologis and Mayer Brown and the Company and Hogan Lovells continued to negotiate the remaining issues in the merger agreement by conference call and by exchange of drafts of the merger agreement. The majority of the negotiations related to the Company's ability to choose the appropriate treatment for its interests in the BTC Partnerships following the signing of the merger agreement and ensuring that the Company would have sufficient time to consummate any transaction relating to the BTC Partnerships prior to the outside date under the merger agreement. Ultimately, Prologis agreed to allow the Company, at its election, to extend the closing date of the merger until February 28, 2020 to consummate a spinoff transaction or the sale of the Company's interests in the BTC Partnerships, provided that if the Company was unable to consummate such spinoff or sale transaction prior to February 28, 2020, the parties agreed to pursue an asset sale transaction and close such sale prior to March 31, 2020. In addition, the parties agreed to an outside date of February 28, 2020, which may be extended to March 31, 2020 in order to consummate an asset sale transaction in the event that the Company previously elected a spinoff transaction or a sale of the Company's interests in the BTC Partnerships that was not consummated by February 28, 2020. Due to the potentially later closing date, the Company agreed that the Company termination fee would increase from $65.0 million to $96.0 million in the event that the approval of the Company's stockholders has not been received by January 15, 2020. The Company agreed that it would make an election relating to the Company's treatment of the BTC Partnerships on or prior to August 14, 2019. In addition, even after an election, the Company retained the flexibility to change its initial election from a spinoff transaction to a sale of the Company's interests in the BTC Partnerships or an asset sale transaction, or from a spinoff transaction or a sale of the interests in the BTC Partnerships to an asset sale transaction, in each case following its initial election and prior to commencement of mailing this proxy statement. The Company and Prologis negotiated and finalized a tax matters agreement with respect to potential post-closing tax matters in the event the Company elected the spinoff option regarding the Company's interest in the BTC Partnerships. The Company and Prologis also finalized the methodology for calculating the consideration to be paid in an asset sale transaction during this period.

        On July 15, 2019, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley, Eastdil Secured and Hogan Lovells. Representatives of Hogan Lovells provided a detailed review of the terms of the merger agreement, noting changes from the draft reviewed with our Board of Directors at the July 3, 2019 meeting, including the exclusion of the Company's interests in the BTC Partnerships and the Company's right to elect the appropriate treatment of such interests as set forth in the merger agreement. Representatives of Morgan Stanley then reviewed with our Board of Directors the financial aspects of the proposed merger transaction, including its financial analysis of the per share merger consideration, and rendered an oral opinion, which was confirmed by delivery of a written opinion dated July 15, 2019, to our Board of Directors to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the per share merger consideration to be received by holders of Company common stock (other than the Company and its affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders. At the meeting, after discussion and taking into account factors described in greater detail elsewhere in this proxy statement, our Board of Directors unanimously approved the merger transaction and the various other transactions to be undertaken in connection with the merger.

        On July15, 2019, the merger committee of the board of directors of Prologis approved the merger agreement.

        Later in the day on July 15, 2019, Hogan Lovells circulated an execution copy of the merger agreement, and representatives of the Company and Prologis executed the agreement. The Company and Prologis each issued press releases announcing the transaction later that day.

        Throughout June and July 2019, the Company and its joint venture partner in the BTC Partnerships had discussions regarding the joint venture partner's consent to a possible spinoff transaction. These discussions resulted in a draft consent, but certain terms were unresolved and prior to finalization of the terms of such consent and certain related amendments to the BTC Partnership Agreements, the Company determined that pursuing the Asset Sale was preferable to a spinoff transaction, and as a result the joint venture partner's consent was not necessary in connection with the Asset Sale.

        On July 26, 2019, our Board of Directors met, together with the Company's management and representatives of Hogan Lovells, to discuss the Company's options with respect to its interests in the BTC Partnerships (recognizing that under the Original Merger Agreement, the Company was required to make an election with respect to the treatment of Company's interests in the BTC Partnerships). Our Board of Directors reviewed the offer from the joint venture partner, as well as estimates of current value and projections of the potential value of each of the BTC Partnerships if such interests were retained. Our Board of Directors also discussed the status of negotiations with the joint venture partner and was provided a summary of the proposed terms under which the joint venture partner would provide its consent to a spinoff transaction. Following this discussion, our Board of Directors unanimously determined that the joint venture partner's offer to purchase the Company's interests in the BTC Partnerships was not adequate and should not be accepted. Our Board of Directors agreed to meet again the following week to continue the discussion. In addition, our Board of Directors concluded that an Asset Sale was most likely to maximize value to stockholders, including as a result of the tax treatment of the Asset Sale relative to the other options, notwithstanding the fact that an Asset Sale would result in the retention by the Company of any residual liabilities that the Company and certain of its retained subsidiaries may have. In addition, our Board of Directors took into consideration the fact that the Company would need to hold back a portion of the merger consideration to fund the Company's capital commitment obligations under the terms of the BTC Partnerships and to fund ongoing operating expenses as a public company in connection with an Asset Sale, as would also be the case in a spinoff transaction.

        On July 30, 2019, our Board of Directors met again, together with the Company's management and representatives of Hogan Lovells, to continue its discussion regarding the Company's options with respect to its interests in the BTC Partnerships. Our Board of Directors determined that it would continue to consider options with respect to maximizing value for stockholders with respect to the Company's interests in the BTC Partnerships, but in the meantime, the Company should pursue an Asset Sale with Prologis due to the advantages of such option to the Company's stockholders relative to the other options for the BTC Partnerships under the Original Merger Agreement. Our Board of Directors directed management of the Company to negotiate an Asset Sale with Prologis, including an amended and restated merger agreement to reflect this new structure, and instructed management to negotiate for the ability to effect the closing in January 2020.

        On August 7, 2019, representatives of Prologis, Mayer Brown, the Company and Hogan Lovells participated in a conference call to discuss the draft amended and restated merger agreement, including a proposal by Prologis to increase its flexibility to effect 1031 exchange transactions and allocate assets among different holding companies following the signing of the amended and restated merger agreement. In addition, the parties discussed the Company's intention to elect an Asset Sale under the Original Merger Agreement, provided that the parties could agree on acceptable terms of an amended and restated merger agreement.

        Later in the day on August 7, 2019, Hogan Lovells, on behalf of the Company, sent an initial draft of an amended and restated merger agreement to Prologis and Mayer Brown incorporating proposed changes in the agreement to reflect the Asset Sale option. The draft agreement proposed that the closing of the Asset Sale would not occur prior to January 8, 2020.

        On August 11, 2019, Mayer Brown, on behalf of Prologis, sent to the Company and Hogan Lovells a revised draft of the amended and restated merger agreement, which draft proposed additional flexibility for Prologis to engage in 1031 exchange transactions for certain assets identified by Prologis prior to closing the Asset Sale, as well as more restrictive covenants governing the Company's operations for the period between the stockholder meeting and closing of the Asset Sale, since the closing now was not contemplated to occur until January 2020.

        On August 13, 2019, representatives of Prologis, Mayer Brown and Hogan Lovells participated in a conference call to discuss the amended and restated merger agreement and certain structural matters related to the Asset Sale.

        Later in the day on August 13, 2019, at the request of the Company, Prologis extended the election deadline under the Original Merger Agreement for the Company to elect its preferred treatment of its interests in the BTC Partnerships from August 14, 2019 to August 20, 2019.

        On August 14, 2019, our Board of Directors met, together with the Company's management and representatives of Morgan Stanley and Hogan Lovells, to discuss the amended and restated merger agreement and the status of negotiations with Prologis related to the Asset Sale. Representatives of Hogan Lovells provided a detailed review of the terms of the amended and restated merger agreement, noting changes from the Original Merger Agreement and issues that remained subject to negotiation with Prologis. Representatives of Morgan Stanley reviewed with our Board of Directors the approaches to financial analysis being performed by Morgan Stanley regarding the proposed Asset Sale. Our Board of Directors then approved the election of the Asset Sale pursuant to the terms of the Original Merger Agreement, subject to finalization of the terms of an amended and restated merger agreement with Prologis.

        From August 14, 2019 through August 20, 2019, the Company and Hogan Lovells and Prologis and Mayer Brown continued to negotiate the amended and restated merger agreement, including the exchange of drafts of such agreement and various conference calls between representatives of the parties.

        On August 19, 2019, the merger committee of the board of directors of Prologis approved the amended and restated merger agreement.

        On August 20, 2019, our Board of Directors met again, together with the Company's management and representatives of Morgan Stanley and Hogan Lovells, to approve the amended and restated merger agreement. Representatives of Morgan Stanley reviewed with our Board of Directors its financial analysis of the consideration to be received by IPT Holdco in the Asset Sale and rendered an oral opinion, which was confirmed by delivery of a written opinion dated August 20, 2019, to our Board of Directors to the effect that, as of such date and based upon and subject to the various directions and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the aggregate consideration to be received by IPT Holdco pursuant to the amended and restated merger agreement (as provided in Morgan Stanley's fairness opinion) was fair from a financial point of view to IPT Holdco. At the meeting, after discussion and taking into account factors described in greater detail elsewhere in this proxy statement, our Board of Directors unanimously approved the Asset Sale, the amended and restated merger agreement, and the various other transactions to be undertaken in connection with the Asset Sale.

        Later in the day on August 20, 2019, representatives of Hogan Lovells circulated an execution copy of the amended and restated merger agreement, and representatives of the Company and Prologis executed the agreement.

Recommendations and Reasons for the Asset Sale

        In evaluating the Asset Sale, our Board of Directors consulted with our Advisor, executive officers, management and our outside legal and financial advisors and, in reaching its decision to approve the Asset Sale, our Board of Directors considered a number of factors, including the following material factors which it viewed as supporting its decision to approve and recommend approval of the Asset Sale by our common stockholders:

  •
  our Board of Directors' knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including certain economic and market conditions;

  •
  the limited number of potential purchasers with the financial ability to acquire our assets;

  •
  the extensive marketing of the Company to potential merger partners over an extended period of time. See "—Background of the Asset Sale and the Related Transactions" on page 51 in this Proxy Statement;

  •
  favorable conditions for sale transactions in the industrial real estate markets generally and industrial real estate in particular, including prices for industrial real estate assets being at or near historical highs with capitalization rates at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

  •
  the fact that the price to be paid by Prologis was the highest price received from knowledgeable and financially capable bidders;

  •
  the fact that the termination fee of $65.0 million (which termination fee increases to $96.0 million if stockholder approval is not obtained on or before January 15, 2020) payable by us in certain circumstances was viewed by our Board of Directors, after consultation with our advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

  •
  our Board of Directors' ability, under the Merger Agreement, to withdraw, modify or amend its recommendation that our common stockholders vote to approve the Asset Sale under certain circumstances, subject to payment of a termination fee of $65.0 million (which termination fee increases to $96.0 million if stockholder approval is not obtained on or before January 15, 2020) if Prologis elects to terminate the Merger Agreement;

  •
  our ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our Board of Directors determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by Prologis, that the superior proposal continues to be a superior proposal, upon payment of a termination fee of $65.0 million (which termination fee increases to $96.0 million if stockholder approval is not obtained on or before January 15, 2020);

  •
  the high probability that the Asset Sale would be completed based on, among other things, Prologis's size, financial liquidity and proven ability to complete large acquisition transactions on agreed terms, including its recent acquisition of DCT Industrial Trust Inc., and Prologis's extensive ownership, development and operating experience in the real estate industry generally and the industrial real estate sector in particular;

  •
  the lack of a financing condition for the Asset Sale;

  •
  the fact that no public trading market currently exists for our common stock and that the form of consideration to be paid to our common stockholders via the Special Distribution following the Asset Sale is cash, thereby providing our common stockholders with the certainty of the value of their consideration and the ability to realize immediate value for almost all of their investment;

  •
  the willingness of Prologis to structure the transaction to permit us to exclude the BTC Interests, which allows us to continue to pursue our investment strategy with respect to the BTC Interests to realize the value with respect to these interests at the optimal time and in the optimal manner, including by a sale or sales to our joint venture partner or to one or more third parties, as determined by our Board of Directors;

  •
  the terms and conditions of the Merger Agreement, which were reviewed by our Board of Directors in consultation with our advisors, and the fact that such terms were derived from arm's-length negotiations among the parties;

  •
  the opinion, dated August 20, 2019, of Morgan Stanley to our Board of Directors as to the fairness, from a financial point of view and as of such date, to IPT Holdco of the $3.99 billion aggregate consideration to be received in the Asset Sale by IPT Holdco pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described in the section entitled "—Opinion of Our Financial Advisor" on page 63 in this Proxy Statement; and

  •
  the fact that the Asset Sale would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the Asset Sale by voting against the Asset Sale for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay a termination fee if we subsequently were to enter into a definitive agreement relating to and consummate an acquisition proposal under certain circumstances).

        Our Board of Directors also considered the following potentially negative factors in its deliberations concerning the Asset Sale:

  •
  the Asset Sale would preclude our common stockholders from having an opportunity to participate in any future performance of our assets (other than our interests in the BTC Portfolio), future earnings growth, future appreciation of our common share value or future dividends that could be expected as a stand-alone company;

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  the fact that the cash proceeds from the Asset Sale distributed to our common stockholders would be taxable to our common stockholders for U.S. federal income tax purposes;

  •
  the significant costs involved in connection with entering into and completing the Asset Sale or, alternatively, failing to consummate the Asset Sale, and related disruptions to the operation of our business;

  •
  the restrictions on the conduct of our business prior to the completion of the Asset Sale, which could delay or prevent us from undertaking disposition, leasing and other business opportunities that may arise pending completion of the Asset Sale and generally change the manner in which we have conducted our business and operations in the past;

  •
  the possibility that the Asset Sale or failure to complete the Asset Sale may negatively impact our relationships with our lenders, stockholders, joint venture partners and tenants, and may divert attention away from the day-to-day operation of our business;

  •
  the fact that Prologis's obligation to close under the Merger Agreement is subject to certain conditions that are outside of our control;

  •
  our inability to solicit competing acquisition proposals and the possibility that the $65.0 million termination fee (which termination fee increases to $96.0 million if stockholder approval is not obtained on or before January 15, 2020) payable by us upon the termination of the Merger Agreement under the circumstances described in the Merger Agreement (see "The Merger Agreement—No Solicitation of Transactions" on page 106 in this Proxy Statement) could discourage other potential bidders from making a competing bid to acquire us;

  •
  the fact that the Company retains its historic corporate liabilities in the Asset Sale, which would have been assumed by Prologis had the Company pursued a Merger with Merger Sub, as was contemplated by the Original Merger Agreement; and

  •
  the fact that some of our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, those of our common stockholders, including the interests of our directors and executive officers discussed under "—Interests of Our Directors and Executive Officers in the Asset Sale" on page 70 in this Proxy Statement.

        The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but rather includes the material factors considered by our Board of Directors. In reaching its decision to approve and recommend that our stockholders approve the Asset Sale, our Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

        Our Board of Directors has unanimously approved the Asset Sale, and has declared the Asset Sale advisable and in the best interests of the Company and our stockholders. Our Board of Directors recommends that you vote "FOR" the approval of the Asset Sale and "FOR" the approval of any adjournments of the Annual Meeting.

Opinion of our Financial Advisor

        Our Board of Directors retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the Asset Sale. Our Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, and its knowledge of the Company's business and affairs. As part of this engagement, our Board of Directors requested that Morgan Stanley evaluate the fairness from a financial point of view of the Aggregate Consideration (as defined below) to be received by IPT Holdco pursuant to the Asset Sale. On August 20, 2019, at a meeting of our Board of Directors, Morgan Stanley rendered to our Board of Directors its oral opinion, which was subsequently confirmed in writing by delivery of a written opinion to our Board of Directors, dated August 20, 2019, that, as of such date and based upon and subject to the various directions and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement was fair from a financial point of view to IPT Holdco.

        For purposes of Morgan Stanley's opinion and the analyses described below, as directed by the Company, Morgan Stanley assumed that (1) the consideration to be received by IPT Holdco, based on the formula set forth in the Merger Agreement, together with (2) the indebtedness to be assumed, directly or indirectly, by Prologis as a result of the Asset Sale was equal to, in the aggregate, $3.99 billion (the sum of (1) and (2) being referred to herein as the "Aggregate Consideration").

        The full text of the written opinion of Morgan Stanley, dated August 20, 2019, is attached to this Proxy Statement as Annex B and is hereby incorporated by reference into this Proxy Statement in its entirety. The opinion sets forth, among other things, the various directions and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley's opinion and this section summarizing Morgan Stanley's opinion carefully and in their entirety. Morgan Stanley's opinion was directed to our Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement, as of the date of the opinion, and does not address any other aspects or implications of the Asset Sale. It was not intended to, and does not, constitute advice or a recommendation as to how any stockholder of the Company should act or vote in connection with any of the transactions contemplated by the Merger Agreement.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  •
  reviewed certain internal financial statements and other financial and operating data concerning the Company;

  •
  reviewed certain financial projections prepared by the management of the Company;

  •
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  •
  compared the financial performance of the Company with that of certain publicly-traded companies comparable with the Company;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in certain discussions and negotiations among representatives of the Company and Prologis and their financial and legal advisors;

  •
  reviewed the Merger Agreement and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. With respect to the Aggregate Consideration that the Company directed Morgan Stanley to use for purposes of its opinion, Morgan Stanley assumed that such amount was reasonably determined and calculated on bases reflecting the best currently available estimates and judgments of the management of the Company. In addition, Morgan Stanley assumed that the Asset Sale would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Asset Sale, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Asset Sale. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby (other than the fairness from a financial point of view of the Aggregate Consideration to the extent expressly specified in Morgan Stanley's written opinion) or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, including, without limitation, any terms, aspects or implications of any related transactions, any asset management or disposition fee or other consideration payable or issuable to or in respect of the Advisor or its affiliates. Morgan Stanley noted in its opinion that it understood that prior to the closing of the Asset Sale and pursuant to the Merger Agreement, the Company and its subsidiaries shall undertake certain pre-closing intercompany contribution transactions and may undertake a BTC Sale Transaction. Morgan Stanley was not requested to provide its opinion with respect to, and its opinion did not address, any term or aspect of such contribution transactions or a BTC Sale Transaction, the impact thereof or any agreement or instrument contemplated by such contribution transactions or a BTC Sale Transaction or entered into or amended in connection therewith, including the fairness from a financial point of view of such contribution transactions or a BTC Sale Transaction. Morgan Stanley's opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley's opinion also did not address how IPT Holdco may use the Aggregate Consideration or any action that the Company, IPT Holdco or any of their direct or indirect subsidiaries may take following the Asset Sale. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to Morgan Stanley as of, August 20, 2019. Events occurring after August 20, 2019 may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter to our Board of Directors dated August 20, 2019. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses.

        Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

        In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by the management of the Company, and extrapolations of such financial projections, as described in greater detail in the section of this Proxy Statement titled "—Certain Unaudited Prospective Financial Information of the Company," and certain financial projections based on Wall Street research.

Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis on the Company, which is designed to imply a value of a company based on publicly available financial terms of selected transactions.

        Using publicly available information, Morgan Stanley reviewed the terms of certain precedent transactions announced in the 24 months prior to the date of its analysis in which the targets were U.S. industrial REITs or

U.S. industrial portfolios, with a transaction value of at least $1.00 billion and where all or a portion of the consideration was paid in cash (the "selected precedent transactions"). Morgan Stanley selected such transactions because it determined, upon the application of its professional judgment and experience, that they shared certain characteristics with the Asset Sale. The following is a list of the selected precedent transactions:

Selected Precedent Transactions

Transaction Announcement Date	Target	Acquiror
June 2019	GLP PTE Ltd (US portfolio)	Blackstone Real Estate Income Trust, Inc.
March 2019	Dermody Properties	Colony Capital
November 2018	IDI Logistics, LLC	Ivanhoé Cambridge
May 2018	Gramercy Property Trust(1)	Blackstone Group Inc.
March 2018	Canyon Industrial Portfolio	Blackstone Real Estate Income Trust, Inc.
August 2017	Hillwood Investment Properties	Gramercy Property Trust

(1)
Related solely to the industrial portfolio of Gramercy Property Trust.

Capitalization Rates

        Morgan Stanley observed a range of capitalization rates for the targets implied by the selected precedent transactions of 4.75% to 5.70%. In order to calculate the Company's total implied wholly-owned gross real estate value, Morgan Stanley applied this range of implied capitalization rates to the estimate of next twelve months' net operating income ("NTM NOI") for the Company as of September 30, 2019 (the assumed closing date of the Asset Sale for purposes of Morgan Stanley's financial analyses, as directed by the Company's management), which estimate was provided to Morgan Stanley by the Company's management and derived from the unaudited prospective financial information set forth in the section of this Proxy Statement titled "—Certain Unaudited Projected Financial Information of the Company" (such estimate, the "9/30/19 NTM NOI"). From the total implied wholly-owned gross real estate value (calculated as described above), Morgan Stanley deducted management's estimate of the Company's property-level net working capital as of September 30, 2019 ("9/30/19 Property-Level NWC"). This analysis indicated the following implied reference range of the Company's adjusted wholly-owned gross real estate value, as compared to the Aggregate Consideration of $3.99 billion:

Implied Reference Range (billions)	Aggregate Consideration (billions)
$3.15 to $3.78	$3.99

Price Per Square Foot

        Similarly, Morgan Stanley observed a range of prices per-square-foot paid for the target companies or portfolios implied by the selected precedent transactions of $80.29 to $104.47. Morgan Stanley applied this range of implied prices per-square-foot paid to management's calculation of the aggregate square footage of the Company's wholly-owned properties as of the date of Morgan Stanley's analysis in order to calculate the Company's total implied wholly-owned gross real estate value. From the total implied wholly-owned gross real estate value (calculated as described above), Morgan Stanley deducted the 9/30/19 Property-Level NWC. This analysis indicated the following implied reference range of the Company's adjusted wholly-owned gross real estate value, as compared to the Aggregate Consideration of $3.99 billion:

Implied Reference Range (billions)	Aggregate Consideration (billions)
$2.98 to 3.89	$3.99

        No company or transaction utilized in the precedent transaction analysis is identical to the Company or the Asset Sale. In evaluating the selected precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. These include, among other things, the impact of competition on the Company's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that certain points in the implied reference range of the Company's adjusted wholly-owned gross real estate value derived from the valuation of precedent transactions were less than or greater than the Aggregate Consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the consideration for the Asset Sale, but one of many factors Morgan Stanley considered.

Applied Capitalization Rates

Market-Weighted Applied Capitalization Rates

        Morgan Stanley reviewed a report of U.S. market capitalization rates published on May 20, 2019 by Green Street Advisors, a third party research firm with a reputation for having real estate market level and REIT expertise. Based on this report, Morgan Stanley derived a weighted-average reference range of applied capitalization rates, based on the Company's NTM NOI in each market and Morgan Stanley's professional judgment and experience, of 4.8% to 5.2% (the "Market-Weighted Applied Capitalization Rates"). Morgan Stanley then applied the range of Market-Weighted Applied Capitalization Rates to the estimate of 9/30/19 NTM NOI in order to calculate the Company's total implied wholly-owned gross real estate value. From the total implied wholly-owned gross real estate value (calculated as described above), Morgan Stanley deducted the 9/30/19 Property-Level NWC. This analysis indicated the following implied reference range of the Company's adjusted wholly-owned gross real estate value, as compared to the Aggregate Consideration of $3.99 billion:

Implied Reference Range (billions)	Aggregate Consideration (billions)
$3.46 to $3.77	$3.99

Selected Company Applied Capitalization Rates

        Morgan Stanley also reviewed and compared certain publicly available and internal financial information relating to the Company with equivalent publicly available data for selected companies that, based on Morgan Stanley's professional judgement and experience, share similar business characteristics with the Company and have certain comparable operating characteristics to derive an implied reference range of the Company's adjusted wholly-owned gross real estate value. Morgan Stanley reviewed the following publicly-traded companies (which we refer to as the "selected companies"): Duke Realty Corporation, First Industrial Realty Trust, Inc. and Prologis, Inc. For purposes of this analysis, Morgan Stanley reviewed consensus Wall Street estimated applied capitalization rates for the selected companies as of August 19, 2019 (the most recent available estimates), which ranged from 4.7% to 5.2% (the "Selected Company Applied Capitalization Rates"). Morgan Stanley then applied the range of Selected Company Applied Capitalization Rates to the estimate of 9/30/19 NTM NOI in order to calculate the Company's total implied wholly-owned gross real estate value. From the total implied wholly-owned gross real estate value (calculated as described above), Morgan Stanley deducted the 9/30/19 Property-Level NWC. This analysis indicated the following implied reference range of the Company's adjusted wholly-owned gross real estate value, as compared to the Aggregate Consideration of $3.99 billion:

Implied Reference Range (billions)	Aggregate Consideration (billions)
$3.43 to 3.81	$3.99

General

        Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company's control. These include, among other things, the impact of competition on the Company's businesses and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement and in connection with the delivery of its opinion, dated August 20, 2019, to our Board of Directors. These analyses do not purport to be appraisals.

        The Asset Sale, including the terms thereof and the consideration to be paid to IPT Holdco in the Asset Sale, was determined through negotiations on an arm's-length basis between the Company and Prologis, and was unanimously approved by our Board of Directors. Morgan Stanley provided advice to our Board of Directors during these negotiations, but did not, however, recommend any specific consideration to our Board of Directors, nor did Morgan Stanley opine that any specific consideration to be received by IPT Holdco constituted the only appropriate form or amount of consideration for the Asset Sale.

        Morgan Stanley's opinion and its presentation to our Board of Directors was one of many factors taken into consideration by our Board of Directors in deciding to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Asset Sale. Consequently, the analyses as described above should not be viewed as determinative of the recommendation of our Board of Directors with respect to the consideration to be received by IPT Holdco pursuant to the Merger Agreement or whether our Board of Directors would have been willing to agree to a different form or amount of consideration.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice. Morgan Stanley's opinion was not intended to, and does not, express an opinion or a recommendation as to how any stockholder of the Company should act or vote in connection with any of the transactions contemplated by the Merger Agreement. Morgan Stanley's opinion did not address any other aspect of the Asset Sale.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Prologis, the Company, any of their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided our Board of Directors with financial advisory services and a financial opinion in connection with the Asset Sale, and the Company has agreed to pay Morgan Stanley a fixed fee of $17,000,000, of which $13,000,000 is contingent and payable upon the closing of the Asset Sale. The Company has also agreed to reimburse Morgan Stanley for its reasonable and documented expenses incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, relating to or arising out of Morgan Stanley's engagement.

        In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services for Prologis and have received fees of less than approximately $3 million in the aggregate in connection with such services. As of the date of Morgan Stanley's opinion, an affiliate of Morgan Stanley is a lender to the Prologis and its affiliates under the Prologis's credit facility, borrowings from which may be used by Prologis and its affiliates to pay a portion of the consideration in the Asset Sale to IPT Holdco. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory services to the Company and have received fees of approximately $1 million to $5 million in the aggregate in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Prologis and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Unaudited Prospective Financial Information of the Company

        We do not as a matter of course make public long-term projections as to future revenues, net operating income, earnings, funds from operations or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, we are including below certain unaudited prospective financial information of the Company that was prepared by our management and made available to our Board of Directors in connection with the evaluation of the Asset Sale. This information also was provided to our financial advisors in connection with their financial analyses and used in Morgan Stanley's opinion described under "—Opinion of Our Financial Advisor." The inclusion of this information should not be regarded as an indication that any of the Company, its affiliates, our management, or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

        The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. The unaudited prospective financial information includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and is subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution.

        You should review the Company's filings with the Commission for a description of risk factors with respect to our business and see "Cautionary Statement Concerning Forward Looking Statements" on page 23 in this Proxy Statement. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in the Company's GAAP financial statements.

        Neither the Company's independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the Company's independent registered public accounting firm contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 relates to the historical financial information of the Company and does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.

        The following table presents selected unaudited prospective financial data for the 12 months ending December 31, 2019 through December 31, 2024 for the Company. This unaudited prospective financial data does not include the impacts, revenues and expenses relating to the BTC Portfolio and does not give effect to the Asset Sale and related transactions.

	Projected Years Ending December 31,
(in millions)	2019E	2020E	2021E	2022E	2023E	2024E
Cash NOI(1)	$175	$181	$192	$202	$214	$223
EBITDA(2)	$151	$156	$163	$171	$180	$186
FFO(3)	$98	$102	$108	$116	$124	$129
AFFO(4)	$64	$60	$72	$79	$96	$108

(1)
We define Cash NOI (Net Operating Income) as GAAP rental revenues less GAAP rental expenses and excludes non-cash amounts for straight-line rental income and the amortization of above (below) market lease adjustments, in each case before applying GAAP adjustments to such items. We consider Cash NOI to be an appropriate supplemental performance measure and believe Cash NOI provides useful information to our investors regarding our financial condition and results of operations because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, impairment charges, general and administrative expenses, and interest expense.

(2)
We define EBITDA as earnings before interest, taxes, depreciation and amortization after fees paid to our Advisor, which we believe to be a useful measure for assessing our operating results.

(3)
We define FFO (Funds from Operations) consistent with the National Association of Real Estate Investment Trusts' definition of such term. FFO is net income (computed in accordance with GAAP) excluding certain noncash, non-recurring items such as real estate-related depreciation and amortization, impairment of depreciable real estate, and gains or losses on sales of assets. We believe FFO is a meaningful supplemental measure of our operating performance that our management uses to evaluate our consolidated operating performance and that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. By excluding gains or losses on the sale of assets, we believe FFO provides a helpful additional consistent measure of our consolidated operating performance on a comparative basis.

(4)
We define AFFO (Adjusted Funds From Operations) as FFO less anticipated recurring capital expenditures and removing certain non-cash items such as straight-line rental income and amortization of above (below) market lease adjustments, which we believe are appropriate adjustments to FFO to accurately reflect our historical experience.

        Cash NOI, EBITDA, FFO and AFFO are "non-GAAP financial measures" and should not be considered as alternatives to net income (determined in accordance with GAAP) as an indication of our performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none are a measure of liquidity or an indicator of our ability to make cash distributions. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In preparing the foregoing unaudited prospective financial information, we made a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities, including our ability to finance our operations and investments and refinance certain of our outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of our investments and the yield to be achieved on such investments, the amount and timing of capital expenditures, distribution rates, occupancy and the amount of general and administrative costs. The assumptions made in preparing the above unaudited prospective financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Cautionary Statement Regarding Forward-Looking Statements," as well as the risks described in the periodic reports of the Company filed with the Commission, all of which are difficult to predict and many of which are beyond our control. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the merger is completed.

        You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by us or any other person to any stockholder or other person regarding our ultimate performance compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this Proxy Statement should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of the Company's reported results of operations and financial condition and capital resources during 2019, including in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's periodic reports filed with the Commission.

        WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Interests of Our Directors and Executive Officers in the Asset Sale

        Our executive officers and members of our Board of Directors may be deemed to have interests in the Asset Sale that are in addition to or different from the interests of our stockholders generally, which interests are described more fully below. Our Board of Directors was aware of these interests and considered them among other matters in approving the Merger Agreement.

  Ownership of Common Stock

        As of September 23, 2019, our directors, executive officers and other employees owned a total of 210,770 shares of our common stock. Of the 177,998,231.368 shares of common stock outstanding as of the record date, our independent directors, Messrs. Burton, Duke, Moore and Hagestad, each beneficially own 24,304.157, 24,304.157, 24,304.157 and 24,991.995 shares of common stock, respectively. In addition, of the 177,998,231.368 shares of common stock outstanding as of the record date, our executive officers, Messrs. Zucker, Merriman, McGonagle, Recknor and Widoff, each beneficially own 52,429.848, 23,509.467, 8,396.238, 0 and 2,238.999 shares of common stock, respectively. As a result, the independent directors and executive officers will receive the Special Distribution with respect to the shares of common stock that they own. For additional information regarding our directors' and executive officers' ownership of the Company's common stock see "Security Ownership of Certain Beneficial Owners and Management" on page 119 in this Proxy Statement.

  Special Partnership Units

        Pursuant to the terms of the limited partnership agreement of our Operating Partnership, upon a direct or indirect sale by the Company of one or more of its assets prior to the closing of the Asset Sale, the net proceeds from such sale will be distributed 15% to the Special Limited Partner after the Company (and its stockholders) has received distributions equal to its capital contributions plus a 6.5% per annum return. The limited partnership agreement of our Operating Partnership was amended, as described under "—Sponsor Restructuring Transactions," to provide that following the closing of the Asset Sale, the net proceeds from the sale by the Company of one or more of its remaining assets will be distributed 35% to the Special Limited Partner. Alternatively, if such sale constitutes a sale of all or substantially all of the Company's assets, then each Special Partnership Unit will be exchanged for OP Units with a value equal to the net sales proceeds of such sale that would have been distributed to the Special Limited Partner under the distribution provisions of the limited partnership agreement of our Operating Partnership and in accordance with the terms of the limited partnership agreement, and then such OP Units will automatically be redeemed by our Operating Partnership for an aggregate cash amount equal to such value. However, the conversion and redemption provisions of the limited partnership agreement assume that following a sale of substantially all of the Company's assets, there would be no operating assets remaining, which is not the case with the Asset Sale. Therefore, in order to incentivize the Sponsor and the Advisor to continue to manage the Company and its remaining assets following the closing of the Asset Sale (which would primarily consist of our interests in the BTC Portfolio), we agreed to provide that such provisions would not apply with respect to the Asset Sale, thereby allowing the Special Limited Partner to retain its Special Partnership Units and share in further distributions (for more information, see "—Description of the Company Remaining After Closing" on page 75 in this Proxy Statement). Accordingly, on August 20, 2019, we, in our capacity as general partner of our Operating Partnership, entered into a letter agreement with the Special Limited Partner pursuant to which we and the Special Limited Partner agreed that the conversion and redemption provisions of the limited partnership agreement will not apply with respect to the Asset Sale. The result of this letter agreement is that the Special Limited Partner will receive a distribution of net sales proceeds of the Asset Sale in accordance with the distribution provisions of the limited partnership agreement as described above, but will retain its Special Partnership Units. Assuming a closing of the Asset Sale on January 8, 2020, the net sale proceeds we would expect to distribute to the Special Limited Partner in accordance with the limited partnership agreement of our Operating Partnership would be approximately $57.7 million. If the closing is later than such assumed date, the expected distribution to the Special Limited Partner would decrease, but we do not expect that the amount of any such decrease would be material.

        The letter agreement further provides that, following the Asset Sale, in the event of any sale, termination event or liquidity event, the Special Limited Partner may, in its discretion, choose to either require the exchange and full or partial redemption of the Special Partnership Units in accordance with the terms of the exchange and redemption provision in the limited partnership agreement or receive distributions of the net sales proceeds in accordance with the distribution provisions of the limited partnership agreement described above.

        Our Sponsor, which is presently directly or indirectly majority owned, controlled and/or managed by the estate of John A. Blumberg, James R. Mulvihill and Evan H. Zucker, our Chairman of the board of directors, and/or their affiliates, owned 100 Special Partnership Units and did not own any OP Units as of September 23, 2019. Dwight L. Merriman III, our chief executive officer and a director, Thomas G. McGonagle, our chief financial officer, and Joshua J. Widoff, our managing director, chief legal officer and secretary, each has an indirect ownership interest in our Sponsor. Other than Mr. Zucker, none of our directors or executive officers beneficially owned Special Partnership Units as of September 23, 2019. None of our directors or executive officers beneficially owned OP Units as of September 23, 2019.

  Preferred Equity

        Pursuant to the Master Reorganization Agreement, as described below under "—Sponsor Restructuring Transactions"), immediately following the closing of the Asset Sale and the payment of the Special Distribution, in exchange for an in-kind capital contribution of certain intellectual property rights by the New Special Limited Partner to the Operating Partnership, the New Special Limited Partner will receive a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of such contributed intellectual property rights.

  Asset Management Fee

        Pursuant to the terms of the Advisory Agreement, upon the disposition of one or more assets of the Company, the New Advisor is entitled to receive an "Asset Management Fee" equal to 2.5% of the "Contract Sales Price," which is the sum of the amount paid for the asset or assets, plus any debt or liabilities assumed; except that, pursuant to the amendment to the Advisory Agreement described under "—Sponsor Restructuring Transactions," the "Asset Management Fee" payable with respect to the Asset Sale was reduced to 0.6203% of the "Contract Sales Price." Upon the closing of the Asset Sale, we expect to pay the New Advisor an Asset Management Fee of approximately $24.8 million.

        Our Advisor is wholly owned by our Sponsor. Our Sponsor is presently directly or indirectly majority owned, controlled and/or managed by the estate of John A. Blumberg, James R. Mulvihill and Evan H. Zucker, our Chairman of the board of directors, and/or their affiliates. Dwight L. Merriman III, our chief executive officer and a director, Thomas G. McGonagle, our chief financial officer, and Joshua J. Widoff, our managing director, chief legal officer and secretary, each has an indirect ownership interest in our Sponsor.

  Retained Interest in Continuing Company

        We and our Operating Partnership will survive the Asset Sale and continue operating after closing, with our assets primarily consisting of our interests in the BTC Portfolio. As a result, our directors, executive officers, Sponsor and Advisor generally will continue to have the same interests in the Company and our Operating Partnership following closing of the Asset Sale as they do currently, except that our Sponsor's and our Advisor's interests will be assigned to the New Special Limited Partner, an affiliate of our Sponsor and our Advisor, and the New Special Limited Partner will be entitled to receive distributions by the Operating Partnership in the amount equal to $10.0 million before any distributions are paid to shareholders of the Company and after any distribution necessary to maintain REIT status and a higher percentage of the distributions made by our Operating Partnership, including with respect to the disposition of our interests in the BTC Portfolio and any other assets of the Company in the future as the result of the Sponsor Restructuring Transaction as described under "—Sponsor Restructuring Transactions." These interests include, without limitation, continued service of our directors and executive officers, with our directors entitled to continued compensation for serving in such role; the New Advisor, an affiliate of our Advisor, continuing to serve as our external advisor pursuant to the Advisory Agreement, entitling the New Advisor to the continued fees and compensation set forth in the Advisory Agreement, including the continued right to receive an asset management fee upon asset dispositions; the New Special Limited Partner, an affiliate of our Sponsor, continuing to hold Special Partnership Units in our Operating Partnership, entitling the New Special Limited Partner, at its option, either to receive 35% of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, or to have its Special Partnership Units redeemed by the Company upon the disposition of the BTC Portfolio or any other assets of the Company in the future; affiliates of our Advisor continuing to serve as external managers of the BTC Portfolio, entitling such affiliates to the continued compensation and fees set forth in the separate advisory agreements with our subsidiaries that serve as general partners of the BTC Portfolio; and affiliates of our Advisor continuing to hold a special limited partnership interest in each BTC Partnership, entitling such affiliates to the rights to receive certain distributions under the terms of the BTC Partnership Agreements. In addition, immediately following the closing of the Asset Sale and the payment of the Special Distribution, in exchange for an in-kind capital contribution of certain intellectual property rights by the New Special Limited Partner to the Operating Partnership, the New Special Limited Partner will receive a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating

Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of such contributed intellectual property rights. The New Special Limited Partner will, as the holder of the preferred equity capital interests, be entitled receive $10.0 million of distributions from our Operating Partnership before the shareholders of the Company receive any distributions and after any distribution necessary to maintain REIT status. For more detail on these interests, see "—Sponsor Restructuring Transactions" and "—Description of the Company Remaining After Closing" below.

  Independent Director Approval of Payments to our Advisor and its Affiliates

        Pursuant to our charter, for any year in which the Company qualifies as a REIT, including 2019, the Company is not permitted to reimburse our Advisor at the end of any fiscal quarter for total operating expenses paid or incurred by us that, in the four consecutive fiscal quarters then ended (which we refer to as the "expense year") exceed, which excess amount we refer to as the "excess amount," the greater of 2% of our average invested assets or 25% of Net Income for such expense year. Our charter requires any excess amount paid to our Advisor during a fiscal quarter to be repaid to the Company, or, at the option of the Company, subtracted from the total operating expenses reimbursed during the subsequent fiscal quarter unless a majority of the independent directors of our Board of Directors determine that such excess amount was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be paid. Under our charter, we are also required to notify our stockholders in writing about the payment of such excess amount, together with an explanation of the factors the independent directors on our Board of Directors considered in determining that such excess expenses were justified. There may be deemed to be an excess amount payable to our Advisor and its affiliates for the four fiscal quarters ending with the quarter in which the Asset Sale is consummated.

        The independent directors of our Board of Directors unanimously approved the payment of all applicable fees and expenses provided for under the Advisory Agreement, including any excess amount, to our Advisor at a meeting held on August 20, 2019. In approving the payment of any deemed excess amount, the independent directors considered the fact that the Merger Agreement and the transactions contemplated thereby, including the Asset Sale, are unusual and nonrecurring events with respect to the Company, and the consummation of the Asset Sale and the other transactions contemplated by the Merger Agreement justify the payment of any deemed excess amount to our Advisor and its affiliates based on such unusual and nonrecurring factors. In reaching their decision to approve any deemed excess amount, the independent directors also determined that the Asset Sale and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and our stockholders. In reaching this determination, the independent directors consulted with our executive officers, as well as our outside legal and financial advisors, and considered, in conjunction with our Board of Directors, a number of factors, including the material factors summarized above under "—Recommendations and Reasons for the Asset Sale."

        In addition, the independent directors of our Board of Directors reviewed and unanimously approved the Sponsor Restructuring Transactions described below under "—Sponsor Restructuring Transactions." In approving such transactions, the independent members of our Board of Directors considered the fact that such transactions result in an increase in the net cash proceeds of the Asset Sale payable to the Company's stockholders, while providing affiliates of our Sponsor with an increased profits interest in the Company following the closing of the Asset Sale, which our Board expects will further motivate the New Advisor and its affiliates to achieve optimal financial results with respect to the Company following the closing of the Asset Sale. Our Board of Directors also considered that the increased profits interest of affiliates of our Sponsor could result in such affiliates being paid more (or less) in the future than our Sponsor would be have been entitled to receive had the Company and our Sponsor not engaged in the Sponsor Restructuring Transactions, such that the stockholders of the Company could receive a lower return on their investment in the Company as a result of the Sponsor Restructuring Transactions.

        Our Advisor is wholly owned by our Sponsor. Our Sponsor is presently directly or indirectly majority owned, controlled and/or managed by the estate of John A. Blumberg, and by James R. Mulvihill and Evan H. Zucker, our Chairman of our Board of Directors, and/or their affiliates. Dwight L. Merriman III, our chief executive officer and a director, Thomas G. McGonagle, our chief financial officer, and Joshua J. Widoff, our managing director, chief legal officer and secretary, each has an indirect ownership interest in our Sponsor.

Sponsor Restructuring Transactions

        On October 7, 2019, the Company and the Operating Partnership entered into a Master Reorganization and Transaction Agreement (the "Master Reorganization Agreement") with our Sponsor, our Advisor and Academy

Partners Ltd. Liability Company, an affiliate of our Sponsor ("Academy Partners"), to engage in certain transactions to restructure our Sponsor's and our Advisor's interests in the Company in connection with and following the Asset Sale. The Master Reorganization Agreement contemplates that the parties thereto enter into an amendment to the Advisory Agreement, amendments to the limited partnership agreement of the Operating Partnership and certain other transaction agreements in order to reduce the advisory fees payable to our Advisor in connection with the Asset Sale by an amount equal to approximately $75.0 million, and affiliates of our Advisor will receive an increased profits interest in the Operating Partnership, which increased profits interest does not apply to a sale involving the Company's wholly owned properties, such as the Asset Sale. In addition, following the closing of the Asset Sale, in exchange for an in-kind capital contribution of certain intellectual property rights by the New Special Limited Partner to the Operating Partnership, the New Special Limited Partner will receive a preferred equity capital interest in the Operating Partnership.

        Pursuant to the amendment to the Advisory Agreement, dated as of October 7, 2019, the asset management fee payable under the Advisory Agreement with respect to any disposition involving the properties owned 100% by our Operating Partnership, including the Asset Sale, was reduced, effective as of October 7, 2019, from 2.50% of the "Contract Sales Price" to 0.6203% of the "Contract Sales Price," representing a reduction in the amount of fees payable to the New Advisor upon the closing of the Asset Sale of approximately $75.0 million. The Company remains obligated to pay such reduced fee in the event that a disposition of our Operating Partnership's wholly owned properties is consummated pursuant to one or more definitive agreements entered into during the term of the Advisory Agreement, including the Asset Sale, even if the Advisor is terminated without cause prior to the closing of such disposition.

        On October 7, 2019, the Company and the Operating Partnership also adopted an amendment to the limited partnership agreement of the Operating Partnership, which amendment provides that the Special Limited Partner, an affiliate of our Advisor, will obtain an increase from 15% to 35% in its entitlement to all distributions related to our interests in the BTC Portfolio and any other assets of the Company in future, which increase is effective January 1, 2019, but does not apply to any distributions of net sales proceeds made with respect to the sale by the Company of its wholly owned properties, including the Asset Sale.

        In accordance with the Master Reorganization Agreement, prior to the closing of the Asset Sale, our Sponsor will accept an assignment of all rights to the trademark and all related rights and goodwill, world-wide, to the mark "Industrial Properties Trust" (collectively, the "IPT Intellectual Property") from the current holder thereof, an affiliate of the Sponsor, and an assignment from our Advisor of all of its rights under the Advisory Agreement, and our Sponsor will assume the obligations of our Advisor under the Advisory Agreement. Following such actions and prior to the closing of the Asset Sale, our Sponsor intends to capitalize IPT Advisor LLC, an affiliate of our Sponsor, by contributing to it (i) the IPT Intellectual Property, (ii) the Advisory Agreement, and (iii) our Sponsor's Special Partnership Units. As a result, IPT Advisor LLC will be the New Advisor and the New Special Limited Partner.

        Immediately following the closing of the Asset Sale and the payment of the Special Distribution, the New Special Limited Partner will make an in-kind contribution to the Operating Partnership, in the form of an assignment of the IPT Intellectual Property, which IPT Intellectual Property the Company currently licenses from an affiliate of our Sponsor under a non-exclusive license terminable by either party on short notice. In exchange for such in-kind contribution of the IPT Intellectual Property, our Operating Partnership will issue to the New Special Limited Partner a preferred equity capital interest in our Operating Partnership having a preference on distributions from our Operating Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of the IPT Intellectual Property (the "Preference"). In connection therewith, the Company and our Operating Partnership have agreed to amend and restate the limited partnership agreement of the Operating Partnership immediately following the closing of the Asset Sale and payment of the Special Distribution to provide that distributions by our Operating Partnership received by it from dispositions of our interests in the BTC Portfolio and any other assets of the Company in the future would be made, after any distribution necessary to maintain our REIT status (i) first, 100% to pay the Preference described above, and (ii) then, 65% to the Company, and 35% to the New Special Limited Partner. As a result of the Sponsor Restructuring Transactions, the amount of the Special Distribution estimated to be distributed to stockholders of the Company following the closing of the Asset Sale is expected to increase from approximately $12.18 per share to approximately $12.54 per share; however, affiliates of our Sponsor will receive a greater proportion of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, than affiliates of the Sponsor would have been entitled to prior to the Sponsor Restructuring Transactions.

Description of the Company Remaining After Closing

        Following the Asset Sale, we will remain a reporting company registered with the Commission and will continue to comply with all reporting obligations required of companies with a class of securities registered under the Exchange Act, unless any of those obligations becomes no longer applicable to us. We do not intend to list our shares of common stock on any securities exchange or other market in connection with the Asset Sale, the Conversion or anytime thereafter.

        We expect that our corporate governance generally will not change as a result of the Asset Sale, although we will effectuate the Conversion and convert into a Maryland real estate investment trust if both the Asset Sale and the Conversion are approved by our stockholders, and the Declaration of Trust will (i) permit sales of all or substantially all of the assets of the Company (i.e., the BTC Interests) following adoption of a plan of liquidation by the Board of Directors/Trustees; and (ii) not require separate stockholder approval for dissolution because the Plan of Conversion to be approved by the stockholders includes a provision for voluntary dissolution following disposition of the remaining assets of the Company. We do not expect that our directors or officers will change as a result of the Asset Sale. Moreover, the New Advisor, an affiliate of our Advisor, will continue to serve as our external advisor pursuant to the Advisory Agreement, including the continued right to receive an asset management fee upon asset dispositions. In addition, the New Special Limited Partner, an affiliate of our Sponsor, will continue to hold Special Partnership Units in our Operating Partnership entitling the New Special Limited Partner, at its option, either to have its Special Partnership Units redeemed by the Company upon the disposition of the BTC Interests and any other assets of the Company in the future or to receive 35% of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, which is a higher percentage than the Special Limited Partner was entitled to receive prior to the amendment of the limited partnership agreement of the Operating Partnership adopted in connection with the Sponsor Restructuring Transactions. Also in connection with the Sponsor Restructuring Transactions, immediately following the closing of the Asset Sale and the payment of the Special Distribution, the New Special Limited Partner will receive, in exchange for an in-kind capital contribution of the IPT Intellectual Property by the New Special Limited Partner to the Operating Partnership, a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of such contributed intellectual property rights. For a description of the Advisory Agreement, the special limited partnership interest and the preferred equity capital interest held by the New Special Limited Partner, see "Certain Relationships and Related Transactions" below and "—Sponsor Restructuring Transactions" above.

        Furthermore, we expect that our compensation program for our independent directors generally will not change as a result of the Asset Sale. The Industrial Property Trust Inc. Equity Incentive Plan, dated as of July 16, 2013 (the "IPT Equity Incentive Plan"), under which our directors, officers, and employees (if any), as well as any advisor or consultant, including employees of the Advisor and the property manager, are eligible to receive awards, and the Industrial Property Trust Inc. Private Placement Equity Incentive Plan, effective as of February 26, 2015 (the "IPT Private Placement Equity Incentive Plan"), under which any person, trust, association, or entity is eligible to receive awards, each will remain in place and continue following completion of the Asset Sale. In addition, although we currently expect to terminate the DRIP, we expect to reinstate the SRP in the event of death of a stockholder up to an aggregate cap for all stockholders of $1.0 million.

        We expect to treat the Asset Sale as a sale pursuant to a plan of liquidation for U.S. federal income tax purposes. In general, the U.S. federal income tax rules applicable to REITs require the Company to complete its liquidation within 24 months following adoption of a plan of liquidation. If, at the end of the 24-month period, the Company has not sold all of its assets and distributed all of the proceeds to its stockholders, the Company intends to complete its tax liquidation by electing to be treated as a partnership for U.S. federal income tax purposes (but, assuming the Conversion is approved as described herein, the Company does not expect that it would change its legal form in connection with the tax liquidation). After completion of the Asset Sale, our assets will primarily consist of the BTC Interests, which consist of minority ownership interests in two joint venture partnerships between us and affiliates of QR Master Holdings USA II LP (the "QuadReal Limited Partner")—the BTC Portfolio. As of June 30, 2019, the BTC Portfolio consisted of 72 properties totaling approximately 18.0 million square feet, which consisted of: 52 acquired or completed buildings, eight buildings under construction, 11 buildings in pre-construction phase and one land parcel. Our ownership share of the BTC Portfolio's gross real estate was valued at approximately $295 million (or approximately 7.6% of our total gross real estate) at the time of our most recent appraisal as of November 30, 2018. For additional information regarding the assets of the Company following the consummation of the Asset Sale, see the pro forma financial information provided below.

        Build-To-Core Industrial Partnership I LP ("BTC I"), which was formed in February 2015, is comprised of approximately 80% development investments and 20% core investments and value-add investments. As of June 30, 2019, BTC I owned a real estate portfolio of 37 buildings totaling approximately 9.7 million square feet that were approximately 90% leased, and had five buildings that were under construction or pre-construction phase totaling approximately 1.5 million square feet. BTC I has a ten-year term. Through our subsidiaries, we own and, following completion of the Asset Sale will continue to own, a 20% interest in BTC I, comprised of general and limited partnership interests. In addition, through our subsidiaries, we serve as general partner of BTC I and, in such capacity, we have entered into an advisory agreement with an affiliate of our Advisor to provide certain advisory services to BTC I in exchange for certain fees. Both we, in our capacity as general partner of BTC I, and an affiliate of our Advisor, in its capacity as holder of a special limited partnership interest in BTC I, receive incentive distributions from BTC I. For more information, see below under "—The BTC Partnership Agreements—BTC I Partnership Agreement."

        Build-To-Core Industrial Partnership II LP ("BTC II"), which was formed in May 2017, is comprised of approximately 70% development investments, 20% value-added investments and 10% core investments. As of June 30, 2019, BTC II owned a real estate portfolio of 15 buildings totaling approximately 2.8 million square feet that were approximately 75% leased and had 14 buildings totaling approximately 4.0 million square feet that were under construction or pre-construction phase. BTC II has a ten-year term. Through our subsidiaries, we own and, following completion of the Asset Sale, will continue to own, an 8% interest in BTC II, comprised of general and limited partnership interests. In addition, through our subsidiaries, we serve as general partner of BTC II and, in such capacity, we have entered into an advisory agreement with an affiliate of our Advisor to provide certain advisory services to BTC II in exchange for certain fees. Both we, in our capacity as general partner of BTC II, and an affiliate of our Advisor, in its capacity as holder of a special limited partnership interest in BTC II, receive incentive distributions from BTC II. For more information, see below under "—The BTC Partnership Agreements—BTC II Partnership Agreement." In addition, an affiliate of our Advisor holds a 2% limited partnership interest in BTC II.

        Our primary investment objective will be to hold the BTC Interests for such time as is necessary to realize the value with respect to these interests at the optimal time and in the optimal manner, including by a sale or sales to our joint venture partner or to one or more third parties (as and when permitted), as determined by our Board of Directors. In the near term, we expect to continue to actively assess our options with respect to the BTC Interests, which may include engaging in discussions with our joint venture partner regarding a possible sale of the BTC Interests. Following the ultimate sale of the BTC Interests (whether to our joint venture partner or to one or more third parties and whether in the near term or at a later date) and distribution of the net proceeds to our stockholders, we expect to wind-up and dissolve. There is no assurance as to when stockholders will receive net proceeds in connection with a liquidation of the BTC Interests or that we will attain our investment objectives.

        We have operated and elected to be treated as a REIT for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2013, and we intend to continue to operate in accordance with the requirements for qualification as a REIT. We utilize an UPREIT organizational structure to hold all or substantially all of our assets through our Operating Partnership. We do not expect the Conversion to have any impact on our REIT status.

  Our Post-Closing Structure

        The following diagram depicts our anticipated ownership structure immediately following completion of the Asset Sale, the Special Distribution and the Conversion:

        Two of our wholly owned subsidiaries, IPT BTC I GP LLC and IPT BTC I LP LLC, hold our 20% interest in BTC I. Third party limited partners own the remaining 80.0% interest in BTC I. Our 8.0% interest in BTC II is owned through two of our wholly owned subsidiaries, IPT BTC II GP LLC and IPT BTC II LP LLC. BCG BTC II Investors LLC (the "BCG Limited Partner"), owns a 2.0% interest in BTC II. The BCG Limited Partner is an affiliate of our Sponsor. Third party limited partners own the remaining 90.0% interest in BTC II. The description of our subsidiaries in this paragraph reflects our current structure, which is not anticipated to change as a result of the Asset Sale, the Special Distribution or the Conversion.

  Operating Partnership Agreement

        Following completion of the Asset Sale and payment of the Special Distribution, the limited partnership agreement of our Operating Partnership will be amended and restated as described above under "—Sponsor Restructuring Transactions" and the New Special Limited Partner, an affiliate of our Sponsor, will continue to hold Special Partnership Units in our Operating Partnership and will receive a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million. As described above under "—Interests of Our Directors and Executive Officers in the Asset Sale—Special Partnership Units," on August 20, 2019, we and the Special Limited Partner entered into a letter agreement pursuant to which we agreed that, following the Asset Sale, in the event of any sale, termination event or liquidity event, the Special Limited Partner may, in its discretion, choose to either require the exchange and full or partial redemption of the Special Partnership Units in accordance with the terms of the exchange and redemption provision in the limited partnership agreement or receive the profits interest to which the special limited partner is entitled, which profits interest was increased from 15% of net sales proceeds from any such sale, termination event or liquidity event, including any disposition of the BTC Interests, to 35% of all distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future, pursuant to an amendment to the limited partnership agreement of the Operating Partnership that was adopted on October 7, 2019 in connection with the Sponsor Restructuring Transactions.

  Advisory Agreement

        Following completion of the Asset Sale, the New Advisor, an affiliate of our Sponsor, will continue to serve as our external advisor pursuant to the Advisory Agreement, including the continued right to receive an asset management fee upon asset dispositions. For a description of the Advisory Agreement, see "—Sponsor Restructuring Transactions" on page 73 in this Proxy Statement, "Certain Relationships and Related Transactions—The Advisory Agreement" on page 129 in this Proxy Statement and "—Compensation to the Advisor" on page 130 in this Proxy Statement.

  Dealer Manager Agreement

        Following completion of the Asset Sale, an affiliate of our Sponsor will continue to serve as our Dealer Manager pursuant to the Dealer Manager Agreement. For a description of the Dealer Manager Agreement, see "Certain Relationships and Related Transactions—Dealer Manager Agreement" on page 131 in this Proxy Statement.

  The BTC Partnership Agreements

        The following is a summary of certain provisions of the BTC Partnership Agreements. While we believe that the following description covers the material terms of the BTC Partnership Agreements, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire Proxy Statement, the BTC Partnership Agreements and the relevant provisions of Delaware law for a more complete understanding of the BTC Partnership Agreements. All capitalized terms used in this section and not otherwise defined herein shall have the meaning ascribed to them in the applicable BTC Partnership Agreement.

  BTC I Partnership Agreement

        The BTC I Partnership Agreement sets forth certain rights and obligations among the partners, including the following key provisions:

  •
  BTC I has a ten-year term, ending in February 2025. BTC I has an investment period ending on the earliest to occur of: (i) the fifth anniversary of formation of the joint venture and (ii) twelve months after the expiration of the four-year identification period in which the general partner of BTC I (the "BTC I General Partner") is obligated to present investment opportunities to BTC I.

  •
  BTC I intends to invest in a portfolio of industrial properties located in certain major United States distribution markets, and to be comprised of approximately (i) 80% development investments and (ii) 20% core investments and value-add investments.

  •
  Investments made by BTC I will be held indirectly through wholly owned subsidiaries of BTC I (each, a "BTC I Partnership Subsidiary"). All investments will be held indirectly through a single BTC I Partnership Subsidiary that is expected to elect to be treated as a real estate investment trust for U.S. federal income tax purposes.

  •
  BTC I General Partner, which is a wholly owned subsidiary of the Company, will manage the day-to-day operations of BTC I, subject to the rights of the QuadReal Limited Partner to approve certain major decisions, including, but not limited to: the acquisition and sale of investments; the creation or assumption of debt financing; entering into or terminating certain material agreements; settling material litigation; materially changing the tax or legal structure of the BTC I Partnership; entering into certain affiliate transactions; waiver of certain material rights; winding up, dissolution or liquidation of the BTC I Partnership; and any merger or consolidation of the BTC I Partnership. The BTC I General Partner provides certain advisory services, including acquisition and asset management services and, to the extent applicable, development management and development of oversight services (the "BTC I Advisory Services").

  •
  As compensation for providing the BTC I Advisory Services, BTC I pays the general partner, or its designee, certain fees in accordance with the terms of the partnership agreement. The BTC I General Partner entered into a service agreement appointing a wholly owned subsidiary of the Advisor ("Advisor

    Sub I"), to provide the BTC I Advisory Services and assigned to Advisor Sub I the fees payable pursuant to the BTC I Partnership Agreement for providing the BTC I Advisory Services.

  •
  The BTC I General Partner is required to have the properties in BTC I portfolio appraised by an independent appraiser within the calendar year following acquisition with respect to core investments and within the calendar year following the date of completion with respect to development investments. Thereafter, the BTC I General Partner is required to have such investments appraised annually by an independent appraiser on a three-year rotation basis.

  •
  The BTC I Partnership Agreement contains provisions for making distributions to the partners, including incentive distributions to the BTC I General Partner and to Advisor Sub I, as the special limited partner of BTC I (the "BTC I Special Limited Partner"), which are subject to certain return thresholds being achieved. The BTC I General Partner shares in distributions with the limited partners on a pro rata basis in accordance with its 0.1% ownership interest, and receives incentive distributions in an amount equal to 13.0% over an unlevered internal rate of return hurdle of 7.0% (after the BTC I Special Limited Partner has received aggregate distributions equal to its initial capital contribution) and 18.2% over an unlevered internal rate of return hurdle of 9.0%, payable at the later of the stabilization of the last acquired development investment and February 12, 2020. The BTC I Special Limited Partner receives incentive distributions in an amount equal to 12% over an unlevered internal rate of return hurdle of 7.0% and 16.8% over an unlevered internal rate of return hurdle of 9%, payable at the later of the stabilization of the last acquired development investment and February 12, 2020. Following such date, distributions will be made to the partners pro rata.

  •
  The partners, other than the BTC I Special Limited Partner, will be obligated to make capital contributions in proportion to their respective BTC I partnership interests with respect to each approved investment during the investment period subject to any aggregate limits that may be applicable to a partner's obligation to contribute capital. In addition, both during and after the investment period, the BTC I General Partner is permitted to make additional capital calls with respect to certain preservation costs, certain limited operating and capital variances and other items. As of September 23, 2019, the aggregate remaining capital contributions of the Company in respect of BTC I were approximately $15.3 million.

  •
  The failure of a partner to make a required capital contribution will result in the non-defaulting partners having the right, but not the obligation, to: (i) require the partner who made the capital call to revoke or revise the capital call notice and return the capital contributed by the non-defaulting partner pursuant to such capital call; (ii) fund the shortfall which, if funded, will be treated as a preferred equity capital contribution to BTC I which accrues a preferred return; or (iii) make a capital contribution to BTC I equal to the shortfall which will result in the dilution of the defaulting partner's interest in the BTC I Partnership. In addition, the defaulting partner may forfeit certain rights under the BTC I Partnership Agreement, which rights will be reinstated if the funding of the shortfall is treated as a loan and the defaulting partner repays the loan in full. If the defaulting partner is an IPT Partner, then during the default period, such default would be grounds to remove the BTC I General Partner for "cause," as described below.

  •
  Subject to certain exceptions, during the identification period, to the extent BTC I has capital to re-deploy, the BTC I General Partner is required to present value-add and core industrial property investment opportunities from time to time in accordance with the allocation policy employed by our Sponsor. If BTC I declines to invest in any such opportunity due to the rejection by the QuadReal Limited Partner's representative on the executive committee (the "QuadReal Representative") of the potential investment, the Company or its affiliates will be permitted to pursue the opportunity. The BTC I General Partner's obligation to present investment opportunities as described herein will terminate under certain circumstances, including but not limited to the removal of the BTC I General Partner or the rejection by the QuadReal Representative of a certain number of presented opportunities, as described above.

  •
  Not more than 12 months prior to the expiration of the term of BTC I, any limited partners, including the limited partner wholly owned by us, has the right to cause a forced sale of the investment portfolio and other assets of BTC I for a proposed price, subject to a right of first offer in favor of the non-initiating partners to acquire the entire interest of the initiating partner for a price determined in accordance with the terms of the partnership agreement (the "ROFO Price"). In the event the non-initiating partners decline to purchase the interest of the initiating partner for the ROFO Price, the initiating partner will have the right to market the portfolio to a third party at a price not less than 98% of the initiating partner's original proposed price. The initiating partner may thereafter elect to present a forced sale of the portfolio for a price less than 98% of the initiating partner's original proposed price, subject to a right of first refusal in favor of the non-initiating partners.

  •
  The BTC I General Partner may be removed for "cause" as defined in the BTC I Partnership Agreement, which includes, but is not limited to: (i) the commission by the BTC I General Partner of an uncured material breach, a willful bad act, or gross negligence which has a material adverse effect on BTC I; (ii) an unpermitted change in control of the Company; or (iii) the bankruptcy of the BTC I General Partner. If the QuadReal Limited Partner requests the removal of the BTC I General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the BTC I General Partner, then the QuadReal Limited Partner will appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies. The removal of BTC I General Partner for "cause" will result in a reduction in the amount of incentive distributions to which the BTC I General Partner is entitled to receive.

  •
  No limited partner will be permitted to transfer (as defined in the BTC I Partnership Agreement) their respective interests in BTC I to a third party until the first date on which (x) 75% of the rentable space of BTC I's last acquired development investment has been leased to tenants under leases for which the lease commencement date has occurred and such tenants have taken occupancy of their premises and have commenced base rent payments, and (y) the weighted average lease term of the leases with respect to such development investment is greater than two years (assuming, in the determination of the weighted average lease term, that any existing tenant termination right is exercised as of the first date such termination would be effective, and no existing tenant option to extend its lease is exercised) (the "Trigger Date"), at which time each limited partner will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations and requirements (including, with respect to a transfer of the IPT Limited Partner's interest in BTC I to a transferee, the requirement that there be a concurrent transfer by the General Partner of its interest in BTC I to such transferee, which transfer shall be subject to the limitations set forth in the immediately succeeding sentence). Following the Trigger Date, the BTC I General Partner also will be permitted to transfer its interest in BTC I to a third-party institutional transferee meeting certain conditions set forth in the BTC I Partnership Agreement, subject to the approval of the QuadReal Limited Partner. Each partner may transfer its respective interest to an affiliate of such partner at any time, subject to certain limitations. With respect to a transfer to a third party, any non-transferring partner will have a right of first offer with respect to the transferring partner's interest, as well as customary tag-along rights.

  •
  At any time after the Trigger Date, the IPT Limited Partner or the QuadReal Limited Partner will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the IPT Partners will be deemed a single partner. Upon delivery of a buy-sell notice, the buy-sell mechanism shall commence by any partner offering to purchase the entire interest of the other partners and the offeree must either sell its interest at the offered price or elect to buy the interest of the offering partner at the offered price. The IPT Partners will have a one-time right to delay any liquidation of BTC I and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if the Company is pursuing a transaction by which its shares of common stock would become listed on a national securities exchange.

  •
  In the event of (i) a dispute as to "cause" (as described above) or (ii) a deadlock event prior to the Trigger Date, any limited partner may deliver a written arbitration notice to the other partners and initiate a final and binding arbitration procedure as described in the BTC I Partnership Agreement.

  BTC II Partnership Agreement

        The BTC II Partnership Agreement sets forth certain rights and obligations among the partners, including the following key provisions:

  •
  BTC II has a ten-year term, ending on May 19, 2027. BTC II has an investment period ending on the date that is twelve months after the general partner of BTC II (the "BTC II General Partner") provides notice of its election to cease presenting investment opportunities to BTC II. The identification period may be shortened upon the rejection by the QuadReal Limited Partner's representative on the executive committee of BTC II (the "QuadReal Representative") of three presented investment opportunities, the investment of 100% of aggregate capital commitments in investments, or, with respect to each Investment Segment

    (defined below), upon the date on which the targeted percentage of aggregate capital commitments have been invested in or reserved for investment in such Investment Segment.

  •
  BTC II intends to invest in a portfolio of industrial properties located in certain major United States distribution markets, and to be comprised of approximately (i) 70% development investments, (ii) 20% value-add investments and (iii) 10% core investments.

  •
  Investments made by BTC II will be held indirectly through wholly owned subsidiaries of BTC II (each, a "BTC II Partnership Subsidiary"). All investments will be held indirectly through a single BTC II Partnership Subsidiary that is expected to elect to be treated as a real estate investment trust for U.S. federal income tax purposes.

  •
  The BTC II General Partner, which is a wholly owned subsidiary of the Company, will manage the day-to-day operations of BTC II, subject to the rights of the QuadReal Limited Partner to approve certain major decisions, including, but not limited to: the acquisition and sale of investments; the creation or assumption of debt financing; entering into or terminating certain material agreements; settling material litigation; materially changing the tax or legal structure of BTC II; entering into certain affiliate transactions; waiver of certain material rights; winding up, dissolution or liquidation of the BTC II; and any merger or consolidation of BTC II. An affiliate of the Advisor provides certain advisory services, including acquisition and asset management services and, to the extent applicable, development management and development of oversight services (the "BTC II Advisory Services").

  •
  As compensation for providing the BTC II Advisory Services, BTC II pays the general partner, or its designee, certain fees in accordance with the terms of the partnership agreement. The BTC II General Partner entered into a service agreement appointing a wholly owned subsidiary of the Advisor ("Advisor Sub II"), to provide the BTC II Advisory Services and assigned to Advisor Sub II the fees payable pursuant to the BTC II Partnership Agreement for providing the BTC II Advisory Services.

  •
  The BTC II General Partner is required to have the properties in BTC II portfolio appraised by an independent appraiser within the calendar year following acquisition with respect to core and value-add investments and within the calendar year following the date of completion with respect to development investments. Thereafter, the BTC II General Partner is required to have such investments appraised annually by an independent appraiser on a three-year rotation basis.

  •
  The BTC II Partnership Agreement contains procedures for making distributions to the partners, including incentive distributions to the BTC II General Partner and to a wholly owned subsidiary of the Advisor ("Advisor Sub II") as the special limited partner of BTC II (the "BTC II Special Limited Partner), which are subject to certain return thresholds being achieved. The BTC II General Partner shares in distributions with the limited partners on a pro rata basis in accordance with its 0.1% ownership interest, and receives incentive distributions in an amount equal to 6.08% over an unlevered internal rate of return of 8.0% and 9.12% over an unlevered rate of return of 10.0%, payable at the later of stabilization of last acquired investment and May 19, 2021. The BTC II Special Limited Partner receives incentive distributions in an amount equal to 13.92% over an unlevered internal rate of return of 8.0% and 20.88% over an unlevered rate of return of 10.0%, payable at the later of stabilization of last acquired investment and May 19, 2021. Following such date, distributions will be made to the partners pro rata.

  •
  The partners, other than the BTC II Special Limited Partner, will be obligated to make capital contributions in proportion to their respective BTC II partnership interests with respect to each approved investment during the investment period subject to any aggregate limits that may be applicable to a partner's obligation to contribute capital. In addition, both during and after the investment period, the BTC II General Partner is permitted to make additional capital calls with respect to certain preservation costs, certain limited operating and capital variances and other items. The First Amendment to Agreement of Limited Partnership of BTC II, effective as of January 31, 2018, increased the amount of the partners' respective aggregate capital commitments. As of September 23, 2019, the aggregate remaining capital contributions of the Company in respect of BTC II were approximately $29.6 million.

  •
  The failure of a partner to make a required capital contribution will result in the non-defaulting partners having the right, but not the obligation, to: (i) require the partner who made the capital call to revoke or revise the capital call notice and return the capital contributed by the non-defaulting partner pursuant to such capital call; (ii) fund the shortfall which, if funded, will be treated as a preferred equity capital contribution to BTC II which accrues a preferred return; or (iii) make a capital contribution to BTC II equal to the shortfall which will result in the dilution of the defaulting partner's interest in the BTC II Partnership. In addition, the defaulting partner may forfeit certain rights under the BTC II Partnership Agreement, which rights will be reinstated if the funding of the shortfall is treated as a loan and the defaulting partner repays the loan in full. If the defaulting partner is an IPT Partner, then during the default period, it will be grounds to remove the BTC II General Partner for "cause," as described below. If the BCG Limited Partner fails to make a required capital contribution in excess of its specified capital commitment, and the IPT Limited Partner has agreed to fund the excess required capital contribution for its own account, then the percentage ownership interest of the IPT Limited Partnership and the BCG Limited Partner in BTC II shall be adjusted accordingly. The IPT Limited Partner may elect, subject to the consent of the BCG Limited Partner, to designate the BCG Limited Partner or an affiliate thereof to make a capital contribution, and if the BCG Limited Partner or an affiliate thereof makes such capital contribution, the percentage ownership interest of the IPT Limited Partnership and the BCG Limited Partner in BTC II shall be adjusted accordingly.

  •
  Subject to certain exceptions, during the identification period, the BTC II General Partner is required to present: (i) one out of every three potential industrial property development investments; and (ii) value-add and core industrial property investment opportunities from time to time in accordance with the allocation policy employed by our Sponsor. If BTC II declines to invest in any such opportunity due to the rejection by the QuadReal Representative of the potential investment, the Company or its affiliates will be permitted to pursue the opportunity. The BTC II General Partner's obligation to present investment opportunities as described herein will terminate under certain circumstances, including but not limited to the removal of the BTC II General Partner or the rejection by the QuadReal Representative of a certain number of presented opportunities, as described above.

  •
  Not more than 12 months prior to the expiration of the Term, each of the IPT Limited Partner and the QuadReal Limited Partner will have the right to cause a forced sale of the investment portfolio and other assets of BTC II for a proposed price, subject to a right of first offer in favor of the non-initiating partners to acquire the entire interest of the initiating partner for a price determined in accordance with the terms of the BTC II Partnership Agreement (the "ROFO Price"). In the event the non-initiating partners decline to purchase the interest of the initiating partner for the ROFO Price, the initiating partner will have the right to market the portfolio to a third party at a price not less than 98% of the initiating partner's original proposed price. The initiating partner may thereafter elect to present a forced sale of the portfolio for a price less than 98% of the initiating partner's original proposed price, subject to a right of first refusal in favor of the non-initiating partners.

  •
  The BTC II General Partner may be removed for "cause" as defined in the BTC II Partnership Agreement, which includes, but is not limited to: (i) the commission by the BTC II General Partner of an uncured material breach, a willful bad act, or gross negligence which has a material adverse effect on the BTC II Partnership; (ii) an unpermitted change in control of the Company; or (iii) the bankruptcy of the BTC II General Partner. If the QuadReal Limited Partner requests the removal of the BTC II General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the BTC II General Partner, then the QuadReal Limited Partner will appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies. The removal of BTC II General Partner for "cause" will result in a reduction in the amount of incentive distributions to which the BTC II General Partner is entitled to receive.

  •
  No limited partner will be permitted to transfer (as defined in the BTC II Partnership Agreement) their respective interests in BTC II to a third party until the first date on which (x) 75% of the rentable space of BTC II's last acquired development investment has been leased to tenants under leases for which the lease commencement date has occurred and such tenants have taken occupancy of their premises and have commenced base rent payments, and (y) the weighted average lease term of the leases with respect to such development investment is greater than two years (assuming, in the determination of the weighted average lease term, that any existing tenant termination right is exercised as of the Trigger Date), at which time each limited partner will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations and requirements (including, with respect to a transfer of the IPT Limited Partner's interest in BTC II to a transferee, the requirement that there be a concurrent transfer by the BTC II General Partner of its interest in BTC II to such transferee, which transfer shall be subject to the limitations set forth in the immediately succeeding sentence). Following the Trigger Date, the BTC II General Partner also will be permitted to transfer its interest in BTC II to a third-party institutional transferee meeting certain conditions set forth in the BTC II Partnership Agreement, subject to the approval of the QuadReal Limited Partner. Each partner may transfer its respective interest to an affiliate of such partner at any time, subject to certain limitations. With respect to a transfer to a third party, any non-transferring partner will have a right of first offer with respect to the transferring partner's interest, as well as customary tag-along rights. If an IPT Partner rejects an offer pursuant to its right of first offer, the BCG Limited Partner may elect to accept such offer in lieu of the IPT Partner.

  •
  At any time after the Trigger Date, the IPT Limited Partner or the QuadReal Limited Partner will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the IPT Partners will be deemed a single partner. Upon delivery of a buy-sell notice, the buy-sell mechanism shall commence by any partner offering to purchase the entire interest of the other partners and the offeree must either sell its interest at the offered price or elect to buy the interest of the offering partner at the offered price. The IPT Partners will have a one-time right to delay any liquidation of BTC II and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if the Company is pursuing a transaction by which its shares of common stock would become listed on a national securities exchange.

  •
  At any time, the IPT Partners may transfer all or any portion of their respective interest in BTC II to one or more affiliates of Black Creek Group ("BCG"); provided that (i) if the BTC II General Partner transfers all but not less than all of its interest in BTC II to one or more affiliates of BCG, such transferee shall become a substitute BTC II General Partner and assume all of the rights and obligations of the BTC II General Partner, and (ii) if the IPT Limited Partner transfers all but not less than all of its interest in BTC II to one or more affiliates of BCG, such transferee shall assume the rights and obligations of the IPT Limited Partner.

  •
  In the event of (i) a dispute as to "cause" (as described above) or (ii) a deadlock event prior to the Trigger Date, any limited partner may deliver a written arbitration notice to the other partners and initiate a final and binding arbitration procedure as described in the BTC II Partnership Agreement.

  BTC Advisory Agreements

        Advisor Sub I holds a special limited partner interest in BTC I and an affiliate of Advisor Sub II holds a special limited partner interest in BTC II. BTC I pays fees to Advisor Sub I for providing advisory services to BTC I and BTC II pays fees to Advisor Sub II for providing advisory services to BTC II. These advisory services include acquisition and asset management services and, to the extent applicable, development management and development oversight services. In addition, the BTC Partnership Agreements contain procedures for making distributions to the parties, including incentive distributions to BTC I Special Limited Partner and BTC II Special Limited Partner, as applicable, which are subject to certain return thresholds being achieved as described above. The obligations of the Advisor Subs to provide advisory services to the respective BTC Partnership will terminate upon termination of the Advisory Agreement with the exception that if the Advisory Agreement is terminated other than for "cause," the respective Advisor Subs will have the option, in their sole discretion, to seek to become the administrative general partner of the respective BTC Partnership; subject, in the case of BTC I, to certain conditions, including obtaining the consent of the third party limited partners. If the respective Advisor Sub is made the administrative general partner, then the Advisor Sub will continue to provide the advisory services and receive the same fees as those to which it was entitled prior to becoming the administrative general partner, but the Advisor Sub will not control or manage the respective BTC Partnership.

        For the years ended December 31, 2018, 2017, and 2016, the BTC Portfolio incurred in aggregate approximately $7.5 million, $5.8 million, and $3.6 million, respectively, in acquisition and asset management fees which were paid to the Advisor and its wholly owned subsidiary pursuant to the respective advisory and subadvisory agreements. As of December 31, 2018 and 2017, the Company had amounts due from the BTC Portfolio of approximately $0.2 million and $0.8 million, respectively, which were recorded in due to affiliates on the consolidated balance sheets. For the three and six months ended June 30, 2019, the BTC Portfolio incurred in aggregate approximately $1.8 million and $3.8 million, respectively, in acquisition and asset management fees, which were paid to the Advisor and its wholly-owned subsidiary pursuant to the respective advisory and subadvisory agreements, as compared to $1.6 million and $3.5 million for the three and six months ended June 30, 2018, respectively. As of June 30, 2019 and December 31, 2018, the Company had amounts due from the BTC Portfolio of approximately $1,000 and $0.2 million, respectively, which were recorded in due from affiliates on the condensed consolidated balance sheets.

        As a result of the payment of the fees to the respective Advisor Subs by the respective BTC Partnership, the fees payable to the Advisor pursuant to the Advisory Agreement will be reduced by the product of (i) the fees actually paid to the Advisor Subs, and (ii) the percentage interest of the respective BTC Partnership owned by the Company or any entity in which the Company owns an interest. Accordingly, with respect to each BTC Partnership, the aggregate of all fees paid to the respective Advisor Sub will not, with respect to the interests in such BTC Partnership held by the Company or any entity in which the Company owns an interest, exceed the aggregate amounts otherwise payable to the Advisor pursuant to the Advisory Agreement for such services. The description of the advisory agreements in this and the previous paragraph reflects our current structure, which is not anticipated to change as a result of the Asset Sale, the Special Distribution or the Conversion.

  Unaudited Condensed Consolidated Pro Forma Financial Statements

        The following unaudited pro forma combined financial statements have been included to show the pro forma effect of the Asset Sale and Special Distribution, as described elsewhere in this Proxy Statement, and have been prepared in accordance with Article 11 of Regulation S-X by applying pro forma adjustments to our historical combined financial information. The unaudited pro forma combined balance sheet gives effect to the transaction as if it had occurred on June 30, 2019. The unaudited pro forma combined statements of operations give effect to the transaction as if it had occurred on January 1, 2018. All significant pro forma adjustments and underlying assumptions are described in the notes to the unaudited pro forma combined financial statements.

        The following unaudited pro forma combined financial statements give effect to the following:

  •
  The sale of substantially all of our assets (excluding the BTC Interests) to Prologis pursuant to the Asset Sale;

  •
  Receipt of the Asset Sale Consideration from Prologis and payment of various related expenses, including the distribution to our Sponsor in respect of its Special Partnership Units and the Asset Management Fee to be paid to our Advisor pursuant to the Advisory Agreement (see "The Asset Sale—Interests of our Directors and Executive Officers in the Asset Sale"); and

  •
  Payment to our stockholders of the Special Distribution consisting of the net Asset Sale consideration, after the expenses described above.

        The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions described above. The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the Asset Sale and Special Distribution, and for purposes of the statements of operations, are expected to have a continuing impact on our business. Our unaudited pro forma combined financial statements and explanatory notes present how our financial statements may have appeared had we completed the above transactions as of the dates noted above.

        The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or financial results that would have actually been reported had the transactions occurred on January 1, 2018 or June 30, 2019, as applicable, nor are they indicative of our future financial position or financial results. The differences that may occur between the preliminary estimates and the final accounting could have a material impact on the unaudited pro forma combined financial statements, including the impact on pro forma amortization of intangible assets and depreciation of property, plant and equipment. Additionally, the unaudited pro forma combined financial statements do not give effect to discontinued operations as the Asset Sale has not met the held for sale criteria, which is when the Company obtains the required stockholder approval for the Asset Sale.

        The unaudited pro forma combined financial statements do not indicate results expected for any future period. The unaudited pro forma combined financial statements should be read in conjunction with our historical consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q filed with the Commission on August 9, 2019 and our Annual Report on Form 10-K filed with the Commission on March 6, 2019.

INDUSTRIAL PROPERTY TRUST INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2019
(Unaudited)

(in thousands, except per share data)	Company Historical(1)	Dispositions(2)	Pro Forma Adjustments	Consolidated Pro Forma
ASSETS
Net investment in real estate properties	$2,616,162	$(2,616,162)	$—	$—
Investment in unconsolidated joint venture partnerships	118,049	—	—	118,049
Cash and cash equivalents	4,863	3,990,000	(3,937,863) (3)	57,000
Straight-line and tenant receivables, net	30,034	(30,034)	—	—
Due from affiliates	48	(48)	—	—
Other assets	8,708	(7,953)	—	755

Total assets	$2,777,864	$1,335,803	$(3,937,863)	$175,804

LIABILITIES AND EQUITY
Liabilities
Accounts payable and accrued liabilities	$23,581	$(23,581)	$2,000 (4)	$2,000
Debt, net	1,535,092	(1,592,092)	57,000 (5)	—
Due to affiliates	496	(496)	—	—
Distributions payable	23,918	—	(23,918)	—
Distribution fees payable to affiliates	14,343	—	(14,343)	—
Other liabilities	43,032	(43,032)	—	—

Total liabilities	1,640,462	(1,659,201)	20,739	2,000
Equity
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—	—
Class A common stock, $0.01 par value per share	1,059	—	718 (6)	1,777
Class T common stock, $0.01 par value per share	718	—	(718) (6)	—
Additional paid-in capital	1,595,719	2,525,692	(3,958,602)	162,809
Accumulated deficit	(465,509)	474,726	—	9,217
Accumulated other comprehensive income	5,414	(5,414)	—	—

Total stockholders' equity	1,137,401	2,995,004	(3,958,602)	173,803
Noncontrolling interests	1	—	—	1

Total equity	1,137,402	2,995,004	(3,958,602)	173,804

Total liabilities and equity	$2,777,864	$1,335,803	$(3,937,863)	$175,804

(1)
Reflects the Company's historical condensed consolidated balance sheet as of June 30, 2019. Refer to the Company's historical consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q filed with the Commission on August 9, 2019.

(2)
Represents the pro forma adjustments to reflect the disposition of all of our wholly-owned properties pursuant to the Asset Sale and subsequent payment of the Special Distribution to the Company's stockholders, as if such transactions had occurred on June 30, 2019. This includes the elimination of the related assets and liabilities. Upon closing of the Asset Sale, the Company will pay off its outstanding indebtedness not assumed by Prologis or its affiliates.

(3)
Represents the payment of various expenses, including the distribution to our Sponsor in respect to its Special Partnership Units and the Asset Management Fee to be paid to our Advisor pursuant to the Advisory Agreement, and payment to our stockholders of the Special Distribution consisting of the net Asset Sale consideration, after the various expenses previously described.

(4)
Amount represents estimated one-time transitional costs that are expected to be incurred as a result of completing the sale subsequent to December 31, 2019. These one-time transitional costs relate to general and administration activities that will be required as a result of owning and selling the wholly-assets after December 31, 2019.

(5)
Prior to closing the Asset Sale, the Company will borrow $57.0 million under our Operating Partnership's revolving credit facility. This amount will be paid off at the time of closing.

(6)
Upon closing of the Asset Sale and as a result of the payment of the Remaining Distribution Fees, each Class T share will automatically convert to one Class A share.

INDUSTRIAL PROPERTY TRUST INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019
(Unaudited)

(in thousands, except per share data)	Company Historical(1)	Dispositions(2)	Pro Forma Adjustments	Consolidated Pro Forma
Revenues:
Rental revenues	$124,794	$(124,794)	$—	$—

Total revenues	124,794	(124,794)	—	—

Operating expenses:
Rental expenses	33,544	(33,544)	—	—
Real estate-related depreciation and amortization	53,267	(53,267)	—	—
General and administrative expenses	5,462	—	(3,999) (3)	1,463
Asset management fees, related party	12,061	(11,706)	—	355

Total operating expenses	104,334	(98,517)	(3,999)	1,818

Other income (expenses):
Equity in income of unconsolidated joint venture partnerships	1,612	—	—	1,612
Interest expense and other	(26,536)	26,536	—	—
Net gain on disposition of real estate properties	6,083	—	(6,083) (4)	—

Total other (expenses) income	(18,841)	26,536	(6,083)	1,612

Net income (loss)	1,619	259	(2,084)	(206)
Net (income) loss attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to common stockholders	$1,619	$259	$(2,084)	$(206)

Weighted-average shares outstanding	177,336			177,336

Net income (loss) per common share—basic and diluted	$0.01			$0.00

(1)
Reflects the Company's historical consolidated statement of operations for the six months ended June 30, 2019. Refer to the Company's historical consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q filed with the Commission on August 9, 2019.

(2)
Represents adjustments to reflect the disposition of all of our wholly-owned properties pursuant to the Asset Sale and subsequent payment of the Special Distribution to the Company's stockholders, as if such transactions had occurred on January 1, 2018. Amounts reflect the historical operations that are included in the Company's historical condensed consolidated statement of operations for the six months ended June 30, 2019.

(3)
Represents adjustment to reduce general and administrative expenses as a result of selling substantially all of our assets pursuant to the Asset Sale and is derived from the Company's estimate of general and administrative expenses.

(4)
Adjustment reflects the elimination of the net gain recorded in the Company's historical consolidated statement of operations statements. The net gain relates to disposition of real estate properties during the six months ended June 30, 2019. For purposes of the pro forma information presented above, it is assumed that if those wholly-owned real estate properties had not previously been disposed of they would be included in the Asset Sale.

INDUSTRIAL PROPERTY TRUST INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(Unaudited)

(in thousands, except per share data)	Company Historical(1)	Dispositions(2)	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$241,299	$(241,299)	$—		$—

Total revenues	241,299	(241,299)	—		—

Operating expenses:
Rental expenses	63,670	(63,670)	—		—
Real estate-related depreciation and amortization	111,942	(111,942)	—		—
General and administrative expenses	9,557	—	(6,631)	(3)	2,926
Asset management fees, related party	24,852	(24,135)	—		717

Total operating expenses	210,021	(199,747)	(6,631)		3,643

Other income (expenses):
Equity in income of unconsolidated joint venture partnerships	8,736	—	—		8,736
Interest expense and other	(50,401)	50,401	—		—
Net gain on disposition of real estate properties	3,550	—	(3,550)	(4)	—

Total other (expenses) income	(38,115)	50,401	(3,550)		8,736

Net (loss) income	(6,837)	8,849	3,081		5,093
Net loss (income) attributable to noncontrolling interests	—	—	—		—

Net (loss) income attributable to common stockholders	$(6,837)	$8,849	$3,081		$5,093

Weighted-average shares outstanding	176,283				176,283

Net (loss) income per common share—basic and diluted	$(0.04)				$0.03

(1)
Reflects the Company's historical consolidated statement of operations for the year ended December 31, 2018. Refer to the Company's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K filed with the Commission on March 6, 2019.

(2)
Represents adjustments to reflect the disposition of all of our wholly-owned properties pursuant to the Asset Sale and subsequent payment of the Special Distribution to the Company's stockholders, as if such transactions had occurred on January 1, 2018. Amounts reflect the historical operations that are included in the Company's historical condensed consolidated statement of operations for the year ended December 31, 2018.

(3)
Represents adjustment to reduce general and administrative expenses as a result of selling substantially all of our assets pursuant to the Asset Sale and is derived from the Company's estimate of general and administrative expenses.

(4)
Adjustment reflects the elimination of the net gain recorded in the Company's historical consolidated statement of operations statements. The net gain relates to disposition of real estate properties during 2018. For purposes of the pro forma information presented above, it is assumed that if those wholly-owned real estate properties had not previously been disposed of they would be included in the Asset Sale.

Material U.S. Federal Income Tax Consequences of the Asset Sale

        THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE ASSET SALE TO THEM, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

  Tax Consequences of the Asset Sale to the Company

        The Company plans to adopt a plan of liquidation for U.S. federal income tax purposes in connection with the Asset Sale and treat both the Asset Sale and the distribution of proceeds from the Asset Sale as part of that plan of liquidation. For U.S. federal income tax purposes, the Company has elected to be taxed as a REIT under sections 856 through 860 of the Code. The Company expects to carry out the plan of liquidation in a manner that will allow it to continue to meet the requirements for qualification as a REIT until it completes its liquidation. In general, the U.S. federal income tax rules applicable to REITs require the Company to complete its liquidation within 24 months following adoption of a plan of liquidation in order to qualify for a full dividends paid deduction with respect to the liquidating distributions. Therefore, the Company will complete the plan of liquidation for U.S. federal income tax purposes prior to the end of the permitted 24 month liquidation period. If the Company has not fully wound down its operations by the end of the 24 month liquidation period, the Company intends to complete its plan of liquidation for U.S. federal income tax purposes by electing to be treated as a partnership for U.S. federal income tax purposes (the "Partnership Election").

        In order to maintain its status as a REIT the Company must, among other things, continue to derive income from qualified sources, principally, rents from real property, interest on mortgages secured by real property and gains from the sale or exchange of such real property or mortgages. In addition, the Company's principal investments must continue to be in real estate assets.

        So long as the Company remains qualified as a REIT, any net gain that the Company realizes from "prohibited transactions" will be subject to a 100% tax. "Prohibited transactions" generally are sales of property (that is not foreclosure property) held primarily for sale to customers in the ordinary course of a trade or business. Determining whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. The Code provides a "safe harbor," which, if all its conditions are met, protects a REIT's property sales from being considered prohibited transactions. The conditions include, among other things, that the property be held by a REIT for at least two years for the production of rental income and that the REIT does not have more than seven property sales in any taxable year (there are alternative conditions to this seven sales condition, but those alternatives could not be met in the context of a complete liquidation). The Company does not expect that all of its properties will have been held for two years for the production of rental income at the time the Asset Sale closes. Accordingly, the Company does not expect to satisfy the safe harbor with respect to all of its properties; however, based on the facts and circumstances, the Company believes, but cannot assure stockholders, that all of its properties are held for investment and the production of rental income and should not be considered to be held for sale to customers in the ordinary course of the Company's trade or business, and that, therefore, the Company should not be subject to this tax.

        As a REIT, the Company generally is not subject to U.S. federal income tax on the portion of its taxable income that it currently distributes to its stockholders in distributions that are eligible for the dividends paid deduction. Distributions made pursuant to the plan of liquidation within the 24 month period after it is adopted will be treated as dividends paid for purposes of computing the Company's dividends paid deduction, but only to the extent of the Company's earnings and profits, computed without regard to its capital losses, for the taxable year in which any such distributions are made. As a result, provided that the Company continues to qualify as a REIT, the Company believes that it will not be subject to U.S. federal corporate income tax on gain recognized in connection with the Asset Sale. However, the Company also will be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. In addition, if the Company should fail to distribute (actually or through deemed distributions) during each calendar year at least the sum of (i) 85% of its REIT ordinary income for that year, (ii) 95% of its REIT capital gain net income for that year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually or deemed distributed.

        While the Company expects to continue to qualify as a REIT during the 24-month liquidation period (or shorter period if the liquidation is completed sooner), no assurance can be given that the Company will not lose or terminate its status as a REIT as a result of unforeseen circumstances. Should the Company lose its status as a REIT, either inadvertently or because its Board of Directors deems ceasing to be a REIT to be in the best interests of its stockholders, the Company would be taxable as a corporation for U.S. federal income tax purposes and would be liable for U.S. federal income taxes at corporate rates with respect to its entire net income from operations and any gain from sales of assets or distributions of any appreciated assets for the taxable year in which its qualification as a REIT terminates and for any subsequent years.

  Tax Consequences of the Asset Sale to U.S. Holders

        Liquidating distributions made by the Company should not be dividend income to U.S. Holders, notwithstanding the Company's treatment of these distributions as dividends for purposes of computing its taxable income. Distributions in liquidation should first reduce the tax basis of the U.S. Holder's shares of the Company's common stock. The amount of any liquidating distributions (including the value of any deemed distributions if the Company completes its liquidation by making the Partnership Election) in excess of the U.S. Holder's tax basis in its shares in the Company should be taxable to a U.S. Holder as gain from the sale of those shares. If the sum of all liquidating distributions made to a U.S. Holder is less than the U.S. Holder's tax basis in their shares of the Company's common stock, the difference will constitute a capital loss to the U.S. Holder at the time the U.S. Holder receives the final liquidating distribution. A U.S. Holder's gain or loss and holding period will be calculated separately for each block of shares of the Company's common stock held, with a block consisting of shares acquired at the same cost in a single transaction. Capital gain or loss will be long-term or short-term, depending on whether the U.S. Holder's shares of the Company's common stock have been held for more than one year. However, if a U.S. Holder recognizes a capital loss on the liquidation and has held shares of the Company's common stock for six months or less, the U.S. Holder's loss will be treated as a long-term capital loss to the extent the U.S. Holder previously received capital gain dividends from the Company with respect to their shares of the Company's common stock.

        Long-term capital gains of non-corporate U.S. Holders may qualify for reduced U.S. federal income tax rates, while capital gains of corporate U.S. Holders generally are taxable at regular U.S. federal income tax rates applicable to corporations. U.S. Holders who are individuals, estates or trusts may be subject to a 3.8% Medicare tax on their gain from the liquidation, and should consult their own tax advisors concerning the applicability of this tax. The deductibility of capital losses is subject to certain limitations.

        Backup withholding may apply to payments made to a U.S. Holder in connection with the liquidation unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that the number is correct and that the U.S. Holder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing the Company with a properly completed and signed IRS Form W-9. Individual U.S. Holders who do not provide the Company with their correct taxpayer identification number may be subject to penalties imposed by the IRS. The Company may also be required to withhold on liquidating distributions made to any U.S. Holders who fail to certify their non-foreign status. Backup withholding is not an additional tax. Any amount withheld will be creditable against the U.S. Holder's U.S. federal income tax liability if the appropriate information is timely provided to the IRS.

        Because liquidating distributions may be made in multiple taxable years, if the Company were to abandon the plan of liquidation in a taxable year subsequent to one in which it already made liquidating distributions, the timing and character of a U.S. Holder's taxation with respect to liquidating distributions made to the Holder in the prior taxable year could change, which may subject the U.S. Holder to tax liability (which tax liability could be at ordinary income rather than capital gains rates) in the prior taxable year to which the U.S. Holder would not otherwise have been subject.

  Tax Consequences of the Asset Sale to Tax-Exempt Holders

        Liquidating distributions made by the Company generally will not be unrelated business taxable income ("UBTI") to a tax-exempt U.S. Holder that does not hold its shares of the Company's common stock as "debt-financed property" within the meaning of the Code. Tax-exempt U.S. Holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, are subject to different UBTI rules which may require them to treat liquidating distributions as UBTI and as to which they should consult their own tax advisors.

  Tax Consequences of the Asset Sale to Non-U.S. Holders

        The rules governing U.S. federal income taxation of non-U.S. Holders are complex, and no attempt will be made in this Proxy Statement to provide more than a limited summary of such rules. A non-U.S. Holder should consult with their own tax advisor to determine the impact of U.S. federal, state, and local income tax laws with regard to the Asset Sale and each non-U.S. Holder's receipt of distributions from the Company. Accordingly, this discussion does not address all aspects of U.S. federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a non-U.S. Holder in light of their particular circumstances.

        The discussion below assumes that a non-U.S. Holder's investment in shares of the Company's common stock is not effectively connected with a trade or business conducted in the United States by the non-U.S. Holder, or, if an applicable tax treaty so provides, that its investment in shares of the Company's common stock is not attributable to a United States permanent establishment maintained by the non-U.S. Holder. Also, special rules apply to a non-U.S. Holder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the Asset Sale.

        The IRS announced in Notice 2007-55 that it intends to take the position that under current law liquidating distributions by a REIT generally are taxable to non-U.S. Holders to the extent attributable to gain from the REIT's sale or exchange of a United States real property interest ("USRPI") as if such gain were effectively connected with a U.S. trade or business ("USRPI gain"). Non-U.S. Holders thus would be taxed at the same capital gain rates applicable to U.S. Holders with respect to USRPI gain (subject to any applicable special alternative minimum tax in the case of nonresident alien individuals). The Company intends to follow the IRS's announced position. Accordingly, the Company expects to withhold U.S. tax equal to 21% from any such USRPI gain. The 21% tax withheld generally may be claimed by a non-U.S. Holder as a credit against its reported U.S. federal income tax liability. In addition, corporate non-U.S. Holders may be subject to a 30% branch profits tax on USRPI gain unless and to the extent that such non-U.S. Holder is entitled to treaty relief or other exemption.

        Generally, the Company will be required to report annually to the IRS the amount of USRPI gain distributed to a non-U.S. Holder, such Holder's name and address, and the amount of U.S. tax withheld, if any. Liquidating distributions paid to a non-U.S. Holder may be subject to backup withholding tax (currently at a 24% rate) unless such non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or other applicable version of IRS Form W-8.

        Because liquidating distributions may be made in multiple taxable years, if the Company were to abandon the plan of liquidation in a taxable year subsequent to one in which the Company already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior taxable year could change, which may subject you to tax liability (which tax liability could be at ordinary income rather than capital gains rates and result in different withholding requirements) in the prior taxable year to which you would not otherwise have been subject.

  Tax Consequences of an Election by the Company to be Treated as a Partnership to the Company

        If the Company has not completed its liquidation within 24 months of the adoption of the plan of liquidation, the Company intends to make the Partnership Election, meaning it will elect to be treated as a partnership for U.S. federal income tax purposes. The legal form of the Company will not change, but for U.S. federal income tax purposes the Company will be treated as selling its remaining assets in a taxable transaction at fair market value and distributing property with a fair market value of those assets, net of any liabilities, to the Company's stockholders in a final liquidating distribution. This deemed distribution would be taxable to the Company's stockholders, as described above and below. The Company should be entitled to a deduction for dividends paid as a result of the liquidating distribution, as described above.

        An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be subject to tax as a corporation if it is a "publicly traded partnership" and certain exceptions do not apply. A partnership is a publicly traded partnership if interests in the partnership are traded on an established securities market or interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that the Company will not be publicly traded and would therefore not be a publicly traded partnership. However, even if the Company were publicly traded, if 90% or more of the income of a publicly traded partnership during each taxable year consists of "qualifying income" and the partnership would not be included in the definition of a regulated investment company ("a RIC") under Section 851 of the Code if it were a domestic corporation, then the partnership will be treated as a partnership, and not as an association or publicly traded partnership subject to tax as a corporation, for federal income tax purposes. Qualifying income generally includes rents, dividends, interest and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the "conduct of a financial or insurance business" or is based, directly or indirectly, on the income or profit of any person. It is anticipated that the Company's income will consist primarily of qualifying income (and that the Company would not be included in the definition of a RIC) and consequently, even if the Company constituted a publicly traded partnership, it would not be taxable as a corporation for federal income tax purposes.

        The Company may be subject to state or local taxation in various jurisdictions, including those in which it transacts business, owns property or resides. The Company may be required to file tax returns in some or all of those jurisdictions. The state and local tax treatment of the Company may not conform to the federal income tax treatment discussed herein.

  Tax Consequences of an Election by the Company to be Treated as a Partnership to Holders

        When the Company makes the Partnership Election, the Company will be deemed to distribute all of its assets and liabilities to its stockholders in liquidation and immediately thereafter, the stockholders will be deemed to contribute all of the distributed assets and liabilities to a newly formed partnership. Stockholders' holding periods for their interests will begin the day after the Company converts to a partnership for U.S. federal income tax purposes.

  Tax Consequences of an Election by the Company to be Treated as a Partnership to U.S. Holders

        For U.S. federal income tax purposes, a U.S. Holder's allocable share of recognized items of income, gain, loss, deduction or credit of the Company will be determined by the limited liability company agreement of the Company. The Company may derive taxable income from an investment that is not matched by a corresponding distribution of cash. Accordingly, it is possible that a U.S. Holder's U.S. federal income tax liability with respect to its allocable share of the Company's income for a particular taxable year could exceed any cash distribution such stockholder receives for the year, thus giving rise to an out-of-pocket tax liability for such stockholder.

        Basis.    A U.S. Holder will have an initial tax basis for its shares of beneficial interest in the Company equal to the fair market value of the assets deemed contributed as a result of the Company's election to be treated as a partnership. That basis will be increased by the U.S. Holder's share of the Company's income and by increases in the stockholder's share of the Company's liabilities, if any. That basis will be decreased, but not below zero, by distributions from the Company, by the stockholder's share of the Company's losses, and by any decrease in the stockholder's share of the Company's liabilities.

        Sale or Exchange of Partnership Shares of Beneficial Interest.    A U.S. Holder will recognize gain or loss on a sale of their shares of beneficial interest in the Company equal to the difference, if any, between the amount realized and the holder's tax basis in shares of beneficial interest in the Company sold. The holder's amount realized will be measured by the sum of the cash or the fair market value of other property received plus the holder's share under the partnership tax rules of the Company's liabilities, if any. A stockholder's adjusted tax basis will be adjusted for this purpose by the holder's allocable share of the Company's income or loss for the year of such sale or other disposition.

        Gain or loss recognized by a U.S. holder on the sale or exchange of their shares of beneficial interest in the Company generally will be subject to tax as capital gain or loss and will be long-term capital gain or loss if all of the shares of beneficial interest in the Company were held for more than one year on the date of such sale or exchange. The deductibility of capital losses is subject to limitations.

        Passive Losses.    The passive activity loss rules of section 469 of the Code limit the use of losses derived from passive activities, which generally include an investment in limited partnership interests such as its shares of beneficial interest in the Company. If an investment in the Company is treated as a passive activity, a holder who is an individual investor, as well as certain other types of investors, would not be able to use losses from the Company to offset non-passive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the holder in future taxable years. In addition, if the Company were characterized as a publicly traded partnership, each holder would be required to treat any loss derived from the Company separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Company which are carried forward may only be offset against future income of the Company. Moreover, unlike other passive activity losses, suspended losses attributable to the Company would only be allowed upon the complete disposition of the holder's "entire interest" in the Company.

        Treatment of Distributions.    Distributions of cash by the Company will not be taxable to a U.S. Holder to the extent of such U.S. Holder's adjusted tax basis (described above) in its shares of beneficial interest in the Company. Any cash distributions in excess of a holder's adjusted tax basis will be considered to be gain from the sale or exchange of its shares of beneficial interest in the Company. Such gain would generally be treated as capital gain and would be long-term capital gain if the holder's holding period for its shares of beneficial interest in the Company exceeds one year, subject to certain exceptions. A reduction in a U.S. Holder's allocable share of the Company's liabilities is treated as a cash distribution for federal income tax purposes

        Reports to Investors.    The Company will endeavor to deliver Schedules K-1 to holders for any given fiscal year prior to April 15th of the following year; however, there is no guarantee and holders may not receive such Schedules K-1 until after April 15th of the following year. The board of directors of the Company will endeavor to provide holders with estimates of the taxable income or loss allocated to their investment in the Company on or before such date. Stockholders in the Company may be required to obtain extensions of the filing date for their income tax returns at the federal, state and local levels. You should consult with your tax advisor with respect to applying for such extension.

  Tax Consequences of an Election by the Company to be Treated as a Partnership to Tax-Exempt Holders

        Tax-exempt U.S. Holders may be subject to UBTI tax, to the extent, if any, that their allocable share of the Company's income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt financed property means property held to produce income with respect to which there is "acquisition indebtedness" (that is, indebtedness incurred in acquiring or holding property).

        While the Company does not expect to generate significant amounts of UBTI, and amounts distributed as dividends by a REIT do not constitute UBTI, no assurance can be given that the Company will not generate UBTI and the Company would be under no obligation to minimize UBTI. Tax-exempt U.S. Holders of shares of beneficial interest in the Company should consult their tax advisors regarding all aspects of UBTI, including the availability of the so-called "fractions rule" to such tax-exempt U.S. Holder.

  Tax Consequences of an Election by the Company to be Treated as a Partnership to Non-U.S. Holders

        The Company expects that its only income producing assets after a Partnership Election would be the BTC Interests and, thus substantially all of the income that the Holders would allocated after a Partnership Election would be gains or FDAP, as described below. The Company does not anticipate material effectively connected income (other than gains treated as effectively connected as a result of FIRPTA, discussed below), but there is no assurance that there will not be effectively connected income. Effectively connected income would be subject to withholding at applicable rates and non-U.S. Holders could have U.S. federal income tax return filing obligations as a result.

        A non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax on the U.S. source fixed, determinable, annual or periodical income ("FDAP income") that is allocated to it (and that is not treated as effectively connected with a U.S. trade or business). For these purposes, ordinary income dividends paid by a REIT (i.e., distributions paid by the REIT not designated as capital gain dividends or otherwise subject to "FIRPTA," as described below, and not in excess of the REIT's current and accumulated earnings and profits), will be treated as FDAP income. As a general matter, the amount of FDAP income required to be withheld in respect of a non-U.S. Holder may be eligible for reduction pursuant to the terms of a tax treaty provided that the non-U.S. Holder is eligible for the benefits thereunder and certain other requirements are satisfied.

        A non-U.S. Holder will be subject to tax under the Foreign Investment in Real Property Act ("FIRPTA") on any distributions (including distributions which otherwise would represent a return of capital) paid by the BTC Interests and allocated to it by the Company to the extent that such distributions represent income or gain attributable to the sale or exchange by a REIT owned by the BTC Interests of a U.S. real property interest ("USRPI"). In addition, a corporate non-U.S. Holder may be subject to an additional branch profits tax of 30% (or lesser applicable treaty rate) on such distributions. The Company intends to withhold the applicable amount required by the Code and corresponding Treasury Regulations on capital gain dividends and any other distributions paid by a REIT owned through the BTC Interests to the Company and allocated to any non-U.S. Holder which are attributable to the sale or exchange of a USRPI.

        A non-U.S. Holder generally will be subject to tax under FIRPTA on (1) any income or gain allocated to it by the Company from the sale or exchange of a USRPI, and (2) any gain recognized in connection with the sale, exchange, or other taxable disposition of all or a portion of its interest in the Company if the interest in the Company constitutes a USRPI. Whether and to what extent an interest in a partnership (or other pass-through entity treated as a partnership for U.S. federal income tax purposes) constitutes a USRPI depends on the assets of the particular partnership.

        Because the only assets of the Company are expected to be its indirect interests, through the BTC Interests, in one or more REITs, an interest in the Company will constitute a USRPI only and to the extent a REIT is a "U.S. real property holding corporation" ("USRPHC"), unless the REIT otherwise qualifies as a "domestically controlled qualified investment entity." The Company believes that the REITs are USRPHCs. A REIT will qualify as a domestically controlled qualified investment entity if, at all times during a specified period, (1) the REIT qualifies as a REIT and (2) non-U.S. persons do not own, directly or indirectly, 50% or more of the outstanding interests in the REIT.

        As a general matter, a non-U.S. Holder will be subject to tax under FIRPTA (1) on any income or gain allocated to it by the Company from the sale or exchange of a USRPI and (2) on a sale or exchange of an interest in the Company to the extent that the gain is attributable to USRPIs (such as, in either case, interests in USRPHCs (including REITs which are USRPHCs and which are not domestically controlled qualified investment entities)). In addition, the purchaser of the interest in the Company might be required to withhold 15% of the amount realized in connection with the disposition. There can be no assurance as to whether the REITs owned by the BTC Interests will qualify as a domestically controlled qualified investment entity as of any given date.

        To the extent that the amount withheld in respect of a non-U.S. Holder's distributive share of income of the Company or in connection with a sale of a non-U.S. Holder's interest in the Company exceeds the amount of such non-U.S. Holder's substantive U.S. federal tax liability, such non-U.S. Holder generally will be entitled to a refund provided that such investor satisfies certain procedural requirements on a timely basis. Conversely, to the extent that the amount withheld in respect of a non-U.S. Holder's distributive share of income of the Company is less than the amount of such non-U.S. Holder's substantive U.S. federal tax liability, such non-U.S. Holder generally will be required to pay over any additional tax owed to the IRS on a timely basis.

        The Company expects that its only income producing assets after a Partnership Election would be the BTC Interests and, thus the Holders would not be subject to tax in each jurisdiction in which the REITs owned through the BTC Interests have assets or otherwise conduct business. However, the Holders may have greater state and local filing obligations as a result of the Partnership Election, if made.

 THE MERGER AGREEMENT

        This section of this Proxy Statement summarizes the material provisions of the Merger Agreement, which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the Merger Agreement and therefore you may not directly enforce any of its terms and conditions.

        This summary may not contain all of the information about the Merger Agreement that is important to you. We urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the Asset Sale. The Merger Agreement is not intended to provide you with any factual information about Prologis, Merger Subs, the surviving entities or us. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information we filed with the Commission prior to the effective date of the Merger Agreement, as well as by the disclosure letter the Company delivered to Prologis in connection with the signing of the Merger Agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that we file with the Commission and the other information in this Proxy Statement. See "Additional Information" beginning on page 136 in this Proxy Statement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Proxy Statement not misleading.

        As used in the summary of the material terms of the Merger Agreement below and elsewhere in this Proxy Statement, unless the context requires otherwise, references to our "subsidiaries" does not include joint venture entities in which we are not, directly or indirectly, the general partner or managing member and does not include the BTC Portfolio.

Form, Effective Time and Closing of the Asset Sale

        The Merger Agreement provides for the sale of substantially all of the Company's assets to Prologis through (i) the merger of each of Merger Sub (or Alternative Merger Sub in the event that Prologis assigns Merger Sub's rights to so merge to Alternative Merger Sub, and Merger Sub or Alternative Merger Sub, as the case may be, will be referred to as "Merger Sub 1") and Merger Sub 2 (collectively, the "Merger Subs") with and into to-be-formed, wholly owned subsidiaries of IPT Holdco (the "New Holdcos"), with each applicable New Holdco surviving each merger as an affiliate of Prologis upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale by IPT Holdco of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Holdco to Prologis or an affiliate of Prologis (including a "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an affiliate of Prologis so that one or more affiliates of Prologis may acquire Sale Subsidiaries as part of one or more "like-kind exchanges" under Section 1031 of the Code). Each of the Mergers will become effective at such date and at the time as the applicable certificate of merger is filed with the Delaware Secretary of State, or such later time as may be agreed by the parties. The Asset Transfers will be effective as of the effective time of the Mergers.

        The Merger Agreement provides that the closing of the Asset Sale will take place no later than the third business day following the date on which the last of the conditions to closing the Asset Sale (described below under "—Conditions to Completion of the Asset Sale") have been satisfied or validly waived by the party entitled to the benefit of such condition (other than conditions that by their terms are to be satisfied or waived at the closing of the Asset Sale, but subject to the satisfaction or valid waiver of such conditions), unless such date is extended by mutual agreement of the parties; provided that in no event will the closing date be earlier than January 8, 2020, unless otherwise agreed by the Company and Prologis.

Formation of Merger Subs; Assignments; Asset Sale Holdcos.

        Prologis has the right to assign Merger Sub's rights pursuant to the Merger Agreement with respect to the Mergers to Alternative Merger Sub, by providing Company with written notice of such assignment on or prior to the earlier of the third (3rd) Business Day after the Company stockholder approval has been obtained and fifteen (15) days prior to the closing of the Asset Sale (such date, the "Prologis Notice Date"); provided that prior to Prologis providing such written notice of assignment to the Company, Prologis must have caused its applicable affiliate to form Alternative Merger Sub as a Delaware limited liability company and a wholly owned subsidiary of such Affiliate; and provided, further, that such assignment will not release or relieve Prologis or Merger Sub of its respective obligations under the Merger Agreement.

        On or prior to the Prologis Notice Date, Prologis must form Merger Sub 2 as a Delaware limited liability company and an affiliate of Prologis; provided that Prologis will have the right to assign its rights pursuant to the Merger Agreement with respect to the Mergers to its affiliate, by providing Company with written notice of such assignment on or prior to the Prologis Notice Date; provided, further, that prior to Prologis providing such written notice of assignment to the Company, Prologis must have caused its applicable affiliate to form Merger Sub 2 as a Delaware limited liability company and a wholly owned subsidiary of such affiliate; and provided, further, that such assignment will not release or relieve Prologis of its obligations under the Merger Agreement.

Asset Transfers

        On or prior to the Prologis Notice Date, Prologis must provide written notice to Company setting forth the number of Asset Sale Holdcos that Company will cause IPT Holdco to form, which number must not exceed ten (10) Asset Sale Holdcos, and the Sale Subsidiaries (the "Asset Transfer Subsidiaries") whose equity interests are to be contributed by IPT Holdco to the applicable Asset Sale Holdco.

        Prologis has the right to assign its rights pursuant to the Merger Agreement with respect to any Asset Transfer to one or more of its affiliates by providing Company with written notice of such assignment on or prior to the Prologis Notice Date; provided that such assignment must not release or relieve Prologis of its obligations under the Merger Agreement. Additionally, for purposes of the Asset Transfers an affiliate of Prologis may include one or more entities that are, or are wholly owned by, a "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an affiliate of Prologis so that one or more affiliates of Prologis may acquire Asset Transfer Subsidiaries as part of one or more "like-kind exchanges" under Section 1031 of the Code (an "Exchange"), and any such Exchange must be effected through an assignment of the Merger Agreement, or its rights under the Merger Agreement, to such "qualified intermediaries" or "exchange accommodation titleholders"; provided that no party is required to negotiate or consummate any Exchange that such party determines is not reasonably acceptable to such party and no Exchange may alter the parties' obligations under this agreement or delay or postpone the ability of parties to consummate the Mergers or the other Asset Transfers. Prologis will bear all costs incurred in connection with any actions taken by the parties in furtherance of such an Exchange.

        Upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, at the effective time of the Mergers, Company will cause IPT Holdco to sell each Asset Sale Holdco to Prologis or to an affiliate of Prologis by delivering one or more assignments of limited liability company interests to Prologis or its affiliate in a form to be reasonably agreed by the parties prior to Closing (it being understood and agreed that such interest assignment must provide that such sale is on an "as is, where is" basis without any representation or warranty by IPT Holdco and Prologis and its affiliates will have no recourse against, and must fully release, Company and its affiliates).

Organizational Documents of the Surviving Entities

        At the effective time of each Merger, the certificate of formation and limited liability company agreement of each Surviving Entity will be amended and restated in the forms to be reasonably agreed by the parties prior to the closing of the Asset Sale.

Pre-Closing Transactions

        On or prior to the earlier of the thirtieth (30th) day after the Company stockholder approval has been obtained and ten (10) days prior the closing date, the Company must cause the following to occur:

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  the Company will cause IPT Holdco to contribute and convey to New Holdco 1 and will cause New Holdco 1 to accept from IPT Holdco, all right, title and interest of IPT Holdco in and to the equity interests of each of the Sale Subsidiaries identified by Prologis in a written notice that are to be contributed to New Holdco 1;

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  Company will cause IPT Holdco to contribute and convey to New Holdco 2, and will cause New Holdco 2 to accept from IPT Holdco, all right, title and interest of IPT Holdco in and to the equity interests of each of the Sale Subsidiaries identified by Prologis in a written notice that are to be contributed to New Holdco 2; and

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  Company will (i) cause IPT Holdco to form the Asset Sale Holdcos provided for in Prologis's written notice to Company, (ii) contribute and convey the applicable Asset Transfer Subsidiaries to the applicable Asset Sale Holdcos, and (iii) cause each Asset Sale Holdco to accept from IPT Holdco, all right, title and interest of IPT Holdco in and to the equity interests of each of the applicable Asset Transfer Subsidiaries.

        Notwithstanding anything to the contrary in the Merger Agreement, prior to the closing of the Asset Sale, the Company has the right, but not the obligation, to engage in a BTC Sale Transaction.

Asset Sale Consideration; Effects of the Mergers

  Asset Sale Consideration

        At the effective time of the Mergers, all of the limited liability company interests in each New Holdco issued and outstanding immediately prior to the effective time of the Mergers, which are all held by Operating Partnership, will be cancelled and automatically converted into the right of Operating Partnership to receive aggregate consideration equal to (A) $2,371,500,000 minus (B) the aggregate amount actually drawn under our Operating Partnership's revolving credit facility as permitted by the Merger Agreement to provide working capital for the Company and the BTC Entities following the closing of the Asset Sale plus (C) the aggregate amount of out-of-pocket costs paid or incurred by the Company and its subsidiaries in connection with (x) the formation of more than one New Holdco entity and engaging in more than one contribution transaction as requested by Prologis and (y) engaging in more than one merger and the Asset Transfers in the Asset Sale, plus (D) the payoff amount as of the date of closing of the Asset Sale of all indebtedness of the Company, Operating Partnership, and any other subsidiary of the Company that is not acquired by Prologis in the Asset Sale, plus (E) the amount of all expenses paid or incurred by the Company and its subsidiaries in connection with the Mergers, the Asset Transfers and other transactions contemplated by the Original Merger Agreement or the Merger Agreement that would have been payable or borne by the Company or any of its subsidiaries if the Company was merged with Merger Sub as provided in the Original Merger Agreement (including (x) the amount of any expenses that were incurred as a result of amending and restating the Original Merger Agreement and (y) transaction costs payable by the Company or any of its subsidiaries to the persons or entities set forth in the Company disclosure letter), minus (F) the closing net working capital amount (as defined above under "The Asset Sale—The Asset Sale Consideration") (which amount may be negative, in which case the absolute value of the closing net working capital amount will be added).

        All of the limited liability company interests in each of Merger Sub 1 and Merger Sub 2 issued and outstanding immediately prior to the effective time of the Mergers will be converted into limited liability company interests of Surviving Entity 1 and Surviving Entity 2, respectively, and all such limited liability company interests will be owned by Prologis.

  Payment of Merger Consideration

        At or before the effective time of the Mergers and the Asset Transfers, Prologis will pay or cause to be paid (including, for the avoidance of doubt, by one or more "qualified intermediaries" or "exchange accommodation titleholders" acting on behalf of an affiliate of Prologis) by wire transfer of immediately available funds to an account or accounts of a paying agent designated by the Company an amount equal to the Asset Sale Consideration. Prior to the date of the closing of the Asset Sale, the Company will engage a paying agent reasonably acceptable to Prologis to receive and disperse the Asset Sale Consideration and other amounts to be determined in the sole discretion of the Company.

  Withholding

        All payments under the Merger Agreement are subject to applicable withholding requirements.

  No Dissenters' or Appraisal Rights

        In accordance with our charter, as permitted by the MGCL, holders of the Company's common stock are not entitled to dissenters' or appraisal rights, or rights of objecting stockholders, with respect to the Asset Sale or the other transactions contemplated by the Merger Agreement and our Board of Directors of the Company has not determined that any such rights will be available.

Representations and Warranties

        The Merger Agreement contains a number of representations and warranties made by the Company, on the one hand, and Prologis and Merger Sub, on the other hand. The representations and warranties were made by the parties as of the date of the Merger Agreement and do not survive the effective time of the Asset Sale. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement and qualified by information the Company filed with the Commission prior to July 15, 2019 and in the disclosure letter the Company delivered in connection with the Merger Agreement.

  Representations and Warranties of the Company

        The Merger Agreement includes representations and warranties by the Company relating to, among other things:

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  organization, valid existence, subsidiaries, good standing and qualification to conduct business;

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  organizational documents;

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  capital structure;

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  due authorization, execution, delivery and validity of the Merger Agreement;

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  enforceability of the Merger Agreement (subject to certain applicable creditors' rights laws and general principles of equity);

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  permits and compliance with law;

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  filings with the Commission and financial statements;

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  absence of certain changes to the Company's business since March 31, 2019;

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  absence of undisclosed material liabilities;

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  absence of existing defaults or violations under organizational documents or certain other agreements;

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  litigation;

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  tax matters, including qualification as a REIT;

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  absence of employees and employee benefit plans (other than the IPT Equity Incentive Plan and the IPT Private Placement Equity Incentive Plan);

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  accuracy of information supplied for inclusion in the Proxy Statement;

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  intellectual property;

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  environmental matters;

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  real property and leases;

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  material contracts and indebtedness;

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  insurance;

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  opinion of financial advisor;

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  stockholder vote required in order to approve the Asset Sale;

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  broker's, finder's and similar fees or commissions;

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  inapplicability of the Investment Company Act of 1940, as amended;

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  exemption of the Merger and the other transactions contemplated by the Merger Agreement from any federal and state anti-takeover statutes;

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  related party transactions; and

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  the formation of the New Holdcos solely for the purposes of engaging in the transactions contemplated by the Merger Agreement and absence of other activities and indebtedness of the New Holdcos.

  Representations and Warranties of Prologis and Merger Sub

        The Merger Agreement includes representations and warranties by Prologis and Merger Sub (including on behalf of any New Merger Sub) relating to, among other things:

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  organization, valid existence, good standing and qualification to conduct business;

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  due authorization, execution, delivery and validity of the Merger Agreement;

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  enforceability of the Merger Agreement (subject to certain applicable creditors' rights laws and general principles of equity);

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  litigation;

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  accuracy of information supplied for inclusion in the Proxy Statement or other document filed with the Commission or other government agency in connection with the Mergers;

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  broker's, finder's and similar fees or commissions;

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  sufficiency of funds to pay the Asset Sale Consideration and all amounts required to be paid by Prologis in connection with the transactions contemplated by the Merger Agreement and any other related fees and expenses;

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  solvency of the Surviving Entities;

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  absence of any agreements with the Company related parties;

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  no vote required by equityholders of Prologis, Merger Sub, or any New Merger Sub; and

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  no ownership of the Company's common stock by Prologis, Merger Sub, or any New Merger Sub.

Definition of "Company Material Adverse Effect"

        Many of the representations of the Company are qualified by a "company material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, "company material adverse effect" means any effect, event, change, development, circumstance or occurrence that:

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  is material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of each of the Company's wholly owned subsidiaries, together with New Holdcos (each, a "Sale Subsidiary" and collectively, the "Sale Subsidiaries"), taken as a whole, or

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  will prevent or materially impair or delay the ability of the Company to consummate the Mergers, the Asset Transfers or any of the other transactions contemplated by the Merger Agreement before February 28, 2020.

        However, for purposes of the first bullet above, any effect, event, change, development, circumstance or occurrence will not be considered a company material adverse effect to the extent arising out of or resulting from the following:

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  any failure of the Company or the Sale Subsidiaries to meet any projections or forecasts, or any estimates of earnings, revenues or other metrics for any period (provided, that any effect, event, change, development, circumstance or occurrence giving rise to such failure may be taken into account in determining whether there has been a company material adverse effect);

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  any changes that affect the real estate industry generally;

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  any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

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  any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world;

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  the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

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  the negotiation, execution, delivery of the Original Merger Agreement or the Merger Agreement, or performance in accordance with the terms of the Original Merger Agreement, the Merger Agreement, or the public announcement of the transactions contemplated by the Original Merger Agreement or the Mergers, the Asset Transfers or the other transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors (including stockholders), venture partners or employees;

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  the taking of any action expressly required by the Original Merger Agreement or the Merger Agreement, or the taking of any action at the written request or with the prior written consent of Prologis or the failure to take any action at the request of Prologis or expressly prohibited by the Merger Agreement;

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  earthquakes, hurricanes, floods or other natural disasters;

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  changes in law or GAAP (or the interpretation thereof); or

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  any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing or other legal proceeding, made or initiated by any holder of the Company's common stock, including any derivative claims, arising out of or relating to the Merger Agreement or the transactions contemplated thereby;

which,

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  in the case of the second, third, fourth, fifth and ninth bullet points above, do not disproportionately affect the Sale Subsidiaries, taken as a whole, relative to others in the industrial real estate industry in the United States, and

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  in the case of the eighth bullet point above, do not disproportionately affect the Sale Subsidiaries, taken as a whole, relative to others in the real estate industry in the geographic regions in which the Sale Subsidiaries operate, own or lease properties.

        For the purposes of the Merger Agreement, a "parent material adverse effect" means any effect, event, change, development, circumstance or occurrence that would reasonably be expected to prevent or materially impair or delay the ability of Prologis or any Merger Sub to perform their material obligations under the Merger Agreement or to consummate the Mergers or any of the transactions contemplated by the Merger Agreement before February 28, 2020.

Covenants and Agreements

  Conduct of Business by the Company Pending the Merger

        The Company has agreed to certain restrictions on the conduct of its business and that of the Sale Subsidiaries between the date of the Original Merger Agreement until the earlier to occur of the effective time of the Mergers and the date, if any, on which the Merger Agreement is validly terminated. In general, except to the extent required by law, as may be consented to in writing by Prologis (which consent must not be unreasonably withheld, conditioned or delayed), as may be expressly contemplated, required or permitted pursuant to the

Merger Agreement, with respect to or in connection with any BTC Sale Transaction or as set forth in the Company disclosure letter, the Company has agreed that it cause each of the Sale Subsidiaries to,

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  conduct its business in the ordinary course and in a manner consistent with past practice in all material respects, and

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  use its commercially reasonable efforts to

  •
  maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the Company or any of its subsidiaries' control expected),

  •
  preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors, tenants and other significant third parties,

  •
  maintain all Company insurance policies or substitutes therefor, and

  •
  maintain the status of Company as a REIT.

        Without limiting the generality of the foregoing, the Company has also agreed that, subject to certain specified exceptions, including those discussed below, and except to the extent required by law, as may be consented to in writing by Prologis (which consent must not in any case be unreasonably withheld, conditioned or delayed (it being understood that Prologis's consent will be deemed given if Prologis has not, within three business days, so provided or withheld such consent)), as may be expressly contemplated, required or permitted by the Merger Agreement, with respect to or in connection with any BTC Sale Transaction, provided that any such BTC Sale Transaction does not result in any obligation, liability or other expense to any Sale Subsidiary and does not, and is not reasonably expected to, prevent, materially alter or materially delay the abilities of Company to consummate the Asset Sale, or as set forth in the Company disclosure letter, the Company will not (with respect to the first, third, seventh, eighth, nineteenth, twentieth, twenty-second, twenty-seventh and twenty-eighth bullets below only), and it will not cause or permit any of the New Holdcos or the Sale Subsidiaries to, do any of the following:

  •
  amend its organizational documents;

  •
  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of any Sale Subsidiary (other than any wholly owned Sale Subsidiary);

  •
  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property, or otherwise) with respect to shares of capital stock or other equity securities or ownership interests in the Company or any of its subsidiaries, except for

  •
  the declaration by the Company of regular daily dividends, aggregated and paid quarterly in accordance with past practice at a daily rate that equates to a quarterly rate not to exceed $0.1425 per share of Company common stock,

  •
  the declaration and payment of regular distributions that are required to be made in respect of any "Partnership Unit," as defined in the Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of August 14, 2015, as such agreement may be amended from to time,

  •
  the declaration and payment of dividends or other distributions by any directly or indirectly wholly owned subsidiary of the Company to its parent entity,

  •
  distributions by any subsidiary of the Company or any other entity in which the Company owns an interest that is not wholly owned, directly or indirectly, by the Company, in accordance with the organizational documents of such subsidiary of the Company or other entity in which the Company owns an interest, or

  •
  declaration and payment of any distributions of proceeds resulting from any BTC Sale Transaction;

    provided that notwithstanding the restrictions on dividends and other distributions in this clause, the Company and its subsidiaries are permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise tax under the Code;

  •
  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of a Sale Subsidiary;

  •
  except for transactions among one or more Sale Subsidiaries, or as otherwise contemplated in third, fourth and sixth bullets, issue, deliver, sell, pledge, dispose, encumber or grant, any shares of any Sale Subsidiary's capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of any Sale Subsidiary's capital stock or other equity interests;

  •
  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except

  •
  acquisitions by any Sale Subsidiary of or from an existing Sale Subsidiary,

  •
  with respect to certain pending acquisitions,

  •
  pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements), and

  •
  acquisitions of real property (whether in fee or through a property holding entity or entities) or assets in the ordinary course of business consistent with past practice that would not, or not reasonably be expected to, prevent, materially alter or materially delay the ability of the Company to consummate the Asset Sale;

  •
  sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect, to any Sale Subsidiary or any material property or assets of any Sale Subsidiary, except

  •
  in the ordinary course of business consistent with past practice,

  •
  pledges or encumbrances of direct or indirect equity interests in entities from time to time under the Company's existing revolving credit facility (including with respect to the addition or substitution of Sale Subsidiaries as guarantors under the Company's existing revolving credit facilities) that acquire properties that are the subject of the any pending acquisitions by the Company, or are not currently included in Company's borrowing base under Company's existing revolving credit facility,

  •
  any pending sales or other dispositions disclosed in the Company disclosure letter, and

  •
  pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements);

  •
  incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of the Company or any of its subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than any wholly owned subsidiary of the Company), except

  •
  indebtedness incurred under the Company's existing secured and unsecured revolving and term loan credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by the Merger Agreement and including the addition or substitution of any of the Company's subsidiaries as guarantors under the Company's existing revolving credit facilities);

  •
  funding any transactions permitted by the Merger Agreement (other than funding in connection with a BTC Sale Transaction);

  •
  indebtedness that does not, in the aggregate, exceed $15,000,000;

  •
  refinancing of existing indebtedness (provided that the terms of the new indebtedness are not materially more onerous on the Company compared to the existing indebtedness and the principal amount of such replacement indebtedness is not materially greater than the indebtedness it is replacing); and

  •
  borrowing up to the amount specified in the Company disclosure letter under our Operating Partnership's line of credit;

  •
  make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, other than

    •
    by a Sale Subsidiary to a Sale Subsidiary,

    •
    loans, advances or investments required to be made under any of the Sale Subsidiaries' leases or ground leases pursuant to which any third party is a lessee or sub lessee on any Sale Subsidiary's property or any existing joint venture arrangements to which a Sale Subsidiary is a party as of the date of the Original Merger Agreement,

    •
    in connection with any construction or improvement of long-term real property (not including furniture, fixtures, equipment or inventory) for use in a tenant's trade or business at the Sale Subsidiaries' properties ("Tenant Improvements") at any Sale Subsidiary's property, and

    •
    certain permitted investments;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract of the Sale Subsidiaries or (or any contract that, if existing as of the Original Merger Agreement date, would be a material contract of the Sale Subsidiaries), other than

  •
  any termination or renewal in accordance with the terms of any existing material contract of the Sale Subsidiaries that occurs automatically without any action (other than notice of renewal) by any Sale Subsidiary;

  •
  the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which any Sale Subsidiary is a party as required or necessitated by the Merger Agreement or transactions contemplated thereby;

  •
  in connection with any Tenant Improvements at any of the Sale Subsidiaries' properties; and

  •
  as may be reasonably necessary to comply with the terms of the Merger Agreement;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material Sale Subsidiary lease (or any lease for real property that, if existing as of the date of the Original Merger Agreement, would be a material Sale Subsidiary lease), except for

  •
  renewing, modifying, or amending any material Sale Subsidiary lease at or above 90% of budget on a net present value basis or entering into any new lease that would have been a material Sale Subsidiary lease if existing on the date of the Original Merger Agreement where the annual rent under such lease is less than $5,000,000, and

  •
  any entry into, renewal, modification, amendment or termination in accordance with the terms of any such lease that occurs without any required approval (other than notice of renewal or by amendment that does not change any material term of such material Sale Subsidiary lease) by any Sale Subsidiary or would not otherwise be materially adverse to any Sale Subsidiary (it being acknowledged and agreed that the participation by any Sale Subsidiary in any fair market determination or similar process required by any material Sale Subsidiary lease will not constitute a violation of this section);

  •
  waive, release, assign, settle or compromise any claim or action affecting a Sale Subsidiary, other than waivers, releases, assignments, settlements or compromises that

  •
  with respect to the payment of monetary damages, involve only

  •
  the payment of any amounts (including applicable deductibles) payable under an insurance policy insuring the Company or a subsidiary of the Company (so long as the proceeds (less applicable deductibles) of such amounts paid by the insurer is contributed to the applicable Sale Subsidiary) or

  •
  monetary damages

  •
  that are equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of the Company filed with the Commission documents and publicly available prior to the date of the Original Merger Agreement or

  •
  that do not exceed $5,000,000 individually or $50,000,000 in the aggregate,

    •
    do not involve the imposition of injunctive relief against any Sale Subsidiary, Prologis or any Surviving Entity, and

    •
    do not provide for any admission of material liability or wrongdoing by any Sale Subsidiary;

  •
  hire or terminate (without cause) any employee, executive officer or director of any Sale Subsidiaries or appoint any person to a position of executive officer or director of the any Sale Subsidiary (other than to replace any officer that departs after the date of the Original Merger Agreement) or enter into, or adopt or incur any liability under or with respect to any employment, bonus, severance or retirement contract or other compensation or benefit plan;

  •
  except as required under the terms of the IPT Equity Incentive Plan or the IPT Private Placement Equity Incentive Plan or as set forth on the Company disclosure letter, grant, confer, award or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any Sale Subsidiary's capital stock or other voting securities or equity interests, other than customary annual grants or grants made to newly hired consultants, in each case, in the ordinary course of business consistent with past practice;

  •
  fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2019, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the Commission;

  •
  enter into any new line of business;

  •
  enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) in any material respect any of the Sale Subsidiaries or any of their successors from engaging in or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

  •
  fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law;

  •
  enter into or modify in a manner materially adverse to Company any Company tax protection agreement affecting a Sale Subsidiary, make, change or rescind any material election relating to taxes affecting a Sale Subsidiary, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes affecting a Sale Subsidiary, or knowingly surrender any right to claim any material tax refund affecting a Sale Subsidiary, except, in each case, to the extent necessary

  •
  to preserve Company's qualification as a REIT under the Code, or

  •
  to qualify or preserve the status of any Sale Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; provided that before amending or filing any material tax return, such tax return must be provided to Prologis for its review and comment and Company must consider in good faith any such comments that are reasonable;

  •
  take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT;

  •
  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by the sixth and seventh bullet points above or to accept a superior proposal in a manner that would not reasonably be expected to be materially adverse to a Sale Subsidiary or to prevent or impair the ability of the Company to consummate the Mergers or the Asset Transfers;

  •
  form any new funds, partnerships or joint ventures;

  •
  make or commit to make any capital expenditures in excess of $5,000,000 individually, or $10,000,000 in the aggregate, except

    •
    as set forth within the Company disclosure letter,

    •
    in connection with any Tenant Improvements at any of the Sale Subsidiaries' properties,

    •
    for the expansion of a Sale Subsidiary's property pursuant to expansion rights requested by the applicable tenant in the ordinary course of business and in accordance with the terms of the applicable Sale Subsidiary lease, and

    •
    capital expenditures in the ordinary course of business consistent with past practice necessary to repair or prevent damage to any of the Sale Subsidiaries' properties or as is necessary in the event of an emergency situation;

  •
  amend or modify the compensation terms or any other obligations of the Company contained in the engagement letter with Morgan Stanley, Eastdil or CBRE in a manner materially adverse to the Company, any subsidiary of the Company, or Prologis or engage other financial advisers in connection with the transactions contemplated by the Merger Agreement;

  •
  permit any insurance policy naming any Sale Subsidiary as a beneficiary or an insured or a loss payable payee to be canceled, terminated or allowed to expire unless such entity has obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy, provided that, with respect to any renewal of any such policy, the Company will

  •
  use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and

  •
  provide Prologis a reasonable opportunity to review and consider the terms of any such policy and consider in good faith any comments Prologis may provide to the Company with respect to the terms of any such policy;

  •
  amend any term of any outstanding stock or other equity security of any Sale Subsidiary;

  •
  except to the extent permitted below under "—No Solicitation of Transactions" and under "—Adverse Recommendation Change" take, or fail to take, any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by the Merger Agreement; or

  •
  with respect to any Sale Subsidiary, authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, and with respect to Company, authorize, or enter into any contract, agreement, commitment or arrangement to take any of the actions (with respect to itself if such covenant expressly references Company and with respect to Sale Subsidiaries in all other instances) described in in the first, third, seventh, eighth, nineteenth, twentieth, twenty-second and twenty-seventh bullets above only.

        The Company has also agreed that, on and after such time as the Company stockholder approval has been obtained until the earlier to occur of the Effective Time and the date, if any, on which the Merger Agreement is terminated, except to the extent required by Law, as may be consented to in writing by Prologis (in Prologis's reasonable discretion), as may be expressly contemplated, required or permitted by this Agreement, with respect to or in connection with any BTC Sale Transaction, provided that any such BTC Sale Transaction does not result in any obligation, liability or other expense to any Sale Subsidiary and does not, and is not reasonably expected to, prevent, materially alter or materially delay the abilities of Company to consummate the Asset Sale, or as set forth in the Company disclosure letter, Company must not (with respect to the first, third, fourth, seventh, tenth or eleventh bullets below only), and must not cause or permit any Sale Subsidiary to, do any of the following:

  •
  issue, deliver, sell, pledge, dispose of, encumber or grant, any shares of any of the Sale Subsidiaries' capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of any of the Sale Subsidiaries' capital stock or other equity interests;

  •
  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except

  •
  any pending acquisitions set forth in the Company disclosure letter, and

  •
  pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements);

  •
  sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any Sale Subsidiary or any material property or assets of any Sale Subsidiary, except

  •
  any pending sales or other dispositions set forth in the Company disclosure letter, and

  •
  pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements);

  •
  incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than a wholly owned Company Subsidiary), except

  •
  indebtedness incurred under Company's existing secured and unsecured revolving and term loan credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by the Merger Agreement and including the addition or substitution of Company Subsidiaries as guarantors under Company's existing revolving credit facilities),

  •
  funding any transactions permitted by any bullet in this series (except for funding in connection with a BTC Sale Transaction), and

  •
  borrowing up to the amount set forth in the Company disclosure letter under our Operating Partnership's line of credit;

  •
  make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, other than

  •
  loans, advances or investments required to be made under any of the Company leases or ground leases pursuant to which any third party is a lessee or sub lessee on any Company property or any existing joint venture arrangements to which a Sale Subsidiary is a party as of the date of the Original Merger Agreement,

  •
  in connection with any tenant improvements at any of the Company properties, and

  •
  investments permitted pursuant to the Merger Agreement;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any lease or sublease (including any ground lease) to which any Sale Subsidiary is a party as lessor or sublessor with respect to any Company property (together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto), except for

  •
  entering into, renewing, modifying or amending any such lease or sublease where the annual rent under such lease or sublease is less than $2,000,000, and

  •
  any entry into, renewal, modification, amendment or termination in accordance with the terms of any such lease that

  •
  occurs without any required approval (other than notice of renewal or by amendment that does not change any material term of such lease) by any Sale Subsidiary or

  •
  results from any participation by any Sale Subsidiary in any fair market determination or similar process required by any such lease that is initiated prior to such time as the Company stockholder approval has been obtained;

  •
  waive, release, assign, settle or compromise any claim or action affecting a Sale Subsidiary, other than waivers, releases, assignments, settlements or compromises that with respect to the payment of monetary damages, involve only the payment of any amounts (including applicable deductibles) payable under an insurance policy insuring Company or a Company Subsidiary (so long as the proceeds (less applicable deductibles) of such amounts paid by the insurer is contributed to the applicable Sale Subsidiary);

  •
  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

  •
  make or commit to make any capital expenditures, except

    •
    pursuant to Company's budget set forth in the Company disclosure letter,

    •
    in connection with any tenant improvements at any of the Company properties that were agreed to prior to the date of the Original Merger Agreement or otherwise approved in accordance with the Merger Agreement,

    •
    for the expansion of a Company property pursuant to expansion rights requested by the applicable tenant in the ordinary course of business and in accordance with the terms of the applicable Company lease, and

    •
    capital expenditures in the ordinary course of business consistent with past practice necessary to repair or prevent damage to any of the Company properties or as is necessary in the event of an emergency situation;

  •
  permit any insurance policy naming any Sale Subsidiary as a beneficiary or an insured or a loss payable payee to be canceled, terminated or allowed to expire unless such entity has obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy; provided that, any renewal of any such policy is on terms consented to by Prologis in writing; or

  •
  with respect to any Sale Subsidiary, authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, and with respect to Company, authorize, or enter into any contract, agreement, commitment or arrangement to take any of the actions (with respect to itself if such covenant expressly references Company and with respect to Sale Subsidiaries in all other instances) described in the first, third, fourth, seventh, or tenth bullets above only.

        The above restrictions, however, will not prohibit the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board of Directors, upon advice of counsel to the Company, is reasonably necessary for the Company to avoid or to continue to avoid incurring entity level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time of the Mergers, including making dividend or other distribution payments to stockholders of the Company or holders of OP Units in accordance with the Merger Agreement or otherwise as permitted pursuant to the third bullet above or to qualify or preserve the status of any subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code.

  No Solicitation of Transactions

        Except as otherwise provided below, during the time between the date of the Original Merger Agreement and the earlier to occur of the effective time of the Mergers and the date, if any, on which the Merger Agreement is validly terminated, the Company will not, and will cause its subsidiaries not to, and will instruct and use its commercially reasonable efforts to cause the directors, officers, managers (and persons with similar positions) and representatives of the Company or any of its subsidiaries not to,

  •
  solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to any Acquisition Proposal (as defined below), or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal,

  •
  enter into, continue or otherwise participate or engage in any discussions or negotiations regarding, or furnish to any person other than Prologis or its representatives any non-public information or data with respect to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal,

  •
  approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement in each case related to an Acquisition Proposal (other than certain confidentiality agreements) or requiring or having the effect of requiring the Company to abandon, terminate or breach its obligations under the Merger Agreement or fail to consummate the Mergers and the Asset Transfers, or

  •
  agree to or propose publicly to do any of the foregoing.

        Additionally, the Company will, and will cause each of its subsidiaries, and will use its commercially reasonable efforts to cause the representatives of the Company and its subsidiaries to,

  •
  immediately cease and cause to be terminated all existing negotiations with any person and its representatives with respect to any Acquisition Proposal, and

  •
  request the prompt return or destruction, to the extent required by any confidentiality agreement, of all confidential information with respect to the Company or any of the subsidiaries of the Company previously furnished to any such person and its representatives.

        Notwithstanding anything in the Merger Agreement to the contrary, the Company may terminate, waive, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its affiliates or representatives is a party, and it is understood and agreed that the Company will be deemed to have waived immediately prior to the date of the Original Merger Agreement any provision in any such agreement to the extent necessary (and only to such extent) to enable such counterparty to convey confidentially an Acquisition Proposal (as defined below) to the Company's Board. Without limiting the generality of the foregoing, any violation of the restrictions set forth above by any director, named executive officer or the Advisor of the Company or any of the Company's subsidiaries will be deemed to be a breach of the Merger Agreement by the Company.

        For the purposes of the Merger Agreement, "Acquisition Proposal" means any proposal, offer, or inquiry from any person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, issuance, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction of

  •
  assets or businesses of the Company and its subsidiaries that generate 25% or more of the net revenues or net income or that represent 25% or more of the consolidated total assets (based on fair market value) of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or

  •
  25% or more of any class of capital stock, other equity security (or options, rights or warrants to purchase, or securities convertible into, any equity security) or voting power of the Company or any resulting parent company of the Company, including any tender offer or exchange offer in which any person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 25% or more of the outstanding shares of any class of voting securities of the Company or, in each case other than the transactions contemplated by the Merger Agreement.

        Notwithstanding the restrictions set forth above, the Merger Agreement provides that, at any time prior to obtaining Company stockholder approval, the Company may (and may authorize its subsidiaries and its and their representatives to), in response to a written Acquisition Proposal (that did not result from a violation of the Merger Agreement) from a third party that the Company's Board believes in good faith to be bona fide and that the Company's Board determines in good faith (after consultation with outside counsel and its financial advisors) constitutes or is reasonably likely to lead to a superior proposal,

  •
  furnish, make available or provide access to non-public information to such third party making the Acquisition Proposal, subject to first entering into a confidentiality agreement having provisions that are no less favorable to those contained in the confidentiality agreement between Prologis and the Company and so long as all such information is provided to Prologis prior to or substantially concurrently with the time that such information is provided to such third party if it has not been provided to Prologis previously, and

  •
  participate in discussions or negotiations with such third party and its representatives regarding such Acquisition Proposal.

        In addition, the Company must promptly (but in no event later than forty-eight (48) hours) notify Prologis orally, and promptly thereafter in writing, of the receipt by the Company, the Company's Board of Directors or any of their respective representatives of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Such notice must indicate the identity of the person making such inquiry, proposal or offer, and the material terms and conditions of, such inquiry, proposal or offer (including a copy thereof if in writing and any material documentation or correspondence that sets forth any such terms). The Company also must

  •
  promptly (but in no event later than forty-eight (48) hours) notify Prologis, orally and promptly thereafter in writing,

  •
  of any changes or modifications to the material terms of the Acquisition Proposal, and

  •
  if the Company determines to begin providing non-public information or to engage in any negotiations or discussions concerning an Acquisition Proposal pursuant to the above description and will in no event begin providing such information or engaging in such discussions or negotiations prior to providing such written notice, and

  •
  keep Prologis informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such Acquisition Proposal.

        For purposes of the Merger Agreement and with respect to an Acquisition Proposal, "superior proposal" means any Acquisition Proposal made after the date of the Merger Agreement (with all percentages included in the definition of "Acquisition Proposal" increased to 50%), taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the proposal, that the Company Board of Directors determines in its good faith judgment (after consultation with its outside counsel and its financial advisors) that

  •
  if consummated, would be more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Prologis in response to any such Acquisition Proposal), and

  •
  if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

  Adverse Recommendation Change

        Except as described below, the Company's Board of Directors

  •
  may not:

  •
  fail to make or withdraw (or modify or qualify in any manner adverse to Prologis or publicly propose to withdraw, modify or qualify in any manner adverse to Prologis) the Company Board of Directors recommendation with respect to the Asset Sale,

  •
  fail to include the Company Board of Directors recommendation in the Proxy Statement,

  •
  adopt, approve, or publicly recommend or otherwise declare advisable the adoption of any Acquisition Proposal,

  •
  fail to recommend against any Acquisition Proposal that is structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9,

  •
  if an Acquisition Proposal or any material modification thereof is made public or is otherwise sent to Company's stockholders, fail to issue a press release or other public communication that reaffirms the Company Board of Directors recommendation within ten (10) business days after Prologis so requests in writing (we refer to the actions described in the preceding five bullets as an "Adverse Recommendation Change"), or

  •
  propose, resolve, or agree to take any of the foregoing; and

  •
  will not cause or permit any of the Company's subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement).

        Notwithstanding the foregoing, at any time prior to obtaining the Company stockholder approval, the Company Board of Directors may make an Adverse Recommendation Change or the Company may terminate the Merger Agreement pursuant to the provision described in the second bullet point under "—Termination of the Merger Agreement—Termination by the Company" and immediately thereafter enter into an alternative transaction with respect to a superior proposal, if:

  •
  the Company receives a written Acquisition Proposal that the Company Board of Directors believes in good faith to be bona fide and such Acquisition Proposal has not been withdrawn;

  •
  the Acquisition Proposal was not the result of a violation of the Company's obligations pursuant to the provisions described under "—No Solicitation of Transactions" above;

  •
  the Company Board of Directors determines in good faith (after consultation with outside counsel and its financial advisors) that such Acquisition Proposal constitutes a superior proposal;

  •
  the Company Board of Directors determines in good faith (after consultation with the Company's legal and financial advisors) that the failure to terminate the Merger Agreement or make an Adverse Recommendation Change would be inconsistent with its duties under applicable law;

  •
  the Company has provided to Prologis a written notice describing in reasonable detail the material terms and conditions of such superior proposal and including copies of the definitive agreements in the form to be entered into and identifying the person or group making such superior proposal (which notice will not be deemed to be, in and of itself, an Adverse Recommendation Change);

  •
  if requested by Prologis, the Company negotiates in good faith regarding any changes to the terms of the Merger Agreement proposed by Prologis during the four business days immediately following Prologis's receipt of the written notice (it being agreed that change in price or form of consideration contemplated by, and any material amendment or modification to the terms of such Acquisition Proposal will require a new written notice; provided that the Company is only obligated to negotiate for a period of three business days from the date of such new written notice); and

  •
  at the end of the applicable period, after considering any counter-offer made by Prologis, the Company Board of Directors determines in good faith (after consultation with outside counsel and its financial advisors) that such Acquisition Proposal continues to constitute a superior proposal and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would be inconsistent with its duties under applicable law.

        The Merger Agreement does not prohibit the Company or the Company Board of Directors through its representatives, directly or indirectly, from

  •
  issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange act, or

  •
  making any disclosure to its stockholders if, in the good faith judgment of the Company Board of Directors (after consultation with outside counsel), failure to so disclose would be inconsistent with its duties under applicable law, provided that a "stop, look and listen" communication or similar communication of the type contemplated by rule 14d-9(f) under the Exchange Act will not be deemed, in and of itself, an Adverse Recommendation Change so long as such communication publicly states that the recommendation of the Company's Board of Directors has not changed or refers to the prior recommendation of the Company's Board of Directors.

        The Company has agreed not to submit any Acquisition Proposal other than the Asset Sale to a vote of its respective stockholders prior to the termination of the Merger Agreement.

  Proxy Statement; Stockholders Meetings

        The Merger Agreement provides that the Company will, at its expense, prepare and cause to be filed with the Commission this Proxy Statement in preliminary form. In addition to seeking stockholder approval for the Asset Sale through this Proxy Statement, the Company will also be entitled to seek approval of a conversion of the Company, as a legal entity, to a Maryland real estate investment trust and to seek approval of proposals relating to the Annual Meeting; provided that the Company stockholder approval is not conditioned on any such approvals or proposals, such approvals and proposals will not result in any obligation, liability or other expense to any Sale Subsidiary and will not, and is not reasonably expected to, prevent, materially alter or materially delay the ability of the Company to consummate the Asset Sale. The Company will use its commercially reasonable efforts to mail or deliver the definitive proxy statement to its stockholders entitled to vote at the Company stockholder meeting as promptly as reasonably practicable following the clearance of the proxy statement from the Commission. Prologis will furnish all information concerning itself, its affiliates, and the holders of its capital stock to the Company and provide such other assistance, in each case, as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the proxy statement. The Company will include in the proxy statement its recommendation to its stockholders that they approve the Asset Sale and the other transactions contemplated by the Merger Agreement and will hold its stockholder meeting as soon as reasonably practicable after the date that the proxy statement is cleared by the Commission.

  Access to Information; Confidentiality

        The Merger Agreement requires the Company to provide Prologis, upon reasonable advance notice and during normal business hours, reasonable access to its properties, offices, books, contracts, personnel and records to the extent relating to the Sale Subsidiaries and the Company is required to furnish reasonably promptly to Prologis and its representatives a copy of each report, schedule, registration statement and other document filed prior to closing pursuant to federal or state securities laws and all other information (financial or otherwise) concerning the business, properties and personnel of the Sale Subsidiaries as Prologis may reasonably request; provided that in no event will Prologis or its representatives have the right to conduct invasive environmental sampling or testing of any kind.

        Prologis will hold, and will cause its representatives and affiliates to hold, any nonpublic information relating to the Company, Operating Partnership, IPT Holdco, the BTC Entities and BCG and its affiliates, including any information exchanged pursuant to this section, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the confidentiality agreement between Prologis and the Company, which will remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of the Merger Agreement or the termination thereof. In addition, until the effective time of the Mergers, Prologis will hold, and will cause its representatives and affiliates to hold, all other nonpublic information, including any information exchanged pursuant to this section, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the confidentiality agreement between Prologis and the Company, which will remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of the Merger Agreement or the termination thereof.

  Public Announcements

        Each of Prologis, the Company and Merger Sub have agreed, subject to certain exceptions, to consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement. In addition, each of Prologis, the Company and the Merger Subs will, subject to certain exceptions, not issue any press release or otherwise make a public statement or filing without obtaining the other party's consent (which will not be unreasonably withheld, conditioned or delayed).

  Appropriate Action; Consents; Filings

        Both Prologis and the Company will, and will cause their respective subsidiaries to, use its commercially reasonable efforts to take all actions and do (and assist and cooperate with the other party in doing) all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement, including, among other things, taking all actions necessary to satisfy the conditions to closing set forth in the Merger Agreement, obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from governmental authorities or other persons or entities necessary in connection with the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement, giving any notices to governmental authorities or other persons or entities and making all necessary or advisable registrations and filings and taking all reasonable steps as may be necessary or advisable to obtain approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other person or entity necessary in connection with the consummation of the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement, and defending any lawsuits or other legal proceedings challenging the Merger Agreement or the Mergers, the Asset Transfers or other transactions contemplated by the Merger Agreement.

  Notification of Certain Matters; Transaction Litigation

        Prologis and the Company, and their respective representatives, will provide prompt written notice to the other party of any notice or other communication received by such party from:

  •
  any governmental authority in connection with the Merger Agreement, the Mergers, the Asset Transfers or the other transactions contemplated by the Merger Agreement, or

  •
  any person or entity alleging that its consent is or may be required in connection with the Mergers, the Asset Transfers or the transactions contemplated by the Merger Agreement.

        Each of Prologis and the Company will provide prompt notice to the other party if any representation or warranty made by it in the Merger Agreement becomes untrue or inaccurate in any material respect such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by February 28, 2020, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the Merger Agreement.

        Each of Prologis and the Company will provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced relating to or involving such party or any of its subsidiaries in connection with the Merger Agreement, the Mergers, the Asset Transfers or the other transactions contemplated by the Merger Agreement. The Company and its representatives will give Prologis the opportunity to reasonably participate in the defense and settlement of any litigation against the Company or its directors relating to the Merger Agreement and the transactions contemplated thereby and not agree to a settlement of any such litigation without Prologis's prior written consent (which will not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Prologis, any of its subsidiaries or any Sale Subsidiary other than the payment of money and the amount of such settlement will be fully covered by insurance proceeds. Prologis and its representatives will give the Company the opportunity to reasonably participate in the defense and settlement of any litigation against Prologis or its directors relating to the Merger Agreement and the transactions contemplated thereby, and no such settlement will be agreed to without the Company's prior written consent (which consent must not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Prologis, the Company or any of Prologis's subsidiaries or any of the Company's subsidiaries other than the payment of money and the amount of such settlement will be fully covered by insurance proceeds.

        Each of the Company and Prologis will provide prompt written notice to the other party upon becoming aware of the occurrence or impending occurrence of any event relating to it or any of Prologis's subsidiaries or the Company's subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a company material adverse effect or a parent material adverse effect, as the case may be.

  Cooperation Regarding Certain Contracts and Entities

        Prior to and following the closing of the Asset Sale, each of the parties agree to, and to cause their respective affiliates to, cooperate in good faith to take all actions necessary, proper or advisable to:

  •
  identify all contracts that contemplate the provision of services to or relate to the rights, operations or assets of the Company, the Operating Partnership, IPT Holdco and the BTC Entities,

  •
  determine whether such contracts identified in the first bullet above relate exclusively to the Company, the Operating Partnership, IPT Holdco or the BTC Entities (any such contract, an "Excluded Contract") or relate to both the Company, the Operating Partnership, IPT Holdco or the BTC Entities and one or more of the Sale Subsidiaries (any such contract, a "Shared Contract"), and

  •
  with respect to any Shared Contract, determine the appropriate treatment of such Shared Contract in connection with the Asset Sale.

        With respect to any Excluded Contract, the parties agree that such Excluded Contract will not be included in the Asset Sale and the parties will take, or cause to be taken, all actions necessary to assign or otherwise transfer such Excluded Contract to the Company or its designee. If the parties mutually determine that one or more of the Sale Subsidiaries should be, or should have been, excluded from the Asset Sale, the parties will, and will cause their respective affiliates to, cooperate in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to exclude any such Sale Subsidiary from the Asset Sale, or, following the closing of the Asset Sale, transfer such

Sale Subsidiary back to the Company or its designee. All actions taken in furtherance of this cooperation covenant are consented to by the parties and will in no event constitute a breach of the Merger Agreement.

  No Action Reasonably Expected to Materially Delay Consummation

        The Company, Prologis and Merger Sub have agreed that, during the time between the date of the Original Merger Agreement and the earlier to occur of the effective time of the Mergers and the date, if any, on which the Merger Agreement is validly terminated, except as contemplated by the Merger Agreement, each will not, directly or indirectly, without the prior written consent of the other parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by the Merger Agreement or enter into any agreement or otherwise make a commitment, to take any such action.

  Marketing Right

        The Company, Prologis and Merger Sub have agreed to reasonably cooperate in good faith with one another in connection with Prologis and its affiliates'

  •
  marketing for the potential sale of one or more of the Company properties by the Surviving Entities and,

  •
  to the extent practicable, the sale of such properties concurrently with the closing of the Asset Sale;

provided, in each case, that:

  •
  Prologis will bear all costs incurred in connection with any actions taken in furtherance of such marketing or sale activities;

  •
  neither the Company nor any of its affiliates will be liable for any actions brought by any third party in connection with the marketing or sale of any such properties and Prologis must, to the maximum extent permitted by applicable law, indemnify, defend and hold harmless the Company and its affiliates from and against any and all losses, costs, expenses, damages and liabilities suffered or incurred by the Company or any of its affiliates in connection with, resulting from or arising out of any such action; and

  •
  no such marketing or sale activities may delay or postpone the closing of the Asset Sale.

  Other Covenants and Agreements

        The Merger Agreement contains certain other covenants and agreements, including covenants related to:

  •
  Prologis's obligation to vote all shares of Company common stock owned by Prologis or its subsidiaries in favor of approval of the Asset Sale;

  •
  the continued suspension of the Company DRIP until at least the closing of the Asset Sale or earlier termination of the Merger Agreement;

  •
  the parties using their respective commercially reasonable efforts

  •
  to take all action necessary so that no takeover statute is or becomes applicable to the Asset Sale or any of the other transactions contemplated by the Merger Agreement, and

  •
  if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Asset Sale and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute;

  •
  the termination of certain related party agreements and the execution and delivery of a mutual release in favor of the Company and its affiliates, on the one hand, and a Sale Subsidiary, on the other hand, from all liabilities or obligations with respect to such related party agreements;

  •
  Prologis causing each Merger Sub and any newly formed Merger Sub (and after closing each Surviving Entity) and any other applicable subsidiary or affiliate thereof (including any "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an affiliate of Prologis) to comply with and perform all of its obligations under or relating to the Merger Agreement, including in the case of each Merger Sub to consummate the Mergers on the terms and subject to the conditions set forth in the Merger Agreement, and in the case of any applicable affiliate of Prologis or any "qualified intermediary" or

    "exchange accommodation titleholder" that is acting on behalf of an affiliate of Prologis to consummate the Asset Transfers on the terms and subject to the conditions set forth in the Merger Agreement;

  •
  the Company causing each New Holdco and each of the Company's other subsidiaries to comply with and perform all of its obligations under or relating to the Merger Agreement, including in the case of each New Holdco to consummate the Mergers and the Asset Transfers, as applicable, on the terms and subject to the conditions set forth in the Merger Agreement;

  •
  Prologis and the Company cooperating in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any transfer taxes that become payable in connection with the transactions contemplated by the Merger Agreement and Prologis's obligation to pay or cause each Surviving Entity to pay such transfer taxes; and

  •
  Prologis and its affiliates (including, after the closing of the Mergers, any Surviving Entity) ceasing use of any trademark, logo or trade name of the Company, Prologis and its affiliates adopting new company names of the Sale Subsidiaries that do not include "IPT" and Prologis and its affiliates removing or painting over any and all signage containing any trademark, logo or trade name of the Company.

Conditions to Completion of the Mergers and Asset Transfers

  Mutual Closing Conditions

        The obligation of each of Prologis, Merger Sub and the Company to complete the Mergers and the Asset Transfers is subject to the satisfaction or, to the extent permitted by law, waiver by each of the parties, at or prior to the closing of the Asset Sale, of the following conditions:

  •
  approval of the Asset Sale pursuant to the Mergers, the Asset Transfers and the other transactions contemplated by the Merger Agreement by the Company stockholders obtained in accordance with applicable law and the Company's charter; and

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers, the Asset Transfers or any other transactions contemplated by the Merger Agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that makes the consummation of the Mergers or the Asset Transfers illegal.

  Additional Closing Conditions for the Benefit of Prologis and Merger Sub

        The obligations of Prologis, Merger Sub, and any newly formed Merger Sub to effect the Mergers, the Asset Transfers and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Prologis, at or prior to the closing of the Asset Sale, of the following additional conditions (provided that, notwithstanding anything to the contrary in the Merger Agreement, it will not constitute a failure of the condition set forth in any of the first six bullets below if the failure of a representation or warranty to be true and correct (subject to any applicable materiality or company material adverse effect qualifications set forth below) does not adversely impact the Sale Subsidiaries):

  •
  the accuracy in all material respects as of the date of the Original Merger Agreement without giving effect to any materiality qualifiers and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to the New Holdcos, such representations and warranties solely with respect to the New Holdcos must be true and correct as of the date of the Merger Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by the Company regarding its organization, qualification, subsidiaries and certain aspects of its capital structure;

  •
  the accuracy in all material respects as of the date of the Merger Agreement without giving effect to any materiality qualifiers and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to the New Holdcos, such representations and warranties solely with respect to the New Holdcos must be true and correct as of the date of the Merger

    Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by the Company regarding the takeover statutes;

  •
  the accuracy in all respects as of the date of the Original Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to the New Holdcos, such representations and warranties solely with respect to the New Holdcos must be true and correct as of the date of the Merger Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by the Company regarding its authority, brokers and exemption from the Investment Company Act;

  •
  the accuracy in all respects as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to the New Holdcos, such representations and warranties solely with respect to the New Holdcos must be true and correct as of the date of the Merger Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by the Company regarding the opinion of its financial advisor and stockholder approval;

  •
  the accuracy in all but de minimis respects as of the date of the Original Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to the New Holdcos, such representations and warranties solely with respect to the New Holdcos must be true and correct as of the date of the Merger Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by the Company regarding certain aspects of its capital structure;

  •
  the accuracy of all other representations and warranties made in the Merger Agreement by the Company (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the Original Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to the New Holdcos, such representations and warranties solely with respect to the New Holdcos must be true and correct as of the date of the Merger Agreement and as of the closing), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect (as defined above) on the Company;

  •
  the Company having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under the Merger Agreement at or prior to the closing;

  •
  no event exists on the closing date that, individually, or in the aggregate constitutes, or would reasonably be expected to constitute, a company material adverse effect;

  •
  the delivery by IPT Holdco to Prologis, its affiliate or their "qualified intermediary" or "exchange accommodation titleholder" an interest assignment agreement with respect to each Asset Sale Holdco (it being understood and agreed that such interest assignment agreement will provide that such sale is on an "as is, where is" basis without any representation or warranty by IPT Holdco and Prologis and its affiliates will have no recourse against, and will fully release, the Company and its affiliates);

  •
  the delivery by the Company, the Operating Partnership and IPT Holdco to Prologis or its affiliate of a certification that none of the Company, the Operating Partnership nor IPT Holdco is a "foreign person" as defined in Section 1445(f)(3) of the Code in the form of a customary "FIRPTA" certification; and

  •
  receipt by Prologis of an officer's certificate dated as of the closing date and signed by the Company's chief executive officer and chief financial officer on behalf of the Company, certifying that the closing conditions described in the eight preceding bullets have been satisfied.

  Additional Closing Conditions for the Benefit of the Company

        The obligations of the Company and the New Holdcos to effect the Mergers, the Asset Transfers and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by the Company, at or prior to the closing of the Asset Sale, of the following additional conditions:

  •
  the accuracy in all material respects as of the date of the Original Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to any newly formed Merger Sub, such representations and warranties solely with respect to any newly formed Merger Sub must be true and correct as of the date of the Merger Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by Prologis regarding its organization, qualification, and available funds;

  •
  the accuracy in all respects as of the date of the Original Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to Merger Sub 2, such representations and warranties solely with respect to Merger Sub 2 must be true and correct as of the date of the Merger Agreement and as of the closing) of certain representations and warranties made in the Merger Agreement by Prologis regarding its authority and brokers;

  •
  the accuracy of all other representations and warranties made in the Merger Agreement by Prologis (disregarding any materiality or parent material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date and, to the extent any such representations and warranties are made with respect to Merger Sub 2, such representations and warranties solely with respect to Merger Sub 2 must be true and correct as of the date of the Merger Agreement and as of the closing), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect (as defined above);

  •
  Prologis having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement at or prior to the closing; and

  •
  receipt by the Company of an officer's certificate dated the date of the closing and signed by Prologis's chief executive officer and chief financial officer on behalf of Prologis and the Merger Sub, certifying to the effect that the closing conditions described in the three preceding bullets have been satisfied.

        The Merger Agreement does not contain a financing condition.

Termination of the Merger Agreement

  Termination by Mutual Agreement

        The Merger Agreement may be terminated at any time before the effective time of the Mergers and the Asset Transfers by the mutual written consent of Prologis and the Company.

  Termination by Either Prologis or the Company

        The Merger Agreement may also be terminated prior to the effective time of the Mergers and the Asset Transfers by either Prologis or the Company if:

  •
  the Mergers and the Asset Transfers have not been consummated on or before February 28, 2020 (provided that this termination right will not be available to a party whose failure to comply with any provision of the Merger Agreement has been the cause of, or resulted in, the failure of the Mergers and the Asset Transfers to occur on or before such date);

  •
  any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting any Merger, and such order or other action has become final and non-appealable (provided that this termination right will not be available to a party if the failure of such party to comply with any provision of the Merger Agreement caused, or resulted, in the issuance of such final, non-appealable order or taking of such other action was primarily due to); or

  •
  stockholders of the Company failed to approve the Asset Sale.

  Termination by Prologis

        The Merger Agreement may also be terminated prior to the effective time of the Mergers and the Asset Transfers by Prologis under the following circumstances:

  •
  The Company has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing on the closing date,

  •
  would result in the failure of any of the closing conditions set forth above in "—Conditions to Completion of the Mergers—Mutual Closing Conditions" or "—Conditions to Completion of the Mergers—Additional Closing Conditions for the Benefit of Prologis and the Merger Subs" (a "Company Terminating Breach"), and

  •
  such Company Terminating Breach cannot be cured (or, if capable of cure, is not cured), and has not been waived by Prologis, by the earlier of (1) forty-five (45) days after written notice of such Company Terminating Breach is delivered by Prologis to Company and (2) two (2) business days prior to February 28, 2020 (provided that this termination right will not be available to the Prologis if a Prologis Terminating Breach (as defined below) has occurred and is continuing at the time Prologis delivers notice of its election to terminate the Merger Agreement pursuant to this termination right); or

  •
  at any time prior to the approval of the Company stockholders, if the Company or the Company's Board of Directors or any committee thereof

  •
  effects an Adverse Recommendation Change (defined above)(but Prologis's termination in respect of an Adverse Recommendation Change expires after the Company stockholders' approval has been obtained),

  •
  approves, adopts, publicly recommends, or enters into or allows the Company or any of its subsidiaries to enter into an alternative acquisition agreement for any Acquisition Proposal (defined above) other than an acceptable confidentiality agreement, or

  •
  there is a willful and material breach of the restrictions on solicitation in the Merger Agreement by the Company.

  Termination by the Company

        The Merger Agreement may also be terminated prior to the effective time of the Mergers and the Asset Transfers by the Company under the following circumstances:

  •
  Prologis has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing on the closing date

  •
  would result in the failure of any of the closing conditions set forth above in "—Conditions to Completion of the Mergers—Mutual Closing Conditions" or "—Conditions to Completion of the Mergers—Additional Closing Conditions for the Benefit of the Company" (a "Prologis Terminating Breach"), and

  •
  such Prologis Terminating Breach cannot be cured (or, if capable of cure, is not cured), and has not been waived by the Company, by the earlier of (1) forty-five (45) days after written notice of such Prologis Terminating Breach is delivered by Company to Prologis and (2) two (2) business days prior to the February 28, 2020 (provided that this termination right will not be available to the Company if a Company Terminating Breach has occurred and is continuing at the time the Company delivers notice of its election to terminate the Merger Agreement pursuant to this termination right); or

  •
  at any time prior to the approval of the Company stockholders, in order to enter into any alternative acquisition agreement with respect to a superior proposal, in accordance with certain requirements set forth in the Merger Agreement, provided, that the Company concurrently pays the termination fee described below under "—Termination Fee Payable by the Company to Prologis."

  Termination Fee Payable by the Company to Prologis

        The Company has agreed to pay a termination fee of $65.0 million (provided that if the requisite Company stockholder approval approving the Asset Sale is not obtained on or before January 15, 2020, then the termination fee will equal $96 million) to Prologis if:

  •
  All of the following events have occurred:

  •
  the Merger Agreement is terminated by either the Company or Prologis pursuant to the provision described in the first bullet under "—Termination by Either Prologis or the Company" or the Merger Agreement is terminated by Prologis pursuant to the provision described in the first bullet under "—Termination by Prologis;"

  •
  an Acquisition Proposal (with, for all purposes of this section, all percentages included in the definition of "Acquisition Proposal" increased to 50%) has been publicly announced or otherwise communicated to the Company's Board after the date of the Original Merger Agreement and prior to the date of the termination of the Merger Agreement; and

  •
  prior to the date that is twelve months after the date of such termination, a transaction in respect of an Acquisition Proposal is consummated or the Company enters into an alternative acquisition agreement that is later consummated; or

  •
  All of the following events have occurred:

  •
  the Merger Agreement is terminated by either the Company or Prologis pursuant to the provision described in the third bullet under "—Termination by Either Prologis or the Company;"

  •
  an Acquisition Proposal has been publicly announced or otherwise communicated to the Company's stockholders prior to the Company stockholders' meeting; and

  •
  prior to the date that is twelve months after the date of such termination, a transaction in respect of an Acquisition Proposal is consummated or the Company enters into an alternative acquisition agreement that is later consummated; or

  •
  the Merger Agreement is terminated by Prologis pursuant to the provision described in the second bullet under "—Termination by Prologis;" or

  •
  the Merger Agreement is terminated by the Company pursuant to the provision described in the second bullet under "—Termination by the Company."

        The parties to the Merger Agreement have agreed that the payment of the termination fee constitutes liquidated damages in a reasonable amount that will compensate Prologis in the circumstances in which the termination fee is payable.

Miscellaneous Provisions

  Payment of Expenses

        Except as otherwise provided above, all fees and expenses incurred in connection with the Merger Agreement, the Mergers, the Asset Transfers and the other transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Mergers and the Asset Transfers are consummated.

  Specific Performance

        The parties to the Merger Agreement are entitled to seek injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity.

  Amendment

        The parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by each of the parties, which action must be taken or authorized by the Company's Board of Directors and Prologis's board of directors, respectively, at any time before or after receipt of the Company stockholder approval and prior to the closing; provided that, after obtaining the approval of the stockholders of the Company, there will not be any amendment of the Merger Agreement that by applicable law requires the further approval of the stockholders of the Company without such further approval of such stockholders.

  Waiver

        Prior to the effective time of the Mergers, Prologis, the Company, or Merger Subs, by an instrument in writing signed by the applicable party, may extend the time for performance of any obligations or other acts of the other parties or waive any inaccuracies in the representations and warranties of the other party or, the other party's compliance with any agreements or conditions contained in the Merger Agreement.

  Governing Law

        The Merger Agreement is governed by the laws of the State of Maryland, without giving effect to any choice of law or conflict of laws principles (whether the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland. The filing of the applicable certificate of merger with the Delaware Secretary of State shall be governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws principles (whether the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Our Advisor currently owns 26,292 Class A Shares of our common stock. Our Sponsor contributed $1,000 to our Operating Partnership in exchange for 100 special partnership units in our Operating Partnership and is a limited partner of our Operating Partnership. For so long as the Advisor serves as our advisor, the Advisor may not sell its initial investment in 26,292 Class A Shares of our common stock, but may transfer such shares to one or more of its affiliates.

        The following table shows, as of September 23, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by: (i) any person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock; (ii) our directors; (iii) our executive officers; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Street, 17th Floor, Denver, Colorado 80202.

Name of Beneficial Owner(1)	Title	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
Industrial Income Advisors Group LLC (Sponsor)(2)	—	100 Special Partnership Units	(3)	N/A*
Industrial Property Advisors LLC (Advisor)	—	26,292		*
Evan H. Zucker(2)	Chairman, Director	52,430	(2)	*	(2)
Dwight L. Merriman III	Managing Director, CEO and Director	23,509		*
Marshall M. Burton	Director	24,304		*
Charles B. Duke	Director	24,304		*
John S. Hagestad	Director	24,992		*
Stanley A. Moore	Director	24,304		*
Thomas G. McGonagle	Managing Director, CFO	8,396		*
Joshua J. Widoff	Managing Director, Chief Legal Officer	2,239		*
Scott W. Recknor	Managing Director, Head of Asset Management	0		*
Beneficial ownership of common stock by all directors and executive officers as a group		210,770 Shares 100 Special Partnership Units		*

*
Less than one percent.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Our Sponsor is presently each directly or indirectly jointly controlled by James R. Mulvihill, Mr. Zucker, and the estate of John Blumberg and/or their affiliates.

(3)
Represents Special Partnership Units that are entitled to distributions from our Operating Partnership under certain circumstances.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, no person owns or beneficially owns more than 10 percent of our outstanding shares of common stock as of the date of this Proxy Statement.

        Section 16(a) of the Exchange Act requires our directors, our officers, and certain beneficial owners or, collectively, reporting persons, to file reports of holdings and transactions in our shares of common stock with the Commission. To our knowledge, based solely on our review of copies of such reports, during the year ended December 31, 2018, all of our reporting persons complied with all Section 16(a) filing requirements applicable to them.

 CORPORATE GOVERNANCE

Board Leadership Structure

        We separate the roles of Chief Executive Officer and Chairman of our Board of Directors because we currently believe that the two roles can best be filled by different people who have different experiences and perspectives. Mr. Merriman, as our Managing Director and Chief Executive Officer, is responsible for the execution of our business strategy and day-to-day operations. One of our interested directors, Mr. Zucker, serves as Chairman of our Board of Directors and, in such capacity, is responsible for presiding over our Board of Directors in its identification and execution of our strategic operational and investment objectives, and oversight of our senior management team. Mr. Zucker is associated with us through, among other things, his role as manager and co-founder of the Advisor. We believe that Mr. Zucker's experience and background makes him highly qualified to lead our Board of Directors in the fulfillment of its duties. Mr. Zucker's experience in the non-traded REIT industry and his familiarity with our organizational structure provides him with an enhanced perspective.

        A majority of our independent directors must approve the compensation payable to the Advisor, the renewal of the Advisory Agreement (as defined in "Certain Relationships and Related Transactions—The Advisory Agreement") or any other transactions or arrangements that we may enter into with regard to the Advisor or its affiliates. Our independent directors maintain authority with regard to any and all transactions and arrangements made with the Advisor. For additional discussion regarding the role that our independent directors play with regard to transactions and arrangements made with the Advisor see "Certain Relationships and Related Transactions" on page 129 in this Proxy Statement.

Oversight of Risk Management

        Our Board of Directors, either directly or through designated committees, including the Audit Committee, discussed further below, oversees our risk management through its involvement in our investment, financing, financial reporting, and compliance activities.

        We, through the Advisor, maintain internal audit and legal departments that serve our Board of Directors and our Audit Committee in their risk management oversight. Further, our management team provides our Board of Directors and our Audit Committee with periodic updates that comprehensively address areas of our business that may pose significant risks to us.

        We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors. Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Conflicts Resolution Committee consists entirely of independent directors, and the Investment Committee consists of a majority of independent directors.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics (the "Code of Business Conduct"), which applies to all employees of the Advisor, and our officers and directors, including our Chief Executive Officer and our Chief Financial Officer. Additionally, our Board of Directors has adopted a Code of Ethics for President and Senior Financial Officers (the "Code of Ethics"), which applies to our Chief Financial Officer, Chief Accounting Officer, and persons performing similar functions. Copies of the Code of Business Conduct and the Code of Ethics may be found on our website at www.industrialpropertytrust.com. Our Board of Directors must approve any amendment to or waiver of the Code of Business Conduct as well as the Code of Ethics. We presently intend to disclose amendments and waivers, if any, of the Code of Business Conduct or the Code of Ethics on our website.

        Our Internet address is http://www.industrialpropertytrust.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the Commission as soon as reasonably practicable after such filing. You may also obtain these documents in print by writing us at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations.

Board and Committee Meetings

        During the year ended December 31, 2018, our Board of Directors held 21 meetings. No director who served as a director during the year ended December 31, 2018 attended fewer than 75 percent of the aggregate of all meetings held by our Board of Directors and the Committees on which such director served. Our Board of Directors has five standing committees: the Audit Committee, the Investment Committee, the Nominating and Corporate Governance Committee, the Conflicts Resolution Committee and the Valuation Committee. During 2018, the Audit Committee met four times, the Investment Committee met one time, the Nominating and Corporate Governance Committee met one time, the Conflicts Resolution Committee met one time, and the Valuation Committee met one time. Although director attendance at our Annual Meeting each year is encouraged, we do not have an attendance policy. In 2018, none of our directors attended the Annual Meeting of Stockholders in person.

        In June 2014, our Board of Directors adopted a delegation of authority policy and, pursuant to such policy, as amended from time to time, has established a Combined Industrial Advisors Committee of the Advisor. The Combined Industrial Advisors Committee is not a committee of our Board of Directors. Our Board of Directors has delegated to the Combined Industrial Advisors Committee certain responsibilities with respect to certain disposition, leasing, capital expenditure and borrowing decisions. The Combined Industrial Advisors Committee does not have authority over any transactions between us and the Advisor, a member of our Board of Directors, or any of their respective affiliates. The Combined Industrial Advisors Committee met eight times in 2018.

  Audit Committee

        The members of our Audit Committee are Messrs. Duke, Burton, and Hagestad, each of whom is an independent director. Our Audit Committee operates under a written charter, a copy of which is available under the "Investor Relations" section of our website at www.industrialpropertytrust.com. Our Board of Directors has determined that each member of our Audit Committee is financially literate as such qualification is interpreted by our Board of Directors. Our Board of Directors has determined that Mr. Duke qualifies as an "Audit Committee Financial Expert" as defined by the rules of the Commission.

        Our Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. Our Audit Committee's primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by (i) reviewing the financial information to be provided to our stockholders and others, (ii) reviewing our system of internal controls, which management has established, (iii) overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and (iv) overseeing certain areas of risk management.

  Investment Committee

        The members of our Investment Committee are Messrs. Burton, Duke, Moore, and Hagestad, each of whom is an independent director, and Messrs. Zucker and Merriman, each of whom is an interested director. Our Board of Directors delegated to the Investment Committee the authority to approve all unaffiliated investments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of $40.0 million or less, including the financing of such investments. Our Board of Directors, including a majority of the independent directors, must approve all investments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $40.0 million, including the financing of such investments.

  Nominating and Corporate Governance Committee

        The members of our Nominating and Corporate Governance Committee (our "Nominating Committee") are Messrs. Duke, Moore and Burton, each of whom is an independent director. Our Nominating Committee operates under a written charter, a copy of which is available under the "Investor Relations" section of our website at www.industrialpropertytrust.com. The primary functions of our Nominating Committee are to (i) assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors; (ii) recommend candidates to our Board of Directors to fill vacancies on our Board of Directors; (iii) recommend committee assignments for directors to the full board; (iv) periodically assess the performance of our Board of Directors; and (v) advise our Board of Directors on certain other corporate governance matters. Pursuant to the terms of our charter, our independent directors nominate replacements for vacancies among the independent directors' positions.

        Our Nominating Committee's process for identifying and evaluating director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating Committee. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Nominating Committee considers various criteria including the candidate's integrity, business acumen, knowledge of our business and industry, age, independence (using a definition that aligns with both the NASAA REIT Guidelines and the New York Stock Exchange listed company manual), experience, diligence, conflicts of interest, and ability to act in the interests of all stockholders. Our Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, but our Nominating Committee believes that the backgrounds and qualifications of our directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities.

        Stockholders may recommend individuals to our Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

  Conflicts Resolution Committee

        Our Board of Directors has delegated to the Conflicts Resolution Committee the responsibility to consider and resolve all conflicts that may arise among us and entities sponsored or advised by affiliates of the Sponsor, including conflicts that may arise as a result of the investment opportunities that are suitable for each of us and are also suitable for other investment vehicles advised by affiliates of our Sponsor. The Conflicts Resolution Committee is comprised of Messrs. Burton and Moore, each of whom is an independent director.

  Valuation Committee

        Our Valuation Committee is comprised of our independent directors, Messrs. Burton, Duke, Moore and Hagestad. Our Valuation Committee (i) approves the engagement of a third party valuation firm to assist in the valuation of our assets and liabilities, (ii) oversees the valuation process and methodologies used to determine the estimated net asset value ("NAV") per share, (iii) reviews the reasonableness of the estimated range of NAVs per share, and (iv) recommends the final proposed estimated NAV per share to our Board of Directors.

  Combined Industrial Advisors Committee

        The members of our Combined Industrial Advisors Committee are Mr. Zucker, Chairman of our Board of Directors; Mr. Merriman, Managing Director, Chief Executive Officer; Mr. Dhanda, Chief Executive Officer of Black Creek Group; Mr. McGonagle, Managing Director, Chief Financial Officer; Mr. Wetzel, Managing Director, Head of Western Region; Mr. Fazekas, Managing Director, Head of Eastern Region; Mr. Recknor, Managing Director, Head of Asset Management; Ms. Karp, Managing Director, Head of Due Diligence; Ms. Minnick, Managing Director, Head of Debt Capital Markets; Ms. Wadsworth, Senior Vice President, Assistant General Counsel—Securities and Corporate Governance and Assistant Secretary; Mr. Linker, Senior Vice President, Assistant General Counsel—Real Estate, Development & Leasing and Assistant Secretary; Mr. Sommers, Vice President, Senior Real Estate Counsel and Assistant Secretary; and Mr. Latier, Senior Vice President, Finance & Fund Management.

        With respect to real property investments, our Board of Directors has delegated to the Combined Industrial Advisors Committee the authority to approve all unaffiliated real property dispositions for a sales price of up to $25.0 million, provided that the aggregate amount of dispositions approved by the Combined Industrial Advisors Committee in any quarter may not exceed $50.0 million. Our Board of Directors, including a majority of the independent directors, must approve all real property dispositions (i) for a sales price greater than $25.0 million, and (ii) once the total dispositions approved by the Combined Industrial Advisors Committee in any quarter equals $50.0 million, for any sales price through the end of such quarter.

        With respect to the lease of real property, our Board of Directors has delegated (i) to the Managing Director, Head of Asset Management the authority to approve any lease of real property, on such terms as the Managing

Director, Head of Asset Management deems necessary, advisable, or appropriate, for total base rent up to and including $20.0 million over the base term of the lease, and (ii) to the Combined Industrial Advisors Committee the authority to approve the lease of real property, on such terms as the Combined Industrial Advisors Committee deems necessary, advisable, or appropriate, for total base rent up to $50.0 million over the base term of the lease.

        With respect to capital expenditures (excluding capital expenditures approved by our Board of Directors in the ordinary course of budget approvals), (i) the Managing Director, Head of Asset Management is authorized to approve any capital expenditure of up to $3.0 million over the line item approved by our Board of Directors in the budget for the specified property, and (ii) the Combined Industrial Advisors Committee is authorized to approve any capital expenditure of up to $7.0 million over the line item approved by our Board of Directors in the budget for the specified property.

        With respect to borrowing decisions, our Board of Directors has authorized (i) the Chief Financial Officer to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $50.0 million, and (ii) the Combined Industrial Advisors Committee to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $100.0 million, provided that the total borrowings approved by the Combined Industrial Advisors Committee in any quarter may not exceed $100.0 million. The functions delegated to our officers and to the Combined Industrial Advisors Committee are subject to an annual review by our Board of Directors to ensure that the delegation of authority remains appropriate.

  Compensation Committee

        We do not have a standing compensation committee. Our Board of Directors may establish a compensation committee to administer our IPT Equity Incentive Plan or our IPT Private Equity Incentive Plan. The primary function of the compensation committee would be to administer the granting of awards to the independent directors and selected individuals eligible to participate in the plans, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the respective plans. The compensation committee, if formed, would be comprised entirely of independent directors.

Stockholder and Interested Party Communications with Directors

        We provide the opportunity for our stockholders and other interested parties to communicate with any member, or all members, of our Board of Directors by mail. To communicate with our Board of Directors, correspondence should be addressed to our Board of Directors or any one or more individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the following address:

The Board of Directors of Industrial Property Trust Inc.
c/o Mr. Joshua J. Widoff, Managing Director, Chief Legal Officer and Secretary
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202

        All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to our director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.

EXECUTIVE OFFICERS

        In addition to Mr. Zucker and Mr. Merriman, the following individuals currently serve as our executive officers. All officers serve at the discretion of our Board of Directors.

Name	Age	Position
Thomas G. McGonagle	60	Managing Director, Chief Financial Officer
Scott W. Recknor	52	Managing Director, Head of Asset Management
Joshua J. Widoff	49	Managing Director, Chief Legal Officer

        Thomas G. McGonagle has served as a Managing Director since April 2017 and as our Chief Financial Officer since January 2013 and also served as our Treasurer from January 2013 to March 2014. Mr. McGonagle has served as Managing Director since April 2017 and as Chief Financial Officer and Treasurer of BCI REIT IV since November 2014. Mr. McGonagle also serves as Managing Director and Chief Financial Officer of Black Creek Industrial Fund GP LLC since September 2017 and of BCG BTC III Managing Member LLC since March 2019. He also served as the Chief Financial Officer of DC Industrial Liquidating Trust from November 2015 to December 2017. Mr. McGonagle also served as the Chief Financial Officer of IIT from March 2014 until November 2015 when IIT was sold, and as the Chief Financial Officer and Treasurer of IIT from March 2010 to March 2014. Prior to joining IIT, Mr. McGonagle consulted for several different corporate clients, including as Chairman of the Board of Directors of Pinnacle Gas Resources, Inc., an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves (formerly listed on NASDAQ: PINN), from March 2009 until the sale of the company in January 2011. From March 2007 to December 2008, Mr. McGonagle was Senior Vice President-Corporate Development at MacDermid, Incorporated, a global, specialty chemical company (formerly listed on NYSE: MRD). Mr. McGonagle was responsible for the marketing and sale of two of MacDermid's nine global business units, and also was instrumental in the restructuring of a European manufacturing operation. Prior to joining MacDermid, from 2003 until 2006, Mr. McGonagle was Senior Vice President and Chief Financial Officer of Vistar Corporation, at the time a $3 billion food distribution company with 36 distribution and warehouse facilities located throughout the U.S. At Vistar, Mr. McGonagle was responsible for the finance department, including all accounting, reporting, tax, audit, banking and capital markets, and merger and acquisition activities. From 2001 to 2003, Mr. McGonagle was Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP in New York, which focused on advising on, and acquiring and developing, large-scale infrastructure assets and projects. Prior to joining Babcock & Brown, Mr. McGonagle was a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette / Credit Suisse, which he joined in 1987. In this role, Mr. McGonagle was responsible for initiating and structuring numerous principal investment transactions, debt and equity securities offerings, and mergers and acquisitions across many different industries. From December 2006 until the sale of the company in July 2012, Mr. McGonagle was a director and chairman of the audit committee of Consolidated Container Company LLC, a private $750 million plastic packaging manufacturer with over 50 manufacturing facilities located throughout the U.S. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Tuck School of Business at Dartmouth College.

        Scott W. Recknor has served as our Managing Director—Head of Asset Management since September 2017. Mr. Recknor also serves as Managing Director—Head of Asset Management of DPF and Managing Director—Head of Asset Management of BCI REIT IV. Mr. Recknor also serves as Managing Director—Head of Asset Management of Black Creek Industrial Fund GP LLC since November 2017 and of BCG BTC III Managing Member LLC since March 2019. He also served as Senior Vice President—Asset Management of IIT upon joining Black Creek Group from November 2010 until November 2015 when IIT was sold. From 2005 through October 2010, Mr. Recknor served as a Vice President for AMB Property Corporation (now Prologis), a leading global owner, operator and developer of industrial real estate, where he was responsible for leasing, capital expenditures, budgeting and re-forecasting and property management oversight in the greater Los Angeles area. From 2001 through 2004, Mr. Recknor was a District Manager for RREEF (Real Estate Investment Managers) where he managed three offices responsible for the leasing, property management, capital expenditure and budgeting and re-forecasting for a number of separate pension fund accounts. Prior to RREEF, Mr. Recknor was the West Region Real Estate Manager for the Goodyear Tire & Rubber Company where he was responsible for all operating aspects of Goodyear's West Region real estate portfolio in six states (California, Hawaii, Nevada, Arizona, New Mexico and Texas). Prior to the Goodyear Tire & Rubber Company, Mr. Recknor was a real estate broker with The Seeley Company (now Colliers International) in the Los Angeles area. Mr. Recknor graduated from the University of California (Irvine) and has previously served on the board of directors for NAIOP (SoCal) and has been an affiliate member of SIOR (Los Angeles).

        Joshua J. Widoff has served as our Managing Director since May 2017, and as our Chief Legal Officer and Secretary since June 2018. Mr. Widoff previously served as our General Counsel and Secretary and as our Executive Vice President from November 2014 to May 2017. Mr. Widoff has served as Managing Director of IPT since April 2017, and as Chief Legal Officer and Secretary of IPT since June 2018. Mr. Widoff previously served as General Counsel and Secretary and as Executive Vice President from September 2012 to April 2017. Mr. Widoff also serves as Managing Director, Chief Legal Officer and Secretary of Black Creek Industrial Fund GP LLC since November 2018. He previously served as Managing Director, General Counsel and Secretary since September 2017. Mr. Widoff also serves as Managing Director, Chief Legal Officer and Secretary of BCG BTC III Managing Member LLC since March 2019. Mr. Widoff also served as the Executive Vice President, Secretary and General Counsel of DC Industrial Liquidating Trust from November 2015 to December 2017. Mr. Widoff also served as Executive Vice President, Secretary and General Counsel of IIT from December 2013 until November 2015 when IIT was sold, and served as Senior Vice President, Secretary and General Counsel of IIT from May 2009 to December 2013. Mr. Widoff has served as Managing Director of DPF since April 2017, and as Chief Legal Officer and Secretary of DPF since June 2018. Mr. Widoff previously served as General Counsel and Secretary of DPF, and Executive Vice President of DPF since 2010. He has also served as a Managing Director of Black Creek Group since September 2007, and as Chief Legal Officer of Black Creek Group since June 2018. Mr. Widoff also served as Executive Vice President of Dividend Capital Group since 2010. Prior to joining DPF and Black Creek Group in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm's Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff currently serves as Chair and Commissioner for the Denver Urban Renewal Authority. Mr. Widoff received his Bachelor's degree from Trinity University in Texas and his Juris Doctor degree from the University of Colorado School of Law.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

        The following table sets forth information regarding compensation of our independent directors for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Marshall M. Burton	$132,500	$50,000	$2,583	$185,083
Charles B. Duke	$163,750	$50,000	$2,583	$216,333
John S. Hagestad	$135,000	$50,000	$2,583	$187,583
Stanley A. Moore	$150,000	$50,000	$2,583	$202,583

(1)
Includes fees earned or paid in 2018 for services during 2018. Fees earned during the fourth quarter of 2018 were paid in the first quarter of 2019.

(2)
Based on our primary offering price of $11.11 per share on the grant date.

(3)
Reflects the dollar value of distributions paid during 2018 with respect to shares of restricted stock that had not yet vested.

        We pay each of our independent directors $12,500 per quarter plus $2,500 for each Board of Directors or Committee meeting attended in person or by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our Board of Directors or of our Committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

        We pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our Board of Directors Committees:

  •
  $15,000 to the Chairperson of our Audit Committee;

  •
  $10,000 to the Chairperson of our Investment Committee; and

  •
  $10,000 to the Chairperson of our Nominating and Corporate Governance Committee.

        Each of our independent directors receives $50,000 in restricted stock under the IPT Equity Incentive Plan in connection with such independent director's re-election (or election, as the case may be) each year at our annual stockholder meeting (the "Annual Award"). Each of our independent directors received an Annual Award following our annual stockholder meeting in 2018. Independent directors appointed after the Annual Meeting will, upon appointment, receive a pro rata Annual Award based on the pro rata portion of the year for which they will serve as an independent director. The shares of restricted stock issued pursuant to the Annual Award vest on the earliest of the following: (i) the date that is one year following the grant date; (ii) the day immediately before the Company's subsequent annual meeting of stockholders; (iii) the date of termination of service as a director due to death or "permanent and total disability" (as defined under Section 22(e)(3) of the Code); or (iv) immediately before and contingent upon the occurrence of a change in control (as defined in the IPT Equity Incentive Plan).

Executive Compensation

  Compensation Discussion and Analysis

        Because the Advisory Agreement provides that the Advisor assumes principal responsibility for managing our affairs, we have no employees, and our executive officers, in their capacities as such, do not receive compensation from us, nor do they work exclusively on our affairs. In their capacities as officers or employees of the Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of the Advisor under the Advisory Agreement. The compensation received by our executive officers is not paid or determined by us, but rather by an affiliate of the Advisor based on all of the services provided by these individuals. See "Certain Relationships and Related Transactions" below for a summary of the fees and expenses payable to the Advisor and other affiliates.

  Compensation Committee Report

        We do not currently have a compensation committee, however, our compensation committee, if formed, would be comprised entirely of independent directors. In lieu of a formal compensation committee, our independent directors perform an equivalent function. Our independent directors have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement ("CD&A") with management. Based on the independent directors' review of the CD&A and their discussions of the CD&A with management, the independent directors recommended to our Board of Directors, and our Board of Directors has approved, that the CD&A be included in this Proxy Statement.

INDEPENDENT DIRECTORS:
Marshall M. Burton Charles B. Duke John S. Hagestad Stanley A. Moore

        The foregoing report shall not be deemed to be "soliciting material" or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

        We do not currently have a compensation committee, however, we intend that our compensation committee, if formed, would be comprised entirely of independent directors. In lieu of a formal compensation committee, our independent directors perform an equivalent function. None of our independent directors has served as one of our officers or employees or as an officer or employee of any of our subsidiaries during the fiscal year ended December 31, 2018, or formerly served as one of our officers or as an officer of any of our subsidiaries. In addition, during the fiscal year ended December 31, 2018, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers or directors serving as a member of our Board of Directors.

        We do not expect that any of our executive officers will serve as a director or member of the compensation committee of any entity whose executive officers include a member of our compensation committee, if formed.

        We did not retain any independent compensation consultants in 2018.

Equity Incentive Plans

  IPT Equity Incentive Plan

        Our IPT Equity Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents rights or other share-based awards. Our directors, officers, and employees (if any), as well as any advisor or consultant, including employees of the Advisor and the property manager, are eligible to receive awards under the Equity Incentive Plan; provided that, the services provided by the individual are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for our common stock. Any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards to be issued to our independent directors, employees of the Advisor and other advisors shall not exceed an amount equal to 10 percent of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards. Notwithstanding the foregoing, we will not issue options or warrants to our independent directors.

        Our Board of Directors, or, if formed, our compensation committee, will administer the IPT Equity Incentive Plan, with sole authority (following consultation with the Advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code, or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by our Board of Directors, or, if formed, our compensation committee, no award granted under the IPT Equity Incentive Plan will be transferable except through the laws of descent and distribution.

        We have authorized and reserved for issuance under the IPT Equity Incentive Plan a total of 2.0 million Class A Shares of our common stock, and have also established an aggregate maximum of 5.0 million Class A Shares that may be issued upon grant, vesting or exercise of awards under the IPT Equity Incentive Plan. In addition, no more than 200,000 shares of our common stock may be made subject to options or stock appreciation rights to a single individual in a calendar year, and no more than 200,000 shares of our common stock may be made subject to stock based awards other than options or stock appreciation rights to a single individual in a calendar year. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, or extraordinary dividend, our Board of Directors, or, if formed, our compensation committee, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the IPT Equity Incentive Plan, the number and type of shares reserved for future issuance under the IPT Equity Incentive Plan, and, if applicable, performance goals applicable to outstanding awards under the IPT Equity Incentive Plan.

IPT Private Placement Equity Incentive Plan

        In February 2015, our Board of Directors adopted the IPT Private Equity Incentive Plan. The IPT Private Equity Incentive Plan is substantially similar to the IPT Equity Incentive Plan, except that under the IPT Private Equity Incentive Plan, an eligible participant is defined as any person, trust, association, or entity to which the plan administrator desires to grant an award. An aggregate maximum of 2.0 million Class A Shares of our common stock may be issued upon grant, vesting or exercise of awards under the IPT Private Equity Incentive Plan.

        The following table gives information regarding the IPT Equity Incentive Plan and the IPT Private Placement Equity Incentive Plan as of December 31, 2018:

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity incentive plans approved by security holders	—	$—	1,477,205
Equity incentive plans not approved by security holders	—	—	1,968,640

Total	—	$—	3,445,845

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Our Directors and Executive Officers in the Asset Sale

        Our executive officers and members of our Board of Directors may be deemed to have interests in the Asset Sale that are in addition to or different from the interests of our stockholders generally, which interests are described above in "The Asset Sale—Interests of Our Directors and Executive Officers in the Asset Sale."

The Advisory Agreement

        We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, our Operating Partnership and the Advisor are parties to the Advisory Agreement, which was amended on October 7, 2019 as described under "—Sponsor Restructuring Transactions." The Advisor intends to assign the Advisory Agreement to our Sponsor, who in turn will contribute the Advisory Agreement to the New Advisor prior to closing the Asset Sale. The Advisor is presently, and the New Advisor will be, directly or indirectly majority owned, controlled and/or managed by the estate of John A. Blumberg, James R. Mulvihill and Evan H. Zucker, our Chairman of our Board of Directors, and/or their affiliates.

        Under the terms of the Advisory Agreement, the Advisor performs the following services, subject to the oversight, review and approval of our Board of Directors:

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  Participate in formulating an investment strategy consistent with achieving our investment objectives;

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  Manage and supervise the offering process as it relates to offerings of our common stock;

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  Research, identify, review and recommend for approval to our Board of Directors or Investment Committee, as applicable, real property, debt and other investments and dispositions consistent with our investment policies and objectives;

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  Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

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  Actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

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  Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

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  Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

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  Arrange for financing and refinancing of our assets; and

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  Recommend various liquidity events to our Board of Directors when appropriate.

        The current term of the Advisory Agreement ends on June 12, 2020, subject to renewals by our Board of Directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. The Advisory Agreement may be terminated:

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  Immediately by us for "cause" (as defined in the Advisory Agreement) or upon a material breach of the Advisory Agreement by the Advisor;

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  Without cause or penalty by either the Advisor or a majority of our independent directors, in each case upon 60 days' written notice to the other party;

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  With "good reason" (as defined in the Advisory Agreement) by the Advisor upon 60 days' written notice; or

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  Immediately by us and/or our Operating Partnership in connection with a merger, sale of our assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed.

        In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our Board of Directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our Board of Directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Compensation to the Advisor

        We reimburse or otherwise pay the Advisor and its affiliates in connection with services they provide to us. The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests in the respective venture or co-ownership arrangement. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including, without limitation, through us or our subsidiaries), to the Advisor may be more or less than fees that we pay to the Advisor pursuant to the Advisory Agreement.

        In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

        The following summarizes the compensation and fees, including reimbursement of expenses, that are payable by us to the Advisor:

        Acquisition Fees.    Acquisition fees are payable to the Advisor in connection with the acquisition of real property, and will vary depending on whether the Advisor provides development services or development oversight services, each as described below, in connection with the acquisition (including, but not limited to, forward commitment acquisitions) or stabilization (including, but not limited to, development and value-add transactions) of such real property, or both. The Company refers to such properties for which the Advisor provides development services or development oversight services as development real properties. For each real property acquired for which the Advisor does not provide development services or development oversight services, the acquisition fee is an amount equal to 2.0% of the contract purchase price of the properties acquired (or the Company's proportional interest therein), including in all instances real property held in joint venture partnerships or co-ownership arrangements. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements of development real properties, which the Company refers to collectively as development services, or overseeing the provision of these services by third parties on the Company's behalf, which the Company refers to as development oversight services, the acquisition fee, which the Company refers to as the development acquisition fee, will equal up to 4.0% of total project cost, including debt, whether borrowed or assumed (or the Company's proportional interest therein with respect to real properties held in joint venture partnerships or co-ownership arrangements). If the Advisor engages a third party to provide development services directly to the Company, the third party will be compensated directly by the Company and the Advisor will receive the development acquisition fee if it provides the development oversight services. With respect to an acquisition of an interest in a real estate-related entity, the acquisition fee will equal: (i) 2.0% of the Company's proportionate share of the purchase price of the property owned by any real estate-related entity in which the Company acquires a majority economic interest or that the Company consolidates for financial reporting purposes in accordance with GAAP; and (ii) 2.0% of the contract purchase price in connection with the acquisition of any interest in any other real estate-related entity. In addition, the Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment. The acquisition fee and any acquisition expenses payable with respect to any property, including any development acquisition fee, shall not exceed 6.0%.

        Asset Management Fees.    Asset management fees consist of: (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves, depreciation and amortization expenses and acquisition fees paid to the Advisor) of each real property asset within the Company's portfolio (or the Company's proportional interest therein with respect to real property held in joint venture partnerships, co-ownership arrangements or real estate-related entities in which the Company owns a majority economic interest or that the Company consolidates for financial reporting purposes in accordance with GAAP), provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that the Company owns, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves, depreciation and amortization expenses and acquisition fees paid to the Advisor) of such real property asset; (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves, depreciation and amortization expenses and acquisition fees paid to the Advisor, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment; and (iii) with respect to a disposition, a fee equal to 2.5% of the total consideration paid in connection with the disposition, calculated in accordance with the terms of the Advisory Agreement, except that the disposition fee paid in connection with the Asset Sale has been reduced to 0.6203% of the total consideration paid in connection with the Asset Sale. The term "disposition" shall include: (i) a sale of one or more assets; (ii) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, the Company or our Operating Partnership; (iii) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; or (iv) a listing of the Company's common stock on a national securities exchange or the receipt by the Company's stockholders of securities that are listed on a national securities exchange in exchange for the Company's common stock. In connection with the Asset Sale, the Company expects to pay the Advisor approximately $24.8 million as the "Asset Management Fee" in accordance with the Advisory Agreement.

        Organization and Offering Expenses.    The Company reimburses the Advisor or its affiliates for cumulative organization expenses and for cumulative expenses of its public offerings up to 2.0% of the aggregate gross offering proceeds from the sale of shares in its public offerings. The Advisor or an affiliate of the Advisor is responsible for the payment of the Company's cumulative organization expenses and offering expenses to the extent that such cumulative expenses exceed the 2.0% organization and offering expense reimbursement for the Company's public offerings, without recourse against or reimbursement by the Company. Organization and offering expenses are accrued by the Company only to the extent that the Company is successful in raising gross offering proceeds. If the Company does not raise additional offering proceeds, no additional amounts will be payable by the Company to the Advisor for reimbursement of cumulative organization and offering expenses. Organization costs are expensed in the period they become reimbursable and offering costs are recorded as a reduction of gross offering proceeds in additional paid-in capital.

        Other Expense Reimbursements.    In addition to the reimbursement of organization and offering expenses, provided that the Advisor will not be reimbursed for costs of personnel to the extent that such personnel perform services for which the Advisor receives a separate fee, the Company is obligated, subject to certain limitations, to reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, without limitation, personnel (and related employment) costs and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of the Advisor, equipment, utilities, insurance, travel and entertainment, and other costs) incurred by the Advisor or its affiliates, including, but not limited to, total compensation, benefits and other overhead of all employees involved in the performance of such services. The Advisor may utilize its employees to provide such services and in certain instances those employees may include the Company's executive officers.

Dealer Manager Agreement

        We have entered into a dealer manager agreement dated August 13, 2013, as amended on August 14, 2015 (the "Dealer Manager Agreement") with Black Creek Capital Markets, LLC (the "Dealer Manager"), in connection with our "best efforts" follow-on offering pursuant to a Registration Statement on Form S-11 (Reg. No. 333-184126). Pursuant to the Dealer Manager Agreement, the Dealer Manager serves as the dealer manager for the Offering which commenced on July 24, 2013 and was terminated on June 30, 2017. The Dealer Manager and the Sponsor are related parties and the Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Black Creek Group-related entities. Under the current dealer manager agreement, the Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to our prospectus. As a result of the termination of the Offering, we no longer pay the Dealer Manager any sales commissions. We pay the Dealer Manager an ongoing distribution fee, which accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the estimated per share value of Class T Shares of our common stock. The distribution fees with respect to Class T Shares are payable on a monthly basis continuously from year to year. We will cease paying distribution fees with respect to Class T Shares on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Shares no longer being outstanding; (iii) the Dealer Manager's determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares and Class T Shares would be in excess of 10% of the gross proceeds of the primary portion of our offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, and distribution fees with respect to the Class T Shares held by a stockholder within his or her particular account, would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account. Following the closing of the Asset Sale, the Company will pay at a discounted rate the amount of up to the aggregate amount of the Remaining Distribution Fees due to broker dealers under the Dealer Manager Agreement that are attributable to each Class T Share. As a result, and consistent with distributions historically made by the Company, the amount of the special distribution actually paid to holders of Class T Shares will be net of up to the aggregate amount of the Remaining Distribution Fees that are attributable to each Class T Share, and each Class T Share will convert to one Class A Share. Our Dealer Manager is presently directly or indirectly majority owned by the estate of Mr. Blumberg, Mr. Mulvihill and Mr. Zucker, our Chairman of our Board of Directors, and/or their affiliates. Our Dealer Manager may receive a certain portion of the Remaining Distribution Fees, such as when our Dealer Manager retains Distribution Fees not reallowed to broker dealers, either because there is no longer a broker dealer of record or they are not entitled to a reallowance under the terms of their selected dealer agreement.

Property Management Agreement

        We have entered into a property management agreement dated July 16, 2013 (the "Property Management Agreement"), with Black Creek Property Management Company LLC, formerly Dividend Capital Property Management LLC (the "Property Manager"). We anticipate that the Property Manager may perform certain property management services for us and our Operating Partnership with respect to properties that we continue to own following the Asset Sale. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Black Creek Group affiliated entities or other third parties. We will pay the Property Manager a property management fee in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year's annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly. In the event that the Property Manager assists a customer with customer improvements, a separate fee may be charged to the customer and paid by the customer. This fee will not exceed 5% of the cost of the customer improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements. To date, we have not paid any fees to the Property Manager. The Property Manager is presently directly or indirectly majority owned, controlled and/or managed by the estate of Mr. Blumberg, Mr. Mulvihill and Mr. Zucker, our Chairman of our Board of Directors, and/or their affiliates. No property management or leasing fees had been incurred as of December 31, 2018.

BTC I, BTC II and Services Agreements

        For a description of the ownership structure, partnership agreements and advisory agreements of the BTC Portfolio, see "The Asset Sale—Description of the Company Remaining After Closing" on page 75 in this Proxy Statement.

        For the years ended December 31, 2018, 2017, and 2016, the BTC Portfolio incurred in aggregate approximately $7.5 million, $5.8 million, and $3.6 million, respectively, in acquisition and asset management fees which were paid to the Advisor and its wholly owned subsidiary pursuant to the respective advisory and subadvisory agreements. As of December 31, 2018 and 2017, the Company had amounts due from the BTC Portfolio of approximately $0.2 million and $0.8 million, respectively, which were recorded in due to affiliates on the consolidated balance sheets. For the three and six months ended June 30, 2019, the BTC Portfolio incurred in aggregate approximately $1.8 million and $3.8 million, respectively, in acquisition and asset management fees, which were paid to the Advisor and its wholly-owned subsidiary pursuant to the respective advisory and subadvisory agreements, as compared to $1.6 million and $3.5 million for the three and six months ended June 30,

2018, respectively. As of June 30, 2019 and December 31, 2018, the Company had amounts due from the BTC Portfolio of approximately $1,000 and $0.2 million, respectively, which were recorded in due from affiliates on the condensed consolidated balance sheets.

Holdings of Shares of Common Stock, OP Units and Special Partnership Units

        As of September 23, 2019, the Advisor owned 26,292 Class A Shares of our common stock for which it contributed $200,000. The Advisor may not sell any of these shares of our common stock during the period it serves as the Advisor, but may transfer such shares to its affiliates. We made an initial investment of $2,000 in our Operating Partnership in exchange for 200 OP Units, which represent our ownership interest as the general partner of our Operating Partnership. We have contributed, and expect to continue to contribute, the proceeds from our public offerings to the Operating Partnership in exchange for OP Units, which represent our ownership interest as a limited partner of our Operating Partnership. The Sponsor has invested $1,000 in our Operating Partnership and has been issued a separate class of OP Units, which constitute the Special Partnership Units and represent the Sponsor's ownership interest as a limited partner of our Operating Partnership. The Sponsor intends to contribute its Special Partnership Units to the New Special Limited Partner prior to the closing of the Asset Sale, and the New Special Limited Partner will be substituted for the Sponsor as the special limited partner. As the holder of the Special Partnership Units, upon the closing of the Asset Sale, the New Special Limited Partner will receive 15% of the net sales proceeds of the Asset Sale received by our Operating Partnership, subordinated to a specified return to the stockholders. Following the closing of the Asset Sale, the New Special Limited Partner will continue to hold Special Partnership Units in our Operating Partnership entitling the New Special Limited Partner, at its option, either to have its Special Partnership Units redeemed by the Company upon the disposition of the BTC Interests and any other assets of the Company in the future or to receive 35% of distributions made by our Operating Partnership, including with respect to the disposition of the BTC Interests and any other assets of the Company in the future. Also following the closing of the Asset Sale and the payment of the Special Distribution, in exchange for an in-kind capital contribution of certain intellectual property rights by the New Special Limited Partner to the Operating Partnership, the New Special Limited Partner will receive a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Compensation to the Advisor and its Affiliates

        The table below summarizes the fees and expenses incurred by the Company for services provided by the Advisor and its affiliates, and by the Dealer Manager related to the services described above, and any related amounts payable. The table below does not include amounts payable in connection with the Asset Sale, which amounts are described elsewhere in this Proxy Statement.

(in thousands)	For the Year Ended December 31, 2018	Payable as of December 31, 2018
Expensed:
Asset management fees(1)	$23,964	$69
Asset management fees related to dispositions(2)	1,435	—
Other expense reimbursements(3)	5,055	510

Total	$30,454	$579

Capitalized:
Acquisition fees	$845	$62
Development acquisition fees(4)	1,281	61

Total	$2,126	$123

Additional Paid-In Capital:
Offering costs	$568	$70
Distribution fees—current(5)	—	657
Distribution fees—trailing(5)	7,489	18,492

Total	$8,057	$19,219

(1)
Includes asset management fees other than asset management fees related to dispositions.

(2)
Asset management fees that relate to the Company's proportionate share of the disposition fee associated with the dispositions of joint venture partnership properties are included in asset management fees on the Company's consolidated statement of operations. Asset management fees that relate to the disposition fee associated with dispositions of wholly owned properties are netted against the respective gain from dispositions and are included in the related net gain amount on the Company's consolidated statements of operations.

(3)
Other expense reimbursements include certain expenses incurred in connection with the services provided to the Company under the Advisory Agreement, and is included in general and administrative expenses on the Company's consolidated statements of operations. These reimbursements include a portion of compensation expenses of individual employees of the Advisor, including certain of the Company's named executive officers, related to activities for which the Advisor does not otherwise receive a separate fee. A portion of compensation received by certain employees of the Advisor and its affiliates may be in the form of a restricted stock grant awarded by the Company. The Company shows these as reimbursements to the Advisor to the same extent that the Company recognizes the related share-based compensation on its consolidated statements of operations. The Company reimbursed the Advisor approximately $4.0 million for the year ended December 31, 2018 related to these compensation expenses. The Company reimbursed the Advisor approximately $17,000 and $49,000, respectively, for the year ended December 31, 2018, for a portion of the salary, bonus and benefits of the principal financial officer, Thomas G. McGonagle, and the principal executive officer, Dwight L. Merriman III, for services provided to the Company. The principal executive officer and principal financial officer provide services to and receive additional compensation from affiliates of the Advisor that we do not reimburse. The remaining amount of other expense reimbursements relate to other general overhead and administrative expenses including, but not limited to, allocated rent paid to both third parties and affiliates of the Advisor, equipment, utilities, insurance, travel and entertainment.

(4)
Development acquisition fees are included in the total development project costs of the respective properties and are capitalized in construction in progress, which is included in net investment in real estate properties on the Company's consolidated balance sheets. Amounts also include the Company's proportionate share of development acquisition fees relating to the joint venture partnerships, which is included in investment in unconsolidated joint venture partnerships on the Company's consolidated balance sheets.

(5)
The distribution fees accrue daily and are payable monthly in arrears. The monthly amount of distribution fees payable is included in distributions payable on the consolidated balance sheets. Additionally, the Company accrues for estimated trailing amounts payable based on the shares outstanding as of the balance sheet date, which are included in distribution fees payable to affiliates on the consolidated balance sheets. All or a portion of the distribution fees are reallowed or advanced by the Dealer Manager to unaffiliated participating broker dealers or broker dealers servicing accounts of investors who own Class T Shares.

Policies and Procedures for Review of Related Party Transactions

        Pursuant to our charter, our independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of the services performed. Our charter also contains the following requirements relating to approval by our Board of Directors and the independent directors of transactions between us, on the one hand, and the Advisor or any of its affiliates (each, a "Related Party"), on the other hand:

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  We may purchase or lease an asset from a Related Party if a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction, finds that the transaction is fair and reasonable to us and at a price no greater than the cost of the asset to the Related Party, unless there is substantial justification for the amount in excess of the cost to the Related Party and such excess is reasonable (as determined by a majority of our Board of Directors, including a majority of the independent directors);

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  A Related Party may purchase or lease an asset from us if a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us;

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  We may not borrow money from a Related Party unless a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; and

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  Other transactions with a Related Party generally require a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction, to approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from an unaffiliated third party.

        Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by our Board of Directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire Board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both our Board of Directors and the independent directors.

NO DISSENTERS' RIGHTS OF APPRAISAL

        Holders of our common stock are not entitled to dissenters' or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the Asset Sale or the Conversion because, as permitted by the MGCL, our charter provides that stockholders shall not be entitled to exercise any appraisal rights unless our Board of Directors, upon the affirmative vote of a majority of our Board of Directors, shall determine that such rights apply.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2020 ANNUAL MEETING

        Proposals received from stockholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2020 annual meeting of stockholders if they are received by us on or before June 23, 2020. Any proposal should be directed to the attention of our Secretary at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

        Our current bylaws require that, in order for proposals and director nominations of stockholders to be considered timely and eligible for consideration at the 2020 annual meeting of stockholders, such proposals must be submitted in accordance with the requirements of our bylaws, not later than 5:00 p.m., Mountain Time, on June 23, 2020, and not earlier than May 24, 2020.

        For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal or nomination may be excluded from consideration at the meeting.

OTHER MATTERS

        We currently know of no other business that will be presented for consideration at the Annual Meeting. Nevertheless, the proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that our Board of Directors does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the Annual Meeting, then the proxy agents named in the proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

ADDITIONAL INFORMATION

        We file certain reports and information with the Commission under the Exchange Act, including annual, quarterly and current reports and proxy statements. You may obtain copies of this information in person or by mail from the public reference room at the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the Commission at (800) SEC-0330 or (202) 942-8090. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers like the Company, which file electronically with the Commission. The address of that site is http:/ /www.sec.gov. The information contained on the Commission's website is expressly not incorporated by reference into this Proxy Statement. Our public filings are also available on our website at www.industrialpropertytrust.com under Investor Relations—SEC Filings. Information contained on our website is not part of, or incorporated in, this Proxy Statement.

        Any statement made in this Proxy Statement or in a document incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

        Any person, including any beneficial owner, to whom this Proxy Statement is delivered, may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations. If you would like to request documents, please do so by December 4, 2019, in order to receive them before the Annual Meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Proxy Statement is dated October 21, 2019. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.

        The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares, and we will promptly provide a separate copy. You can notify us by delivering an oral or written request to Industrial Property Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations, or by telephone at (303) 228-2200.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 21, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

AMONG

PROLOGIS, L.P.,

ROCKIES ACQUISITION LLC,

AND

INDUSTRIAL PROPERTY TRUST INC.

DATED AS OF AUGUST 20, 2019

A-i

A-ii

A-iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

        This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 20, 2019 (this "Agreement"), is by and among Prologis, L.P., a Delaware limited partnership ("Parent"), Industrial Property Trust Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes ("Company"), Rockies Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub"). Each of Parent, Merger Sub and Company is sometimes referred to herein as a "Party" and collectively as the "Parties." Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.

        WHEREAS, Parent, Merger Sub and Company entered into the Agreement and Plan of Merger, dated as of July 15, 2019 (the "Original Merger Agreement");

        WHEREAS, the Parties hereto now wish to effect a business combination through the following transactions upon the terms and subject to the conditions set forth in this Agreement:(i) in accordance with the Delaware Limited Liability Company Act, as amended (the "Delaware LLC Act"), (A) the merger of (x) Merger Sub or a to-be-formed Delaware limited liability company that is a wholly owned subsidiary of an Affiliate of Parent ("Alternative Merger Sub") with and into (y) a to-be-formed Delaware limited liability company ("New Holdco 1") and wholly owned subsidiary of IPT Holdco, with New Holdco 1 being the surviving company ("Surviving Entity 1") in such merger, and (B) the merger of (x) a to-be-formed Delaware limited liability company that is a wholly owned subsidiary of Parent or an Affiliate of Parent ("Merger Sub 2") with and into (y) a to-be-formed Delaware limited liability company and wholly owned subsidiary of IPT Holdco ("New Holdco 2"), with New Holdco 2 being the surviving company ("Surviving Entity 2") in such merger (such merger transactions, collectively, the "Mergers" and each, a "Merger"), and (ii) the sale (each, an "Asset Transfer") by IPT Holdco of each Asset Sale Holdco to Parent or an Affiliate of Parent (treating as an Affiliate of Parent for such purposes one or more entities that are, or are wholly owned by, a "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an Affiliate of Parent so that one or more Affiliates of Parent may acquire Sale Subsidiaries as part of one or more "like-kind exchanges" under Section 1031 of the Code);

        WHEREAS, prior to the Effective Time, Company shall cause IPT Holdco to contribute to New Holdco 1, New Holdco 2 or one or more to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Holdco (each, an "Asset Sale Holdco"), as may be directed by Parent in accordance with the terms of this Agreement, all of the equity interests in the Company Subsidiaries that are wholly owned by IPT Holdco;

        WHEREAS, the Board of Directors of Company (the "Company Board") has (a) on behalf of Company, (w) unanimously determined that the sale of substantially all of the assets of Company pursuant to the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement (collectively, the "Asset Sale") is advisable and in the best interests of Company and its stockholders, (x) unanimously authorized and approved the execution, delivery and performance of this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement by Company, (y) unanimously directed that the Asset Sale be submitted to a vote of the holders of Company Common Stock, and (z) unanimously resolved to recommend the approval of the Asset Sale by Company stockholders, and (b) in its capacity as the sole general partner of Company LP, on behalf of Company LP, in its capacity as the sole member of IPT Holdco, on behalf of IPT Holdco, for itself and in its capacity as the sole member of each New Holdco, (x) unanimously determined that the Mergers, the Asset Transfers and other transactions contemplated by this Agreement are advisable and in the bests interest of each New Holdco and its sole member and (y) unanimously approved the consummation by each New Holdco of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement;

        WHEREAS, the Board of Directors (the "Parent Board") of Prologis, Inc., a Maryland corporation (the "Parent General Partner"), in its capacity as the sole general partner of Parent, has (a) on behalf of Parent, (x) unanimously determined that this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent and its partners and (y) unanimously authorized and approved the execution, delivery and performance of this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement, and (b) on behalf of Parent, in its capacity as the sole member of Merger Sub and any New Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and any New Merger Sub and to approve and adopt this Agreement and to approve the consummation by Merger Sub and any New Merger Sub of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement;

        WHEREAS, for U.S. federal income tax purposes, it is intended that each Merger will be treated as a taxable sale of the assets of each New Holdco to Parent or its Affiliate in exchange for the portion of the Merger Consideration as determined pursuant to Section 3.2;

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers and the Asset Transfers; and

        WHEREAS, in furtherance of the foregoing, and in accordance with the Original Merger Agreement, the Parties desire to enter into this Agreement for the purpose of setting forth their mutual understandings and agreements with respect to the foregoing and amending and restating the Original Merger Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.1    Definitions.

        (a)   For purposes of this Agreement:

        "Action" means any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal) brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority.

        "Advisor" means Industrial Property Advisors LLC.

        "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "Benefit Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, stock option, restricted stock, profits interest unit, performance award, outperformance, stock purchase, stock or stock-related awards, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, sick or paid time off, perquisite, retirement, profit sharing, pension, or savings or any other remuneration, compensation or employee benefit plan, agreement, program, policy or other arrangement of any kind, whether or not subject to ERISA and whether written or unwritten, or funded or unfunded.

        "BTC Entities" means (i) IPT BTC I LP LLC, IPT BTC I GP LLC, IPT BTC II LP LLC, IPT BTC II GP LLC, (ii) Build-To-Core Industrial Partnership I LP, Build-To-Core Industrial Partnership II LP, (iii) each of the direct and indirect subsidiaries of the entities set forth in clause (ii), and (iv) any direct or indirect subsidiary of Company established to hold the equity interests in any of the entities set forth in clause (i).

        "Business Day" means any day other than a Saturday, Sunday or any day on which banks located in New York, New York or Denver, Colorado are authorized or required to be closed.

        "Class A Common Shares" means the Class A Common Shares, $0.01 par value per share, of Company.

        "Class T Common Shares" means Class T Common Shares, $0.01 par value per share, of Company.

        "Closing Net Working Capital Amount" means the aggregate amount, immediately prior to the Effective Time, of (i) the cash, other assets, and other liabilities, net, of Company, Company LP, and any other Company Subsidiary that is not acquired by Parent in the Mergers or by the Asset Transfers, which shall not include any of the following items, to extent they may constitute cash, other assets, or other liabilities (A) the aggregate amount of cash actually drawn under the revolving credit facility pursuant to Section 2.10(a) , (B) any liability for out-of-pocket costs described in clause (C) of the definition of Merger Consideration, (C) the liabilities in respect of indebtedness described in clause (D) of the definition of Merger Consideration, (D) any liability for expenses described in clause (E) of the definition of Merger Consideration, (E) any accrued liabilities in respect of the "Asset Management Fee" payable to the Advisor by Company in accordance with Section 9(b)(iii) of the Company Advisory Agreement in connection with the transactions contemplated by this Agreement, and (F) intangible assets and intangible liabilities; less (ii) the aggregate amount of any distributions (without duplication) with respect to the shares of Company Common Stock or Company Partnership Units permitted under the terms of this Agreement that have a record date prior to the Effective Time and have not been paid prior to the Closing Date.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Acceptable Confidentiality Agreement" means a customary confidentiality agreement that contains provisions that are no less favorable in the aggregate to Company than those contained in the Confidentiality Agreement; provided that (i) a Company Acceptable Confidentiality Agreement may include provisions that are less favorable to Company than those contained in the Confidentiality Agreement so long as Company offers to amend and promptly so amends if requested by Parent, the Confidentiality Agreement, concurrently with execution of such Company Acceptable Confidentiality Agreement, to include substantially similar provisions for the benefit of Parent, and (ii) a Company Acceptable Confidentiality Agreement is not required to contain any "standstill" or similar provisions or otherwise prohibit the making, or amendment, of any Company Acquisition Proposal and may contain provisions that permit Company to comply with the provisions of Section 7.3.

        "Company Advisory Agreement" means the Amended and Restated Advisory Agreement (2018), dated as of August 12, 2018, among Company, Company LP and the Advisor.

        "Company Bylaws" means the Third Amended and Restated Bylaws of Company, as amended and supplemented and in effect on the date hereof.

        "Company Charter" means the Articles of Amendment and Restatement of Company, dated as of July 16, 2013, as amended, supplemented, corrected and in effect on the date hereof, including by the Certificate of Correction to Articles of Amendment and Restatement of Company, dated March 20, 2014.

        "Company Common Stock" means, collectively, the Class A Common Shares and the Class T Common Shares.

        "Company Equity Incentive Plan" means the Industrial Property Trust Inc. Equity Incentive Plan, dated as of July 16, 2013.

        "Company Leases" means each lease or sublease (including any ground lease) that (i) was in effect as of July 12, 2019 and (ii) to which any Sale Subsidiary is a party as lessor or sublessor with respect to any Company Property (together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto).

        "Company LP" means Industrial Property Operating Partnership LP, a Delaware limited partnership and the Company's operating partnership.

        "Company Material Adverse Effect" means any Event that (i) is material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Sale Subsidiaries, taken as a whole, or (ii) will prevent or materially impair or delay the ability of Company to consummate the Mergers, the Asset Transfers or any of the other transactions contemplated by this Agreement before the Outside Date; provided that for purposes of clause (i) "Company Material Adverse Effect" shall not include any Event to the extent arising out of or resulting from (A) any failure of Company or the Sale Subsidiaries to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided that any Event giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect), (B) any changes that affect the real estate industry generally, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (F) the negotiation, execution, or delivery of the Original Merger Agreement or this Agreement, or performance in accordance with the terms of the Original Merger Agreement or this Agreement, or the public announcement of the transactions contemplated by the Original Merger Agreement or the Mergers, the Asset Transfers or the other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors (including stockholders), venture partners or employees, (G) the taking of any action expressly required by the Original Merger Agreement or this Agreement, or the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action at the request of Parent or expressly prohibited by this Agreement, (H) earthquakes, hurricanes, floods or other natural disasters, (I) changes in Law or GAAP (or the interpretation or enforcement thereof), or (J) any Action, made or initiated by any holder of Company Common Stock, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated hereby, which in the case of each of clauses (B), (C), (D), (E) and (I) do not disproportionately affect the Sale Subsidiaries, taken as a whole, relative to other Persons in the industrial real estate industry in the United States, and in the case of clause (H), do not disproportionately affect the Sale Subsidiaries, taken as a whole, relative to other Persons in the real estate industry in the geographic regions in which the Sale Subsidiaries operate, own or lease properties.

        "Company Partnership Agreement" means that certain Second Amended and Restated Limited Partnership Agreement of Company LP, dated as of August 14, 2015, as such agreement may be amended from to time.

        "Company Partnership Unit" means a "Partnership Unit," as defined in the Company Partnership Agreement.

        "Company Permitted Liens" means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established; (ii) Liens that are a cashier's, landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business; (iii) Liens that are a zoning regulation, entitlement or other land use or environmental regulation by any Governmental Authority; (iv) Liens that are disclosed on Section 1.1(a) of the Company Disclosure Letter; (v) Liens that are disclosed on the most recent consolidated balance sheet of Company or notes thereto (or securing liabilities reflected on such balance sheet); (vi) Liens arising under any Company Material Contracts, or leases to third parties for the occupation of portions of Company Properties as tenants only by such third parties in the ordinary course of the business of Company or any Company Subsidiary; (vii) non-monetary Liens that are recorded in a public record or disclosed on existing title policies or surveys made available to the Parent prior to the date of the Original Merger Agreement; or (viii) non-monetary Liens, limitations, title defects, covenants, restrictions or reservations of interests in title that do not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property.

        "Company Private Placement Plan" means the Industrial Property Trust Inc. Private Placement Equity Incentive Plan, effective as of February 26, 2015.

        "Company Properties" means each real property owned, or leased (including ground leased) as lessee or sublessee, by any Sale Subsidiary as of the date of the Original Merger Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).

        "Company Restricted Stock" means a restricted stock award granted pursuant to the Company Equity Incentive Plan or the Company Private Placement Plan.

        "Company Share Redemption Plan" means Company's Second Amended and Restated Share Redemption Program, effective October 31, 2016.

        "Company Stockholder Meeting" means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

        "Company Subsidiary" means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Company directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Company or any Person that is a Company Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of "Company Subsidiary" is a general partner, manager, managing member, operating member, trustee, director or the equivalent, or (iii) Company, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest. For the avoidance of doubt, the term Company Subsidiary shall include Company LP and the Sale Subsidiaries. The term Company Subsidiary shall not include the BTC Entities.

        "Company Termination Fee" means an amount equal to $65,000,000; provided that if the Company Stockholder Approval shall not have been obtained on or before January 15, 2020, then the Company Termination Fee shall mean an amount equal to $96,000,000.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated as of February 28, 2019, between Parent and Company.

        "DSOS" means the Secretary of State of the State of Delaware.

        "Environmental Law" means any Law (including common law) relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (solely as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

        "Environmental Permit" means any permit, approval, license or other authorization required under any applicable Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to an entity (the "Referenced Entity"), any other entity, which, together with such Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Expenses" means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts, consultants and other advisors to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of a paying agent, any other filings with the SEC and all other matters related to the closing of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement.

        "Event" means an effect, event, change, development, circumstance, condition or occurrence.

        "GAAP" means the United States generally accepted accounting principles.

        "Governmental Authority" means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

        "Hazardous Substances" means (i) any "hazardous substance" as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, (ii) any "hazardous waste" as that term is defined under the Resource Conservation and Recovery Act, and (iii) petroleum and petroleum products, including crude oil and any fractions thereof, polychlorinated biphenyls, asbestos and radon.

        "Indebtedness" means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, and (viii) any agreement to provide any of the foregoing; provided that for purposes of clarity, "Indebtedness" shall not include trade payables. For purposes of clauses (i) and (vi) of this definition of "Indebtedness", such obligations shall be valued at the termination value thereof.

        "Intellectual Property" means all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights, copyrightable works and database rights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "IPT Holdco" means IPT Real Estate Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of Company LP.

        "IPT Remaining Entities" means Company, Company LP, IPT Holdco and the BTC Entities.

        "IRS" means the United States Internal Revenue Service or any successor agency.

        "Knowledge" means, with respect to Company, the actual knowledge of the persons named in Section 1.2 of the Company Disclosure Letter.

        "Law" means any and all domestic (federal, state or local) or foreign laws, rules, regulations and Orders promulgated by any Governmental Authority.

        "Lien" means, with respect to any asset (including any security), any mortgage, deed of trust, condition, covenant, lien, pledge, charge, security interest, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Merger Consideration" means the aggregate consideration payable in the Mergers and the Asset Transfers, which shall be equal to (A) $2,371,500,000 minus (B) the aggregate amount actually drawn under the revolving credit facility pursuant to Section 2.10(a) plus (C) the aggregate amount of out-of-pocket costs paid or incurred by Company and the Company Subsidiaries in connection with (x) the formation of more than one (1) New Holdco entity and engaging in more than one (1) contribution transaction and (y) engaging in more than one (1) Merger and the Asset Transfers, plus (D) the payoff amount as of the Closing Date of all indebtedness of Company, Company LP, and any other Company Subsidiary that is not acquired by Parent in the Mergers or the Asset Transfers, plus (E) the amount of all expenses paid or incurred by Company and the Company Subsidiaries in connection with the Mergers, the Asset Transfers and other transactions contemplated by the Original Merger Agreement or this Agreement that would have been payable or borne by Company or any Company Subsidiary if the Company was merged with Merger Sub as provided in the Original Merger Agreement (including (x) the amount of any expenses that were incurred as a result of amending and restating the Original Merger Agreement and (y) fees, costs and expenses paid or payable by Company or any Company Subsidiary to the Persons set forth in Section 1.1(b) of the Company Disclosure Letter), minus (F) the Closing Net Working Capital Amount (which amount may be negative, in which case the absolute value of the Closing Net Working Capital Amount shall be added).

        "MGCL" means the Maryland General Corporation Law, as amended.

        "New Holdco" means any of New Holdco 1, New Holdco 2 or any Asset Sale Holdco, as applicable.

        "New Merger Sub" means any of Alternative Merger Sub or Merger Sub 2, as applicable.

        "Order" means a judgment, writ, order, injunction or decree of any Governmental Authority.

        "Organizational Documents" means (i) with respect to Company, the Company Charter and the Company Bylaws, (ii) with respect to Company LP, the Company Partnership Agreement, and (iii) with respect to any other Company Subsidiary, any similar organizational documents or agreements.

        "Parent Material Adverse Effect" means any Event that would reasonably be expected to prevent or materially impair or delay the ability of Parent, Merger Sub or any New Merger Sub to perform their respective material obligations hereunder or to consummate the Mergers, the Asset Transfers or any of the other transactions contemplated by this Agreement before the Outside Date.

        "Parent Subsidiary" means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Parent directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Parent or any Person that is a Parent Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of "Parent Subsidiary" is a general partner, manager, managing member, operating member, trustee, director or the equivalent, or (iii) Parent, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

        "Property Permit" means any certificate, variance, permit, approval, license or other authorization required from any Governmental Authority having jurisdiction over the applicable Company Property.

        "Proxy Statement" means a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting, together with any amendments or supplements thereto.

        "REIT" means a real estate investment trust within the meaning of Section 856 of the Code.

        "Representative" means, with respect to any Person, one or more of such Person's directors, officers, trustees, members, managers, partners, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

        "Sale Subsidiaries" means, collectively, the New Holdcos and the Company Subsidiaries that are wholly owned by IPT Holdco.

        "SEC" means the U.S. Securities and Exchange Commission (including the staff thereof).

        "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Special Company Partnership Unit" means a "Special Partnership Unit," as defined in the Company Partnership Agreement.

        "Surviving Entity" means any of Surviving Entity 1 or Surviving Entity 2, as applicable.

        "Tax" or "Taxes" means any federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts, in each case, imposed by and payable to any Governmental Authority.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

        "Tenant Improvement(s)" means the construction or improvement of long-term real property (not including furniture, fixtures, equipment or inventory) for use in a tenant's trade or business at the Company Properties.

        (b)   The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Terms	Location of Definition
Agreement	Preamble
Alternative Merger Sub	Recitals
Asset Sale	Recitals
Asset Sale Holdco	Recitals
Asset Transfer	Recitals
Asset Transfer Subsidiaries	Section 2.3(a)
BTC Sale Transaction	Section 2.10(b)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Acquisition Proposal	Section 7.3(g)(i)
Company Adverse Recommendation Change	Section 7.3(c)
Company Alternative Acquisition Agreement	Section 7.3(a)
Company Board	Recitals
Company Board Recommendation	Section 4.4(b)
Company Disclosure Letter	Article 4
Company DRIP	Section 4.3(a)
Company Insurance Policies	Section 4.19
Company Material Contract	Section 4.18(b)
Company Parties	Section 9.3(b)
Company Pending Acquisitions	Section 6.1(b)(vi)
Company Permits	Section 4.6(a)
Company Preferred Stock	Section 4.3(a)
Company Related Party Agreement	Section 4.25
Company SEC Documents	Section 4.7(a)
Company Stockholder Approval	Section 4.21
Company Subsidiary Partnership	Section 4.12(i)
Company Superior Proposal	Section 7.3(g)(ii)
Company Superior Proposal Termination	Section 7.3(d)
Company Tax Protection Agreements	Section 4.12(i)
Company Terminating Breach	Section 9.1(c)(i)
Company Third Party	Section 4.17(g)
Company Title Insurance Policy(ies)	Section 4.17(i)
Delaware LLC Act	Recitals
Exchange	Section 2.3(b)
Effective Time	Section 2.6
Excluded Contract	Section 7.6(c)
Interest Assignment	Section 2.3(c)
Interim Period	Section 6.1(a)
Maryland Courts	Section 10.9
Material Company Leases	Section 4.17(f)
Mergers	Recitals
Merger Certificates	Section 2.6
Merger Sub	Preamble
Merger Sub 2	Recitals
Morgan Stanley	Section 4.20
New Company Names	Section 7.21
New Holdco 1	Recitals
New Holdco 2	Recitals
Notice of Recommendation Change	Section 7.3(d)
Notice Period	Section 7.3(d)
Original Merger Agreement	Recitals
Outside Date	Section 9.1(b)(i)

Defined Terms	Location of Definition
Parent	Preamble
Parent Board	Recitals
Parent General Partner	Recitals
Parent Notice Date	Section 2.2(a)
Parent Terminating Breach	Section 9.1(d)(i)
Party(ies)	Preamble
Qualified REIT Subsidiary	Section 4.12(b)
Shared Contract	Section 7.6(c)
SOX Act	Section 4.7(b)
Subsidiary REIT	Section 4.12(b)
Takeover Statutes	Section 4.24
Taxable REIT Subsidiary	Section 4.12(b)
Transfer Taxes	Section 7.16
willful and material breach	Section 9.2

        Section 1.2    Interpretation and Rules of Construction.    In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   references to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein (and, in the case of statutes, include any rules and regulations promulgated under the statute);

          (f)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (g)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms;

          (h)   references to a Person are also to its successors and permitted assigns;

          (i)    except when used together with the word "either" or otherwise for the purpose of identifying mutually exclusive alternatives, the term "or" has the inclusive meaning represented by the phrase "and/or";

          (j)    all uses of currency or the symbol "$" in this Agreement refer to U.S. dollars; and

          (k)   where this Agreement states that a Party "shall," "will" or "must" perform in some manner, it means that the Party is legally obligated to do so under this Agreement.

ARTICLE 2
THE MERGERS

        Section 2.1    The Mergers.    Upon the terms and subject to the satisfaction or waiver of the conditions of this Agreement, and in accordance with the Delaware LLC Act, at the Effective Time, Company shall cause each of New Holdco 1 and New Holdco 2 to, and Merger Sub (or Alternative Merger Sub in the event that Parent assigns Merger Sub's rights to so merge to Alternative Merger Sub pursuant to Section 2.2(a), and Merger Sub or Alternative Merger Sub, as the case may be, shall be referred to as "Merger Sub 1") and Merger Sub 2 shall consummate the Mergers pursuant to which (a) Merger Sub 1 shall be merged with and into New Holdco 1, whereupon the separate existence of Merger Sub 1 shall cease, and New Holdco 1 shall continue as Surviving

Entity 1, and (b) Merger Sub 2 shall be merged with and into New Holdco 2, whereupon the separate existence of Merger Sub 2 shall cease, and New Holdco 2 shall continue as Surviving Entity 2. Each Merger shall have the effects provided in this Agreement and as specified in the Delaware LLC Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, each Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the applicable New Holdco and the applicable Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the applicable New Holdco and the applicable Merger Sub shall become the claims, obligations, liabilities, debts and duties of such Surviving Entity.

        Section 2.2    Formation of Merger Subs; Assignments; Asset Sale Holdcos.

          (a)   Parent shall have the right to assign Merger Sub's rights pursuant to this Agreement with respect to the Merger of Merger Sub with and into New Holdco 1 pursuant to Section 2.1(a) to Alternative Merger Sub, by providing Company with written notice of such assignment on or prior to the earlier of the third (3rd) Business Day after the Company Stockholder Approval has been obtained and fifteen (15) days prior to the Closing (such date, the "Parent Notice Date"); provided that prior to Parent providing such written notice of assignment to the Company, Parent shall have caused its applicable Affiliate to form Alternative Merger Sub as a Delaware limited liability company and a wholly owned subsidiary of such Affiliate; and provided, further, that such assignment shall not release or relieve Parent or Merger Sub of its respective obligations under this Agreement.

          (b)   On or prior to the Parent Notice Date, Parent shall form Merger Sub 2 as a Delaware limited liability company and a wholly owned subsidiary of Parent; provided that Parent shall have the right to assign its rights pursuant to this Agreement with respect to the Merger of Merger Sub 2 with and into New Holdco 2 pursuant to Section 2.1(b) to its Affiliate, by providing Company with written notice of such assignment on or prior to the Parent Notice Date; provided, further, that prior to Parent providing such written notice of assignment to the Company, Parent shall have caused its applicable Affiliate to form Merger Sub 2 as a Delaware limited liability company and a wholly owned subsidiary of such Affiliate; and provided, further, that such assignment shall not release or relieve Parent of its obligations under this Agreement.

        Section 2.3    Asset Transfers.

          (a)   On or prior to the Parent Notice Date, Parent shall provide written notice to Company setting forth (i) the number of Asset Sale Holdcos that Company shall cause IPT Holdco to form, which number shall not exceed ten (10) Asset Sale Holdcos, and (ii) the Sale Subsidiaries (the "Asset Transfer Subsidiaries") whose equity interests are to be contributed by IPT Holdco to the applicable Asset Sale Holdco.

          (b)   Parent shall have the right to assign its rights pursuant to this Agreement with respect to any Asset Transfer to one or more of its Affiliates by providing Company with written notice of such assignment on or prior to the Parent Notice Date; provided that such assignment shall not release or relieve Parent of its obligations under this Agreement. Additionally, for purposes of this Section 2.3 an Affiliate of Parent may include one or more entities that are, or are wholly owned by, a "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an Affiliate of Parent so that one or more Affiliates of Parent may acquire Asset Transfer Subsidiaries as part of one or more "like-kind exchanges" under Section 1031 of the Code (an "Exchange"), and any such Exchange shall be effected through an assignment of this Agreement, or its rights under this Agreement, to such "qualified intermediaries" or "exchange accommodation titleholders"; provided that (i) no Party shall be required to negotiate or consummate any Exchange that such Party determines is not reasonably acceptable to such Party and (ii) no Exchange shall alter the Parties' obligations under this agreement or delay or postpone the ability of Parties to consummate the Mergers or the other Asset Transfers. Parent shall bear all costs incurred in connection with any actions taken by the Parties in furtherance of an Exchange pursuant to this Section 2.3.

          (c)   Upon the terms and subject to the satisfaction or waiver of the conditions of this Agreement, at the Effective Time, Company shall cause IPT Holdco to sell each Asset Sale Holdco to Parent or to an Affiliate of Parent by delivering one or more Assignments of Limited Liability Company Interests (each, an "Interest Assignment") to Parent or its Affiliate in a form to be reasonably agreed by the Parties prior to Closing (it being understood and agreed that such Interest Assignment shall provide that (i) such sale is on an "as is, where is" basis without any representation or warranty by IPT Holdco and (ii) Parent and its Affiliates shall have no recourse against, and shall fully release, Company and its Affiliates).

        Section 2.4    Pre-Closing Contribution Transactions.    On or prior to the earlier of the thirtieth (30th) day after the Company Stockholder Approval has been obtained and ten (10) days prior the Closing, the Company shall cause the following to occur:

          (a)   Company shall cause IPT Holdco to contribute and convey to New Holdco 1, and shall cause New Holdco 1 to accept from IPT Holdco, all right, title and interest of IPT Holdco in and to the equity interests of each of the Sale Subsidiaries identified by Parent in a written notice delivered to Company on or prior to the Parent Notice Date that are to be contributed to New Holdco 1;

          (b)   Company shall cause IPT Holdco to contribute and convey to New Holdco 2, and shall cause New Holdco 2 to accept from IPT Holdco, all right, title and interest of IPT Holdco in and to the equity interests of each of the Sale Subsidiaries identified by Parent in a written notice delivered to Company on or prior to the Parent Notice Date that are to be contributed to New Holdco 2; and

          (c)   Company shall (i) cause IPT Holdco to form the Asset Sale Holdcos provided for in Parent's written notice to Company pursuant to Section 2.3(a), (ii) contribute and convey the applicable Asset Transfer Subsidiaries to the applicable Asset Sale Holdcos, and (iii) cause each Asset Sale Holdco to accept from IPT Holdco, all right, title and interest of IPT Holdco in and to the equity interests of each of the applicable Asset Transfer Subsidiaries.

          (d)   For the avoidance of doubt all of the Company Subsidiaries other than Company LP and IPT Holdco shall be contributed to New Holdco 1, New Holdco 2 or the Asset Sale Holdcos as provided above.

        Section 2.5    Closing.    Unless this Agreement shall have been terminated in accordance with Article 9 hereof, the closing of the Mergers and Asset Transfers (the "Closing") will take place at the offices of Hogan Lovells US LLP, 555 13th Street NW, Washington, DC 20004 on the third (3rd) Business Day after all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), unless such date is extended by mutual agreement of the Parties; provided that in no event shall the Closing Date be earlier than January 8, 2020, unless otherwise agreed by Company and Parent. The actual date of the Closing shall be referred to herein as the "Closing Date." The Parties intend that none of the Mergers or any Asset Transfer shall be consummated at the Closing unless all of the Mergers and Asset Transfers occur in connection with the Closing.

        Section 2.6    Effective Time.    The Parties shall cause the Mergers and Asset Transfers to be consummated as soon as practicable on the Closing Date. Prior to the Closing, Parent, Merger Sub and Company shall prepare and, on the Closing Date, Parent, Merger Sub and Company shall (i) cause a certificate of merger with respect to each Merger (each, a "Merger Certificate" and collectively, the "Merger Certificates") to be duly executed and filed with the DSOS as provided under the Delaware LLC Act and (ii) make any other filings, recordings or publications required, if any, under the Delaware LLC Act in connection with the Mergers. Each Merger shall become effective upon such time as the applicable Merger Certificate has been filed with the DSOS, or such later time that the Parties shall have agreed upon and designated in the applicable Merger Certificate in accordance with the Delaware LLC Act as the effective time of such Merger (the "Effective Time"). The Asset Transfers shall be effective at the Effective Time.

        Section 2.7    Governing Documents.    At the Effective Time, the certificate of formation and limited liability company agreement of each Surviving Entity shall be amended and restated in the forms to be reasonably agreed by the Parties prior to Closing.

        Section 2.8    Managers of the Surviving Entities.    The managers of each of Merger Sub 1 and Merger Sub 2 immediately prior to the Effective Time shall be the managers of Surviving Entity 1 and Surviving Entity 2, respectively, immediately following the Effective Time, each to serve until such time as his, her or its resignation or removal or such time as his, her or its successor shall be duly elected and qualified, in each case in accordance with the limited liability company agreement of the applicable Surviving Entity, as amended in accordance with Section 2.7.

        Section 2.9    Tax Consequences.    The Parties intend that for U.S. federal income Tax purposes each Merger and Asset Transfer will be treated as a taxable sale of the assets of each New Holdco to Parent in exchange for the relevant portion of the Merger Consideration as determined pursuant to Section 3.2.

        Section 2.10    Permitted Pre-Closing Transactions.

          (a)   Immediately prior to the consummation of the Mergers and the Asset Transfers, Company LP shall be entitled to make a draw under the revolving credit facility of Company LP in an aggregate amount not to exceed the amount set forth in Section 2.10(a) of the Company Disclosure Letter, to provide working capital for the Company and the BTC Entities following the Closing.

          (b)   Notwithstanding anything to the contrary in this Agreement, prior to the Closing, Company shall have the right, but not the obligation, to sell or otherwise transfer, or cause to be sold or otherwise transferred, all of the equity interests or other ownership interests owned, directly or indirectly, by Company in the BTC Entities to any Person or Persons, at purchase price(s) and on terms all as designated by Company (a "BTC Sale Transaction"). Any BTC Sale Transaction shall be undertaken in the manner (including the order) specified by Company, and Company shall be entitled, and shall be entitled to cause Company LP, IPT Holdco or any BTC Entity, to take any and all actions as Company determines, in its sole and absolute discretion, may be necessary or desirable to prepare for and consummate a BTC Sale Transaction, including make expenditures and enter into one or more purchase and sale agreements and related agreements and instruments relating to the sale of the equity interests in any of the BTC Entities to the designated purchaser(s); provided that any such BTC Sale Transaction does not result in any obligation, liability or other expense to any Sale Subsidiary and does not, and is not reasonably expected to, prevent, materially alter or materially delay the abilities of Company to consummate the Asset Sale. A BTC Sale Transaction (or the inability to complete any BTC Sale Transaction) shall not affect or modify in any respect the obligations of Company under this Agreement; provided that, for the avoidance of doubt, Company shall not be deemed to have made a Company Adverse Recommendation Change or entered into or agreed to enter into a Company Alternative Acquisition Agreement as a result of taking any actions in connection with a BTC Sale Transaction.

ARTICLE 3
EFFECTS OF THE MERGERS

        Section 3.1    Effects of the Mergers.    At the Effective Time and by virtue of the Mergers and without any further action on the part of Company, any New Holdco, Parent, Merger Sub or any New Merger Sub or the holders of any securities of Company, any New Holdco, Parent, Merger Sub or any New Merger Sub:

          (a)   all of the limited liability company interests in each New Holdco issued and outstanding immediately prior to the Effective Time, which are all held by IPT Holdco will be cancelled and automatically converted into the right of IPT Holdco to receive the portion of the Merger Consideration allocated to the Mergers in accordance with the terms of Section 3.2; and

          (b)   all of the limited liability company interests in each of Merger Sub 1 and Merger Sub 2 issued and outstanding immediately prior to the Effective Time shall be converted into limited liability company interests of Surviving Entity 1 and Surviving Entity 2, respectively, and all such limited liability company interests shall be owned by Parent.

        Section 3.2    Allocation of Merger Consideration.    No later than three (3) Business Days prior to Closing, Parent and Company shall mutually agree upon the allocation of the Merger Consideration among each Merger and Asset Transfer.

        Section 3.3    Payment of Merger Consideration.    At or before the Effective Time, Parent shall pay or cause to be paid (including, for the avoidance of doubt, by one or more "qualified intermediaries" or "exchange accommodation titleholders" acting on behalf of an Affiliate of Parent) by wire transfer of immediately available funds to an account or accounts of a paying agent designated by Company an amount equal to the Merger Consideration. Prior to the Closing Date, Company shall engage a paying agent reasonably acceptable to Parent to receive and disperse the Merger Consideration and other amounts to be determined in the sole discretion of the Company.

        Section 3.4    Withholding Rights.    Each of the Parties and each of their respective Representatives, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement or deemed paid for Tax purposes to any Person, such amounts as it is required to deduct and withhold with respect to such payments under the Code, and the rules and regulations promulgated thereunder, or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 3.5    Dissenters Rights.    As provided for by the Company Charter, no dissenters' or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Asset Sale or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except (a) as set forth in the disclosure letter prepared by Company, with numbering corresponding to the numbering of this Article 4 delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Letter") (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other Section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other Sections be cross-referenced)); provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of Company made herein and no reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to in the Company Disclosure Letter or (iii) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Company or any of the Company Subsidiaries is a party exists or has actually occurred), or (b) as disclosed in the Company SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2017 and at least two (2) Business Days prior to the date of the Original Merger Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article 4), Company hereby represents and warrants to Parent and Merger Sub that:

        Section 4.1    Organization and Qualification; Subsidiaries.

          (a)   Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being conducted. Section 4.1(a) of the Company Disclosure Letter lists the jurisdiction in which Company is duly qualified or licensed to do business as a foreign corporation. Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   Each Company Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Section 4.1(c) of the Company Disclosure Letter sets forth a true, complete and correct list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by Company in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than Company or a Company Subsidiary in each Company Subsidiary, and (iv) the classification for United States federal income tax purposes of each Company Subsidiary and whether such Company Subsidiary is a Qualified REIT Subsidiary or a Taxable REIT Subsidiary.

          (d)   Except as set forth on Section 4.1(d) of the Company Disclosure Letter, neither Company nor any Company Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries as set forth in Section 4.1(c) of the Company Disclosure Letter and investments in short-term investment securities).

        Section 4.2    Organizational Documents.

          (a)   Company has made available to Parent true, complete and correct copies of the Company Charter, the Company Bylaws and the Company Partnership Agreement, in each case as amended and in effect on the date of the Original Merger Agreement. Each of the Company Charter and the Company Bylaws, the Company Partnership Agreement are in full force and effect.

          (b)   To the extent requested by Parent, Company has made available to Parent true, complete and correct copies of the Organizational Documents of the Company Subsidiaries as in effect on the date of the Original Merger Agreement.

        Section 4.3    Capital Structure.

          (a)   The authorized capital stock of Company consists of 1,500,000,000 shares of Company Common Stock, including 1,200,000,000 Class A Common Shares and 300,000,000 Class T Common Shares, and 200,000,000 shares of preferred stock, $0.01 par value per share ("Company Preferred Stock"). At the close of business on July 12, 2019, (i) 178,004,459.559 shares of Company Common Stock were issued and outstanding, including 105,961,137.628 Class A Common Shares (284,779.400 of which were unvested as of July 12, 2019) and 72,043,321.931 Class T Common Shares, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) $216.3 million in shares of Company Common Stock remained available for sale pursuant to the Company Third Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2016 (the "Company DRIP"), (iv) 1,477,205 shares of Company Common Stock remained available for future issuance under the Company Equity Incentive Plan, and (v) 1,968,640 shares of Company Common Stock remained available for future issuance under the Company Private Placement Plan. Since July 12, 2019 to the date of the Original Merger Agreement, no shares of capital stock of Company have been issued or reserved for issuance other than, in each case, with respect to shares of Common Stock reserved for issuance as described above.

          (b)   All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. All shares of Company Common Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote or holders of other equity holders of any Company Subsidiary may vote (whether together with such stockholders or as a separate class).

          (c)   All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth on Section 4.3(c) of the Company Disclosure Letter, Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all encumbrances other than statutory or other Liens for Taxes or assessments that are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals and reserves are being maintained on Company's financial statements (if such reserves are required pursuant to GAAP).

          (d)   Other than pursuant to the Company Equity Incentive Plan and the Company Private Placement Plan (including in connection with the satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Equity Incentive Plan and the Company Private Placement Plan in the event that the grantees fail to satisfy withholding Tax obligations), the Company DRIP, the Company Share Redemption Plan, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating Company or any of the Company Subsidiaries to (i) issue, deliver, transfer or sell or create, or cause to be issued, delivered, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.

          (e)   Other than pursuant to the Organizational Documents of Company, the Company Subsidiaries and other entities in which Company directly or indirectly owns an interest, neither Company nor any Company Subsidiary is a party to or, to the Knowledge of Company, bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock or other equity interests of Company or any of the Company Subsidiaries or which restrict the transfer of any such shares, nor are there, to the Company's Knowledge, any third party agreements or understandings with respect to the voting of any such shares or equity interests or which restrict the transfer of any such shares or equity interests.

          (f)    Company does not have a "poison pill" or similar stockholder rights plan.

          (g)   Except as set forth on Section 4.3(g) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

          (h)   Section 4.3(h) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the close of business on July 12, 2019, of all outstanding Company Restricted Stock awards and the number of unvested shares of Company Restricted Stock subject to each Company Restricted Stock award. Other than the Company Restricted Stock awards set forth in Section 4.3(h) of the Company Disclosure Letter there are no other equity-based awards or other rights with respect to shares of Company's capital stock issued and outstanding under the Company Equity Incentive Plan or the Company Private Placement Plan. All shares of Company Restricted Stock were (i) granted, accounted for, reported and disclosed in accordance with the applicable Laws and accounting rules, (ii) granted in accordance with the terms of the Company Equity Incentive Plan or the Company Private Placement Equity Incentive Plan, as applicable and (iii) validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) and recorded on Company's financial statements in accordance with GAAP.

          (i)    All dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any Company Subsidiary that have been authorized or declared prior to the date of the Original Merger Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

          (j)    Company is the general partner of Company LP. As of the date of the Original Merger Agreement, Company owned 100% of the Company Partnership Units. As of the date of the Original Merger Agreement, the Special OP Unitholder (as defined in the Company Partnership Agreement) set forth in Section 4.3(j) of the Company Disclosure Letter, owned 100% of the Special Company Partnership Units. The partnership interests owned by Company are subject only to the restrictions on transfer set forth in the Partnership Agreement and those imposed by applicable securities Laws.

        Section 4.4    Authority.

          (a)   Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which Company is a party. The execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the Mergers and the Asset Transfers or to consummate the other transactions contemplated by this Agreement, subject to (i) the receipt of the Company Stockholder Approval, and (ii) the filing of the Merger Certificates with the DSOS. This Agreement has been duly authorized, executed and delivered by Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legally valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b)   The Company Board, at a duly held meeting, has (i) on behalf of Company, (w) unanimously determined that the Asset Sale is advisable and in the best interests of Company and its stockholders, (x) unanimously authorized and approved the execution, delivery and performance of this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement by Company, (y) unanimously directed that the Asset Sale be submitted to a vote of the holders of Company Common Stock, and (z) unanimously resolved to recommend the approval of the Asset Sale by Company stockholders, and (ii) in its capacity as the sole general partner of Company LP, on behalf of Company LP, in its capacity as the sole member of IPT Holdco, on behalf of IPT Holdco, for itself and in its capacity as sole member of each New Holdco, (x) unanimously determined that the Mergers, the Asset Transfers and other transactions contemplated by this Agreement are advisable and in the bests interest of each New Holdco and its sole member and (y) unanimously approved the consummation by each New Holdco of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement (such recommendation, the "Company Board Recommendation"), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

        Section 4.5    No Conflict; Required Filings and Consents.

          (a)   Subject to receipt of the Company Stockholder Approval, and assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, the execution and delivery of this Agreement by Company does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of (A) the Company Charter or the Company Bylaws, (B) the Company Partnership Agreement, or (C) any equivalent Organizational Document of any Company Subsidiary, (ii) conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound, or (iii) require any consent or approval (except as contemplated by Section 4.5(b) or as set forth on Section 4.5(a) of the Company Disclosure Letter) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Company or any Company Subsidiary under, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Company or any Company Subsidiary is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Merger Certificates with the DSOS pursuant to the Delaware LLC Act, (iii) such filings as may be required in connection with state and local Transfer Taxes, (iv) such filings as may be required under state securities or state "blue sky" Laws, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.6    Permits; Compliance with Law.

          (a)   Except for the Environmental Permits and the Property Permits, which are addressed solely in Section 4.16 and Section 4.17, respectively, Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority necessary for the lawful conduct of their respective businesses (such permits, excluding Environmental Permits and Property Permits, the "Company Permits"), and all such

  Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of such Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Company and each of the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary has received any written notice nor has any Knowledge indicating that it currently is not in compliance in any material respect with the terms of any Company Permit.

          (b)   None of Company or any Company Subsidiary is or has been in conflict with, or in default or violation of (i) any Law applicable to it or by which any property or asset of it is bound (except for Laws addressed in Section 4.12, Section 4.15, Section 4.16, or Section 4.17 which are solely addressed in those Sections), or (ii) any Company Permits, except, in the case of clauses (i) and (ii), for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.7    SEC Documents; Financial Statements.

          (a)   Company has timely filed with, or furnished to (on a publicly available basis), the SEC all forms, documents, statements, schedules and reports required to be filed by Company with the SEC since January 1, 2016 (the forms, documents, statements and reports filed with the SEC since January 1, 2016, including any amendments thereto, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents, at the time of filing or being furnished (or effectiveness in the case of registration statements), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed or furnished and publicly available prior to the date of the Original Merger Agreement. To the Knowledge of Company, Company does not have any outstanding and unresolved comments from the SEC with respect to any Company SEC Documents. As of the date of the Original Merger Agreement, no Company Subsidiary is separately required to file any form or report with the SEC pursuant to the Exchange Act.

          (b)   Company has made available to Parent true, complete and correct copies of all written correspondence between the SEC, on one hand, and Company, on the other hand, since January 1, 2016. At all applicable times, Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "SOX Act") and the rules and regulations thereunder, as amended from time to time. Without limiting the generality of the foregoing: (i) based on Company management's most recently completed evaluation of Company's internal control over financial reporting, there have been no significant deficiencies or material weakness in the design or operation of Company's internal control over financial reporting (whether or not remediated) that would reasonably be expected to materially adversely affect Company's internal control over financial reporting, and there has not been any change in its internal control over financial reporting that has occurred since December 31, 2018 that would reasonably be expected to materially adversely affect Company's internal control over financial reporting, (ii) since January 1, 2016, Company has designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to Company and required to be disclosed by Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to Company's management as appropriate to allow timely decisions regarding required disclosure, (iii) Company's management has completed an assessment of the effectiveness of Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation, (iv) based on Company management's most recently completed evaluation of Company's internal control over financial reporting, Company does not have any Knowledge of any fraud, whether or not material, that involves management who have a significant role in Company's recording, processing, summarizing and reporting financial information and internal control over financial reporting, and (v) as of the date of the Original Merger Agreement, the principal executive officer and principal financial officer of Company have made all certifications required by the SOX Act and the regulations of the SEC promulgated thereunder and the statements contained in all such certifications were, as of their respective dates made, true, complete and correct in all material respects.

          (c)   The consolidated financial statements of Company and the Company Subsidiaries included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments), the consolidated financial position of Company and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Company and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of the Original Merger Agreement.

          (d)   Neither Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company or any Company Subsidiary in Company's or such Company Subsidiary's audited financial statements or other Company SEC Documents.

        Section 4.8    Absence of Certain Changes or Events.    From the date of the Company's most recent balance sheet included in the Company SEC Documents through the date of the Original Merger Agreement and except as set forth on Section 4.8 of the Company Disclosure Letter, (a) Company and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) there has not been any Company Material Adverse Effect or any Event that, individually or in the aggregate with all other Events, would reasonably be expected to result in a Company Material Adverse Effect and (c) none of Company or the Company Subsidiaries have taken any action that, if taken after the date of the Original Merger Agreement without Parent's consent, would constitute a breach of the covenants set forth in any of clauses (vii), (viii), (xii), (xiii), (xiv), (xvi) or (xxi) of Section 6.1(b).

        Section 4.9    No Undisclosed Material Liabilities.    Except as set forth on Section 4.9 of the Company Disclosure Letter, there are no material liabilities of Company or any of the Company Subsidiaries of any nature that would be required under GAAP to be set forth on the financial statements of Company or the notes thereto, other than: (a) liabilities reflected or reserved against as required by GAAP on Company's most recent consolidated balance sheet (or notes thereto) included in the Company SEC Documents; (b) liabilities incurred in connection with the transactions contemplated by this Agreement; or (c) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2018.

        Section 4.10    No Default.    Neither Company nor any of the Company Subsidiaries is in default or violation of any term, condition or provision of (a) (i) the Company Charter or the Company Bylaws, or (ii) except as, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect, the comparable Organizational Documents of any of the Company Subsidiaries, or (b) except as set forth on Section 4.10 of the Company Disclosure Letter, any loan or credit agreement, note, or any bond, mortgage or indenture, to which Company or any of the Company Subsidiaries is a party or by which Company or any of the Company Subsidiaries or any of their respective properties or assets is bound, except in the case of clause (b) for defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.11    Litigation.    Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect or as set forth on Section 4.11 of the Company Disclosure Letter, as of the date of the Original Merger Agreement, (a) there is no Action pending or, to the Knowledge of Company, threatened against Company or any Company Subsidiary, and (b) neither Company nor any Company Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

        Section 4.12    Taxes.

          (a)   Company and each Company Subsidiary has timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were true, complete and correct in all respects. Company and each Company Subsidiary has duly and timely paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all Taxes required to be paid by them, whether or not shown on any Tax Return.

          (b)   Company and each Company Subsidiary that has elected to be taxed as a REIT (each, a "Subsidiary REIT") (i) for all taxable years commencing with their first taxable years through their taxable years ended December 31, 2018, have been subject to taxation as a REIT and have satisfied all requirements to qualify as a REIT for such years; (ii) have operated since January 1, 2019 to the date hereof, and will continue to operate until the Closing, in a manner consistent with the requirements for qualification and taxation as a REIT; and (iii) have not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to their status as REITs, and no such challenge is pending or, to the Knowledge of Company, threatened. No Company Subsidiary is or has been a corporation for United States federal income tax purposes, other than (i) a corporation that qualifies as a REIT, (ii) a corporation that qualifies as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code (each a "Qualified REIT Subsidiary") or (iii) a corporation that qualifies as a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code (each, a "Taxable REIT Subsidiary"). Company's and each Subsidiary REIT's dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year commencing with their first taxable years through their taxable years ended December 31, 2018, taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code, has not been less than Company's or each Subsidiary REIT's, as applicable, REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year.

          (c)   (i) There are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to the Knowledge of Company, threatened with regard to any material Taxes or Tax Returns of Company or any Company Subsidiary; (ii) no material deficiency for Taxes of Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Company, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies that are being contested in good faith; (iii) none of Company or any Company Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) except as set forth in Section 4.12(c)(iv) of the Company Disclosure Letter, none of Company or any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) none of Company or any Company Subsidiary has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). No claim has been made by a Governmental Authority in a jurisdiction where Company or a Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation in that jurisdiction.

          (d)   Except as set forth in Section 4.12(d) of the Company Disclosure Letter, each Company Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary or a REIT has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for federal income tax purposes.

          (e)   Taking into account all distributions to be made by the Company prior to the Effective Time, Company will have distributed cash to its stockholders in its taxable year in which the Mergers and the Asset Transfers occur in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of such taxable year determined as if such taxable year ended with the Mergers and the Asset Transfers, and the calculation of such amount shall be provided to Parent for its review and comment.

          (f)    Neither Company nor any Company Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor have they disposed of any such asset during their current taxable year.

          (g)   For all taxable years commencing with their first taxable years, Company and the Company Subsidiaries have not incurred (i) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code that have not been previously paid, and (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs). None of Company or any Company Subsidiary has incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No Event has occurred, and no condition or circumstances exists, that presents a material risk that any material liability for Taxes described clause (i) of the first sentence of this paragraph or the preceding sentence or any liability for Taxes described in clause (ii) of the first sentence of this paragraph will be imposed upon Company or any Company Subsidiary.

          (h)   Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

          (i)    There are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of Company threatened to raise, a material claim against Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, "Company Tax Protection Agreements" means any written agreement to which Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a Company Subsidiary Partnership, Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, "Company Subsidiary Partnership" means each of Company LP and any other Company Subsidiary that is a partnership for United States federal income tax purposes.

          (j)    There are no Tax Liens upon any property or assets of Company or any Company Subsidiary, except (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or (ii) the Company Permitted Liens.

          (k)   There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Company or any Company Subsidiary.

          (l)    Neither Company nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

          (m)  Neither Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the group the common parent of which was Company) or (ii) has any liability for the Taxes of any Person (other than Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (n)   Except for ordinary course transactions that may be "reportable transactions" solely on account of the recognition of a tax loss, neither Company nor any Company Subsidiary has participated in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

          (o)   Neither Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

          (p)   Company is a "domestically controlled qualified investment entity" within the meaning of Section 897(h)(4)(B) of the Code.

          (q)   No written power of attorney that has been granted by Company or any Company Subsidiary (other than to Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

          (r)   Prior to the Effective Time, neither Company, nor any Company Subsidiary, has had any employees.

        Section 4.13    Benefit Plans; Employees.

          (a)   Other than the Company Equity Incentive Plan and the Company Private Placement Plan, Company and the Company Subsidiaries do not maintain, sponsor, contribute to or have any liability (whether actual or contingent) with respect to, and have never maintained, sponsored, contributed to or had any liability (whether actual or contingent) with respect to, any Benefit Plan. Neither Company nor any Company Subsidiary has any contract, plan or commitment, whether or not legally binding, to adopt or sponsor any Benefit Plan (other than the Company Equity Incentive Plan and the Company Private Placement Plan).

          (b)   Neither Company nor any Company Subsidiary has, or has ever had, any employees.

          (c)   None of Company, any Company Subsidiary or any of their respective ERISA Affiliates maintains, contributes to, or participates in, or has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a "pension plan" under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; or (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA).

        Section 4.14    Information Supplied.    None of the information relating to Company and the Company Subsidiaries that will be contained in the Proxy Statement or that is provided by Company and the Company Subsidiaries in writing specifically for inclusion or incorporation by reference in the Proxy Statement or any other document filed with the SEC in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Mergers, the Asset Transfers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will (with respect to Company and the Company Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation or warranty is made hereunder with respect to statements made or incorporated by reference by, or with respect to, Parent, Merger Sub or any New Merger Sub.

        Section 4.15    Intellectual Property.    Except as set forth in Section 4.15 to the Company Disclosure Letter, as of the date of the Original Merger Agreement, neither Company nor any Company Subsidiary: (a) owns any material registered trademarks, patents or copyrights; (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights that are material to the operations of Company and the Company Subsidiaries, taken as a whole; or (c) is a party to any licenses, contracts or agreements with respect to use by Company or any Company Subsidiary of any third-party Intellectual Property (other than commercially available off-the-shelf software). To the Knowledge of Company, no Intellectual Property used by Company or any of the Company Subsidiaries infringes or is alleged to infringe any Intellectual Property rights of any third party. To the Knowledge of Company, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of Company or any Company Subsidiary. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company and the Company Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of Company and the Company Subsidiaries as it is currently conducted.

        Section 4.16    Environmental Matters.    Except (i) as set forth in any Phase I or Phase II or other environmental report or any Company Title Insurance Policy provided or otherwise made available to Parent prior to the date of the Original Merger Agreement, (ii) as set forth in Section 4.16 of the Company Disclosure Letter or (iii) as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

          (a)   Company and each Company Subsidiary are in compliance with all Environmental Laws.

          (b)   Company and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with such Environmental Permits.

          (c)   Neither Company nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that it is in violation of, or liable under, any Environmental Law or that any Order has been issued against it that remains unresolved. There is no Action pending, or, to the Knowledge of Company, threatened against Company and any Company Subsidiary under any Environmental Law.

          (d)   Neither Company nor any Company Subsidiary has entered into or agreed to any Order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances.

          (e)   Neither Company nor any Company Subsidiary has caused any release of a Hazardous Substance that would be required to be investigated or remediated by Company or any Company Subsidiary under any Environmental Law, except as, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

          (f)    Notwithstanding any other provision of this Agreement, this Section 4.16 contains the exclusive representations and warranties of Company with respect to environmental matters, Environmental Laws or Hazardous Substances.

        Section 4.17    Properties.

          (a)   Section 4.17(a)(i) of the Company Disclosure Letter sets forth a true, complete and correct list of the address of each Company Property. Section 4.17(a)(ii) of the Company Disclosure Letter sets forth a list of each real property that, as of the date of the Original Merger Agreement, is under contract by Company or a Company Subsidiary for purchase by Company or such Company Subsidiary or that is required under a binding contract to be leased or subleased by Company or a Company Subsidiary as lessee or sublessee after the date of the Original Merger Agreement. Except as set forth in Section 4.17(a)(ii) of the Company Disclosure Letter, there are no written agreements to which either Company or any Company Subsidiary is a party pursuant to which either Company or any Company Subsidiary is obligated to buy, lease or sublease any real properties at some future date.

          (b)   Either Company or a Company Subsidiary owns good and valid fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens.

          (c)   Company and each Company Subsidiary has in effect all Property Permits or agreements, easements or other rights that are necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties, except for such failures to have in effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received (i) written notice that any Property Permit or any agreement, easement or other right that is necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties is not in full force and effect as of the date of the Original Merger Agreement (or of any pending written threat of modification or cancellation of any of same), except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (d)   Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, no condemnation, eminent domain or similar proceeding is pending with respect to any owned Company Property, and neither Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of Company Properties or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property.

          (e)   Except for discrepancies, errors or omissions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the information set forth under the headings "Tenant," "Currently Monthly Rent," "Lease From To," "Security Deposit," "Sq Ft (Square Feet)," and "Rent Increase" in the rent rolls for each of the Company Properties, as of July 12, 2019, which rent rolls have previously been made available by or on behalf of Company or any Company Subsidiary to Parent (including an indication of whether any Company Property is subject to net leases), are true and correct.

          (f)    True and complete (in all material respects) copies of all (i) ground leases under which the interest of Company or any Company Subsidiary in Company Properties is a leasehold interest, and (ii) Company Leases with annual rent in excess of $1,000,000 (the "Material Company Leases"), in each case in effect as of the date of the Original Merger Agreement, have been made available to Parent. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.17(f) of the Company Disclosure Letter, (x) neither Company nor any Company Subsidiary has given or received written notice of any breach or violation of, or default under, any Material Company Lease, which breach, violation or default remains outstanding and uncured; (y) no tenant under a Material Company Lease is in monetary default under such Material Company Lease, which default remains outstanding and uncured; and (z) each Material Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Company or a Company Subsidiary and, to the Knowledge of Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          (g)   Except for Company Permitted Liens or as set forth in the Company Leases and Company Title Insurance Policies (and all documents referenced therein) provided or otherwise made available to Parent prior to the date of the Original Merger Agreement or as set forth in the Organizational Documents of the Company Subsidiaries and other entities in which Company or the Company Subsidiaries own an interest, or as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) except as set forth in Section 4.17(g) of the Company Disclosure Letter, there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof that would materially adversely affect Company's or any Company Subsidiary's, ownership, ground lease or other interest, or right to use, a Company Property subject to a Material Company Lease, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than Company or a Company Subsidiary (a "Company Third Party").

          (h)   Except pursuant to a Company Lease, or any ground lease affecting any Company Property, neither Company nor any Company Subsidiary is a party to any agreement pursuant to which Company or any Company Subsidiary manages or manages the development of any real property for any Company Third Party.

          (i)    For each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by Company or the applicable Company Subsidiary with respect to the Company Properties that are not subject to the ground leases, and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that Company or the applicable Company Subsidiary holds with respect to each Company Property that is subject to a ground lease (each, a "Company Title Insurance Policy" and, collectively, the "Company Title Insurance Policies"). A copy of each Company Title Insurance Policy in Company's possession has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, that, individually or in the aggregate, would be material to any Company Property.

          (j)    To the Knowledge of Company, Section 4.17(j) of the Company Disclosure Letter lists each Company Property that is (i) under development as of the date of the Original Merger Agreement (other than normal repair and maintenance), and describes the status of such development as of the date of the Original Merger Agreement or (ii) subject to a binding agreement for development or commencement of construction by Company or a Company Subsidiary, in each case other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

          (k)   Section 4.17(k) of the Company Disclosure Letter lists the parties (other than Company or a Company Subsidiary) currently providing third-party property management services to Company or a Company Subsidiary and identifies the Company Properties currently managed by each such party.

          (l)    Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of the Original Merger Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of Company's or any of the Company's Subsidiaries' ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that would not reasonably be expected to have a Company Material Adverse Effect.

          (m)  Neither Company nor any Company Subsidiary (i) has received written notice of any structural defects relating to any Company Property that would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) has received written notice of any physical damage to any Company Property that would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue, subject to reasonable deductibles and retention limits.

        Section 4.18    Material Contracts.

          (a)   Except (i) for contracts filed as exhibits to the Company SEC Documents, (ii) as set forth in Section 4.18(a) of the Company Disclosure Letter, and (iii) for contracts that (x) are terminable upon not more than thirty (30) days' notice without a penalty or premium, (y) will be fully performed and satisfied as of or prior to Closing, or (z) are by and among Company and any Company Subsidiary or among Company Subsidiaries, as of the date of the Original Merger Agreement, neither (A) any of Company, Company LP or IPT Holdco (with respect to any such Person, in the case of clauses (v) and (vi) only) nor (B) any Sale Subsidiary (in the case of all of the clauses) is a party to or bound by any contract that, as of the date of the Original Merger Agreement:

              (i)  is required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act;

             (ii)  obligates any Sale Subsidiary to make non-contingent aggregate annual expenditures (other than principal or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $5,000,000, except for any Company Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Company Property;

            (iii)  contains any non-compete, non-solicit or exclusivity provisions with respect to any line of business or geographic area that restricts the business of any Sale Subsidiary, or that otherwise restricts the lines of business conducted by any Sale Subsidiary or the geographic area in which any Sale Subsidiary may conduct business;

            (iv)  is an agreement (other than the Organizational Documents of a Sale Subsidiary) that obligates any Sale Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of Company or any Company Subsidiary pursuant to which a Sale Subsidiary is the indemnitor;

             (v)  constitutes an Indebtedness obligation of Company or any Company Subsidiary with a principal amount as of the date of the Original Merger Agreement greater than $10,000,000;

            (vi)  requires Company or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Lease or a ground lease pursuant to which any third party is a lessee or sublessee on any Company Property) with a fair market value in excess of $10,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Company Property;

           (vii)  constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;

          (viii)  constitutes a joint venture, partnership or limited liability company or strategic alliance agreement between any Sale Subsidiary, on the one hand, and any third party, on the other hand; or

            (ix)  constitutes a loan to any Person (other than a wholly owned subsidiary of a Sale Subsidiary) by any Sale Subsidiary (other than advances or rent relief made in connection with or pursuant to and expressly disclosed in the Company Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties) in an amount in excess of $5,000,000.

          (b)   Each contract in any of the categories set forth in Section 4.18(a) to which (i) any of Company, Company LP or IPT Holdco (with respect to any such Person, in the case of clauses (v) and (vi) only) or (ii) any Sale Subsidiary (in the case of all of the clauses) is a party or by which it is bound as of the date of the Original Merger Agreement is referred to herein as a "Company Material Contract." For the avoidance of doubt, the term "Company Material Contract" does not include any Company Leases. A true, complete and correct copy of each Company Material Contract, as of the date of the Original Merger Agreement, has been made available to Parent prior to the date of the Original Merger Agreement.

          (c)   Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable against each Sale Subsidiary that is a party thereto and, to the Knowledge of Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as set forth in Section 4.18(c) of the Company Disclosure Letter, each Sale Subsidiary has performed all obligations required to be performed by it under each Company Material Contract and, to the Knowledge of Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No Sale Subsidiary, or, to the Knowledge of Company, any other party thereto, is in breach or violation of, or default under, any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such violation, breach or default is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of the Original Merger Agreement, no Sale Subsidiary has received written notice of any material violation or material default under any Company Material Contract.

          (d)   Section 4.18(d) of the Company Disclosure Letter sets forth (i) a true, complete and correct list of all outstanding Indebtedness of Company and Company Subsidiaries as of the date set forth therein, other than Indebtedness payable to Company or a Company Subsidiary, and (ii) the respective principal amounts outstanding and the interest rates thereunder, in each case as of May 31, 2019.

        Section 4.19    Insurance.    Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks which Company believes are adequate for the operation of its business and the protection of its assets. As of the date of the Original Merger Agreement, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no claim by Company or any Company Subsidiary pending under any such insurance policies that has been denied or disputed by the insurer Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for all Company Properties (the "Company Insurance Policies"). Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, all premiums due and payable under all Company Insurance Policies have been paid, and Company and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all Company Insurance Policies. To the Knowledge of Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by Company or any Company Subsidiary with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

        Section 4.20    Opinion of Financial Advisor.    The Company Board has received an opinion of Morgan Stanley & Co. LLC ("Morgan Stanley"), to the effect that, as of the date of such opinion and based on and subject to the various directions and assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in such opinion, the consideration to be received by IPT Holdco pursuant to this Agreement (which for purposes of such opinion is the amount set forth in Section 4.20 of the Company Disclosure Letter) is fair, from a financial point of view, to IPT Holdco, which opinion will be made available to Parent solely for informational purposes.

        Section 4.21    Approval Required.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the "Company Stockholder Approval") is the only vote of holders of securities of Company required to approve the Asset Sale.

        Section 4.22    Brokers.    Except for the fees and expenses payable to the Persons set forth in Section 4.22 of the Company Disclosure Letter, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company or any Company Subsidiary.

        Section 4.23    Investment Company Act.    None of Company or any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

        Section 4.24    Takeover Statutes.    Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.11, the Company Board has taken all action necessary to render inapplicable to the Asset Sale and the other transactions contemplated by this Agreement, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL. To the Knowledge of Company, no other "business combination," "control share acquisition," "fair price," "moratorium" or other takeover or anti-takeover statute or similar federal or state Law (collectively, "Takeover Statutes") is applicable to this Agreement, the Asset Sale or the other transactions contemplated by this Agreement.

        Section 4.25    Related Party Transactions.    Except for this Agreement or as set forth in the Company SEC Documents filed from January 1, 2017 through and including the date of the Original Merger Agreement or as permitted by this Agreement, from January 1, 2019 through the date of the Original Merger Agreement there have been no transactions, agreements, arrangements or understandings between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 4.25 of the Company Disclosure Letter sets forth each agreement between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand (each, a "Company Related Party Agreement").

        Section 4.26    New Holdcos.    Each New Holdco was formed solely for the purposes of engaging in the transactions contemplated by this Agreement and has not conducted any activities other than in connection with its organization and the consummation of the transactions contemplated hereby, and no New Holdco has incurred any Indebtedness. As of the Closing Date, the New Holdcos shall own all of the equity interests of each of the Sale Subsidiaries.

        Section 4.27    No Other Representations and Warranties.    Except for the representations or warranties expressly set forth in this Article 4, neither Company nor any of other Person has made any representation or warranty, expressed or implied, with respect to Company or the Company Subsidiaries, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company or the Company Subsidiaries. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Company in this Article 4, neither Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence of Company and the Company Subsidiaries, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to Company that:

        Section 5.1    Organization and Qualification.    Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is, and any New Merger Sub will be, a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has, and any New Merger Sub will have, the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being, or, in the case of any New Merger Sub, will be, conducted and is, or, in the case of any New Merger Sub, will be, duly qualified or licensed to do business, and is, or, in the case of any New Merger Sub, will be, in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Merger Sub is, and any New Merger Sub will be, a wholly owned subsidiary of Parent. Merger Sub was, and any New Merger Sub will be, formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

        Section 5.2    Authority.

          (a)   Each of Parent and Merger Sub has the requisite limited partnership and limited liability company power, respectively, and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which each of Parent and Merger Sub is a party, including the Mergers and the Asset Transfers. The execution and delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent, Merger Sub and any New Merger Sub of the transactions contemplated by this Agreement have been, or, in the case of any New Merger Sub, will be duly and validly authorized by all necessary limited partnership and limited liability company action, as applicable, and no other limited partnership or limited liability company proceedings on the part of Parent and Merger Sub, respectively, are necessary to authorize this Agreement or the Mergers, the Asset Transfers or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Mergers, to the filing of the Merger Certificates with the DSOS. This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub and assuming due authorization, execution and delivery by Company, constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b)   The Parent Board, at a duly held meeting, has, on behalf of Parent, (i) unanimously determined that this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent and its partners, and (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way. In addition, Parent, in its capacity as the sole direct or indirect equityholder of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub and any New Merger Sub of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement.

        Section 5.3    No Conflict; Required Filings and Consents.

          (a)   Assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, the execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Parent, Merger Sub or any New Merger Sub, (ii) conflict with or violate any Law applicable to any of Parent, Merger Sub or any

  New Merger Sub or by which any property or asset of any of Parent, Merger Sub or any New Merger Sub is bound, or (iii) require any consent or approval (except as contemplated by Section 5.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Parent, Merger Sub or any New Merger Sub under, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, Merger Sub or any New Merger Sub pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent, Merger Sub or any New Merger Sub is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Merger Certificates with the DSOS pursuant to the Delaware LLC Act, (iii) such filings as may be required in connection with state and local Transfer Taxes, (iv) such filings as may be required under state securities or state "blue sky" Laws, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.4    Litigation.    Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, as of the date of the Original Merger Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened against Parent, Merger Sub or any New Merger Sub or any Parent Subsidiary, and (b) none of Parent, Merger Sub or any New Merger Sub or any Parent Subsidiary, or any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

        Section 5.5    Information Supplied.    None of the information supplied by Parent, Merger Sub, any New Merger Sub and the Parent Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement or any other document filed with the SEC in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Mergers, the Asset Transfers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 5.6    Brokers.    No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub or any New Merger Sub.

        Section 5.7    Available Funds.    Parent will have on the Closing Date (i) sufficient cash on hand to pay the Merger Consideration and all fees and related expenses required to be paid by Parent and there will not be on the Closing Date any restriction on the use of such cash for such purpose on the terms and conditions contained in this Agreement and (ii) the resources and capabilities (financial or otherwise) to perform and satisfy the obligations of Parent, Merger Sub and any New Merger Sub set forth in this Agreement, including in connection with the Mergers, the Asset Transfers and other transactions contemplated hereby. Parent will not have, as of the Closing Date, incurred any obligation, commitment, restriction or liability of any kind that would prevent or substantially adversely affect such resources. Each of Parent and Merger Sub acknowledges that the obligations of each of Parent, Merger Sub and any New Merger Sub hereunder are not subject to any conditions regarding the ability of Parent, Merger Sub or any New Merger Sub to obtain financing for the consummation of the transactions contemplated by this Agreement or otherwise.

        Section 5.8    Solvency.    Assuming (a) the satisfaction of the conditions to the obligations of Parent, Merger Sub and any New Merger Sub to consummate the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement and (b) that any estimates, projections or forecasts prepared by or on behalf of the Company Parties that have been provided to Parent have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after the consummation of the Mergers and the Asset Transfers and immediately after giving effect to the transactions contemplated by this Agreement, the Surviving Entities and their respective subsidiaries will be able to pay their respective Indebtedness as it becomes due in the usual course of business and will own total assets whose value exceeds the sum of its total liabilities.

        Section 5.9    No Agreements with Company Related Parties.    As of the date of the Original Merger Agreement and as of the Closing Date, none of Parent, Merger Sub or any New Merger Sub nor any of their respective Affiliates has entered into any agreement (written or oral) with the Advisor, any Affiliate of the Advisor or any of the named executive officers, directors or trustees of Company related to the Mergers, the Asset Transfers or any of the other transactions contemplated by this Agreement that is currently in effect or that would become effective in the future (upon consummation of the Mergers and the Asset Transfers or otherwise) that has not been disclosed.

        Section 5.10    No Vote of Parent Equityholders.    Except for the adoption of this Agreement by Parent as the sole equityholder of Merger Sub and any New Merger Sub, no vote of the equityholders of Parent, Merger Sub or any New Merger Sub, or the holders of any other securities of any of them (equity or otherwise), is required by any applicable Law, the organizational documents of Parent, Merger Sub or any New Merger Sub or the applicable rules of any exchange on which securities of Parent are traded in order for Parent, Merger Sub or any New Merger Sub to consummate the Mergers, the Asset Transfers and other transactions contemplated by this Agreement.

        Section 5.11    Ownership of Company Common Stock.    None of Parent, Merger Sub or any New Merger Sub or any of their respective subsidiaries owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Company Common Stock or other securities of Company (other than as contemplated by this Agreement).

ARTICLE 6
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

        Section 6.1    Conduct of Business by Company.

          (a)   Company covenants and agrees that, between the date of the Original Merger Agreement and the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the "Interim Period"), except (i) to the extent required by Law, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated, required or permitted pursuant to this Agreement, (iv) with respect to, or in connection with, any BTC Sale Transaction, or (v) as set forth in Section 6.1 of the Company Disclosure Letter, Company shall cause each of the Sale Subsidiaries to, (A) conduct its business in the ordinary course and in a manner consistent with past practice in all material respects, and (B) use its commercially reasonable efforts to (1) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company or any Company Subsidiary's control excepted), (2) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors, tenants and other significant third parties, (3) maintain all Company Insurance Policies or substitutes therefor, and (4) maintain the status of Company as a REIT.

          (b)   Without limiting the generality of foregoing, Company covenants and agrees that, during the Interim Period, except (i) to the extent required by Law, (ii) as may be consented to in writing by Parent (which consent shall not in any case be unreasonably withheld, conditioned or delayed (it being understood that Parent's consent shall be deemed given if Parent has not, within three (3) Business Days, so provided or withheld such consent)), (iii) as may be expressly contemplated, required or permitted by this Agreement, (iv) with respect to, or in connection with, any BTC Sale Transaction, provided that any such BTC Sale Transaction does not result in any obligation, liability or other expense to any Sale Subsidiary and does not, and is not reasonably expected to, prevent, materially alter or materially delay the abilities of Company to consummate the Asset Sale, or (v) as set forth in Section 6.1 of the Company Disclosure Letter, Company

  shall not (with respect to clauses (i), (iii), (vii), (viii), (xix), (xx), (xxii), (xxvii) and (xxviii) only), and shall not cause or permit any Sale Subsidiary to, do any of the following:

              (i)  amend (A) the Company Charter or the Company Bylaws, or (B) the Organizational Documents of any Company Subsidiary;

             (ii)  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of any Sale Subsidiary (other than any wholly owned Sale Subsidiary);

            (iii)  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Company or any Company Subsidiary or other equity securities or ownership interests in Company or any Company Subsidiary, except for (A) the declaration by Company of regular daily dividends, aggregated and paid quarterly in accordance with past practice at a daily rate that equates to a quarterly rate not to exceed $0.1425 per share, (B) the declaration and payment of regular distributions that are required to be made in respect of Company Partnership Units, (C) the declaration and payment of dividends or other distributions by any directly or indirectly wholly owned Company Subsidiary to its parent entity, (D) distributions by any Company Subsidiary or any other entity in which Company owns an interest that is not wholly owned, directly or indirectly, by Company, in accordance with the organizational documents of such Company Subsidiary or other entity in which Company owns an interest, and (E) the declaration and payment of any distributions of the proceeds resulting from any BTC Sale Transaction; provided that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b)(iii), Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code;

            (iv)  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of a Sale Subsidiary;

             (v)  except for transactions among one or more Sale Subsidiaries, or as otherwise contemplated in Section 6.1(b)(iii), (iv) or (vi), issue, deliver, sell, pledge, dispose, encumber or grant, any shares of any of the Sale Subsidiaries' capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of any of the Sale Subsidiaries' capital stock or other equity interests;

            (vi)  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by any Sale Subsidiary of or from an existing Sale Subsidiary, (B) any pending acquisitions set forth in Section 6.1(b)(vi) of the Company Disclosure Letter (the "Company Pending Acquisitions"), (C) pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements), and (D) acquisitions of real property (whether in fee or through a property holding entity or entities) or assets in the ordinary course of business consistent with past practice that would not, or not reasonably be expected to, prevent, materially alter or materially delay the ability of Company to consummate the Asset Sale;

           (vii)  sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any Sale Subsidiary or any material property or assets of any Sale Subsidiary, except (A) in the ordinary course of business consistent with past practice, (B) pledges or encumbrances of direct or indirect equity interests in entities from time to time under Company's existing revolving credit facility (including with respect to the addition or substitution of Sale Subsidiaries as guarantors under Company's existing revolving credit facilities) that (I) acquire properties that are the subject of the Company Pending Acquisitions, or (II) are not currently included in Company's borrowing base under Company's existing revolving credit facility, (C) any pending sales or other dispositions set forth in Section 6.1(b)(vii) of the Company Disclosure Letter, and (D) pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements);

          (viii)  incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly owned Company Subsidiary), except (A) Indebtedness incurred under Company's existing secured and unsecured revolving and term loan credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii) and including the addition or substitution of Company Subsidiaries as guarantors under Company's existing revolving credit facilities), (B) funding any transactions permitted by any clause of this Section 6.1(b) (except for funding in connection with a BTC Sale Transaction), (C) Indebtedness that does not, in the aggregate, exceed $15,000,000, (D) refinancing of existing Indebtedness (provided that the terms of such new Indebtedness shall not be materially more onerous on Company compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing), and (E) borrowing up to the amount set forth in Section 2.10(a) of the Company Disclosure Letter under Company LP's line of credit;

            (ix)  make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, other than (A) by a Sale Subsidiary to a Sale Subsidiary, (B) loans, advances or investments required to be made under any of the Company Leases or ground leases pursuant to which any third party is a lessee or sub lessee on any Company Property or any existing joint venture arrangements to which a Sale Subsidiary is a party as of the date of the Original Merger Agreement, (C) in connection with any Tenant Improvements at any of the Company Properties, and (D) investments permitted pursuant to Section 6.1(b)(vi);

             (x)  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date of the Original Merger Agreement, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by any Sale Subsidiary, (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which any Sale Subsidiary is a party as required or necessitated by this Agreement or transactions contemplated hereby, (C) in connection with any Tenant Improvements at any of the Company Properties, or (D) as may be reasonably necessary to comply with the terms of this Agreement;

            (xi)  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Material Company Lease (or any lease for real property that, if existing as of the date of the Original Merger Agreement, would be a Material Company Lease), except for (A) renewing, modifying or amending any Material Company Lease at or above 90% of budget on a net present value basis or entering into any new lease that would have been a Material Company Lease if existing on the date of the Original Merger Agreement where the annual rent under such lease is less than $5,000,000, and (B) any entry into, renewal, modification, amendment or termination in accordance with the terms of any such lease that (I) occurs without any required approval (other than notice of renewal or by amendment that does not change any material term of such Material Company Lease) by any Sale Subsidiary, or (II) would not otherwise be materially adverse to any Sale Subsidiary (it being acknowledged and agreed that the participation by any Sale Subsidiary in any fair market determination or similar process required by any Material Company Lease shall not constitute a violation of this Section 6.1(b));

           (xii)  waive, release, assign, settle or compromise any claim or Action affecting a Sale Subsidiary, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only (I) the payment of any amounts (including applicable deductibles) payable under an insurance policy insuring Company or a Company Subsidiary (so long as the proceeds (less applicable deductibles) of such amounts paid by the insurer is contributed to the applicable Sale Subsidiary) or (II) any monetary damages that are (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of Company included in the Company SEC Documents filed and publicly available prior to the date of the Original Merger Agreement or (y) that do not exceed $5,000,000 individually or $50,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against any Sale Subsidiary, Parent or any Surviving Entity, and (C) do not provide for any admission of material liability or wrongdoing by any Sale Subsidiary;

          (xiii)  (A) hire or terminate (without cause) any employee, executive officer or director of any Sale Subsidiary or appoint any Person to a position of executive officer or director of any Sale Subsidiary

    (other than to replace any officer that departs after the date of the Original Merger Agreement, or (B) enter into, or adopt or incur any liability under or with respect to any employment, bonus, severance or retirement contract or other compensation or Benefit Plan;

          (xiv)  except (x) as required under the terms of the Company Equity Incentive Plan or the Company Private Placement Plan, or (y) as set forth in Section 6.1(b)(xiv) of the Company Disclosure Letter, grant, confer, award or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Sale Subsidiaries' capital stock or other voting securities or equity interests, other than customary annual grants or grants made to newly hired consultants, in each case, in the ordinary course of business consistent with past practice;

           (xv)  fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2019, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

          (xvi)  enter into any new line of business;

         (xvii)  enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) in any material respect any of the Sale Subsidiaries or any of their successors from engaging in or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

        (xviii)  fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

          (xix)  enter into or modify in a manner materially adverse to Company any Company Tax Protection Agreement affecting a Sale Subsidiary, make, change or rescind any material election relating to Taxes affecting a Sale Subsidiary, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes affecting a Sale Subsidiary, or knowingly surrender any right to claim any material Tax refund affecting a Sale Subsidiary, except, in each case, to the extent necessary (A) to preserve Company's qualification as a REIT under the Code, or (B) to qualify or preserve the status of any Sale Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; provided that before amending or filing any material Tax Return, such Tax Return shall be provided to Parent for its review and comment and Company shall consider in good faith any such comments that are reasonable;

           (xx)  take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT;

          (xxi)  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.1(b)(vi) or 6.1(b)(vii) or as permitted by Section 7.3 in a manner that would not reasonably be expected to be materially adverse to a Sale Subsidiary or to prevent or impair the ability of Company to consummate the Mergers or the Asset Transfers;

         (xxii)  form any new funds, partnerships or joint ventures;

        (xxiii)  except (A) pursuant to Company's budget set forth on Section 6.1(b)(xxiii) of the Company Disclosure Letter, (B) in connection with any Tenant Improvements at any of the Company Properties, (C) for the expansion of a Company Property pursuant to expansion rights requested by the applicable tenant in the ordinary course of business and in accordance with the terms of the applicable Company Lease, and (D) capital expenditures in the ordinary course of business consistent with past practice necessary to repair or prevent damage to any of the Company Properties or as is necessary in the event of an emergency situation, make or commit to make any capital expenditures in excess of $5,000,000 individually, or $10,000,000 in the aggregate;

        (xxiv)  amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with Morgan Stanley, Eastdil Secured or CBRE in a manner materially adverse to Company or any Company Subsidiary, or Parent or engage other financial advisers in connection with the transactions contemplated by this Agreement;

          (xxv)  permit any insurance policy naming any Sale Subsidiary as a beneficiary or an insured or a loss payable payee to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy; provided that, with respect to any renewal of any such policy, Company shall (A) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (B) (1) provide Parent a reasonable opportunity to review and consider the terms of any such policy and (2) consider in good faith any comments Parent may provide to Company with respect to the terms of any such policy;

        (xxvi)  amend any term of any outstanding stock or other equity security of any Sale Subsidiary;

       (xxvii)  except to the extent permitted by Section 7.3, take, or fail to take, any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by this Agreement; or

      (xxviii)  (A) with respect to any Sale Subsidiary, authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, and (B) with respect to Company, authorize, or enter into any contract, agreement, commitment or arrangement to take any of the actions (with respect to itself if such covenant expressly references Company and with respect to Sale Subsidiaries in all other instances) described in clauses (i), (iii), (vii), (viii), (xix), (xx), (xxii) and (xxvii) only.

          (c)   Notwithstanding Section 6.1 or 6.2, Company covenants and agrees that, on and after such time as the Company Stockholder Approval has been obtained until the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (i) to the extent required by Law, (ii) as may be consented to in writing by Parent (in Parent's reasonable discretion), (iii) as may be expressly contemplated, required or permitted by this Agreement, (iv) with respect to, or in connection with, any BTC Sale Transaction, provided that any such BTC Sale Transaction does not result in any obligation, liability or other expense to any Sale Subsidiary and does not, and is not reasonably expected to, prevent, materially alter or materially delay the abilities of Company to consummate the Asset Sale, or (v) as set forth in Section 6.1 of the Company Disclosure Letter, Company shall not (with respect to clauses (i), (iii), (iv), (vii), (x) or (xi) only), and shall not cause or permit any Sale Subsidiary to, do any of the following:

              (i)  issue, deliver, sell, pledge, dispose of, encumber or grant, any shares of any of the Sale Subsidiaries' capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of any of the Sale Subsidiaries' capital stock or other equity interests;

             (ii)  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) any Company Pending Acquisitions and (B) pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements);

            (iii)  sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any Sale Subsidiary or any material property or assets of any Sale Subsidiary, except (A) any pending sales or other dispositions set forth in Section 6.1(b)(vii) of the Company Disclosure Letter, and (B) pursuant to existing contractual obligations of a Sale Subsidiary (including joint venture agreements);

            (iv)  incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly owned Company Subsidiary), except (A) Indebtedness incurred under Company's existing secured and unsecured revolving and term loan credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii) and including the addition or substitution of Company Subsidiaries as guarantors under Company's existing revolving credit facilities), (B) funding any transactions permitted by any clause of this Section 6.1(b) (except for funding in connection with a BTC Sale Transaction), and (C) borrowing up to the amount set forth in Section 2.10(a) of the Company Disclosure Letter under Company LP's line of credit;

             (v)  make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, other than (A) loans, advances or investments required to be made under any of the Company Leases or ground leases pursuant to which any third party is a lessee or sub lessee on any Company Property or any existing joint venture arrangements to which a Sale Subsidiary is a party as of the date of the Original Merger Agreement, (B) in connection with any Tenant Improvements at any of the Company Properties, and (C) investments permitted pursuant to Section 6.1(c)(ii);

            (vi)  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any lease or sublease (including any ground lease) to which any Sale Subsidiary is a party as lessor or sublessor with respect to any Company Property (together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto), except for (A) entering into, renewing, modifying or amending any such lease or sublease where the annual rent under such lease or sublease is less than $2,000,000, and (B) any entry into, renewal, modification, amendment or termination in accordance with the terms of any such lease that (I) occurs without any required approval (other than notice of renewal or by amendment that does not change any material term of such lease) by any Sale Subsidiary or (II) results from any participation by any Sale Subsidiary in any fair market determination or similar process required by any such lease that is initiated prior to such time as the Company Stockholder Approval has been obtained;

           (vii)  waive, release, assign, settle or compromise any claim or Action affecting a Sale Subsidiary, other than waivers, releases, assignments, settlements or compromises that with respect to the payment of monetary damages, involve only the payment of any amounts (including applicable deductibles) payable under an insurance policy insuring Company or a Company Subsidiary (so long as the proceeds (less applicable deductibles) of such amounts paid by the insurer is contributed to the applicable Sale Subsidiary);

          (viii)  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

            (ix)  except (A) pursuant to Company's budget set forth on Section 6.1(b)(xxiii) of the Company Disclosure Letter, (B) in connection with any Tenant Improvements at any of the Company Properties that were agreed to prior to the date of the Original Merger Agreement or otherwise approved in accordance with this Agreement, (C) for the expansion of a Company Property pursuant to expansion rights requested by the applicable tenant in the ordinary course of business and in accordance with the terms of the applicable Company Lease, and (D) capital expenditures in the ordinary course of business consistent with past practice necessary to repair or prevent damage to any of the Company Properties or as is necessary in the event of an emergency situation, make or commit to make any capital expenditures;

             (x)  permit any insurance policy naming any Sale Subsidiary as a beneficiary or an insured or a loss payable payee to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy; provided that, any renewal of any such policy shall be on terms consented to by Parent in writing; or

            (xi)  (A) with respect to any Sale Subsidiary, authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, and (B) with respect to Company, authorize, or enter into any contract, agreement, commitment or arrangement to take any of the actions (with respect to itself if such covenant expressly references Company and with respect to Sale Subsidiaries in all other instances) described in clauses (i), (iii), (iv), (vii) or (x) only.

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to Company, is reasonably necessary for Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of Company or holders of Company Partnership Units in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code.

        Section 6.2    Other Actions.    Each Party agrees that, during the Interim Period, except as contemplated by this Agreement, such Party shall not, directly or indirectly, without the prior written consent of the other Parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

        Section 6.3    Marketing Right.    The Parties hereby agree to reasonably cooperate in good faith with one another in connection with Parent's and its Affiliates' (a) marketing for the potential sale of one or more of the Company Properties by the Surviving Entities and, (b) to the extent practicable, the sale of such properties concurrently with the Closing; provided that Parent shall bear all costs incurred by the Parties in connection with any actions taken by the Parties in furtherance of this Section 6.3; provided, further, that neither Company nor any of its Affiliates shall be liable for any Actions brought by any third party in connection with the marketing or sale of any such properties contemplated by this Section 6.3 and Parent shall, to the maximum extent permitted by applicable law, indemnify, defend and hold harmless Company and its Affiliates from and against any and all losses, costs, expenses, damages and liabilities suffered or incurred by Company or any of its Affiliates in connection with, resulting from or arising out of any such Action; provided, further, that no marketing or sale activities contemplated by this Section 6.3 shall delay or postpone the Closing.

        Section 6.4    No Control of Business.    Nothing contained in this Agreement shall give Parent, Merger Sub or any New Merger Sub, directly or indirectly, the right to control or direct Company or any of Company's operations prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent and no consent of Company shall be required with respect to any matter set forth in Section 6.1, Section 6.2 or Section 6.3 or elsewhere in the Agreement to the extent that the requirement of such consent could violate any applicable Law.

ARTICLE 7
ADDITIONAL COVENANTS

        Section 7.1    Preparation of the Proxy Statement; Stockholders Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement, Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form. In addition to seeking the Company Stockholder Approval through the Proxy Statement, the Company shall also be entitled to seek approval of a conversion of the Company to a Maryland real estate investment trust and to seek approval of proposals relating to the annual meeting of Company stockholders for 2019; provided that the Company Stockholder Approval shall not be conditioned on any such approvals or proposals, such approvals and proposals shall not result in any obligation, liability or other expense to any Sale Subsidiary and shall not, and is not reasonably expected to, prevent, materially alter or materially delay the ability of the Company to consummate the Asset Sale. Company shall use its commercially reasonable efforts to mail or deliver the definitive Proxy Statement to its stockholders entitled to vote at the Company Stockholder Meeting as promptly as reasonably practicable following the clearance of the Proxy Statement from the SEC. Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to Company and provide such other assistance, in each case, as may be reasonably requested by Company in connection with the preparation, filing and distribution of the Proxy Statement. Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Company shall provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response).

          (b)   If, at any time prior to the receipt of the Company Stockholder Approval, Company or Parent discovers any information relating to Company or Parent, or any of their respective Affiliates, that, in the reasonable judgment of Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Company. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.14, Section 5.5 and this Section 7.1, any information concerning or related to Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

          (c)   As promptly as reasonably practicable following the date that the Proxy Statement is cleared by the SEC, Company shall, in accordance with applicable Law and the Company Charter and the Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting. Company shall, through the Company Board, recommend to its stockholders that they provide the Company Stockholder Approval, include the Company Board Recommendation in the Proxy Statement and solicit and use its commercially reasonable efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 7.3. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Company Stockholder Meeting is scheduled, Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in order to obtain the Company Stockholder Approval.

        Section 7.2    Access to Information; Confidentiality.

          (a)   During the Interim Period, to the extent permitted by applicable Law and contracts, and subject to the reasonable restrictions imposed from time to time upon advice of counsel, Company shall, and shall cause each of Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel and records to the extent relating to the Sale Subsidiaries and, during such period, Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent and its Representatives (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning the business, properties and personnel of the Sale Subsidiaries as Parent may reasonably request; provided that in no event shall Parent or its Representatives have the right to conduct invasive environmental sampling or testing of any kind. No representation or warranty as to the accuracy of information provided pursuant to this Section 7.2(a) is made, and Parent may not rely on the accuracy of such information except to the extent expressly set forth in the representations and warranties included in Article 4, and no investigation under this Section 7.2(a) or otherwise shall affect any of the representations and warranties of Company contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, Company shall not be required by this Section 7.2(a) to provide Parent or its Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of the Original Merger Agreement or entered into after the date of the Original Merger Agreement in the ordinary course of business consistent with past practice (if Company has used commercially reasonable efforts to obtain permission or consent of such third party to such disclosure), (B) the disclosure of which would violate any Law applicable to Company, the Company Subsidiaries or any of their Representatives, or (C) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of loss of privilege to Company or the Company Subsidiaries. Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of Company and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Prior to the Effective Time, Parent shall not, and shall cause its respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which Company or any Company Subsidiary has a business relationship (including tenants/subtenants) regarding the business of Company and the Company Subsidiaries or this Agreement and the transactions contemplated hereby without the prior written consent of Company (provided that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict Parent and its Representatives and Affiliates from contacting such parties in pursuing the business of Parent operating in the ordinary course).

          (b)   Parent will hold, and will cause its Representatives and Affiliates to hold, (i) any nonpublic information relating to Company, Company LP, IPT Holdco, the BTC Entities and Black Creek Group and its Affiliates, including any such information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect with respect to such information pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof and (ii) until the Effective Time, all other nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect with respect to such information pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination thereof.

        Section 7.3    No Solicitation; Company Acquisition Proposals.

          (a)   Except as otherwise provided in this Section 7.3, during the Interim Period, Company shall not, and shall cause the Company Subsidiaries not to, and shall instruct and use its commercially reasonable efforts to cause the directors, officers, managers (and Persons with similar positions) and Representatives of Company and the Company Subsidiaries not to, (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to any Company Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding, or furnish to any Person other than Parent or its Representatives any non-public information or data with respect to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Company Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement in each case related to a Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement) or requiring or having the effect of requiring Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Mergers and the Asset Transfers (each, a "Company Alternative Acquisition Agreement"), or (iv) agree to or propose publicly to do any of the foregoing. Company shall, and shall cause each of the Company Subsidiaries to, and shall use its commercially reasonable efforts to cause the Representatives of Company and the Company Subsidiaries to, (A) immediately cease and cause to be terminated all existing negotiations with any Person and its Representatives (other than Parent or any of its Representatives) conducted heretofore with respect to any Company Acquisition Proposal, and (B) request the prompt return or destruction, to the extent required by any confidentiality agreement, of all confidential information with respect to Company or any of the Company Subsidiaries previously furnished to any such Person and its Representatives. Notwithstanding anything in this Agreement to the contrary, Company may terminate, waive, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party, and it is understood and agreed that Company by execution of this Agreement shall be deemed to have waived immediately prior to the date of the Original Merger Agreement any provision in any such agreement to the extent necessary (and only to such extent) to enable such counterparty to convey confidentially a Company Acquisition Proposal to the Company Board. Without limiting the generality of the foregoing, any violation of the restrictions set forth in this Section 7.3(a) by any director, named executive officer or the Advisor of Company or any of the Company Subsidiaries shall be deemed to be a breach of this Section 7.3(a) by Company.

          (b)   Notwithstanding anything to the contrary in Section 7.3(a), if, at any time following the date of the Original Merger Agreement and prior to obtaining the Company Stockholder Approval, (i) Company receives a written Company Acquisition Proposal that the Company Board believes in good faith to be bona fide, (ii) such Company Acquisition Proposal was not the result of a violation of Section 7.3(a), and (iii) the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) that such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Company Superior Proposal, then Company may (and may authorize the Company Subsidiaries and its and their Representatives to) (x) furnish, make available or provide access to non-public information with respect to Company and the Company Subsidiaries to the Person making such Company Acquisition Proposal (and its Representatives) pursuant to a Company Acceptable Confidentiality Agreement; provided that any non-public information provided to any Person given such access shall have previously been provided to Parent or shall be provided (to the extent permitted by applicable Law) to Parent prior to or substantially concurrently with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Company Acquisition Proposal (and such Person's Representatives) regarding such Company Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Company and its Representatives may contact any Person submitting a Company Acquisition Proposal (that was not the result of a material violation of Section 7.3(a)) to clarify and understand the terms of a Company Acquisition Proposal and to determine whether such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Company Superior Proposal; provided that, prior to any such contact, Company must comply with its obligations under Section 7.3(e) with respect to such Company Acquisition Proposal and must disclose to Parent the terms that Company and its Representatives are seeking to have clarified and the responses it receives with respect to such request for clarification.

          (c)   Except as provided in Section 7.3(d), the Company Board (i) shall not (A) fail to make and shall not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) adopt, approve, or publicly recommend or otherwise declare advisable the adoption of any Company Acquisition Proposal, (D) fail to recommend against any Company Acquisition Proposal that is structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 or (E) if a Company Acquisition Proposal or any material modification thereof is made public or is otherwise sent to Company's stockholders, fail to issue a press release or other public communication that reaffirms the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing, or (F) propose, resolve or agree to take any action set forth in the foregoing clauses (A) through (E) (each such action set forth in this Section 7.3(c)(i) being referred to herein as a "Company Adverse Recommendation Change") and (ii) shall not cause or permit Company or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement (other than a Company Acceptable Confidentiality Agreement).

          (d)   Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, (i) the Company Board may make a Company Adverse Recommendation Change or (ii) Company may terminate this Agreement pursuant to Section 9.1(d)(ii) and immediately thereafter enter into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal (a "Company Superior Proposal Termination"), so long as, in the case of each of clauses (i) and (ii), (A) Company receives a written Company Acquisition Proposal that the Company Board believes in good faith to be bona fide and such Company Acquisition Proposal has not been withdrawn, (B) such Company Acquisition Proposal was not the result of a violation of Section 7.3(a), (C) the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) that such Company Acquisition Proposal constitutes a Company Superior Proposal, (D) the Company Board determines in good faith (after consultation with Company's legal and financial advisors) that the failure to terminate this Agreement or make a Company Adverse Recommendation Change would be inconsistent with its duties under applicable Law, and (E) (w) Company has provided to Parent a written notice (a "Notice of Recommendation Change") describing in reasonable detail the material terms and conditions of such Company Superior Proposal and including copies of the definitive agreements in the form to be entered into and identifying the Person or group of Persons making such Company Superior Proposal (which notice shall not be deemed to be, in and of itself, a Company Adverse Recommendation Change), (x) if requested by Parent, Company negotiates in good faith regarding any changes to the terms of this Agreement proposed by Parent during the four (4) Business Day period immediately following Parent's receipt of the Notice of Recommendation Change (the "Notice

  Period") (it being agreed that any change in price or form of consideration contemplated by, and any material amendment or modification to the terms of, such Company Acquisition Proposal shall require a new Notice of Recommendation Change; provided that Company shall be obligated to negotiate for a period of three (3) Business Days from such new Notice of Recommendation Change), and (y) at the end of the applicable period, after considering any counter-offer made by Parent, the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) that such Company Acquisition Proposal continues to constitute a Company Superior Proposal and, after consultation with outside counsel, that the failure to make a Company Adverse Recommendation Change would be inconsistent with its duties under applicable Law.

          (e)   Company shall promptly (but in no event later than forty-eight (48) hours) notify Parent orally, and promptly thereafter in writing, of the receipt by Company, the Company Board or any of their respective Representatives of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal. Such notice shall indicate the identity of the Person making such inquiry, proposal or offer, and the material terms and conditions of, such inquiry, proposal or offer (including a copy thereof if in writing and any material documentation or correspondence that sets forth any such terms). Company shall (i) promptly (but in no event later than forty-eight (48) hours) notify Parent, orally and promptly thereafter in writing, (A) of any changes or modifications to the material terms of the Company Acquisition Proposal and (B) if Company determines to begin providing non-public information or to engage in any negotiations or discussions concerning a Company Acquisition Proposal pursuant to Section 7.3(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such written notice and (ii) keep Parent informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such Company Acquisition Proposal.

          (f)    Nothing contained in this Section 7.3 shall prohibit Company or the Company Board through its Representatives, directly or indirectly, from (i) issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act, or (ii) making any disclosure to the stockholders of Company if, in the good faith judgment of the Company Board (after consultation with outside counsel), failure to so disclose would be inconsistent with its duties under applicable Law; provided that in no event shall this Section 7.3(f) affect the obligations of Company specified in Section 7.3(c); and provided, further, that a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be, in and of itself, a Company Adverse Recommendation Change so long as such communication publicly states that the Company Board Recommendation has not changed or refers to the prior Company Board Recommendation.

          (g)   For purposes of this Agreement:

              (i)  "Company Acquisition Proposal" means any proposal, offer, or inquiry from any Person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, issuance, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction, (A) of assets or businesses of Company and the Company Subsidiaries that generate 25% or more of the net revenues or net income or that represent 25% or more of the consolidated total assets (based on fair market value) of Company and the Company Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) of 25% or more of any class of capital stock, other equity security (or options, rights or warrants to purchase, or securities convertible into, any equity security) or voting power of Company or any resulting parent company of Company, including any tender offer or exchange offer in which any Person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 25% or more of the outstanding shares of any class of voting securities of Company, in each case other than the transactions contemplated by this Agreement.

             (ii)  "Company Superior Proposal" means any Company Acquisition Proposal made after the date of the Original Merger Agreement (with all percentages included in the definition of "Company Acquisition Proposal" increased to 50%), taking into account all legal, financial, regulatory and other aspects of such Company Acquisition Proposal and the Person making the proposal, that the Company Board determines in its good faith judgment (after consultation with outside counsel and its financial advisors) that (A) if consummated, would be more favorable to the stockholders of Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Company Acquisition Proposal), and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

            (iii)  References in this Section 7.3 to (A) the Company Board shall mean the board of directors of Company or a duly authorized committee thereof and (B) Company outside counsel shall mean, as applicable, outside counsel to Company or a duly authorized committee thereof.

            (iv)  Company shall not submit to the vote of its stockholders any Company Acquisition Proposal other than the Asset Sale prior to the termination of this Agreement in accordance with its terms.

        Section 7.4    Public Announcements.    Except with respect to any Company Adverse Recommendation Change or any action taken pursuant to, and in accordance with Section 7.3, so long as this Agreement is in effect, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and, except as otherwise permitted or required by this Agreement, none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties' consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that a Party may, without obtaining the other Parties' consent, issue such press release or make such public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement as may be required by Law, Order or the applicable rules of any stock exchange, in which case such Party shall consult with the other Party before making such public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement, except to the extent it is not reasonably practicable to do so.

        Section 7.5    Reserved.

        Section 7.6    Appropriate Action; Consents; Filings.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of Company and Parent shall and shall cause the Company Subsidiaries, Merger Sub and any New Merger Sub and the other Parent Subsidiaries, respectively, and their respective Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement, the giving of any notices to Governmental Authorities or other Persons and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement, including complying expeditiously with any and all information and document requests by any Governmental Authority in connection with any investigation of the transactions contemplated hereby, (iii) subject to Section 7.7(c) , the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers, the Asset Transfers or the other transactions contemplated by this Agreement, including seeking to have any stay or restraining order entered by any court or other Governmental Authority vacated or reversed, and the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers and the Asset Transfers so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the

  Mergers, the Asset Transfers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

          (b)   Each of the Parties hereto shall, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable and legally permitted, the Parties or their Representatives shall have the right to review in advance, and each of the Parties will consult the others on, all the information relating to such Parties and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers, the Asset Transfers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.6 as "outside counsel only." Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, none of Company, Parent, Merger Sub or any New Merger Sub shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority (except that confidential, competitively sensitive business information may be excluded from such a meeting or conversation).

          (c)   Prior to and following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, cooperate in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to (i) identify all contracts that contemplate the provision of services to or relate to the rights, operations or assets of the IPT Remaining Entities, (ii) determine whether such contracts identified in clause (i) relate exclusively to the IPT Remaining Entities (any such contract, an "Excluded Contract") or relate to both the IPT Remaining Entities and one or more of the Sale Subsidiaries (any such contract, a "Shared Contract"), and (iii) with respect to any Shared Contract, determine the appropriate treatment of such Shared Contract in connection with the Asset Sale. With respect to any Excluded Contract, the Parties agree that such Excluded Contract shall not be included in the Asset Sale and the Parties shall take, or cause to be taken, all actions necessary to assign or otherwise transfer such Excluded Contract to Company or its designee. If the Parties mutually determine that one or more of the Sale Subsidiaries should be, or should have been, excluded from the Asset Sale, the Parties shall, and shall cause their respective Affiliates to, cooperate in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to exclude any such Sale Subsidiary from the Asset Sale, or, following the Closing, transfer such Sale Subsidiary back to Company or its designee. All actions taken in furtherance of this Section 7.6(c) are hereby consented to by the Parties and shall in no event constitute a breach of this Agreement.

        Section 7.7    Notification of Certain Matters; Transaction Litigation.

          (a)   Company and its respective Representatives shall give prompt written notice to Parent, and Parent and its Representatives shall give prompt written notice to Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers, the Asset Transfers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers, the Asset Transfers or the other transactions contemplated by this Agreement.

          (b)   Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate in any material respect such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date, or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification (or failure to give such notification) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by Company, Parent or their respective Representatives to provide such prompt notice under this Section 7.7(b) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b) or Section 9.3(b)(i).

          (c)   Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, of any Action commenced relating to or involving such Party or any Company Subsidiary, Parent Subsidiary or any Affiliate thereof, respectively, that relates to this Agreement, the Mergers, the Asset Transfers or the other transactions contemplated by this Agreement. Company and its Representatives shall give Parent the opportunity to reasonably participate in the defense and settlement of any litigation against Company or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Parent, any Parent Subsidiary or any Sale Subsidiary other than the payment of money and the amount of such settlement shall be fully covered by insurance proceeds. Parent and its Representatives shall give Company the opportunity to reasonably participate in the defense and settlement of any litigation against Parent or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Company's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Parent, Company or any Parent Subsidiary or Company Subsidiary other than the payment of money and the amount of such settlement shall be fully covered by insurance proceeds.

          (d)   Each of Company and Parent agrees to give prompt written notice to the other Party upon becoming aware of the occurrence or impending occurrence of any Event relating to it or any Parent Subsidiary or Company Subsidiary, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

        Section 7.8    Reserved.

        Section 7.9    Reserved.

        Section 7.10    Voting of Shares.    Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of the Asset Sale.

        Section 7.11    Company DRIP.    The Company Board has adopted resolutions and taken such other actions as may be required to suspend the Company DRIP, and the Company DRIP shall remain suspended until at least the Closing or earlier termination of this Agreement.

        Section 7.12    Takeover Statutes.    The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Asset Sale or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Asset Sale and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Asset Sale and the other transactions contemplated by this Agreement.

        Section 7.13    Reserved

        Section 7.14    Related Party Agreements.    Company shall terminate, or cause to be terminated, at or immediately prior to the Closing, each agreement between any Sale Subsidiary, on the one hand, and Company or any Affiliates (other than the Sale Subsidiaries) of Company, on the other hand, without payment or penalty.

Additionally, each of Company or its applicable Affiliate (other than a Sale Subsidiary) party to such agreement, on the one hand, and the applicable Sale Subsidiary party to such agreement, on the other hand, shall execute and deliver a mutual release in favor of the other party to such agreement, from any liabilities or obligations with respect to any such agreement.

        Section 7.15    Merger Sub; Subsidiaries.    Parent shall cause Merger Sub and any New Merger Sub (and after the Closing, each Surviving Entity) and any other applicable Parent Subsidiary or Affiliate thereof (including any "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an Affiliate of Parent) to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub and any New Merger Sub to consummate the Mergers on the terms and subject to the conditions set forth in this Agreement, and in the case of any applicable Affiliate of Parent or any "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an Affiliate of Parent to consummate the Asset Transfers on the terms and subject to the conditions set forth in this Agreement. Company shall cause each New Holdco and each of the Company Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement, including in the case of each New Holdco to consummate the Mergers and the Asset Transfers, as applicable, on the terms and subject to the conditions set forth in this Agreement.

        Section 7.16    Transfer Taxes.    Parent and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the Mergers, the Asset Transfers or the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. Parent shall timely pay or cause each Surviving Entity to timely pay, without deduction or withholding from any consideration or amounts payable to IPT Holdco, all Transfer Taxes, including Transfer Taxes that may become payable in connection with the contribution of any Sale Subsidiaries to any New Holdco or Asset Sale Holdco or any related pre-Closing internal structuring by the Company as is necessary to consummate the transactions contemplated hereby. To the extent any such Transfer Taxes are assessed against Company, Company LP or IPT Holdco, Parent shall, to the maximum extent permitted by applicable Law, indemnify and hold harmless Company, Company LP and IPT Holdco from and against all such Transfer Taxes.

        Section 7.17    Reserved.

        Section 7.18    Reserved.

        Section 7.19    Reserved.

        Section 7.20    Reserved.

        Section 7.21    Right to IPT Name.    It is acknowledged and agreed that neither Parent nor any of its Affiliates (including, after the Closing, any Surviving Entity) is obtaining any rights in or licenses to any trademarks, logos or trade names owned or licensed by Company, including the service marks set forth in Section 7.21 of the Company Disclosure Letter (the "Marks") or any derivative thereof. Parent further acknowledges and agrees that, except as expressly permitted pursuant to this Agreement, Parent shall not, and shall cause its Affiliates not to, use any trademark, logo or trade name of Company or any trademarks, logos or trade names that are confusingly similar thereto, that are a translation or transliteration thereof into any language or alphabet or that may be used in unfair competition in connection therewith. Within sixty (60) days after the Closing Date, Parent shall, and shall cause its Affiliates to, make all filings with any and all offices, agencies and bodies and take all other actions necessary to adopt a new company name, registered name and registered fictitious name, as applicable, of the Sale Subsidiaries that do not include "IPT" and do not consist in whole or in part of, and are not dilutive of or confusingly similar to, any Mark or trade name of Company or any of its Affiliates (the "New Company Names"). Upon receipt of confirmation from the appropriate registry that such name changes have been effected, Parent shall provide Company with written proof that such name changes have been effected. Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to adopt the New Company Names within such sixty (60)-day period. Parent shall, and shall cause its Affiliates to, remove or paint over any and all signage containing any Mark or trade name of Company or any of its Affiliates, at Parent's cost, within one hundred twenty (120) days after the Closing.

ARTICLE 8
CONDITIONS

        Section 8.1    Conditions to Each Party's Obligation to Effect the Mergers and the Asset Transfers.    The respective obligations of the Parties to this Agreement to effect the Mergers, the Asset Transfers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Parties, at or prior to the Closing, of the following conditions:

          (a)    Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter.

          (b)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers, the Asset Transfers or any other transaction contemplated hereby shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, makes illegal the consummation of the Mergers or the Asset Transfers.

        Section 8.2    Conditions to Obligations of Parent, Merger Sub and any New Merger Sub.    The obligations of Parent, Merger Sub and any New Merger Sub to effect the Mergers, the Asset Transfers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Closing, of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties set forth in Sections 4.1(a), (b) and (c) (Organization and Qualification; Subsidiaries) and Section 4.3 (Capital Structure) (except Section 4.3(a)) shall be true and correct in all material respects as of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.24 (Takeover Statutes) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on the Closing, (iii) the representations and warranties set forth in Section 4.4 (Authority), Section 4.22 (Brokers) and Section 4.23 (Investment Company Act) shall be true and correct in all respects as of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing, (iv) the representations and warranties set forth in Section 4.20 (Opinion of Financial Advisor) and Section 4.21 (Approval Required) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (v) the representations and warranties set forth in Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing, and (vi) each of the other representations and warranties of Company contained in this Agreement shall be true and correct as of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, (B) in each case, to the extent any such representations and warranties are made with respect to the New Holdcos, which representations and warranties solely with respect to the New Holdcos shall be true and correct as of the Closing, as though made as of the Closing, (C) in the case of clauses (i) and (ii), without giving effect to any materiality qualifications set forth in such representations and warranties (but, for the avoidance of doubt, applying any Company Material Adverse Effect qualifications set forth in such representations and warranties) and (D) in the case of clause (vi)), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth in such representations and warranties) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that, notwithstanding anything to the contrary in this Agreement, it shall not constitute a failure of the condition set forth in this Section 8.2(a) if the failure of a representation or warranty to be true and correct (subject to any applicable materiality or Company Material Adverse Effect qualifications set forth in this Section 8.2(a)) does not adversely impact the Sale Subsidiaries.

          (b)    Performance of Covenants and Obligations of Company.    Company shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement at or prior to the Closing.

          (c)    Material Adverse Change.    On the Closing Date, there shall not exist any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)    Delivery of Certificates.    Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by Company's chief executive officer and chief financial officer on behalf of Company, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

          (e)    Interest Assignment.    IPT Holdco shall have delivered to Parent, its Affiliate or their "qualified intermediary" or "exchange accommodation titleholder" an Interest Assignment with respect to each Asset Sale Holdco (it being understood and agreed that such Interest Assignment shall provide that (x) such sale is on an "as is, where is" basis without any representation or warranty by IPT Holdco and (y) Parent and its Affiliates shall have no recourse against, and shall fully release, Company and its Affiliates).

          (f)    FIRPTA Certificates.    Company, Company LP and IPT Holdco shall have delivered to Parent or its Affiliate a certification that none of Company, Company LP nor IPT Holdco is a "foreign person" as defined in Section 1445(f)(3) of the Code in the form of a customary "FIRPTA" certification.

        Section 8.3    Conditions to Obligations of Company.    The obligations of Company to effect the Mergers, the Asset Transfers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Company, at or prior to the Closing, of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification) and Section 5.7 (Available Funds) shall be true and correct in all material respects as of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 5.2 (Authority) and Section 5.6 (Brokers) shall be true and correct in all respects as of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing and (iii) each of the other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of the date of the Original Merger Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, (B) in each case, to the extent any such representations and warranties are made with respect to any New Merger Sub, which representations and warranties solely with respect to any New Merger Sub shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, (C) in the case of clause (i), without giving effect to any materiality qualifications set forth in such representations and warranties (but, for the avoidance of doubt, applying any Company Material Adverse Effect qualifications set forth in such representations and warranties) and (D) in the case of clause (iii), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Covenants or Obligations of Parent.    Parent shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement at or prior to the Closing.

          (c)    Delivery of Certificates.    Parent shall have delivered to Company a certificate, dated the date of the Closing and signed by Parent's chief investment officer and chief financial officer on behalf of Parent and Merger Sub, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE 9
TERMINATION AND FEES

        Section 9.1    Termination.    This Agreement may be terminated and the Mergers and the Asset Transfers may be abandoned at any time prior to the Closing, notwithstanding the receipt of the Company Stockholder Approval (except as otherwise specified in this Section 9.1):

          (a)   by mutual written consent of each of Parent and Company;

          (b)   by either Parent or Company:

              (i)  if the Mergers and the Asset Transfers shall not have been consummated on or before February 28, 2020 (the "Outside Date"); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party to comply with any provision of this Agreement shall have been the cause of, or resulted in, the failure of the Mergers and the Asset Transfers to be consummated by the Outside Date;

             (ii)  if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining or otherwise prohibiting any Merger, and such Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the failure of such Party to comply with any provision of this Agreement shall have been the cause of, or resulted in, the issuance of such final, non-appealable Order or taking of such other action by such Governmental Authority; or

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the Asset Sale was taken;

          (c)   by Parent:

              (i)  if Company shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b) (a "Company Terminating Breach"), and (B) such Company Terminating Breach cannot be cured (or, if capable of cure, is not cured), and has not been waived by Parent, by the earlier of (1) forty-five (45) days after written notice of such Company Terminating Breach is delivered by Parent to Company and (2) two (2) Business Days prior to the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i); or

             (ii)  if, prior to obtaining the Company Stockholder Approval, (A) the Company Board or any committee thereof (1) shall have effected a Company Adverse Recommendation Change (provided that Parent's right to terminate this Agreement pursuant to this Section 9.1(c)(ii)(A) in respect of a Company Adverse Recommendation Change will expire after the Company Stockholder Approval has been obtained) or (2) approves, adopts, publicly recommends, or enters into or allows Company or any of the Company Subsidiaries to enter into, a Company Alternative Acquisition Agreement (other than a Company Acceptable Confidentiality Agreement) or (B) there is a willful and material breach of Section 7.3 by Company; or

          (d)   by Company:

              (i)  if Parent shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.3(a) or 8.3(b) (a "Parent Terminating Breach"), and (B) such Parent Terminating Breach cannot be cured (or, if capable of cure, is not cured), and has not been waived by Company, by the earlier of (1) forty-five (45) days after written notice of such Company Terminating Breach is delivered by Company to Parent and (2) two (2) Business Days prior to the Outside Date; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or

             (ii)  prior to obtaining the Company Stockholder Approval if the Company Board determines to enter into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal, in accordance with Section 7.3(d); provided that Company pays the Company Termination Fee due under Section 9.3 prior to or concurrently with the occurrence of the termination contemplated by this Section 9.1(d)(ii).

        Section 9.2    Notice of Termination; Effect of Termination.    In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Company, except that the Confidentiality Agreement and the provisions of Section 7.2(b)

(Confidentiality), Section 7.4 (Public Announcements), this Section 9.2, Section 9.3 (Fees and Expenses), and Article 10 (General Provisions) and the definitions of all defined terms appearing in such sections, shall survive such termination of this Agreement; provided that no such termination shall relieve any Party from any liability or damages resulting from any fraud in connection with this Agreement or any willful and material breach of any of its covenants or agreements set forth in this Agreement prior to such termination of this Agreement, in which case the aggrieved party hereto shall be entitled to all rights and remedies available at law or in equity, including in the case of a breach by Parent or Merger Sub, liability to Company for damages, determined taking into account all relevant factors, including the loss of the benefit of the Mergers and the Asset Transfers to Company and its stockholders (including the lost stockholder premium), all of which shall be deemed to be damages of Company. For purposes of the foregoing, "willful and material breach" means a material breach that is a consequence of an act undertaken, or failure to act, by the breaching Party with the actual knowledge that such act or failure to act constitutes or would result in a breach of this Agreement (regardless of whether breaching was the intent or object of such act or failure to act and it being understood that the failure of Company, on the one hand, or Parent, Merger Sub or any New Merger Sub, on the other hand, to consummate the Mergers and the Asset Transfers when required under the terms of this Agreement (e.g., all of the conditions to Closing set forth in Article VIII have been satisfied or, to the extent permitted by Law, waived (other than conditions that, by their nature, are to be satisfied at the Closing) and the other Party(ies) stood ready, willing and able to consummate the Mergers and the Asset Transfers at such time) will constitute a willful and material breach).

        Section 9.3    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 9.3, all fees and expenses incurred in connection with this Agreement, the Mergers, the Asset Transfers and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Mergers and the Asset Transfers are consummated.

          (b)   In the event that:

              (i)  (A)(1) this Agreement is terminated by either Company or Parent pursuant to Section 9.1(b)(i) or Parent pursuant to Section 9.1(c)(i), and after the date of the Original Merger Agreement and prior to such termination, a Company Acquisition Proposal (with, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of "Company Acquisition Proposal" increased to 50%) has been publicly announced or otherwise communicated to the Company Board or (2) this Agreement is terminated by Company or Parent pursuant to Section 9.1(b)(iii), and prior to the Company Stockholder Meeting, a Company Acquisition Proposal has been publicly announced or otherwise communicated to Company's stockholders, and (B) prior to the date that is twelve (12) months after the date of such termination, a transaction in respect of a Company Acquisition Proposal is consummated or Company enters into a Company Alternative Acquisition Agreement that is later consummated;

             (ii)  this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii); or

            (iii)  this Agreement is terminated by Company pursuant to Section 9.1(d)(ii);

    then, in any such event, Company shall pay to Parent the Company Termination Fee, it being understood that in no event shall Company be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (x) at the time of consummation of any transaction contemplated by a Company Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(i), (y) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(ii) , and (z) substantially concurrently with such termination, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(iii). Notwithstanding anything in this Agreement to the contrary, in the event that the Company Termination Fee becomes payable, then payment to Parent of the Company Termination Fee, together with any amounts due under Section 9.3(c), shall be Parent's sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Company, the Company Subsidiaries and each of their respective former, current and future directors, officers, trustees, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, trustee, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the "Company Parties") in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers and the Asset Transfers to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise, and upon payment of such Company Termination Fee no Company Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby; provided that the foregoing limitation shall not apply in the case of fraud or a willful and material breach of this Agreement by any of the Company Parties.

          (c)   Each of Company and Parent acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. If Company fails promptly to pay any amounts due pursuant to Section 9.3(b) , and, in order to obtain such payment, Parent commences a suit that results in a judgment against Company for the amounts set forth in Section 9.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Sections 9.3(b) from the date of termination of this Agreement until the date such payment was actually made at a rate per annum equal to the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE 10
GENERAL PROVISIONS

        Section 10.1    Nonsurvival of Representations and Warranties and Certain Covenants.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing, including any rights arising out of any breach of such covenants, shall terminate at the Closing. This Section 10.1 shall not limit Article 2, Article 3 or any covenant or agreement of the Parties that by its terms contemplates performance after the Closing.

        Section 10.2    Notices.    All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and delivered (i) in person, (ii) by electronic mail including a .pdf attachment (providing confirmation of transmission), or (iii) sent by prepaid overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

(a)	if to Company to:
Industrial Property Trust Inc. 518 Seventeenth Street, 17th Floor Denver, CO 80202
	Attn:	Evan H. Zucker, Chairman Dwight L. Merriman III, Managing Director & Chief Executive Officer email: evan.zucker@blackcreekgroup.com dwight.merriman@blackcreekgroup.com with a copy (which shall not constitute notice) to:
Industrial Property Trust Inc. 518 Seventeenth Street, 17th Floor Denver, CO 80202
	Attn:	Thomas G. McGonagle, Managing Director & Chief Financial Officer Joshua J. Widoff, Managing Director & Chief Legal Officer
	email:	tom.mcgonagle@blackcreekgroup.com josh.widoff@blackcreekgroup.com and to:
Hogan Lovells US LLP 555 13th Street NW Washington, DC 20004
	Attn:	David Bonser Bruce Gilchrist Stacey McEvoy
	email:	david.bonser@hoganlovells.com bruce.gilchrist@hoganlovells.com stacey.mcevoy@hoganlovells.com
(b)	if to Parent to: Prologis, L.P. 1800 Wazee Street, Suite 500 Denver, CO 80202
	Attn:	Edward S. Nekritz, Chief Legal Officer and General Counsel
	email:	enekritz@prologis.com
with a copy (which shall not constitute notice) to: Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606
	Attn:	Andrew J. Noreuil David Malinger
	email:	anoreuil@mayerbrown.com dmalinger@mayerbrown.com

All notices, requests, claims, consents, demands and other communications under this Agreement shall be deemed duly given or made (A) if delivered in person, on the date delivered, (B) if sent by electronic mail (providing confirmation of transmission), on the date it was received, or (C) if sent by prepaid overnight courier, on the next Business Day (providing proof of delivery). For the avoidance of doubt, counsel for a Party may send notices, requests, claims, consents demands or other communications on behalf of such Party.

        Section 10.3    Severability.    If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        Section 10.4    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures to this Agreement transmitted by electronic mail in .pdf format, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 10.5    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties, or between any of them, with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.7 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 10.6    Amendment.    Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by the Company Board and the Parent Board, respectively, at any time before or after receipt of the Company Stockholder Approval and prior to the Closing; provided that after the Company Stockholder Approval has been obtained, there shall not be any amendment of this Agreement that by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

        Section 10.7    Extension; Waiver.    At any time prior to the Effective Time, the Parties hereto may, subject to the requirements of applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

        Section 10.8    Governing Law.    The filing of the Merger Certificates shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice or conflicts of Law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Except as provided in the immediately preceding sentence, this Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to any choice or conflicts of Law principles (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

        Section 10.9    Consent to Jurisdiction.    Each Party irrevocably agrees and consents (a) to submit itself to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), and to request assignment to the Business and Technology Case Management Program (the "Maryland Court") for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) that it waives any objection to the laying of venue of any Action in the Maryland Court and agrees not to plead or claim in the Maryland Court that such litigation brought therein has been brought in any inconvenient forum, (d) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Court, and (e) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any Action to the Maryland Court's Business and Technology Case Management Program. Nothing in this Agreement shall limit or affect the rights of any Party to pursue appeals from any judgments or order of the Maryland Court as provided by Law. Each Party agrees, (x) to the extent such Party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such Party's agent for acceptance of legal process, and (y) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (x) or (y) above shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

        Section 10.10    Assignment.    Other than as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        Section 10.11    Remedies.

          (a)   Except as otherwise provided in Section 9.3(b), Section 10.11(b) or elsewhere in this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

          (b)   The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the Parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement, including the Parties' obligations to consummate the Asset Sale and the obligation of Parent, Merger Sub or any New Merger Sub to pay, and the right of IPT Holdco to receive, the Merger Consideration pursuant to the Asset Sale, subject to the terms and conditions of this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that prior to the termination of this Agreement pursuant to Article 9, the non-breaching Party shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of damages or otherwise (including the Parties' obligations to consummate the Asset Sale and the obligation of Parent, Merger Sub or any New Merger Sub to pay, and the right of IPT Holdco to receive, the Merger Consideration pursuant to the Asset Sale, subject in each case to the terms and conditions of this Agreement), in addition to any other remedy to which such Party is entitled at Law or in equity. Each of the Parties hereby waives (a) any defense in an Action for specific performance that a remedy at law would be adequate to prevent or restrain breaches or threatened breaches and (b) any requirement under any Law to post a security as a prerequisite to obtaining equitable relief. Each Party agrees that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither Company, on the one hand, nor Parent or Merger Sub, on the other hand, would have entered into this Agreement. For the avoidance of doubt, the Parties may pursue both a grant of specific performance or other equitable remedies to the extent permitted by this Section 10.11 and the payment of damages as contemplated by Section 9.2, but shall not be entitled or permitted to receive an award of damages if specific performance or other equitable remedies are awarded and consummation of the Asset Sale occurs and shall not be entitled or permitted to receive an award of specific performance or other equitable remedies if damages are awarded.

        Section 10.12    Waiver of Jury Trial.    EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.

        Section 10.13    Authorship.    The Parties agree that the terms and language of this Agreement are the result of negotiations among the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Agreement and Plan of Merger to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

PROLOGIS, L.P.
By:	PROLOGIS, INC., a Maryland corporation, its general partner
By:	/s/ EDWARD S. NEKRITZ
	Name:	Edward S. Nekritz
	Title:	General Counsel and Secretary
ROCKIES ACQUISITION LLC
By:	/s/ EDWARD S. NEKRITZ
	Name:	Edward S. Nekritz
	Title:	General Counsel and Secretary
INDUSTRIAL PROPERTY TRUST INC.
By:	/s/ THOMAS MCGONAGLE
	Name:	Thomas McGonagle
	Title:	Managing Director, CFO

Annex B

August 20, 2019

Board of Directors
Industrial Property Trust Inc.
518 17th Street, 17th Floor
Denver, CO 80202

Members of the Board:

        We understand that Industrial Property Trust Inc. (the "Company"), Prologis, L.P. (the "Parent") and Rockies Acquisition LLC, a wholly owned subsidiary of the Parent ("Merger Sub"), propose to enter into an Amended and Restated Agreement and Plan of Merger, substantially in the form of the draft dated August 20, 2019 (the "Merger Agreement"). The Merger Agreement provides, among other things, for (i) the merger of (A) Merger Sub or a to-be-formed Delaware limited liability company that is a wholly owned subsidiary of an affiliate of Parent ("Alternative Merger Sub") with and into (B) a to-be-formed Delaware limited liability company ("New Holdco 1") and wholly owned subsidiary of IPT Real Estate Holdco LLC, a wholly owned subsidiary of the Company's operating partnership ("IPT Holdco"), with New Holdco 1 being the surviving entity in such merger, (ii) the merger of (A) a to-be-formed Delaware limited liability company that is a wholly owned subsidiary of Parent or an affiliate of Parent ("Merger Sub 2") with and into (B) a to-be-formed Delaware limited liability company and wholly owned subsidiary of IPT Holdco ("New Holdco 2"), with New Holdco 2 being the surviving entity in such merger (such merger transactions contemplated by clauses (i) and (ii), collectively, the "Mergers"), and (iii) the sale (each, an "Asset Transfer" and together with the Mergers, the "Asset Sale") by IPT Holdco of each Asset Sale Holdco (as defined below) to Parent or an affiliate of Parent (including a "qualified intermediary" or "exchange accommodation titleholder" that is acting on behalf of an affiliate of the Parent). Prior to the closing of the Asset Sale and pursuant to the terms of the Merger Agreement, the Company will (x) cause IPT Holdco to contribute to New Holdco 1, New Holdco 2 and one or more to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Holdco (each, an "Asset Sale Holdco," and together with New Holdco 1 and New Holdco 2, each a "New Holdco"), as may be directed by Parent in accordance with the terms of the Merger Agreement, all of the equity interests in the subsidiaries of the Company that are wholly owned by IPT Holdco other than the BTC Entities (as defined in the Merger Agreement) (such transactions, collectively, the "Contribution Transactions"); and (y) have the right, but not the obligation, to sell or otherwise transfer, or cause to be sold or otherwise transferred, all of the equity interests or other ownership interests owned, directly or indirectly, by the Company in the BTC Entities (a "BTC Sale Transaction"). Pursuant to the Asset Sale, the Parent will pay or cause to be paid to IPT Holdco an amount of aggregate cash consideration determined pursuant to a formula set forth in the definition of "Merger Consideration" in the Merger Agreement. You have advised us that, as a result of the Asset Sale, Parent will, directly or indirectly, assume certain indebtedness of the Sale Subsidiaries (as defined in the Merger Agreement). For purposes of the opinion set forth herein, and at your direction, we have assumed that (1) the consideration to be received by IPT Holdco, based on the formula set forth in the Merger Agreement, together with (2) the indebtedness to be assumed, directly or indirectly, by the Parent as a result of the Asset Sale, is equal to, in the aggregate, $3.99 billion (the sum of (1) and (2) being referred to herein as the "Aggregate Consideration"). The terms and conditions of the Asset Sale are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement is fair from a financial point of view to IPT Holdco.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Compared the financial performance of the Company with that of certain publicly-traded companies comparable with the Company;

  6)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  7)
  Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

  8)
  Reviewed the Merger Agreement and certain related documents; and

  9)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. With respect to the Aggregate Consideration that you have directed us to use for purposes of the opinion set forth herein, we have assumed that such amount has been reasonably determined and calculated on bases reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have assumed that the Asset Sale will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Asset Sale, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Asset Sale. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby (other than the fairness from a financial point of view of the Aggregate Consideration to the extent expressly specified herein) or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, including, without limitation, any terms, aspects or implications of any related transactions, any asset management or disposition fee or other consideration payable or issuable to or in respect of Industrial Property Advisors LLC or its affiliates. We understand that prior to the closing of the Asset Sale and pursuant to the Merger Agreement, the Company and its subsidiaries shall undertake the Contribution Transactions and may undertake a BTC Sale Transaction. We have not been requested to provide our opinion with respect to, and this opinion does not address, any term or aspect of the Contribution Transactions or a BTC Sale Transaction, the impact thereof or any agreement or instrument contemplated by the Contribution Transactions or a BTC Sale Transaction or entered into or amended in connection therewith, including the fairness from a financial point of view of the Contribution Transactions or a BTC Sale Transaction. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. This opinion does not address how IPT Holdco may use the Aggregate Consideration or any action that the Company, IPT Holdco or any of their direct or indirect subsidiaries may take following the Asset Sale. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Asset Sale. In the two years prior to the date hereof, we and our affiliates have provided financing services for the Parent and financial advisory services for the Company, and have received fees in connection with such services. As of the date hereof, an affiliate of Morgan Stanley is a lender to the Parent and its affiliates under the Parent's credit facility. Morgan Stanley may seek to provide financial advisory and financing services to the Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, any of their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company, and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how any shareholders of the Company or the Parent should act or vote in connection with any of the transactions contemplated by the Merger Agreement.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Aggregate Consideration to be received by IPT Holdco pursuant to the Merger Agreement is fair from a financial point of view to IPT Holdco.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ CROFT YOUNG Croft Young Executive Director

Annex C-1

INDUSTRIAL PROPERTY TRUST
DECLARATION OF TRUST
[    •    ], 2020

        This Declaration of Trust is made as of the date set forth above by the undersigned Trustees (as defined below) of Industrial Property Trust (the "Trust"). As used herein, the term "Declaration of Trust" means this Declaration of Trust, as it may be amended from time to time.

ARTICLE I

FORMATION

        The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code")). The Trust is being formed to be the successor to Industrial Properties Trust, Inc., which was incorporated in the State of Maryland on August 28, 2012 and which is being converted from a Maryland corporation into a Maryland real estate investment trust pursuant to Articles of Conversion being filed concurrently with the filing of this Declaration of Trust.

ARTICLE II

NAME

  The name of the Trust is: Industrial Property Trust

ARTICLE III

PURPOSES AND POWERS

        The purposes for which the Trust is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Code) for which real estate investment trusts may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

        The address of the principal office of the Trust in this State is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore Maryland 21201. The name and address of the resident agent of the Trust are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation.

ARTICLE V

DEFINITIONS

        As used in the Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

        Acquisition Expenses.    The term "Acquisition Expenses" shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the Trust, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or origination of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and the costs of performing due diligence.

C-1-1

        Acquisition Fee.    The term "Acquisition Fee" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust, the Operating Partnership or the Advisor) in connection with (i) the acquisition, development or construction of a Property, (ii) the acquisition of interests in a real estate related entity or (iii) making or investing in Mortgages or the origination or acquisition of other debt or other investments, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

        Advisor or Advisors.    The term "Advisor" or "Advisors" shall mean the Person or Persons, if any, appointed, employed or contracted with by the Trust pursuant to Section 9.1 hereof and responsible for directing or performing the day-to-day business affairs of the Trust, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

        Advisory Agreement.    The term "Advisory Agreement" shall mean the agreement between the Trust and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Trust.

        Affiliate or Affiliated.    The term "Affiliate" or "Affiliated" shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

        Aggregate Share Ownership Limit.    The term "Aggregate Share Ownership Limit" shall mean 9.8% in value of the aggregate of the outstanding Shares, or such other percentage determined by the Board of Trustees in accordance with Section 7.1.8 of the Declaration of Trust.

        Asset.    The term "Asset" shall mean any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Trust, directly or indirectly through one or more of its Affiliates.

        Asset Management Fee.    The term "Asset Management Fee" shall mean the fee paid to the Advisor as compensation for services rendered in connection with the management and disposition of the Trust's Assets.

        Average Invested Assets.    The term "Average Invested Assets" shall mean, for a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by or related to real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities, mezzanine loans and residential mortgage-backed securities), before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

        Beneficial Ownership.    The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        Board or Board of Trustees.    The term "Board" or "Board of Trustees" shall mean the Board of Trustees of the Trust.

        Business Day.    The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

        Bylaws.    The term "Bylaws" shall mean the Bylaws of the Trust, as amended from time to time.

        Charitable Beneficiary.    The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

C-1-2

        Charitable Trust.    The term "Charitable Trust" shall mean any trust provided for in Section 7.2.1.

        Charitable Trustee.    The term "Charitable Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as Trustee of the Charitable Trust.

        Declaration of Trust.    The term "Declaration of Trust" shall mean the Declaration of Trust of the Trust.

        Class A Common Shares.    The term "Class A Common Shares" shall have the meaning as provided in Section 6.1 herein.

        Code.    The term "Code" shall have the meaning as provided in Article I herein.

        Commencement of the Initial Public Offering.    The term "Commencement of the Initial Public Offering" shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

        Common Share Ownership Limit.    The term "Common Share Ownership Limit" shall mean 9.8% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, or such other percentage determined by the Board of Trustees in accordance with Section 7.1.8 of the Declaration of Trust.

        Common Shares.    The term "Common Shares" shall have the meaning as provided in Section 6.1 herein.

        Competitive Real Estate Commission.    The term "Competitive Real Estate Commission" shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

        Construction Fee.    The term "Construction Fee" shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

        Constructive Ownership.    The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        Contract Purchase Price.    The term "Contract Purchase Price" shall mean (i) the amount actually paid or allocated in respect of the acquisition of a Property, (ii) the Trust's proportionate share of the amount actually paid or allocated in respect of the Real Property owned by any real estate related entity in which the Trust acquires a majority economic interest or which the Trust consolidates for financial reporting purposes in accordance with generally accepted accounting principals, (iii) the amount actually paid or allocated in respect of an investment in any other real estate related entity or (iv) the amount actually paid or allocated in respect of the origination or acquisition of Mortgages, other debt investments or other investments; in each case including any third party expenses, debt, whether borrowed or assumed and exclusive of Acquisition Fees and Acquisition Expenses.

        Dealer Manager.    The term "Dealer Manager" shall mean Dividend Capital Securities LLC, a Colorado limited liability company and an Affiliate of the Trust, or such other Person selected by the Board to act as the dealer manager for an Offering.

        Dealer Manager Fee.    The term "Dealer Manager Fee" shall mean the dealer manager fee payable to the Dealer Manager for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Trust's Prospectus.

        Distribution Fee.    The term "Distribution Fee" shall mean the distribution fee payable to the Dealer Manager as additional compensation for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Trust's Prospectus.

        Development Fee.    The term "Development Fee" shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

C-1-3

        Trustee.    The term "Trustee" shall have the meaning as provided in Section 8.1 herein.

        Distributions.    The term "Distributions" shall mean any distributions of money or other property, pursuant to Section 6.6 hereof, by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

        Excepted Holder.    The term "Excepted Holder" shall mean a Shareholder for whom an Excepted Holder Limit is created by Article VII or by the Board of Trustees pursuant to Section 7.1.7.

        Excepted Holder Limit.    The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.1.7 and subject to adjustment pursuant to Section 7.1.8, the percentage limit established by the Board of Trustees pursuant to Section 7.1.7.

        Excess Amount.    The term "Excess Amount" shall have the meaning as provided in Section 9.10 herein.

        Exchange Act.    The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

        Expense Year.    The term "Expense Year" shall have the meaning as provided in Section 9.10 herein.

        General Partner.    The term "General Partner" shall mean the Trust and any Person who becomes a substitute or additional General Partner as provided under the Operating Partnership Agreement, and any of their successors as General Partner.

        Gross Proceeds.    The term "Gross Proceeds" shall mean the aggregate purchase price of all Shares sold for the account of the Trust through all Offerings, without deduction for Sales Commissions, Dealer Manager Fees, Distribution Fees, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions or Dealer Manager Fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

        Indemnitee.    The term "Indemnitee" shall have the meaning as provided in Section 13.2(b) herein.

        Independent Appraiser.    The term "Independent Appraiser" shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Trustees and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Trust. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

        Independent Trustee.    The term "Independent Trustee" shall mean a Trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Trustee, for the Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered "material" if the aggregate gross revenue derived by the Trustee from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Trustee's annual gross revenue during either of the last two years or the Trustee's net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Trustee's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Trust.

        Initial Date.    The term "Initial Date" shall mean the date on which Shares are first issued in the Initial Public Offering.

        Initial Investment.    The term "Initial Investment" shall mean that portion of the initial capitalization of the Trust and the Operating Partnership contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

C-1-4

        Initial Public Offering.    The term "Initial Public Offering" shall mean the first Offering pursuant to an effective registration statement filed under the Securities Act.

        Joint Ventures.    The term "Joint Ventures" shall mean those joint venture, co-investment, co-ownership or partnership arrangements in which the Trust or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

        Leverage.    The term "Leverage" shall mean the aggregate amount of indebtedness of the Trust for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

        Liquidity Event.    The term "Liquidity Event" shall include, but shall not be limited to, (i) a Listing, (ii) a sale, merger or other transaction in which the holders of Common Shares either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (iii) the sale of all or substantially all of the Trust's Assets where holders of Common Shares either receive, or have the option to receive, cash or other consideration.

        Listing.    The term "Listing" shall mean the listing of the Common Shares on a national securities exchange or the receipt by the holders of Common Shares of securities that are listed on a national securities exchange. Upon such Listing, the Common Shares shall be deemed Listed.

        Market Price.    The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the then current offering price or, if no offering is then taking place (and provided that the most recent offering terminated no earlier than January 1 of the year prior to the then current year), the most recent offering price and, thereafter, the fair market value of the Shares, as determined in good faith by the Board of Trustees.

        MGCL.    The term "MGCL" shall mean the Maryland General Trust Law, as amended from time to time.

        Mortgages.    The term "Mortgages" shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

        NASAA REIT Guidelines.    The term "NASAA REIT Guidelines" shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007.

        Net Assets.    The term "Net Assets" shall mean the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Trust on a basis consistently applied.

        Net Income.    The term "Net Income" shall mean for any period, the Trust's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

        Net Sales Proceeds.    The term "Net Sales Proceeds" shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust or the Operating Partnership, including any legal fees and expenses and other selling expenses

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incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Trust or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of such definition, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Trust or the Operating Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Trust or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Trust in its sole discretion.

        Non-Compliant Tender Offer.    The term "Non-Compliant Tender Offer" shall have the meaning as provided in Section 12.7 herein.

        NYSE.    The term "NYSE" shall mean the New York Stock Exchange.

        Offering.    The term "Offering" shall mean any offering and sale of Shares.

        OP Units.    The term "OP Units" shall mean units of partnership interest in the Operating Partnership.

        Operating Partnership.    The term "Operating Partnership" shall mean Industrial Property Operating Partnership LP, a Delaware limited partnership, through which the Trust may own Assets.

        Operating Partnership Agreement.    The Operating Partnership Agreement between the Trust and Industrial Property Advisors Group LLC.

        Organization and Offering Expenses.    The term "Organization and Offering Expenses" shall mean any and all costs and expenses, other than Sales Commissions, Dealer Manager Fees, and Distribution Fees, incurred in connection with the formation of the Trust and the qualification and registration of all its Offerings, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys) payable to the Dealer Manager and Soliciting Dealers, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants' and attorneys' fees. The cumulative Organization and Offering Expense reimbursements paid by the Trust in connection with all Offerings will not exceed 2.0% of Gross Proceeds from the sales of Shares of all Offerings.

        Person.    The term "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

        Preferred Shares.    The term "Preferred Shares" shall have the meaning as provided in Section 6.1 herein.

        Prohibited Owner.    The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Article VII herein, would Beneficially Own or Constructively Own Shares in violation of Section 7.1.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

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        Property or Properties.    The term "Property" or "Properties" shall mean, as the context requires, all or a portion of each Real Property acquired by the Trust, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

        Prospectus.    The term "Prospectus" shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

        Real Property.    The term "Real Property" shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

        Reinvestment Plan.    The term "Reinvestment Plan" shall have the meaning as provided in Section 6.11 herein.

        REIT.    The term "REIT" shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that qualifies as a real estate investment trust under the REIT Provisions of the Code.

        REIT Provisions of the Code.    The term "REIT Provisions of the Code" shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

        Restriction Termination Date.    The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

        Roll-Up Entity.    The term "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

        Roll-Up Transaction.    The term "Roll-Up Transaction" shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

          (a)   a transaction involving securities of a corporation or real estate investment trust that have been Listed for at least twelve months; or

          (b)   a transaction involving the conversion to corporate, trust or association form of only the Trust, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

              (i)  voting rights of the holders of Common Shares;

             (ii)  the term of existence of the Trust;

            (iii)  Sponsor or Advisor compensation; or

            (iv)  the Trust's investment objectives.

        Sale or Sales.    The term "Sale" or "Sales" shall mean (i) any transaction or series of transactions whereby: (A) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Trust or the Operating Partnership directly or indirectly (except as described in

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other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Trust in one or more Assets within 180 days thereafter.

        Sales Commissions.    The term "Sales Commissions" shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

        SDAT.    The term "SDAT" shall mean the State Department of Assessments and Taxation of Maryland.

        Securities.    The term "Securities" shall mean any of the following issued by the Trust, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

        Securities Act.    The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

        Shareholder List.    The term "Shareholder List" shall have the meaning as provided in Section 12.5 herein.

        Shareholders.    The term "Shareholders" shall mean the holders of record of the Shares as maintained in the books and records of the Trust or its transfer agent.

        Shares.    The term "Shares" shall mean shares of beneficial interest of the Trust of any class or series, including Common Shares or Preferred Shares.

        Soliciting Dealers.    The term "Soliciting Dealers" shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into selected dealer or other agreements with the Dealer Manager to sell Shares.

        Special OP Units.    The term "Special OP Units" shall have the meaning as provided in Section 9.7 herein.

        Sponsor.    The term "Sponsor" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Trust, (ii) will control, manage or participate in the management of the Trust, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Trust, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Trust in connection with the founding or organizing of the business of the Trust, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Trust, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Trust which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Trust on a basis which was not negotiated at arm's-length with the Trust. "Sponsor" does not include any Person whose only relationship with the Trust is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

        Termination Event.    The term "Termination Event" means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of Assets or other transaction involving the Trust pursuant to which a majority of the Trustees then in office are replaced or removed, (ii) by the Advisor for "good reason" (as defined in the Advisory Agreement), or (iii) by the Trust and/or Operating Partnership other than for "cause" (as defined in the Advisory Agreement).

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        Title 8.    The term "Title 8" shall have the meaning as provided in the Recitals herein.

        Total Operating Expenses.    The term "Total Operating Expenses" shall mean all costs and expenses paid or incurred by the Trust, as determined under generally accepted accounting principles, that are in any way related to the operation of the Trust or to corporate business, including Asset Management Fees and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, (viii) distributions made with respect to interests in the Operating Partnership, and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of the Trust which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

        Total Project Cost.    With regard to any Real Property acquired prior to or during the development, construction, improvement or acquisition stages, all hard and soft costs and expenses paid or incurred by the Trust that are in any way related to the development of such Real Property, including, but not limited to, any debt, whether borrowed or assumed, land and construction costs.

        Transfer.    The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

        Trust.    The term "Trust" shall have the meaning as provided in the Recitals herein.

        2%/25% Guidelines.    The term "2%/25% Guidelines" shall have the meaning as provided in Section 9.10 herein.

        Unimproved Real Property.    The term "Unimproved Real Property" shall mean Property in which the Trust has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE VI

STOCK

        Section 6.1    Authorized Shares.    The Trust has authority to issue 1,700,000,000 Shares, consisting of 1,500,000,000 common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), 1,500,000,000 of which are classified as Class A Common Shares (the "Class A Common Shares"), and 200,000,000 preferred shares of beneficial interest, $0.01 par value per share (the "Preferred Shares"). The aggregate par value of all authorized Shares having par value is $17,000,000. All Shares shall be fully paid and nonassessable when issued. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Trust has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Trustees, with the approval of a majority of the entire Board and without any action by the Shareholders, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

        Section 6.2    Class A Common Shares.

          Section 6.2.1    Class A Common Shares Subject to Terms of Preferred Shares.    The Class A Common Shares shall be subject to the express terms of any series of Preferred Shares.

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          Section 6.2.2    Description.    Subject to the provisions of Article VII and except as may otherwise be specified in the Declaration of Trust, each Class A Common Share shall entitle the holder thereof to one vote per share on all matters upon which Shareholders are entitled to vote pursuant to Section 12.2 hereof. The Board may classify or reclassify any unissued Class A Common Shares from time to time into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Trust for each privately offered Share bears to the book value of each outstanding publicly held Share.

          Section 6.2.3    Rights Upon Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the Assets, the aggregate Assets available for distribution to holders of the Class A Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate Assets available for distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

          Section 6.2.4    Voting Rights.    Except as may be provided otherwise in the Declaration of Trust, and subject to the express terms of any series of Preferred Shares, the holders of the Class A Common Shares shall have the exclusive right to vote on all matters (as to which a common Shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the Shareholders.

        Section 6.4    Preferred Shares.    The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Trust for each privately offered Share bears to the book value of each outstanding publicly held Share. The issuance of Preferred Shares must be approved by a majority of the Independent Trustees who do not have an interest in the transaction and who have access, at the Trust's expense, to the Trust's legal counsel or to independent legal counsel.

        Section 6.5    Classified or Reclassified Shares.    Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the SDAT. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including determinations by the Board or other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other declaration of trust document.

        Section 6.6    Dividends and Distributions.    The Board of Trustees may from time to time authorize the Trust to declare and pay to Shareholders such dividends or other Distributions, in cash or other assets of the Trust or in Securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to authorize the Trust to declare and pay such dividends and other Distributions as shall be necessary for the Trust to qualify as a REIT under the Code; however, Shareholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities or securities of the Trust, distributions of beneficial interests in a liquidating trust established for the dissolution of the Trust and the liquidation of its Assets in accordance with the terms of the Declaration of Trust or distributions in which (a) the Board advises each Shareholder of the risks associated with

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direct ownership of the property, (b) the Board offers each Shareholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those Shareholders that accept such offer.

        Section 6.7    Declaration of Trust and Bylaws.    The rights of all Shareholders and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws.

        Section 6.8    No Issuance of Share Certificates.    Unless otherwise provided by the Board of Trustees, the Trust shall not issue stock certificates. A Shareholder's investment shall be recorded on the books of the Trust. To transfer his or her Shares, a Shareholder shall submit an executed form to the Trust, which form shall be provided by the Trust upon request. Such transfer will also be recorded on the books of the Trust. Upon issuance or transfer of Shares, the Trust will provide the Shareholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

        Section 6.9    Suitability of Shareholders.    Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

          Section 6.9.1    Investor Suitability Standards.    Subject to suitability standards established by individual states and amendments to the suitability standards set forth in the NASAA REIT Guidelines, to become a Shareholder, if such prospective Shareholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Shareholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Trust, among other requirements as the Trust may require from time to time:

            (a)   that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

            (b)   that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

          Section 6.9.2    Determination of Suitability of Sale.    The Sponsor and each Person selling Common Shares on behalf of the Trust shall make every reasonable effort to determine that the purchase of Common Shares by a Shareholder is a suitable and appropriate investment for such Shareholder. In making this determination, each Person selling Common Shares on behalf of the Trust shall ascertain that the prospective Shareholder: (a) meets the minimum income and net worth standards established for the Trust; (b) can reasonably benefit from the Trust based on the prospective Shareholder's overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Shareholder may lose the entire investment; (iii) the lack of liquidity of the Common Shares; (iv) the restrictions on transferability of the Common Shares; (v) the tax consequences of the investment; and (vi) the background of the Advisor.

        Each Person selling Common Shares on behalf of the Trust shall make this determination with respect to each prospective Shareholder on the basis of information it has obtained from such prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors.

        Each Person selling Common Shares on behalf of the Trust shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Shareholder. Each Person selling Common Shares on behalf of the Trust shall maintain these records for at least six years.

        Section 6.9.3    Minimum Investment.    The initial purchase of Common Shares by an investor shall comply with the requirements regarding minimum initial cash investment amounts set forth in any then effective Prospectus as such Prospectus has been amended or supplemented as of the date of such purchase, subject to any higher or lower applicable state requirements with respect to minimum initial cash investment amounts in effect as of the date of the issuance.

        Section 6.10    Repurchase of Shares.    The Board may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from its Shareholders; provided, however, that such repurchase does not impair the capital or operations of the Trust. The Sponsor, the Advisor, members of the Board and any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Trust.

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        Section 6.11    Distribution Reinvestment Plans.    The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a "Reinvestment Plan"). Under any such Reinvestment Plan, (a) all material information regarding Distributions to the Shareholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Shareholders not less often than annually, and (b) each Shareholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

        Section 7.1    Shares.

          Section 7.1.1    Ownership Limitations.    During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.3:

            (a)    Basic Restrictions.

                (i)  (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

               (ii)  No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

              (iii)  Any purported Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

            (b)    Transfer in Trust.    If any purported Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.1.1(a)(i) or (ii),

                (i)  then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.2, effective as of the close of business on the Business Day prior to the date of such purported Transfer, and such Person shall acquire no rights in such Shares; or

               (ii)  if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.1.1(a)(i) or (ii), then the purported Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

        To the extent that, upon a transfer of Shares pursuant to this Section 7.1.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 Shareholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VII.

          Section 7.1.2    Remedies for Breach.    If the Board of Trustees or its designee (including, any duly authorized committee of the Board) shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.1.1 or that a Person intends to acquire or has

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  attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.1.1 (whether or not such violation is intended), the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.1.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or its designee.

          Section 7.1.3    Notice of Restricted Transfer.    Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.1.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.1.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 10 Business Days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

          Section 7.1.4    Owners Required To Provide Information.    From the Initial Date and prior to the Restriction Termination Date:

            (a)   every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder or as may be requested by the Board of Trustees in its sole discretion) of the outstanding Shares, within 30 days after the end of each calendar year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein.

            (b)   each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT, to comply with requirements of any taxing authority or governmental authority or to determine such compliance or to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein.

          Section 7.1.5    Remedies Not Limited.    Subject to Section 8.10 of the Declaration of Trust, nothing contained in this Section 7.1 shall limit the ability of the Trust to implement or enforce compliance with the terms of this Section 7.1 or the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders in preserving the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

          Section 7.1.6    Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Section 7.1, Section 7.2 or any definition contained in Article V, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.1 or Section 7.2 with respect to any situation based on the facts known to it. In the event Section 7.1 or 7.2 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 7.1 or 7.2. Absent a decision to the contrary by the Board of Trustees (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.1.2) acquired Beneficial or Constructive Ownership of Shares in violation of Section 7.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

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          Section 7.1.7    Exceptions.

            (a)   Subject to Section 7.1.1(a)(ii) (except as otherwise provided in Section 7.1.7(b)), the Board of Trustees, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board obtains such representations, undertakings and agreements from such Person as the Board of Trustees, upon the advice of legal counsel, determines necessary in order to prevent such an exemption or such establishment or increase of an Excepted Holder Limit from jeopardizing the Trust's status as a REIT. Such representations, undertakings and agreements may include:

                (i)  representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 7.1.1(a)(ii);

               (ii)  representations and undertakings from such Person as are reasonably necessary to ascertain that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust's ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

              (iii)  the agreement by such Person that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.1.1 through 7.1.6) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.1.1(b) and 7.2.

            (b)   (i) Until 180 days after the end of the first taxable year for which the Trust intends to elect to qualify for federal income tax treatment as a REIT, the Board of Trustees, in its sole discretion, may waive the requirement set forth in Section 7.1.1(a)(ii) that a Person's Beneficial Ownership or Constructive Ownership of Shares not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code and (ii) until 29 days after the end of the first taxable year for which the Trust intends to elect to qualify for federal income tax treatment as a REIT, the Board of Trustees, in its sole discretion, may waive the requirement set forth in Section 7.1.1(a)(iii); provided that the Board of Trustees determines that such waivers do not jeopardize the Trust's status as a REIT.

            (c)   Prior to granting any exception pursuant to Section 7.1.7(a) or (b), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

            (d)   Subject to Section 7.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

            (e)   The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

          Section 7.1.8    Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits.    Subject to Section 7.1.1(a)(ii) (except as otherwise provided in Section 7.1.7(b)), the Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit

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  for one or more Persons and decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons; provided, however, that the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit until such time as such Person's percentage of Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

          Section 7.1.9    Legend.    Any certificate representing Shares shall bear substantially the following legend:

    The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares in excess of 9.8% (in value or number of Common Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares in excess of 9.8% of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust in writing (or, in the case of an attempted transaction, give at least 10 Business Days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (i), (ii) or (iii) above are violated, the Shares represented hereby will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Trust may redeem Shares upon the terms and conditions specified by the Board of Trustees in its sole discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) or (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Trust at its principal office.

        Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge. In the case of uncertificated Shares, the Trust will send the holder of such Shares, on request and without charge, a written statement of the information otherwise required on certificates.

        Section 7.2    Transfer of Shares in Trust.

          Section 7.2.1    Ownership in Trust.    Upon any purported Transfer or other event described in Section 7.1.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.1.1(b). The Charitable Trustee shall be appointed by

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  the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.2.6.

          Section 7.2.2    Status of Shares Held by the Charitable Trustee.    Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

          Section 7.2.3    Dividend and Voting Rights.    The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other Distribution to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

          Section 7.2.4    Sale of Shares by Charitable Trustee.    Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.2.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.2.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.2.4, such excess shall be paid to the Charitable Trustee upon demand.

          Section 7.2.5    Purchase Right in Shares Transferred to the Charitable Trustee.    Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.2.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends

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  and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.2.3 of this Article VII. The Charitable Trustee may pay the amount of such reduction to the Charitable Beneficiary.

          Section 7.2.6    Designation of Charitable Beneficiaries.    By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        Section 7.3    NYSE Transactions.    Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

        Section 7.4    Enforcement.    The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

        Section 7.5    Non-Waiver.    No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

        Section 7.6    Non-Compliant Tender Offers.    No Shareholder may Transfer any Shares held by such Shareholder to a Person making a Non-Compliant Tender Offer unless such Shareholder shall have first offered such Shares to the Trust at the tender offer price offered in such Non-Compliant Tender Offer.

ARTICLE VIII

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

        Section 8.1    Number of Trustees.    The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. The initial number of Trustees of the Trust (the "Trustees") shall be six, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, upon Commencement of the Initial Public Offering, the total number of Trustees shall not be fewer than three. Upon Commencement of the Initial Public Offering, a majority of the Board will be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of such Independent Trustee's successor. The names of the Trustees who shall serve until the first annual meeting of Shareholders and until their successors are duly elected and qualify are:

Dwight L. Merriman III
Evan H. Zucker
Marshall M. Burton
Charles B. Duke
John S. Hagestad
Stanley A. Moore

        These Trustees may increase the total number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of Shareholders in the manner provided in the Bylaws.

        The Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Trustees in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Trustees shall nominate replacements for vacancies among the Independent Trustees' positions.

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        Section 8.2    Experience.    A Trustee, other than an Independent Trustee, shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Trust. At least one of the Independent Trustees shall have three years of relevant real estate experience.

        Section 8.3    Committees.    The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Trustees.

        Section 8.4    Term.    Except as may otherwise be provided in the terms of any Preferred Shares issued by the Trust, each Trustee shall hold office for one year, until the next annual meeting of Shareholders and until his or her successor is duly elected and qualifies. Trustees may be elected to an unlimited number of successive terms.

        Section 8.5    Fiduciary Obligations.    The Trustees serve in a fiduciary capacity to the Trust and have a fiduciary duty to the Shareholders, including a specific fiduciary duty to supervise the relationship of the Trust with the Advisor.

        Section 8.6    Extraordinary Actions.    Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Trustees and taken or approved by the affirmative vote of Shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

        Section 8.7    Authorization by Board of Stock Issuance.    The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Trustees may deem advisable (including as compensation for the Independent Trustees or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

        Section 8.8    Preemptive Rights and Appraisal Rights.    Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.5 or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security which the Trust may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting Shareholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

        Section 8.9    Determinations by Board.    The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or any Shares; the number of Shares of any class of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; the application of any provision of the Declaration of Trust in the case of any ambiguity, including, without limitation: (i) any provision of the definitions of any of the following: Affiliate, Independent Trustee and Sponsor, (ii) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, loans or other property, (iii) which expenses are excluded from the definition of Total Operating Expenses and (iv) whether expenses qualify as Organization and Offering Expenses; any conflict between the MGCL and the provisions set forth in the NASAA REIT Guidelines; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be

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determined by the Board of Trustees; provided, however, that any determination by the Board of Trustees as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Trustee shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the MGCL conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines shall control to the extent any provisions of the MGCL are not mandatory.

        Section 8.10    REIT Qualification.    If the Trust elects to qualify for federal income tax treatment as a REIT, the Board of Trustees shall use its reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust's REIT election pursuant to Section 856(g) of the Code. The Board of Trustees also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VII is no longer required for REIT qualification.

        Section 8.11    Removal of Trustees.    Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, any Trustee, or the entire Board of Trustees, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of Trustees.

        Section 8.12    Board Action with Respect to Certain Matters.    A majority of the Independent Trustees must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE IX

ADVISOR

        Section 9.1    Appointment and Initial Investment of Advisor.    The Board is responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Trust. However, the Board is not required personally to conduct the business of the Trust, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Notwithstanding the foregoing, a Person hired or retained by the Advisor to perform the property or securities management and related services for the Trust or the Operating Partnership that is not hired or retained to perform substantially all of the functions of the Advisor with respect to the Trust or the Operating Partnership as a whole shall not be deemed to be an Advisor. The Advisor made a capital contribution of $200,000 to the Trust in exchange for Common Shares. The Advisor or any Affiliate may not sell such Common Shares while the Advisor remains an Advisor but may transfer these Common Shares to other Affiliates.

        Section 9.2    Supervision of Advisor.    The Board shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Trust are in the best interests of the Shareholders and are fulfilled. The Independent Trustees are responsible for reviewing the fees and expenses of the Trust at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Trust, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Trustees also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed. The Independent Trustees shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Trust in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Trustees will consider factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (b) the success of the Advisor in generating opportunities that meet

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the investment objectives of the Trust, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business, (e) the quality and extent of service and advice furnished by the Advisor, (f) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Trustees may also consider all other factors that they deem relevant, and the findings of the Independent Trustees on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Trust and whether the compensation provided for in its contract with the Trust is justified.

        Section 9.3    Fiduciary Obligations.    The Advisor shall have a fiduciary responsibility and duty to the Trust and to the Shareholders.

        Section 9.4    Affiliation and Functions.    The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

        Section 9.5    Termination.    Either a majority of the Independent Trustees or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Trust and the Board in making an orderly transition of the advisory function.

        Section 9.6    Real Estate Commission on Sale of Property.    The Trust may pay the Advisor a real estate commission upon Sale of one or more Properties, in an amount equal to the lesser of (a) one-half of the Competitive Real Estate Commission, or (b) three percent of the Sale price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Trustees. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the sales price of such Property or Properties.

        Section 9.7    Operating Partnership Interests.    IPT Advisor LLC, a Delaware limited liability company, or one or more of its Affiliates, has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units constituting a separate series of partnership interests (the "Special OP Units"). The holder of the Special OP Units will be entitled to distributions from the Operating Partnership in an amount equal to 35% of all distributions of the Trust after any holder of preferred equity interests has received a full return of such preferred equity interest. Redemptions of the Special OP Units will occur through the exchange of the Special OP Units for OP Units with a value at the time of exchange equal to the redemption value of the Special OP Units. Upon the earliest to occur of the termination or nonrenewal of the Advisory Agreement for "cause" (as defined in the Advisory Agreement), a Termination Event or a Liquidity Event, the holder of Special OP Units may, in its discretion, choose to either require the Operating Partnership to redeem all or part of the Special OP Units or receive distributions from the Operating Partnership in accordance with the distribution provisions of the Operating Partnership Agreement. Upon a redemption of Special OP Units in connection with the Listing, the redemption value of the Special OP Units will be the amount that would have been distributed with respect to the Special OP Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership's Assets, determined with reference to the market value of the listed Shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing. Upon (i) a Liquidity Event other than a Listing or (ii) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, including a Termination Event, if the holder of Special OP Units elects to have the Operating Partnership redeem all or part of its Special OP Units, the redemption value of the Special OP Units will be based on the consideration paid in connection with such Liquidity Event or on the amount that would have been distributed with respect to the Special OP Units had the Operating Partnership sold all of its Assets for their then fair market values, as determined in good faith by the General Partner in accordance with the terms of the Operating Partnership Agreement and with reference to the value of consideration received by holders of the Shares, to the extent applicable, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. The redemption of the OP Units received in exchange for the Special OP Units (if requested by the

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holder(s) of such OP Units) upon a Termination Event or a Liquidity Event shall be paid in cash in connection with or upon such Termination Event or Liquidity Event; provided, however, that if the Board determines that such payment will impair the capital of the Trust, such payment shall consist of a promissory note bearing interest at a competitive market rate that will be repaid pursuant to the terms thereof, including using the entire net proceeds of each Sale of an Asset or Assets of the Operating Partnership in connection with or following the occurrence of the Termination Event or Liquidity Event. Notwithstanding anything to the contrary in this Section 9.7, in the case of any termination or non-renewal of the Advisory Agreement that is not in connection with a Liquidity Event or for "cause" as described below, the holder of the Special OP Units shall receive payment in the form of a promissory note, which shall be payable in 12 equal quarterly installments and will bear interest on the unpaid balance at a rate determined by the Board to be fair and reasonable; provided, however, that no payment shall be made in any quarter in which such payment would impair the Trust's capital or jeopardize its REIT status (and such deferred payments shall be delayed until the next quarter in which payment would not impair the Trust's capital or jeopardize REIT status); further provided that the payment of the outstanding balance on any promissory note and all interest due on such note shall be accelerated upon the occurrence of a Liquidity Event. If the Advisory Agreement is terminated or not renewed by the Trust for "cause" (as defined in the Advisory Agreement), the redemption value of Special OP Units will be $1. There shall be a corresponding allocation of profits of the Operating Partnership made to the holder of the Special OP Units in connection with the amounts payable hereunder. This Section 9.7 summarizes the current terms of the Special OP Units as of [    •    ], 2020. Nothing in this Section 9.7 shall in any way restrict the ability of the Board, the Operating Partnership or the Trust from amending the terms of the Special OP Units or the limited partnership agreement of the Operating Partnership.

        Section 9.8    Organization and Offering Expenses Limitation.    The Trust shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and, together with Sales Commissions, the Dealer Manager Fees, and the Distribution Fees, shall in no event exceed 15% of the Gross Proceeds of each Offering.

        Section 9.9    Acquisition Fees.    The Trust may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price or Total Project Cost (as applicable), provided, however, that a majority of the Board of Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

        Section 9.10    Reimbursement for Total Operating Expenses.    For any year in which the Trust qualifies as a REIT, the Trust shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Trust or, at the option of the Trust, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent Trustees determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the Excess Amount may be paid and within 60 days after the end of such Expense Year there shall be sent to the holders of Common Shares a written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Trustees. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

        Section 9.11    Payment of Other Fees and Expenses and Reimbursement Limitation.    The Trust may pay to the Advisor and its Affiliates any additional fees and expenses that are deemed fair and reasonable to the Trust by the Board of Trustees (including a majority of the Independent Trustees). The Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

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 ARTICLE X

INVESTMENT POLICIES AND LIMITATIONS

        Section 10.1    Review of Policies.    The Independent Trustees shall review the policies of the Trust concerning investments and borrowings with sufficient frequency (and, upon Commencement of the Initial Public Offering, not less often than annually) to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

        Section 10.2    Certain Permitted Investments.    The following provisions shall apply:

          (a)   The Trust may invest in Assets.

          (b)   The Trust may invest in Joint Ventures with the Sponsor, Advisor, one or more Trustees or any Affiliate, only if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Trust and on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

          (c)   Subject to any limitations in Section 10.3, the Trust may invest in equity securities; provided that such investment shall only be permitted if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

        Section 10.3    Investment Limitations.    In addition to other investment restrictions imposed by the Board from time to time, consistent with the Trust's objective of qualifying as a REIT, the following shall apply to the Trust's investments:

          (a)   Not more than ten percent of the Trust's total assets shall be invested in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property.

          (b)   The Trust shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Trust's ordinary business.

          (c)   The Trust shall not invest in or make any Mortgage (excluding any investment in mortgage programs, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property, except for those Mortgages insured or guaranteed by a government or government agency. In cases in which a majority of Independent Trustees so determine, and in all cases in which the transaction is with the Advisor, the Sponsor, any Trustees, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Trust's records for at least five years and shall be available for inspection and duplication by any holder of Common Shares for a reasonable charge. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

          (d)   The Trust shall not make or invest in any Mortgage (excluding any investment in mortgage programs, commercial mortgage-backed securities or residential mortgage-backed securities), including a construction loan, on any one property if the aggregate amount of all mortgage loans secured by the property, including the Mortgages of the Trust, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans secured by the property, including the Mortgages of the Trust" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

          (e)   The Trust shall not invest in indebtedness secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness of the Advisor, any Trustee, the Sponsor or any Affiliate of the Trust.

          (f)    The Trust shall not issue (i) equity Securities redeemable solely at the option of the holder (except that Shareholders may offer their Common Shares to the Trust pursuant to any repurchase plan adopted by

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  the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt as determined by the Board of Trustees or a duly authorized officer of the Trust; (iii) equity Securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Advisor, the Trustees, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to Persons other than the Advisor, the Trustees, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, the Trustees, the Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant.

          (g)   A majority of the Trustees or of the members of a duly authorized committee of the Board of Trustees shall authorize the consideration to be paid for Real Property, ordinarily based on the fair market value of the Real Property. If a majority of the Independent Trustees on the Board of Trustees or such duly authorized committee determine, or if the Real Property is acquired from the Advisor, a Trustee, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Trustees.

          (h)   The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Trustees. Any such excess borrowing shall be disclosed to Shareholders in the next quarterly report of the Trust following such borrowing, along with justification for such excess.

          (i)    The Trust will not make any investment that the Trust believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust.

          (j)    The Trust shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

          (k)   The Trust shall not engage in the business of trading.

          (l)    The Trust shall not engage in underwriting or the agency distribution of securities issued by others.

          (m)  The Trust shall not acquire interests or securities in any entity holding investments or engaging in activities prohibited by this Article X except for investments in which the Trust holds a non-controlling interest or investments in publicly-traded entities. For these purposes, a "publicly-traded entity" shall mean any entity having securities listed on a national securities exchange.

ARTICLE XI

CONFLICTS OF INTEREST

        Section 11.1    Sales and Leases to Trust.    The Trust may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Trustee or any Affiliate thereof upon a finding by a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction that such transaction is fair and reasonable to the Trust and at a price to the Trust no greater than the cost of the Asset to such Sponsor, Advisor, Trustee or Affiliate, or, if the price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the Trust for any such Asset exceed the Asset's current appraised value.

        Section 11.2    Sales and Leases to the Sponsor, Advisor, Trustees or Affiliates.    The Advisor, the Sponsor, a Trustee or any Affiliate thereof may purchase or lease Assets from the Trust if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Trust.

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        Section 11.3    Other Transactions.

          (a)   The Trust shall not make loans to the Sponsor, the Advisor, a Trustee or any Affiliate thereof except Mortgages pursuant to Section 10.3(c) hereof or loans to wholly owned subsidiaries of the Trust. The Trust may not borrow money from the Sponsor, the Advisor, a Trustee or any Affiliate thereof, unless a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Trust than comparable loans between unaffiliated parties.

          (b)   Except as otherwise provided in the Declaration of Trust, the Trust shall not engage in any other transaction with the Sponsor, the Advisor, a Trustee or any Affiliate thereof unless a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Trust and on terms and conditions no less favorable to the Trust than those available from an unaffiliated third party.

ARTICLE XII

SHAREHOLDERS

        Section 12.1    Meetings.    There shall be an annual meeting of the Shareholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Trustees. A quorum shall be the presence in person or by proxy of Shareholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Special meetings of Shareholders may be called in the manner provided in the Bylaws, including by the chief executive officer, the president or the chairman of the board or by a majority of the Trustees or a majority of the Independent Trustees, and shall be called by the secretary of the Trust to act on any matter that may properly be considered at a meeting of Shareholders upon the written request of the Shareholders entitled to cast not less than ten percent of all the votes entitled to be cast on such matter at such meeting. Notice of any special meeting of Shareholders shall be given as provided in the Bylaws. If the meeting is called by the secretary upon the written request of Shareholders as described in this Section 12.1, notice of the special meeting shall be sent to all Shareholders within ten days of the receipt of the written request and the special meeting shall be held at the time and place specified in the Shareholder request not less than 15 days nor more than 60 days after the delivery of the notice; provided, however, that if no time or place is so specified in the Shareholder request, at such time and place convenient to the Shareholders. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

        Section 12.2    Voting Rights of Shareholders.    Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees, without the necessity for concurrence by the Board, as provided in Sections 12.1, 8.4 and 8.11 hereof; (b) amendment of the Declaration of Trust, as provided in Article XIV hereof; (c) merger or consolidation of the Trust into another entity, or the sale or other disposition of all or substantially all of the Trust's assets, other than a sale or other disposition in the ordinary course of business or following the adoption by the Board of a plan of liquidation of the Trust; and (d) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Declaration of Trust to materially and adversely affect the rights, preferences and privileges of the Shareholders; (ii) amend provisions of the Declaration of Trust relating to Trustee qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; or (iii) cause the merger of the Trust, except as permitted by law.

        Section 12.3    Voting Limitations on Shares Held by the Advisor, Trustees and Affiliates.    With respect to Shares owned by the Advisor, any Trustee, or any of their Affiliates, neither the Advisor, nor such Trustee, nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the

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Advisor, such Trustee or any of their Affiliates or any transaction between the Trust and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Trustee and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

        Section 12.4    Right of Inspection.    Any Shareholder and any designated representative thereof shall be permitted access to the records of the Trust to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Trust's books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

        Section 12.5    Access to Shareholder List.    An alphabetical list of the names, addresses and telephone numbers of the Shareholders, along with the number of Shares held by each of them (the "Shareholder List"), shall be maintained as part of the books and records of the Trust and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Trust upon the request of the Shareholder. The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Shareholder List shall be mailed to any Shareholder so requesting within ten days of receipt by the Trust of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Trust may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A Shareholder may request a copy of the Shareholder List in connection with matters relating to Shareholders' voting rights, and the exercise of Shareholder rights under federal proxy laws.

        If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Shareholder requesting the Shareholder List for the costs, including reasonable attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure the Shareholder List or other information for the purpose of selling the Shareholder List or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the Shareholder List is not requested for a commercial purpose unrelated to the Shareholder's interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition, to and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

        Section 12.6    Reports.    For each fiscal year after the Commencement of the Initial Public Offering, the Trustees, including the Independent Trustees, shall take reasonable steps to insure that the Trust shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities, within 120 days after the end of the fiscal year to which it relates, an annual report that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Trust and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Trust; (d) the Total Operating Expenses of the Trust, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Trust, the Trustees, the Advisors, the Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Trustees shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

        Section 12.7    Tender Offers.    If any Person makes a tender offer, including, without limitation, a "mini-tender" offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Trust at least ten business days prior to

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initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a "Non-Compliant Tender Offer") shall be responsible for all expenses incurred by the Trust in connection with the enforcement of the provisions of this Section 12.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Trust may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 12.7 shall be of no force or effect with respect to any Shares that are then Listed.

ARTICLE XIII

LIABILITY LIMITATION AND INDEMNIFICATION

        Section 13.1    Limitation of Shareholder Liability.    No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Assets or the affairs of the Trust by reason of his being a Shareholder.

        Section 13.2    Limitation of Trustee and Officer Liability.

          (a)   Subject to any limitations set forth under Maryland law or in paragraph (b), no Trustee or officer of the Trust shall be liable to the Trust or its Shareholders for money damages. Neither the amendment nor repeal of this Section 13.2(a), nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws inconsistent with this Section 13.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          (b)   Notwithstanding anything to the contrary contained in paragraph (a) above or in Section 13.5 hereof, the Trust shall not provide that a Trustee, the Advisor or any Affiliate of the Advisor (the "Indemnitee") be held harmless for any loss or liability suffered by the Trust, unless all of the following conditions are met:

              (i)  The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust.

             (ii)  The Indemnitee was acting on behalf of or performing services for the Trust.

            (iii)  Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Trustee (other than an Independent Trustee), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Trustee.

            (iv)  Such agreement to hold harmless is recoverable only out of Net Assets and not from the Shareholders.

        Section 13.3    Indemnification.

          (a)   Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor of any of its Affiliates acting as an agent of the Trust. The rights to indemnification and advance of expenses provided to a Trustee or officer hereby shall vest immediately upon election of such Trustee or officer. The Trust may, with the approval of the Board of Trustees or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Trust in any of the capacities described in (i) or (ii) above and to any employee or agent of the Trust or a predecessor of the Trust. The Board may take such action as is necessary to carry out this Section 13.3(a). No amendment of the Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

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          (b)   Notwithstanding anything to the contrary contained in paragraph (a) above or in Section 13.5 hereof, the Trust shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

              (i)  The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust.

             (ii)  The Indemnitee was acting on behalf of or performing services for the Trust.

            (iii)  Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Trustee (other than an Independent Trustee), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Trustee.

            (iv)  Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Shareholders.

          (c)   Notwithstanding anything to the contrary contained in paragraph (a) above, the Trust shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

        Section 13.4    Payment of Expenses.    The Trust may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust, (b) the Indemnitee provides the Trust with written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Trust as authorized by Section 13.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Trust acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Trust with a written agreement to repay the amount paid or reimbursed by the Trust, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

        Section 13.5    Express Exculpatory Clauses in Instruments.    Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust by reason of their being Shareholders, Trustees, officers, employees or agents of the Trust, and all Persons shall look solely to the Trust's assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone as a result of such omission.

ARTICLE XIV

AMENDMENTS

        The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation. Except for those amendments permitted to be made without Shareholder approval under Maryland law or by specific provision in the Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Shareholders and (b) any amendment to Sections 8.2, 8.5 and

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8.11 of Article VIII, Article X, Article XI, Article XIII and Article XV hereof and this Article XIV (or any other amendment of the Declaration of Trust that would have the effect of amending such sections).

ARTICLE XV

ROLL-UP TRANSACTIONS

        Section 15.1    In connection with any proposed Roll-Up Transaction, an appraisal of all of the Trust's assets shall be obtained from a competent Independent Appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states in which the securities are being registered as an exhibit to the registration statement for the offering. The Trust's assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Trust and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

          (a)   accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

          (b)   one of the following:

              (i)  remaining as Shareholders and preserving their interests therein on the same terms and conditions as existed previously; or

             (ii)  receiving cash in an amount equal to the Shareholder's pro rata share of the appraised value of the Net Assets.

        Section 15.2    The Trust is prohibited from participating in any proposed Roll-Up Transaction:

          (a)   that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12.1 and 12.2 hereof;

          (b)   that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

          (c)   in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.4 and 12.5 hereof; or

          (d)   in which any of the costs of the Roll-Up Transaction would be borne by the Trust if the Roll-Up Transaction is rejected by the holders of Common Shares.

        The undersigned Trustees acknowledge this Declaration of Trust to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledge that to the best of their knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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        IN WITNESS WHEREOF, this Declaration of Trust has been executed by the undersigned Trustees on this      day of                    , 2020.

Signature	Title	Date

Evan H. Zucker	Trustee	[•], 2020
Marshall M. Burton	Trustee	[•], 2020
Charles B. Duke	Trustee	[•], 2020
John S. Hagestad	Trustee	[•], 2020
Stanley A. Moore	Trustee	[•], 2020
Dwight L. Merriman III	Trustee	[•], 2020

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Annex C-2

PLAN OF CONVERSION
OF
INDUSTRIAL PROPERTY TRUST INC.

        This PLAN OF CONVERSION (including all of the Exhibits attached hereto, this "Plan of Conversion") sets forth the terms, conditions and procedures governing the conversion of Industrial Property Trust Inc., a Maryland corporation (the "Company"), from a Maryland corporation to a Maryland real estate investment trust to be named "Industrial Property Trust" (the "REIT").

RECITALS

        A.    The Company was incorporated in the State of Maryland on August 28, 2012.

        B.    The Company is party to an Amended and Restated Agreement and Plan of Merger, dated as of August 20, 2019 (the "Merger Agreement"), by and among the Company, Prologis, L.P. and Rockies Acquisition LLC, a wholly owned subsidiary of Prologis, L.P. pursuant to which the Company has agreed to cause the sale of the subsidiaries that own its wholly owned assets, on the terms and conditions set forth in the Merger Agreement (the "Asset Sale"), Following the Asset Sale, the Company will continue to exist and its remaining assets will primarily consist of its indirect interests in Build-To-Core Industrial Partnership I LP and Build-To-Core Industrial Partnership II LP.

        C.    The Board of Directors of the Company has determined that the conversion, pursuant to Title 3, Subtitle 9 of the Corporations and Associations Article of the Maryland Annotated Code (the "Code") of the Company from a Maryland corporation to a Maryland statutory real estate investment trust organized under Title 8, Subtitle 1 of the Code, on substantially the terms set forth in this Plan of Conversion (the "Conversion") to be advisable and in the best interests of the Company and its shareholders and has recommended that the Company's stockholders approve the Conversion concurrently with the approval of the Asset Sale.

        D.    The Board of Directors of the Company expects to adopt a plan of liquidation of the Company immediately prior to the closing of the Asset Sale (the "Plan of Liquidation").

TERMS OF CONVERSION

        1.    Conversion.    Subject to the terms and conditions hereof, and in accordance with the Code and the Company's articles of incorporation as currently in effect, the Company shall be converted into the REIT at the Effective Time (as defined below). The conversion will be treated as an F reorganization for purposes of the Internal Revenue Code. The directors of the Company as of the Effective Time shall automatically become the Trustees of the REIT as of the Effective Time. The officers of the Company as of the Effective Time shall automatically become the officers of the REIT as of the Effective Time.

        2.    Continued Existence.    In accordance with the terms of Title 3, Subtitle 9 of the Code, from and after the Effective Time (as defined below), the Company shall cease to exist as a Maryland corporation and shall continue to exist in the form of a real estate investment trust as the REIT, and the REIT, for all purposes by the laws of the State of Maryland, shall be deemed to be the same entity as the Company. The Declaration of Trust in substantially the form attached to this Plan as Exhibit A, shall be the Declaration of Trust of the REIT unless and until the same shall be amended or repealed. The Company shall cause its directors, acting in their capacity as the initial trustees of the REIT, to cause the REIT to be formed by filing the Declaration of Trust for record with the Maryland State Department of Assessments and Taxation prior to the Effective Time.

        3.    Treatment of Shares.    At the Effective Time, each issued and outstanding Class A common share of the Company, automatically by virtue of the Conversion and without any further action on the part of the holder thereof, shall cease to exist as stock of the Company and shall continue to exist as one Class A common share of beneficial interest of the REIT.

        4.    Amendment.    The Board of Directors of the Company may amend this Plan of Conversion prior to the Effective Time. An amendment made subsequent to the submission of this Plan of Conversion for shareholder approval shall not alter or change any of the terms or conditions of this Plan of Conversion if the change would adversely affect the shares of any class or series of capital stock of the Company.

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        5.    Effects of the Conversion.    At and after the Effective Time, the effects of the Conversion on the assets, rights and liabilities of the Company shall be as set forth in Section 3-904 of the Corporations and Associations Article of the Code.

        6.    Liquidation and Dissolution of the Company.    Following the Effective Time, the REIT shall implement the Plan of Liquidation. Upon the sale or the assignment and conveyance of the assets of the REIT in complete liquidation of the REIT as contemplated by the Plan of Liquidation, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Company, the proper officers of the REIT shall file articles of dissolution with the State Department of Assessments and Taxation of Maryland pursuant to Section 8-502(a) of the Code and to take all other appropriate and necessary action to dissolve the REIT under Maryland law. The sale or other disposition of the assets of the REIT pursuant to the Plan of Liquidation and subsequent dissolution of the REIT shall not require further approval from the shareholders of the REIT.

        7.    Effective Time.    The Conversion shall be conditioned on the closing of the Asset Sale and shall be effective on such date and at such time as shall be set forth in Articles of Conversion effecting the Conversion (the "Effective Time"). The officers of the Company shall execute and file the Articles of Conversion and any other documents and shall take all such other actions as they may deem necessary or desirable to carry out the intent of this Plan of Conversion, including, without limitation, any and all filings or recordings required by Maryland law.

        8.    Termination.    This Plan may be terminated and abandoned, whether before or after approval of the Conversion as contemplated by this Plan of Conversion by the shareholders of the Company, by action of the Board of Directors of the Company at any time prior to the Effective Time.

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Exhibit A

Form of Declaration of Trust

(See attached)

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Annex C-3

ARTICLES OF CONVERSION
OF
INDUSTRIAL PROPERTY TRUST INC.

        The undersigned corporation, pursuant to Sections 3-901, 3-903, 3-904, and 3-906 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies that:

  1.
  The name of the corporation immediately prior to the filing of these articles of entity conversion is Industrial Property Trust Inc. (the "Company"). The Company's original Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation or its predecessor (the "Department") on August 28, 2012 and were amended and restated by the Company's Articles of Amendment and Restatement effective as of July 16, 2013, as supplemented by Articles Supplementary effective as of August 8, 2013, which Articles of Incorporation were further amended by Articles of Amendment effective as of August 27, 2013, as corrected by the Certificate of Correction to the Company's Articles of Amendment and Restatement effective as of March 19, 2014, as supplemented by Articles Supplementary effective as of August 13, 2015, and further amended by Articles of Amendment effective August 13, 2015.

  2.
  The Company shall convert to a Maryland real estate investment trust and its name shall be Industrial Property Trust (the "Trust").

  3.
  The Board of Directors of the Company (the "Board") resolved that the proposed conversion (the "Conversion") is advisable on substantially the terms and conditions referred to in that resolution and directed that the Conversion be submitted to the stockholders of the Company, who approved the Conversion at the Company's annual meeting held on [    •    ], 2019, all in accordance with Title 3, Subtitle 9 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Conversion Statute").

  4.
  At the effective time, each issued and outstanding Common Share of the Company, automatically and by virtue of the Conversion and without any further action on the part of the holder thereof, shall cease to exist as stock of the Company and shall continue to exist as one Class A common share of beneficial ownership of the REIT.

  5.
  The Declaration of Trust as it will be in effect immediately after consummation of the conversion is being filed concurrently with the Department.

[remainder of page left blank intentionally]

C-3-1

        IN WITNESS WHEREOF, the Company has caused these Articles of Conversion to be executed and acknowledged in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary; and the Chief Executive Officer acknowledges that these Articles of Conversion are the act of the Company, and the Chief Executive Officer further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

INDUSTRIAL PROPERTY TRUST INC.
By:
	Name:	Dwight L. Merriman III
	Title:	Chief Executive Officer

ATTEST:
By:
Joshua J. Widoff, Secretary

[Signature Page to Articles of Conversion]

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Annex C-4

INDUSTRIAL PROPERTY TRUST ~~INC.~~
~~ARTICLES~~DECLARATION OF ~~AMENDMENT AND RESTATEMENT~~TRUST
[    •    ], 2020

        This Declaration of Trust is made as of the date set forth above by the undersigned Trustees (as defined below) of Industrial Property Trust (the "Trust"). As used herein, the term "Declaration of Trust" means this Declaration of Trust, as it may be amended from time to time.

        ~~FIRST:    Industrial Property Trust Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.~~

        ~~SECOND:    The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:~~

ARTICLE I

~~INCORPORATOR~~FORMATION

        ~~Yuta N. Delarck, whose address is 200 Park Avenue, New York, New York 10166, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on August 28, 2012.~~

        The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code")). The Trust is being formed to be the successor to Industrial Properties Trust, Inc., which was incorporated in the State of Maryland on August 28, 2012 and which is being converted from a Maryland corporation into a Maryland real estate investment trust pursuant to Articles of Conversion being filed concurrently with the filing of this Declaration of Trust.

ARTICLE II

NAME

        ~~The name of the corporation (which is hereinafter called the "Corporation") is:~~

        The name of the Trust is: Industrial Property Trust ~~Inc.~~

ARTICLE III

PURPOSES AND POWERS

        The purposes for which the ~~Corporation~~Trust is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the ~~Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations~~Code) for which real estate investment trusts may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

        The address of the principal office of the ~~Corporation~~Trust in this State is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore Maryland 21201. The name and address of the resident agent of the ~~Corporation~~Trust are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation.

C-4-1

 ARTICLE V

DEFINITIONS

        As used in the ~~Charter~~Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

        Acquisition Expenses.    The term "Acquisition Expenses" shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the ~~Corporation~~Trust, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or origination of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and the costs of performing due diligence.

        Acquisition Fee.    The term "Acquisition Fee" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the ~~Corporation~~Trust, the Operating Partnership or the Advisor) in connection with (i) the acquisition, development or construction of a Property, (ii) the acquisition of interests in a real estate related entity or (iii) making or investing in Mortgages or the origination or acquisition of other debt or other investments, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

        Advisor or Advisors.    The term "Advisor" or "Advisors" shall mean the Person or Persons, if any, appointed, employed or contracted with by the ~~Corporation~~Trust pursuant to Section 9.1 hereof and responsible for directing or performing the day-to-day business affairs of the ~~Corporation~~Trust, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

        Advisory Agreement.    The term "Advisory Agreement" shall mean the agreement between the ~~Corporation~~Trust and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the ~~Corporation~~Trust.

        Affiliate or Affiliated.    The term "Affiliate" or "Affiliated" shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

        Aggregate Share Ownership Limit.    The term "Aggregate Share Ownership Limit" shall mean 9.8% in value of the aggregate of the outstanding Shares, or such other percentage determined by the Board of ~~Directors~~Trustees in accordance with Section 7.1.8 of the ~~Charter~~Declaration of Trust.

        Asset.    The term "Asset" shall mean any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the ~~Corporation~~Trust, directly or indirectly through one or more of its Affiliates.

        Asset Management Fee.    The term "Asset Management Fee" shall mean the fee paid to the Advisor as compensation for services rendered in connection with the management and disposition of the ~~Corporation's~~Trust's Assets.

        Average Invested Assets.    The term "Average Invested Assets" shall mean, for a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by or related to real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities, mezzanine loans and residential mortgage-backed securities), before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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        Beneficial Ownership.    The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        Board or Board of ~~Directors~~Trustees.    The term "Board" or "Board of ~~Directors~~Trustees"shall mean the Board of ~~Directors~~Trustees of the ~~Corporation~~Trust.

        Business Day.    The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

        Bylaws.    The term "Bylaws" shall mean the Bylaws of the ~~Corporation~~Trust, as amended from time to time.

        Charitable Beneficiary.    The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        Charitable Trust.    The term "Charitable Trust" shall mean any trust provided for in Section 7.2.1.

        Charitable Trustee.    The term "Charitable Trustee" shall mean the Person unaffiliated with the ~~Corporation~~Trust and a Prohibited Owner, that is appointed by the ~~Corporation~~Trust to serve as Trustee of the Charitable Trust.

        ~~Charter~~Declaration of Trust.    The term "~~Charter~~Declaration of Trust"shall mean the ~~charter~~Declaration of Trust of the ~~Corporation~~Trust.

        Class A Common Shares.    The term "Class A Common Shares" shall have the meaning as provided in Section 6.1 herein.

        ~~Class T Common Shares.    The term "Class T Common Shares" shall have the meaning as provided in Section 6.1 herein.~~

        Code.    The term "Code" shall have the meaning as provided in Article I~~II~~ herein.

        Commencement of the Initial Public Offering.    The term "Commencement of the Initial Public Offering" shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

        Common Share Ownership Limit.    The term "Common Share Ownership Limit" shall mean 9.8% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, or such other percentage determined by the Board of ~~Directors~~Trustees in accordance with Section 7.1.8 of the ~~Charter~~Declaration of Trust.

        Common Shares.    The term "Common Shares" shall have the meaning as provided in Section 6.1 herein.

        Competitive Real Estate Commission.    The term "Competitive Real Estate Commission" shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

        Construction Fee.    The term "Construction Fee" shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

        Constructive Ownership.    The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

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        Contract Purchase Price.    The term "Contract Purchase Price" shall mean (i) the amount actually paid or allocated in respect of the acquisition of a Property, (ii) the ~~Corporation's~~Trust's proportionate share of the amount actually paid or allocated in respect of the Real Property owned by any real estate related entity in which the ~~Corporation~~Trust acquires a majority economic interest or which the ~~Corporation~~Trust consolidates for financial reporting purposes in accordance with generally accepted accounting principals, (iii) the amount actually paid or allocated in respect of an investment in any other real estate related entity or (iv) the amount actually paid or allocated in respect of the origination or acquisition of Mortgages, other debt investments or other investments; in each case including any third party expenses, debt, whether borrowed or assumed and exclusive of Acquisition Fees and Acquisition Expenses.

        ~~Corporation.    The term "Corporation" shall have the meaning as provided in Article II herein.~~

        Dealer Manager.    The term "Dealer Manager" shall mean Dividend Capital Securities LLC, a Colorado limited liability company and an Affiliate of the ~~Corporation~~Trust, or such other Person selected by the Board to act as the dealer manager for an Offering.

        Dealer Manager Fee.    The term "Dealer Manager Fee" shall mean the dealer manager fee payable to the Dealer Manager for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the ~~Corporation's~~Trust's Prospectus.

        Distribution Fee.    The term "Distribution Fee" shall mean the distribution fee payable to the Dealer Manager as additional compensation for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the ~~Corporation's~~Trust's Prospectus.

        Development Fee.    The term "Development Fee" shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

        ~~Director~~Trustee.    The term "~~Director~~Trustee"shall have the meaning as provided in Section 8.1 herein.

        Distributions.    The term "Distributions" shall mean any distributions of money or other property, pursuant to Section 6.6 hereof, by the ~~Corporation~~Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

        Excepted Holder.    The term "Excepted Holder" shall mean a S~~tock~~hareholder for whom an Excepted Holder Limit is created by Article VII or by the Board of ~~Directors~~Trustees pursuant to Section 7.1.7.

        Excepted Holder Limit.    The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of ~~Directors~~Trustees pursuant to Section 7.1.7 and subject to adjustment pursuant to Section 7.1.8, the percentage limit established by the Board of ~~Directors~~Trustees pursuant to Section 7.1.7.

        Excess Amount.    The term "Excess Amount" shall have the meaning as provided in Section 9.10 herein.

        Exchange Act.    The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

        Expense Year.    The term "Expense Year" shall have the meaning as provided in Section 9.10 herein.

        General Partner.    The term "General Partner" shall mean the ~~Corporation~~Trust and any Person who becomes a substitute or additional General Partner as provided under the Operating Partnership Agreement, and any of their successors as General Partner.

        Gross Proceeds.    The term "Gross Proceeds" shall mean the aggregate purchase price of all Shares sold for the account of the ~~Corporation~~Trust through all Offerings, without deduction for Sales Commissions, Dealer Manager Fees, Distribution Fees, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions or Dealer Manager Fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the ~~Corporation~~Trust are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

        Indemnitee.    The term "Indemnitee" shall have the meaning as provided in Section 13.2(b) herein.

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        Independent Appraiser.    The term "Independent Appraiser" shall mean a Person with no material current or prior business or personal relationship with the Advisor or the ~~Directors~~Trustees and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the ~~Corporation~~Trust. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

        Independent ~~Director~~Trustee.    The term "Independent ~~Director~~Trustee"shall mean a ~~Director~~Trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a ~~Director~~Trustee, for the ~~Corporation~~Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered "material" if the aggregate gross revenue derived by the ~~Director~~Trustee from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the ~~Director's~~Trustee's annual gross revenue during either of the last two years or the ~~Director's~~Trustee's net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a ~~Director's~~Trustee's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the ~~Corporation~~Trust.

        Initial Date.    The term "Initial Date" shall mean the date on which Shares are first issued in the Initial Public Offering.

        Initial Investment.    The term "Initial Investment" shall mean that portion of the initial capitalization of the ~~Corporation~~Trust and the Operating Partnership contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

        Initial Public Offering.    The term "Initial Public Offering" shall mean the first Offering pursuant to an effective registration statement filed under the Securities Act.

        Joint Ventures.    The term "Joint Ventures" shall mean those joint venture, co-investment, co-ownership or partnership arrangements in which the ~~Corporation~~Trust or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

        Leverage.    The term "Leverage" shall mean the aggregate amount of indebtedness of the ~~Corporation~~Trust for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

        Liquidity Event.    The term "Liquidity Event" shall include, but shall not be limited to, (i) a Listing, (ii) a sale, merger or other transaction in which the holders of Common Shares either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (iii) the sale of all or substantially all of the ~~Corporation's~~Trust's Assets where holders of Common Shares either receive, or have the option to receive, cash or other consideration.

        Listing.    The term "Listing" shall mean the listing of the Common Shares on a national securities exchange or the receipt by the holders of Common Shares of securities that are listed on a national securities exchange. Upon such Listing, the Common Shares shall be deemed Listed.

        Market Price.    The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any

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national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of ~~Directors~~Trustees or, in the event that no trading price is available for such Shares, the then current offering price or, if no offering is then taking place (and provided that the most recent offering terminated no earlier than January 1 of the year prior to the then current year), the most recent offering price and, thereafter, the fair market value of the Shares, as determined in good faith by the Board of ~~Directors~~Trustees.

        MGCL.    The term "MGCL" shall mean the Maryland General ~~Corporation~~Trust Law, as amended from time to time.

        Mortgages.    The term "Mortgages" shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the ~~Corporation~~Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

        NASAA REIT Guidelines.    The term "NASAA REIT Guidelines" shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007.

        Net Assets.    The term "Net Assets" shall mean the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the ~~Corporation~~Trust on a basis consistently applied.

        ~~Net Asset Value Per Class A Common Share.    The term "Net Asset Value Per Class A Common Share" shall mean the net asset value of the Corporation allocable to the Class A Common Shares, determined as described in the Corporation's Prospectus, divided by the number of outstanding Class A Common Shares.~~

        ~~Net Asset Value Per Class T Common Share.    The term "Net Asset Value Per Class T Common Share" shall mean the net asset value of the Corporation allocable to the Class T Common Shares, determined as described in the Corporation's Prospectus, divided by the number of outstanding Class T Common Shares.~~

        Net Income.    The term "Net Income" shall mean for any period, the ~~Corporation's~~Trust's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

        Net Sales Proceeds.    The term "Net Sales Proceeds" shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the ~~Corporation~~Trust or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the ~~Corporation~~Trust or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the ~~Corporation~~Trust or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the ~~Corporation~~Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of such definition, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the ~~Corporation~~Trust or the Operating Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the ~~Corporation~~Trust or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the ~~Corporation~~Trust or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any

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amounts that the ~~Corporation~~Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the ~~Corporation~~Trust in its sole discretion.

        Non-Compliant Tender Offer.    The term "Non-Compliant Tender Offer" shall have the meaning as provided in Section 12.7 herein.

        NYSE.    The term "NYSE" shall mean the New York Stock Exchange.

        Offering.    The term "Offering" shall mean any offering and sale of Shares.

        OP Units.    The term "OP Units" shall mean units of partnership interest in the Operating Partnership.

        Operating Partnership.    The term "Operating Partnership" shall mean Industrial Property Operating Partnership LP, a Delaware limited partnership, through which the ~~Corporation~~Trust may own Assets.

        Operating Partnership Agreement.    The Operating Partnership Agreement between the ~~Corporation~~Trust and Industrial Property Advisors Group LLC.

        Organization and Offering Expenses.    The term "Organization and Offering Expenses" shall mean any and all costs and expenses, other than Sales Commissions, Dealer Manager Fees, and Distribution Fees, incurred in connection with the formation of the ~~Corporation~~Trust and the qualification and registration of all its Offerings, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys) payable to the Dealer Manager and Soliciting Dealers, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants' and attorneys' fees. The cumulative Organization and Offering Expense reimbursements paid by the ~~Corporation~~Trust in connection with all Offerings will not exceed 2.0% of Gross Proceeds from the sales of Shares of all Offerings.

        Person.    The term "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

        Preferred Shares.    The term "Preferred Shares" shall have the meaning as provided in Section 6.1 herein.

        Prohibited Owner.    The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Article VII herein, would Beneficially Own or Constructively Own Shares in violation of Section 7.1.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

        Property or Properties.    The term "Property" or "Properties" shall mean, as the context requires, all or a portion of each Real Property acquired by the ~~Corporation~~Trust, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

        Prospectus.    The term "Prospectus" shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

        Real Property.    The term "Real Property" shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

        Reinvestment Plan.    The term "Reinvestment Plan" shall have the meaning as provided in Section 6.11 herein.

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        REIT.    The term "REIT" shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that qualifies as a real estate investment trust under the REIT Provisions of the Code.

        REIT Provisions of the Code.    The term "REIT Provisions of the Code" shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

        Restriction Termination Date.    The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of ~~Directors~~Trustees determines that it is no longer in the best interests of the ~~Corporation~~Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the ~~Corporation~~Trust to qualify as a REIT.

        Roll-Up Entity.    The term "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

        Roll-Up Transaction.    The term "Roll-Up Transaction" shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the ~~Corporation~~Trust and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

          (a)   a transaction involving securities of a corporation or real estate investment trust that have been Listed for at least twelve months; or

          (b)   a transaction involving the conversion to corporate, trust or association form of only the ~~Corporation~~Trust, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

              (i)  voting rights of the holders of Common Shares;

             (ii)  the term of existence of the ~~Corporation~~Trust;

            (iii)  Sponsor or Advisor compensation; or

            (iv)  the ~~Corporation's~~Trust's investment objectives.

        Sale or Sales.    The term "Sale" or "Sales" shall mean (i) any transaction or series of transactions whereby: (A) the ~~Corporation~~Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the ~~Corporation~~Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the ~~Corporation~~Trust or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the ~~Corporation~~Trust or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the ~~Corporation~~Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the ~~Corporation~~Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the ~~Corporation~~Trust in one or more Assets within 180 days thereafter.

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        Sales Commissions.    The term "Sales Commissions" shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

        SDAT.    The term "SDAT" shall mean the State Department of Assessments and Taxation of Maryland.

        Securities.    The term "Securities" shall mean any of the following issued by the ~~Corporation~~Trust, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

        Securities Act.    The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

        Shareholder List.    The term "Shareholder List" shall have the meaning as provided in Section 12.5 herein.

        Shareholders.    The term "Shareholders" shall mean the holders of record of the Shares as maintained in the books and records of the Trust or its transfer agent.

        Shares.    The term "Shares" shall mean shares of ~~stock~~beneficial interest of the ~~Corporation~~Trust of any class or series, including Common Shares or Preferred Shares.

        Soliciting Dealers.    The term "Soliciting Dealers" shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into selected dealer or other agreements with the Dealer Manager to sell Shares.

        Special OP Units.    The term "Special OP Units" shall have the meaning as provided in Section 9.7 herein.

        Sponsor.    The term "Sponsor" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the ~~Corporation~~Trust, (ii) will control, manage or participate in the management of the ~~Corporation~~Trust, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the ~~Corporation~~Trust, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the ~~Corporation~~Trust in connection with the founding or organizing of the business of the ~~Corporation~~Trust, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the ~~Corporation~~Trust, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the ~~Corporation~~Trust which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the ~~Corporation~~Trust on a basis which was not negotiated at arm's-length with the ~~Corporation~~Trust. "Sponsor" does not include any Person whose only relationship with the ~~Corporation~~Trust is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

        ~~Stockholder List.    The term "Stockholder List" shall have the meaning as provided in Section 12.5 herein.~~

        ~~Stockholders.    The term "Stockholders" shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.~~

        Termination Event.    The term "Termination Event" means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of Assets or other transaction involving the ~~Corporation~~Trust pursuant to which a majority of the ~~Directors~~Trustees then in office are replaced or removed, (ii) by the Advisor for "good reason" (as defined in the Advisory Agreement), or (iii) by the ~~Corporation~~Trust and/or Operating Partnership other than for "cause" (as defined in the Advisory Agreement).

        Title 8.    The term "Title 8" shall have the meaning as provided in the Recitals herein.

        Total Operating Expenses.    The term "Total Operating Expenses" shall mean all costs and expenses paid or incurred by the ~~Corporation~~Trust, as determined under generally accepted accounting principles, that are in any way related to the operation of the ~~Corporation~~Trust or to corporate business, including Asset Management Fees and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization

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and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, (viii) distributions made with respect to interests in the Operating Partnership, and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of the ~~Corporation~~Trust which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

        Total Project Cost.    With regard to any Real Property acquired prior to or during the development, construction, improvement or acquisition stages, all hard and soft costs and expenses paid or incurred by the ~~Corporation~~Trust that are in any way related to the development of such Real Property, including, but not limited to, any debt, whether borrowed or assumed, land and construction costs.

        ~~Total Stockholder-Level Underwriting Compensation.    The term "Total Stockholder-Level Underwriting Compensation" shall mean all Dealer Manager Fees, Sales Commissions, Distribution Fees and any other items deemed underwriting compensation pursuant to Rule 2310 of the Financial Industry Regulatory Authority, Inc. paid to the Dealer Manager or to Soliciting Dealers with respect to the Class T Common Shares held in a particular Stockholder's account.~~

        Transfer.    The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

        Trust.    The term "Trust" shall have the meaning as provided in the Recitals herein.

        2%/25% Guidelines.    The term "2%/25% Guidelines" shall have the meaning as provided in Section 9.10 herein.

        Unimproved Real Property.    The term "Unimproved Real Property" shall mean Property in which the ~~Corporation~~Trust has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE VI

STOCK

        Section 6.1    Authorized Shares.    The ~~Corporation~~Trust has authority to issue 1,700,000,000 Shares, consisting of 1,500,000,000 common shares of ~~common stock~~beneficial interest, $0.01 par value per share (the "Common Shares"), 1,~~2~~500,000,000 of which are classified as Class A Common Shares (the "Class A Common Shares"), and ~~300,000,000 of which are classified as Class T Common Shares (the "Class T Common Shares"), and~~ 200,000,000 preferred shares of ~~preferred stock~~beneficial interest, $0.01 par value per share (the "Preferred Shares"). The aggregate par value of all authorized Shares having par value is $17,000,000. All Shares shall be fully paid and nonassessable when issued. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the ~~Corporation~~Trust has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of ~~Directors~~Trustees, with the approval of a majority of the entire Board and without any action by the S~~tock~~hareholders, may amend the ~~Charter~~Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the ~~Corporation~~Trust has authority to issue.

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        Section 6.2    Class A Common Shares.

          Section 6.2.1    Class A Common Shares Subject to Terms of Preferred Shares.    The Class A Common Shares shall be subject to the express terms of any series of Preferred Shares.

          Section 6.2.2    Description.    Subject to the provisions of Article VII and except as may otherwise be specified in the ~~Charter~~Declaration of Trust, each Class A Common Share shall entitle the holder thereof to one vote per share on all matters upon which S~~tock~~hareholders are entitled to vote pursuant to Section 12.2 hereof. The Board may classify or reclassify any unissued Class A Common Shares from time to time into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the ~~Corporation~~Trust for each privately offered Share bears to the book value of each outstanding publicly held Share.

          Section 6.2.3    Rights Upon Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the Assets, the aggregate Assets available for distribution to holders of the Class A Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate Assets available for distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

          Section 6.2.4    Voting Rights.    Except as may be provided otherwise in the ~~Charter~~Declaration of Trust, and subject to the express terms of any series of Preferred Shares, the holders of the Class A Common Shares shall have the exclusive right to vote on all matters (as to which a common S~~tock~~hareholder shall be entitled to vote pursuant to applicable law) at all meetings of the S~~tock~~hareholders.

        ~~Section 6.3    Class T Common Shares.~~

          ~~Section 6.3.1    Treatment as Class A Common Shares.    Except as set forth in Sections 6.3.2, 6.3.3 and 6.3.4 below, the Class T Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Shares and shall be treated as Class A Common Shares under all provisions of the Charter, including, without limitation, the provisions of Articles VI and VII.~~

          ~~Section 6.3.2    Rights Upon Liquidation.    The holder of each Class T Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value Per Class T Common Share.~~

          ~~Section 6.3.3    Distributions.    The per share amount of any Distributions on the Class T Common Shares in relation to the per share amount of any Distributions on the Class A Common Shares shall be determined as described in the most recent Prospectus for an Offering of Class T Common Shares, as such Prospectus may be amended or supplemented with the approval of a majority of the Board of Directors from time to time.~~

          ~~Section 6.3.4    Conversion of Class T Common Shares.~~

            ~~(a)   Upon Listing of the Class A Common Shares, each Class T Common Share shall automatically and without any action on the part of the holder thereof convert into a number of Class A Common Shares equal to a fraction, the numerator of which is the Net Asset Value Per Class T Common Share and the denominator of which is the Net Asset Value Per Class A Common Share.~~

            ~~(b)   As of the last calendar day of the month in which Total Stockholder-Level Underwriting Compensation paid with respect to the Class T Common Shares held by a Stockholder within such Stockholder's account would be in excess of ten percent of the total gross investment amount at the time of purchase of such Class T Common Shares (not including Class T Common Shares sold pursuant to a Reinvestment Plan), each Class T Common Share held in the applicable Stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class A Common Shares equal to a fraction, the numerator of which is the Net Asset Value Per Class T Common Share and the denominator of which is the Net Asset Value Per Class A Common Share.~~

        Section 6.4    Preferred Shares.    The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or

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series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the ~~Corporation~~Trust for each privately offered Share bears to the book value of each outstanding publicly held Share. The issuance of Preferred Shares must be approved by a majority of the Independent ~~Directors~~Trustees who do not have an interest in the transaction and who have access, at the ~~Corporation's~~Trust's expense, to the ~~Corporation's~~Trust's legal counsel or to independent legal counsel.

        Section 6.5    Classified or Reclassified Shares.    Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the ~~Corporation~~Trust to file articles supplementary with the SDAT. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the ~~Charter~~Declaration of Trust (including determinations by the Board or other facts or events within the control of the ~~Corporation~~Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other ~~charter~~declaration of trust document.

        Section 6.6    Dividends and Distributions.    The Board of ~~Directors~~Trustees may from time to time authorize the ~~Corporation~~Trust to declare and pay to S~~tock~~hareholders such dividends or other Distributions, in cash or other assets of the ~~Corporation~~Trust or in Securities of the ~~Corporation~~Trust or from any other source as the Board of ~~Directors~~Trustees in its discretion shall determine. The Board of ~~Directors~~Trustees shall endeavor to authorize the ~~Corporation~~Trust to declare and pay such dividends and other Distributions as shall be necessary for the ~~Corporation~~Trust to qualify as a REIT under the Code; however, S~~tock~~hareholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the ~~Corporation~~Trust. The exercise of the powers and rights of the Board of ~~Directors~~Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the ~~Corporation~~Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities or securities of the ~~Corporation~~Trust, distributions of beneficial interests in a liquidating trust established for the dissolution of the ~~Corporation~~Trust and the liquidation of its Assets in accordance with the terms of the ~~Charter~~Declaration of Trust or distributions in which (a) the Board advises each S~~tock~~hareholder of the risks associated with direct ownership of the property, (b) the Board offers each S~~tock~~hareholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those S~~tock~~hareholders that accept such offer.

        Section 6.7    ~~Charter~~Declaration of Trustand Bylaws.    The rights of all S~~tock~~hareholders and the terms of all Shares are subject to the provisions of the ~~Charter~~Declaration of Trust and the Bylaws.

        Section 6.8    No Issuance of Share Certificates.    Unless otherwise provided by the Board of ~~Directors~~Trustees, the ~~Corporation~~Trust shall not issue stock certificates. A S~~tock~~hareholder's investment shall be recorded on the books of the ~~Corporation~~Trust. To transfer his or her Shares, a S~~tock~~hareholder shall submit an executed form to the ~~Corporation~~Trust, which form shall be provided by the ~~Corporation~~Trust upon request. Such transfer will also be recorded on the books of the ~~Corporation~~Trust. Upon issuance or transfer of Shares, the ~~Corporation~~Trust will provide the S~~tock~~hareholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

        Section 6.9    Suitability of S~~tock~~hareholders.    Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

          Section 6.9.1    Investor Suitability Standards.    Subject to suitability standards established by individual states and amendments to the suitability standards set forth in the NASAA REIT Guidelines, to become a S~~tock~~hareholder, if such prospective S~~tock~~hareholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective S~~tock~~hareholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian

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  under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the ~~Corporation~~Trust, among other requirements as the ~~Corporation~~Trust may require from time to time:

            (a)   that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

            (b)   that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

          Section 6.9.2    Determination of Suitability of Sale.    The Sponsor and each Person selling Common Shares on behalf of the ~~Corporation~~Trust shall make every reasonable effort to determine that the purchase of Common Shares by a S~~tock~~hareholder is a suitable and appropriate investment for such S~~tock~~hareholder. In making this determination, each Person selling Common Shares on behalf of the ~~Corporation~~Trust shall ascertain that the prospective S~~tock~~hareholder: (a) meets the minimum income and net worth standards established for the ~~Corporation~~Trust; (b) can reasonably benefit from the ~~Corporation~~Trust based on the prospective S~~tock~~hareholder's overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective S~~tock~~hareholder's overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the S~~tock~~hareholder may lose the entire investment; (iii) the lack of liquidity of the Common Shares; (iv) the restrictions on transferability of the Common Shares; (v) the tax consequences of the investment; and (vi) the background of the Advisor.

          Each Person selling Common Shares on behalf of the ~~Corporation~~Trust shall make this determination with respect to each prospective S~~tock~~hareholder on the basis of information it has obtained from such prospective S~~tock~~hareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective S~~tock~~hareholder, as well as any other pertinent factors.

          Each Person selling Common Shares on behalf of the ~~Corporation~~Trust shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a S~~tock~~hareholder. Each Person selling Common Shares on behalf of the ~~Corporation~~Trust shall maintain these records for at least six years.

          Section 6.9.3    Minimum Investment.    The initial purchase of Common Shares by an investor shall comply with the requirements regarding minimum initial cash investment amounts set forth in any then effective Prospectus as such Prospectus has been amended or supplemented as of the date of such purchase, subject to any higher or lower applicable state requirements with respect to minimum initial cash investment amounts in effect as of the date of the issuance.

        Section 6.10    Repurchase of Shares.    The Board may establish, from time to time, a program or programs by which the ~~Corporation~~Trust voluntarily repurchases Shares from its S~~tock~~hareholders; provided, however, that such repurchase does not impair the capital or operations of the ~~Corporation~~Trust. The Sponsor, the Advisor, members of the Board and any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the ~~Corporation~~Trust.

        Section 6.11    Distribution Reinvestment Plans.    The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a "Reinvestment Plan"). Under any such Reinvestment Plan, (a) all material information regarding Distributions to the S~~tock~~hareholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the S~~tock~~hareholders not less often than annually, and (b) each S~~tock~~hareholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

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ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

        Section 7.1    Shares.

          Section 7.1.1    Ownership Limitations.    During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.3:

    (a)
    Basic Restrictions.

                (i)  (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

               (ii)  No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the ~~Corporation~~Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the ~~Corporation~~Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the ~~Corporation~~Trust from such tenant would cause the ~~Corporation~~Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

              (iii)  Any purported Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

          (b)   Transfer in Trust.If any purported Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.1.1(a)(i) or (ii),

                (i)  then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.2, effective as of the close of business on the Business Day prior to the date of such purported Transfer, and such Person shall acquire no rights in such Shares; or

               (ii)  if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.1.1(a)(i) or (ii), then the purported Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

        To the extent that, upon a transfer of Shares pursuant to this Section 7.1.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 S~~tock~~hareholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VII.

          Section 7.1.2    Remedies for Breach.    If the Board of ~~Directors~~Trustees or its designee (including, any duly authorized committee of the Board) shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.1.1 (whether or not such violation is intended), the Board of ~~Directors~~Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the ~~Corporation~~Trust to redeem Shares, refusing to give effect to such Transfer on the books of the ~~Corporation~~Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.1.1 shall

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  automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of ~~Directors~~Trustees or its designee.

          Section 7.1.3    Notice of Restricted Transfer.    Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.1.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.1.1(b), shall immediately give written notice to the ~~Corporation~~Trust of such event, or in the case of such a proposed or attempted transaction, give at least 10 Business Days prior written notice, and shall provide to the

  ~~Corporation~~Trust such other information as the ~~Corporation~~Trust may request in order to determine the effect, if any, of such Transfer on the ~~Corporation's~~Trust's status as a REIT.

          Section 7.1.4    Owners Required To Provide Information.    From the Initial Date and prior to the Restriction Termination Date:

            (a)   every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder or as may be requested by the Board of ~~Directors~~Trustees in its sole discretion) of the outstanding Shares, within 30 days after the end of each calendar year, shall give written notice to the ~~Corporation~~Trust stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the ~~Corporation~~Trust such additional information as the ~~Corporation~~Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the ~~Corporation's~~Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein.

            (b)   each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the S~~tock~~hareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the ~~Corporation~~Trust such information as the ~~Corporation~~Trust may request, in good faith, in order to determine the ~~Corporation's~~Trust's status as a REIT, to comply with requirements of any taxing authority or governmental authority or to determine such compliance or to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein.

          Section 7.1.5    Remedies Not Limited.    Subject to Section 8.10 of the ~~Charter~~Declaration of Trust, nothing contained in this Section 7.1 shall limit the ability of the ~~Corporation~~Trust to implement or enforce compliance with the terms of this Section 7.1 or the authority of the Board of ~~Directors~~Trustees to take such other action as it deems necessary or advisable to protect the ~~Corporation~~Trust and the interests of its S~~tock~~hareholders in preserving the ~~Corporation's~~Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the ~~Corporation~~Trust.

          Section 7.1.6    Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Section 7.1, Section 7.2 or any definition contained in Article V, the Board of ~~Directors~~Trustees shall have the power to determine the application of the provisions of this Section 7.1 or Section 7.2 with respect to any situation based on the facts known to it. In the event Section 7.1 or 7.2 requires an action by the Board of ~~Directors~~Trustees and the ~~Charter~~Declaration of Trust fails to provide specific guidance with respect to such action, the Board of ~~Directors~~Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 7.1 or 7.2. Absent a decision to the contrary by the Board of ~~Directors~~Trustees (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.1.2) acquired Beneficial or Constructive Ownership of Shares in violation of Section 7.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

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          Section 7.1.7    Exceptions.

            (a)   Subject to Section 7.1.1(a)(ii) (except as otherwise provided in Section 7.1.7(b)), the Board of ~~Directors~~Trustees, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board obtains such representations, undertakings and agreements from such Person as the Board of ~~Directors~~Trustees, upon the advice of legal counsel, determines necessary in order to prevent such an exemption or such establishment or increase of an Excepted Holder Limit from jeopardizing the ~~Corporation's~~Trust's status as a REIT. Such representations, undertakings and agreements may include:

                (i)  representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 7.1.1(a)(ii);

               (ii)  representations and undertakings from such Person as are reasonably necessary to ascertain that such Person does not and will not own, actually or Constructively, an interest in a tenant of the ~~Corporation~~Trust (or a tenant of any entity owned or controlled by the ~~Corporation~~Trust) that would cause the ~~Corporation~~Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the ~~Corporation~~Trust (or an entity owned or controlled by the ~~Corporation~~Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of ~~Directors~~Trustees, rent from such tenant would not adversely affect the ~~Corporation's~~Trust's ability to qualify as a REIT, shall not be treated as a tenant of the ~~Corporation~~Trust); and

              (iii)  the agreement by such Person that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.1.1 through 7.1.6) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.1.1(b) and 7.2.

            (b)   (i) Until 180 days after the end of the first taxable year for which the ~~Corporation~~Trust intends to elect to qualify for federal income tax treatment as a REIT, the Board of ~~Directors~~Trustees, in its sole discretion, may waive the requirement set forth in Section 7.1.1(a)(ii) that a Person's Beneficial Ownership or Constructive Ownership of Shares not result in the ~~Corporation~~Trust being "closely held" within the meaning of Section 856(h) of the Code and (ii) until 29 days after the end of the first taxable year for which the ~~Corporation~~Trust intends to elect to qualify for federal income tax treatment as a REIT, the Board of ~~Directors~~Trustees, in its sole discretion, may waive the requirement set forth in Section 7.1.1(a)(iii); provided that the Board of ~~Directors~~Trustees determines that such waivers do not jeopardize the ~~Corporation's~~Trust's status as a REIT.

            (c)   Prior to granting any exception pursuant to Section 7.1.7(a) or (b), the Board of ~~Directors~~Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of ~~Directors~~Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the ~~Corporation's~~Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of ~~Directors~~Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

            (d)   Subject to Section 7.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

            (e)   The Board of ~~Directors~~Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

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          Section 7.1.8    Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits.    Subject to Section 7.1.1(a)(ii) (except as otherwise provided in Section 7.1.7(b)), the Board of ~~Directors~~Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons; provided, however, that the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit until such time as such Person's percentage of Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

          Section 7.1.9    Legend.    Any certificate representing Shares shall bear substantially the following legend:

        The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the ~~Corporation's~~Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the ~~Corporation's charter~~Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares in excess of 9.8% (in value or number of Common Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares in excess of 9.8% of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the ~~Corporation~~Trust being "closely held" under Section 856(h) of the Code or otherwise cause the ~~Corporation~~Trust to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the ~~Corporation~~Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the ~~Corporation~~Trust from such tenant would cause the ~~Corporation~~Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the ~~Corporation~~Trust in writing (or, in the case of an attempted transaction, give at least 10 Business Days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (i), (ii) or (iii) above are violated, the Shares represented hereby will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the ~~Corporation~~Trust may redeem Shares upon the terms and conditions specified by the Board of ~~Directors~~Trustees in its sole discretion if the Board of ~~Directors~~Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) or (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the ~~Corporation's charter~~Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the ~~Corporation~~Trust at its principal office.

        Instead of the foregoing legend, the certificate may state that the ~~Corporation~~Trust will furnish a full statement about certain restrictions on transferability to a S~~tock~~hareholder on request and without charge. In the case of uncertificated Shares, the ~~Corporation~~Trust will send the holder of such Shares, on request and without charge, a written statement of the information otherwise required on certificates.

        Section 7.2    Transfer of Shares in Trust.

          Section 7.2.1    Ownership in Trust.    Upon any purported Transfer or other event described in Section 7.1.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective

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  as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.1.1(b). The Charitable Trustee shall be appointed by the ~~Corporation~~Trust and shall be a Person unaffiliated with the ~~Corporation~~Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the ~~Corporation~~Trust as provided in Section 7.2.6.

          Section 7.2.2    Status of Shares Held by the Charitable Trustee.    Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

          Section 7.2.3    Dividend and Voting Rights.    The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the ~~Corporation~~Trust that Shares have been transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other Distribution to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the ~~Corporation~~Trust that Shares have been transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the ~~Corporation~~Trust has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the ~~Corporation~~Trust has received notification that Shares have been transferred into a Charitable Trust, the ~~Corporation~~Trust shall be entitled to rely on its share transfer and other S~~tock~~hareholder records for purposes of preparing lists of S~~tock~~hareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of S~~tock~~hareholders.

          Section 7.2.4    Sale of Shares by Charitable Trustee.    Within 20 days of receiving notice from the ~~Corporation~~Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.2.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.2.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the ~~Corporation~~Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.2.4, such excess shall be paid to the Charitable Trustee upon demand.

          Section 7.2.5    Purchase Right in Shares Transferred to the Charitable Trustee.    Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the ~~Corporation~~Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the ~~Corporation~~Trust, or its designee, accepts such offer. The ~~Corporation~~Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares

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  held in the Charitable Trust pursuant to Section 7.2.4. Upon such a sale to the ~~Corporation~~Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.2.3 of this Article VII. The Charitable Trustee may pay the amount of such reduction to the Charitable Beneficiary.

          Section 7.2.6    Designation of Charitable Beneficiaries.    By written notice to the Charitable Trustee, the ~~Corporation~~Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        Section 7.3    NYSE Transactions.    Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

        Section 7.4    Enforcement.    The ~~Corporation~~Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

        Section 7.5    Non-Waiver.    No delay or failure on the part of the ~~Corporation~~Trust or the Board of ~~Directors~~Trustees in exercising any right hereunder shall operate as a waiver of any right of the ~~Corporation~~Trust or the Board of ~~Directors~~Trustees, as the case may be, except to the extent specifically waived in writing.

        Section 7.6    Non-Compliant Tender Offers.    No S~~tock~~hareholder may Transfer any Shares held by such S~~tock~~hareholder to a Person making a Non-Compliant Tender Offer unless such S~~tock~~hareholder shall have first offered such Shares to the ~~Corporation~~Trust at the tender offer price offered in such Non-Compliant Tender Offer.

ARTICLE VIII

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
~~CORPORATION~~TRUST AND OF THE S~~TOCK~~HAREHOLDERS AND ~~DIRECTORS~~TRUSTEES

        Section 8.1    Number of ~~Directors~~Trustees.    The business and affairs of the ~~Corporation~~Trust shall be managed under the direction of the Board of ~~Directors~~Trustees. The initial number of ~~Directors~~Trustees of the ~~Corporation~~Trust (the "~~Directors~~Trustees") shall be ~~five~~six, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, upon Commencement of the Initial Public Offering, the total number of ~~Directors~~Trustees shall not be fewer than three. Upon Commencement of the Initial Public Offering, a majority of the Board will be Independent ~~Directors~~Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent ~~Director~~Trustee pending the election of such Independent ~~Director's~~Trustee's successor. The names of the ~~Directors~~Trustees who shall serve until the first annual meeting of S~~tock~~hareholders and until their successors are duly elected and qualify are:

Dwight L. Merriman III
Evan H. Zucker
Marshall M. Burton
Charles B. Duke
John S. Hagestad
Stanley A. Moore

        These ~~Directors~~Trustees may increase the total number of ~~Directors~~Trustees and fill any vacancy, whether resulting from an increase in the number of ~~Directors~~Trustees or otherwise, on the Board of ~~Directors~~Trustees prior to the first annual meeting of S~~tock~~hareholders in the manner provided in the Bylaws.

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        The ~~Corporation~~Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of ~~Directors~~Trustees in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of ~~Directors~~Trustees may be filled only by the affirmative vote of a majority of the remaining ~~Directors~~Trustees in office, even if the remaining ~~Directors~~Trustees do not constitute a quorum, and any ~~Director~~Trustee elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent ~~Directors~~Trustees shall nominate replacements for vacancies among the Independent ~~Directors~~Trustees' positions.

        Section 8.2    Experience.    A ~~Director~~Trustee, other than an Independent ~~Director~~Trustee, shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the ~~Corporation~~Trust. At least one of the Independent ~~Directors~~Trustees shall have three years of relevant real estate experience.

        Section 8.3    Committees.    The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent ~~Directors~~Trustees.

        Section 8.4    Term.    Except as may otherwise be provided in the terms of any Preferred Shares issued by the ~~Corporation~~Trust, each ~~Director~~Trustee shall hold office for one year, until the next annual meeting of S~~tock~~hareholders and until his or her successor is duly elected and qualifies. ~~Directors~~Trustees may be elected to an unlimited number of successive terms.

        Section 8.5    Fiduciary Obligations.    The ~~Directors~~Trustees serve in a fiduciary capacity to the ~~Corporation~~Trust and have a fiduciary duty to the S~~tock~~hareholders, including a specific fiduciary duty to supervise the relationship of the ~~Corporation~~Trust with the Advisor.

        Section 8.6    Extraordinary Actions.    Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of ~~Directors~~Trustees and taken or approved by the affirmative vote of S~~tock~~hareholders entitled to cast a majority of the votes entitled to be cast on the matter.

        Section 8.7    Authorization by Board of Stock Issuance.    The Board of ~~Directors~~Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of ~~Directors~~Trustees may deem advisable (including as compensation for the Independent ~~Directors~~Trustees or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the ~~Charter~~Declaration of Trust or the Bylaws.

        Section 8.8    Preemptive Rights and Appraisal Rights.    Except as may be provided by the Board of ~~Directors~~Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.5 or as may otherwise be provided by contract approved by the Board of ~~Directors~~Trustees, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security which the ~~Corporation~~Trust may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting S~~tock~~hareholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of ~~Directors~~Trustees, upon the affirmative vote of a majority of the Board of ~~Directors~~Trustees, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

        Section 8.9    Determinations by Board.    The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of ~~Directors~~Trustees consistent with the ~~Charter~~Declaration of Trust, shall be final and conclusive and shall be binding upon the ~~Corporation~~Trust and every holder of Shares: the amount of the net income for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of

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redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the ~~Corporation~~Trust or any Shares; the number of Shares of any class of the ~~Corporation~~Trust; any matter relating to the acquisition, holding and disposition of any assets by the ~~Corporation~~Trust; the application of any provision of the ~~Charter~~Declaration of Trust in the case of any ambiguity, including, without limitation: (i) any provision of the definitions of any of the following: Affiliate, Independent ~~Director~~Trustee and Sponsor, (ii) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, loans or other property, (iii) which expenses are excluded from the definition of Total Operating Expenses and (iv) whether expenses qualify as Organization and Offering Expenses; any conflict between the MGCL and the provisions set forth in the NASAA REIT Guidelines; or any other matter relating to the business and affairs of the ~~Corporation~~Trust or required or permitted by applicable law, the ~~Charter~~Declaration of Trust or Bylaws or otherwise to be determined by the Board of ~~Directors~~Trustees; provided, however, that any determination by the Board of ~~Directors~~Trustees as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no ~~Director~~Trustee shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the MGCL conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines shall control to the extent any provisions of the MGCL are not mandatory.

        Section 8.10    REIT Qualification.    If the ~~Corporation~~Trust elects to qualify for federal income tax treatment as a REIT, the Board of ~~Directors~~Trustees shall use its reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the ~~Corporation~~Trust as a REIT; however, if the Board of ~~Directors~~Trustees determines that it is no longer in the best interests of the ~~Corporation~~Trust to continue to be qualified as a REIT, the Board of ~~Directors~~Trustees may revoke or otherwise terminate the ~~Corporation's~~Trust's REIT election pursuant to Section 856(g) of the Code. The Board of ~~Directors~~Trustees also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VII is no longer required for REIT qualification.

        Section 8.11    Removal of ~~Directors~~Trustees.    Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more ~~Directors~~Trustees, any ~~Director~~Trustee, or the entire Board of ~~Directors~~Trustees, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of ~~Directors~~Trustees.

        Section 8.12    Board Action with Respect to Certain Matters.    A majority of the Independent ~~Directors~~Trustees must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE IX

ADVISOR

        Section 9.1    Appointment and Initial Investment of Advisor.    The Board is responsible for setting the general policies of the ~~Corporation~~Trust and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the ~~Corporation~~Trust. However, the Board is not required personally to conduct the business of the ~~Corporation~~Trust, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any

~~Director~~Trustee) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Notwithstanding the foregoing, a Person hired or retained by the Advisor to perform the property or securities management and related services for the ~~Corporation~~Trust or the Operating Partnership that is not hired or retained to perform substantially all of the functions of the Advisor with respect to the ~~Corporation~~Trust or the Operating Partnership as a whole shall not be deemed to be an Advisor. The Advisor made a capital contribution of $200,000 to the ~~Corporation~~Trust in exchange for Common Shares. The Advisor or any Affiliate may not sell such Common Shares while the Advisor remains an Advisor but may transfer these Common Shares to other Affiliates.

        Section 9.2    Supervision of Advisor.    The Board shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the

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~~Corporation~~Trust, to act as agent for the ~~Corporation~~Trust, to execute documents on behalf of the ~~Corporation~~Trust and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the ~~Corporation~~Trust are in the best interests of the S~~tock~~hareholders and are fulfilled. The Independent ~~Directors~~Trustees are responsible for reviewing the fees and expenses of the ~~Corporation~~Trust at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the ~~Corporation~~Trust, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent ~~Directors~~Trustees also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed. The Independent ~~Directors~~Trustees shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the ~~Corporation~~Trust in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent ~~Directors~~Trustees will consider factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (b) the success of the Advisor in generating opportunities that meet the investment objectives of the ~~Corporation~~Trust, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the ~~Corporation~~Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the ~~Corporation~~Trust or by others with whom the ~~Corporation~~Trust does business, (e) the quality and extent of service and advice furnished by the Advisor, (f) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent ~~Directors~~Trustees may also consider all other factors that they deem relevant, and the findings of the Independent ~~Directors~~Trustees on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the ~~Corporation~~Trust and whether the compensation provided for in its contract with the ~~Corporation~~Trust is justified.

        Section 9.3    Fiduciary Obligations.    The Advisor shall have a fiduciary responsibility and duty to the ~~Corporation~~Trust and to the S~~tock~~hareholders.

        Section 9.4    Affiliation and Functions.    The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

        Section 9.5    Termination.    Either a majority of the Independent ~~Directors~~Trustees or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the ~~Corporation~~Trust and the Board in making an orderly transition of the advisory function.

        Section 9.6    Real Estate Commission on Sale of Property.    The ~~Corporation~~Trust may pay the Advisor a real estate commission upon Sale of one or more Properties, in an amount equal to the lesser of (a) one-half of the Competitive Real Estate Commission, or (b) three percent of the Sale price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent ~~Directors~~Trustees. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the sales price of such Property or Properties.

        Section 9.7    Operating Partnership Interests.    ~~Industrial Property~~IPT Advisor~~s Group~~ LLC, a Delaware limited liability company, or one or more of its Affiliates, has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units constituting a separate series of partnership interests (the "Special OP Units"). The holder of the Special OP Units will be entitled to distributions from the Operating Partnership in an amount equal to ~~1~~35% of ~~the Net Sales Proceeds after the Corporation (and the Stockholders) have received cumulative distributions from the Operating Partnership from operating income, sales proceeds or other sources equal to the capital contributions made by the Corporation (and the Stockholders) to the Operating Partnership plus a 6.5% cumulative, non-compounded annualized pre-tax return thereon~~all distributions of the Trust after any holder of preferred equity interests has received a full return of such preferred equity interest. Redemptions of the Special OP Units will occur through the exchange of the Special OP Units for OP Units with a value at the time

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of exchange equal to the redemption value of the Special OP Units. Upon the earliest to occur of the termination or nonrenewal of the Advisory Agreement for "cause" (as defined in the Advisory Agreement), a Termination Event or a Liquidity Event, the holder of Special OP Units may, in its discretion, choose to either require the Operating Partnership to redeem all or part of the Special OP Units ~~shall be redeemed by~~or receive distributions from the Operating Partnership in accordance with the distribution provisions of the Operating Partnership Agreement. Upon a redemption of Special OP Units in connection with the Listing, the redemption value of the Special OP Units will be the amount that would have been distributed with respect to the Special OP Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership's Assets, determined with reference to the market value of the listed Shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing. Upon (i) a Liquidity Event other than a Listing or (ii) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, including a Termination Event, if the holder of Special OP Units elects to have the Operating Partnership redeem all or part of its Special OP Units, the redemption value of the Special OP Units will be based on the consideration paid in connection with such Liquidity Event or on the amount that would have been distributed with respect to the Special OP Units had the Operating Partnership sold all of its Assets for their then fair market values, as determined in good faith by the General Partner in accordance with the terms of the Operating Partnership Agreement and with reference to the value of consideration received by holders of the Shares, to the extent applicable, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. The redemption of the OP Units received in exchange for the Special OP Units (if requested by the holder(s) of such OP Units) upon a Termination Event or a Liquidity Event shall be paid in cash in connection with or upon such Termination Event or Liquidity Event; provided, however, that if the Board determines that such payment will impair the capital of the ~~Corporation~~Trust, such payment shall consist of a promissory note bearing interest at a competitive market rate that will be repaid pursuant to the terms thereof, including using the entire net proceeds of each Sale of an Asset or Assets of the Operating Partnership in connection with or following the occurrence of the Termination Event or Liquidity Event. ~~Such cash payments or payments under a promissory note, as applicable, may not be made until aggregate, cumulative distributions have been made (or have been deemed to have been made) to the Corporation (and the Stockholders) from the Operating Partnership from operating income, sales proceeds and other sources in an amount equal to the capital contributions made by the Corporation (and the Stockholders) to the Operating Partnership plus a 6.5% cumulative non-compounded annual pre-tax return thereon.~~ Notwithstanding anything to the contrary in this Section 9.7, in the case of any termination or non-renewal of the Advisory Agreement that is not in connection with a Liquidity Event or for "cause" as described below, the holder of the Special OP Units shall receive payment in the form of a promissory note, which shall be payable in 12 equal quarterly installments and will bear interest on the unpaid balance at a rate determined by the Board to be fair and reasonable; provided, however, that no payment shall be made in any quarter in which such payment would impair the ~~Corporation's~~Trust's capital or jeopardize its REIT status (and such deferred payments shall be delayed until the next quarter in which payment would not impair the ~~Corporation's~~Trust's capital or jeopardize REIT status); further provided that the payment of the outstanding balance on any promissory note and all interest due on such note shall be accelerated upon the occurrence of a Liquidity Event. If the Advisory Agreement is terminated or not renewed by the ~~Corporation~~Trust for "cause" (as defined in the Advisory Agreement), the redemption value of Special OP Units will be $1. There shall be a corresponding allocation of profits of the Operating Partnership made to the holder of the Special OP Units in connection with the amounts payable hereunder. This Section 9.7 summarizes the current terms of the Special OP Units as of [ • ], 2020. Nothing in this Section 9.7 shall in any way restrict the ability of the Board, the Operating Partnership or the Trust from amending the terms of the Special OP Units or the limited partnership agreement of the Operating Partnership.

        Section 9.8    Organization and Offering Expenses Limitation.    The ~~Corporation~~Trust shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and, together with Sales Commissions, the Dealer Manager Fees, and the Distribution Fees, shall in no event exceed 15% of the Gross Proceeds of each Offering.

        Section 9.9    Acquisition Fees.    The ~~Corporation~~Trust may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price or Total Project Cost (as applicable), provided, however, that a majority of the Board of

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~~Directors~~Trustees (including a majority of the Independent ~~Directors~~Trustees) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the ~~Corporation~~Trust.

        Section 9.10    Reimbursement for Total Operating Expenses.    For any year in which the ~~Corporation~~Trust qualifies as a REIT, the ~~Corporation~~Trust shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the ~~Corporation~~Trust or, at the option of the ~~Corporation~~Trust, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent ~~Directors~~Trustees determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the Excess Amount may be paid and within 60 days after the end of such Expense Year there shall be sent to the holders of Common Shares a written disclosure of such fact, together with an explanation of the factors the Independent ~~Directors~~Trustees considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of ~~Directors~~Trustees. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

        Section 9.11    Payment of Other Fees and Expenses and Reimbursement Limitation.    The ~~Corporation~~Trust may pay to the Advisor and its Affiliates any additional fees and expenses that are deemed fair and reasonable to the ~~Corporation~~Trust by the Board of ~~Directors~~Trustees (including a majority of the Independent ~~Directors~~Trustees). The ~~Corporation~~Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE X

INVESTMENT POLICIES AND LIMITATIONS

        Section 10.1    Review of Policies.    The Independent ~~Directors~~Trustees shall review the policies of the ~~Corporation~~Trust concerning investments and borrowings with sufficient frequency (and, upon Commencement of the Initial Public Offering, not less often than annually) to determine that the policies being followed by the ~~Corporation~~Trust are in the best interests of its S~~tock~~hareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

        Section 10.2    Certain Permitted Investments.    The following provisions shall apply:

          (a)   The ~~Corporation~~Trust may invest in Assets.

          (b)   The ~~Corporation~~Trust may invest in Joint Ventures with the Sponsor, Advisor, one or more ~~Directors~~Trustees or any Affiliate, only if a majority of ~~Directors~~Trustees (including a majority of Independent ~~Directors~~Trustees) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the ~~Corporation~~Trust and on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

          (c)   Subject to any limitations in Section 10.3, the ~~Corporation~~Trust may invest in equity securities; provided that such investment shall only be permitted if a majority of ~~Directors~~Trustees (including a majority of Independent ~~Directors~~Trustees) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

        Section 10.3    Investment Limitations.    In addition to other investment restrictions imposed by the Board from time to time, consistent with the ~~Corporation's~~Trust's objective of qualifying as a REIT, the following shall apply to the ~~Corporation's~~Trust's investments:

          (a)   Not more than ten percent of the ~~Corporation's~~Trust's total assets shall be invested in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property.

          (b)   The ~~Corporation~~Trust shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the ~~Corporation's~~Trust's ordinary business.

          (c)   The ~~Corporation~~Trust shall not invest in or make any Mortgage (excluding any investment in mortgage programs, commercial mortgage-backed securities or residential mortgage-backed securities) unless

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  an appraisal is obtained concerning the underlying property, except for those Mortgages insured or guaranteed by a government or government agency. In cases in which a majority of Independent ~~Directors~~Trustees so determine, and in all cases in which the transaction is with the Advisor, the Sponsor, any ~~Directors~~Trustees, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the ~~Corporation's~~Trust's records for at least five years and shall be available for inspection and duplication by any holder of Common Shares for a reasonable charge. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

          (d)   The ~~Corporation~~Trust shall not make or invest in any Mortgage (excluding any investment in mortgage programs, commercial mortgage-backed securities or residential mortgage-backed securities), including a construction loan, on any one property if the aggregate amount of all mortgage loans secured by the property, including the Mortgages of the ~~Corporation~~Trust, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans secured by the property, including the Mortgages of the ~~Corporation~~Trust"shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

          (e)   The ~~Corporation~~Trust shall not invest in indebtedness secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness of the Advisor, any ~~Director~~Trustee, the Sponsor or any Affiliate of the ~~Corporation~~Trust.

          (f)    The ~~Corporation~~Trust shall not issue (i) equity Securities redeemable solely at the option of the holder (except that S~~tock~~hareholders may offer their Common Shares to the ~~Corporation~~Trust pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt as determined by the Board of ~~Directors~~Trustees or a duly authorized officer of the ~~Corporation~~Trust; (iii) equity Securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Advisor, the ~~Directors~~Trustees, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to Persons other than the Advisor, the ~~Directors~~Trustees, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent ~~Directors~~Trustees has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, the ~~Directors~~Trustees, the Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant.

          (g)   A majority of the ~~Directors~~Trustees or of the members of a duly authorized committee of the Board of ~~Directors~~Trustees shall authorize the consideration to be paid for Real Property, ordinarily based on the fair market value of the Real Property. If a majority of the Independent ~~Directors~~Trustees on the Board of ~~Directors~~Trustees or such duly authorized committee determine, or if the Real Property is acquired from the Advisor, a ~~Director~~Trustee, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent ~~Directors~~Trustees.

          (h)   The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent ~~Directors~~Trustees. Any such excess borrowing shall be disclosed to S~~tock~~hareholders in the next quarterly report of the ~~Corporation~~Trust following such borrowing, along with justification for such excess.

          (i)    The ~~Corporation~~Trust will not make any investment that the ~~Corporation~~Trust believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the ~~Corporation~~Trust.

          (j)    The ~~Corporation~~Trust shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

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          (k)   The ~~Corporation~~Trust shall not engage in the business of trading.

          (l)    The ~~Corporation~~Trust shall not engage in underwriting or the agency distribution of securities issued by others.

          (m)  The ~~Corporation~~Trust shall not acquire interests or securities in any entity holding investments or engaging in activities prohibited by this Article X except for investments in which the ~~Corporation~~Trust holds a non-controlling interest or investments in publicly-traded entities. For these purposes, a "publicly-traded entity" shall mean any entity having securities listed on a national securities exchange.

ARTICLE XI

CONFLICTS OF INTEREST

        Section 11.1    Sales and Leases to ~~Corporation~~Trust.    The ~~Corporation~~Trust may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a ~~Director~~Trustee or any Affiliate thereof upon a finding by a majority of ~~Directors~~Trustees (including a majority of Independent ~~Directors~~Trustees) not otherwise interested in the transaction that such transaction is fair and reasonable to the ~~Corporation~~Trust and at a price to the ~~Corporation~~Trust no greater than the cost of the Asset to such Sponsor, Advisor, ~~Director~~Trustee or Affiliate, or, if the price to the ~~Corporation~~Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the ~~Corporation~~Trust for any such Asset exceed the Asset's current appraised value.

        Section 11.2    Sales and Leases to the Sponsor, Advisor, ~~Directors~~Trustees or Affiliates.    The Advisor, the Sponsor, a ~~Director~~Trustee or any Affiliate thereof may purchase or lease Assets from the ~~Corporation~~Trust if a majority of ~~Directors~~Trustees (including a majority of Independent ~~Directors~~Trustees) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the ~~Corporation~~Trust.

        Section 11.3    Other Transactions.

          (a)   The ~~Corporation~~Trust shall not make loans to the Sponsor, the Advisor, a ~~Director~~Trustee or any Affiliate thereof except Mortgages pursuant to Section 10.3(c) hereof or loans to wholly owned subsidiaries of the ~~Corporation~~Trust. The ~~Corporation~~Trust may not borrow money from the Sponsor, the Advisor, a ~~Director~~Trustee or any Affiliate thereof, unless a majority of the ~~Directors~~Trustees (including a majority of the Independent ~~Directors~~Trustees) not otherwise interested in such transaction approve such transaction as fair, competitive, and commercially reasonable, and no less favorable to the ~~Corporation~~Trust than comparable loans between unaffiliated parties.

          (b)   Except as otherwise provided in the ~~Charter~~Declaration of Trust, the ~~Corporation~~Trust shall not engage in any other transaction with the Sponsor, the Advisor, a ~~Director~~Trustee or any Affiliate thereof unless a majority of the ~~Directors~~Trustees (including a majority of the Independent ~~Directors~~Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the ~~Corporation~~Trust and on terms and conditions no less favorable to the ~~Corporation~~Trust than those available from an unaffiliated third party.

ARTICLE XII

S~~TOCK~~HAREHOLDERS

        Section 12.1    Meetings.    There shall be an annual meeting of the S~~tock~~hareholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the ~~Directors~~Trustees shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the ~~Directors~~Trustees. A quorum shall be the presence in person or by proxy of S~~tock~~hareholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Special meetings of S~~tock~~hareholders may be called in the manner provided in the Bylaws, including by the chief executive officer, the president or the chairman of the board or by a majority of the ~~Directors~~Trustees or a majority of the Independent ~~Directors~~Trustees, and shall be called by the secretary of the ~~Corporation~~Trust to act on any matter that may properly be considered at a meeting of S~~tock~~hareholders upon the written request of the S~~tock~~hareholders entitled to cast not less than ten percent of all the votes entitled to be cast on such matter at

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such meeting. Notice of any special meeting of S~~tock~~hareholders shall be given as provided in the Bylaws. If the meeting is called by the secretary upon the written request of S~~tock~~hareholders as described in this Section 12.1, notice of the special meeting shall be sent to all S~~tock~~hareholders within ten days of the receipt of the written request and the special meeting shall be held at the time and place specified in the S~~tock~~hareholder request not less than 15 days nor more than 60 days after the delivery of the notice; provided, however, that if no time or place is so specified in the S~~tock~~hareholder request, at such time and place convenient to the S~~tock~~hareholders. If there are no ~~Directors~~Trustees, the officers of the ~~Corporation~~Trust shall promptly call a special meeting of the S~~tock~~hareholders entitled to vote for the election of successor ~~Directors~~Trustees. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

        Section 12.2    Voting Rights of S~~tock~~hareholders.    Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the S~~tock~~hareholders shall be entitled to vote only on the following matters: (a) election or removal of ~~Directors~~Trustees, without the necessity for concurrence by the Board, as provided in Sections 12.1, 8.4 and 8.11 hereof; (b) amendment of the ~~Charter~~Declaration of Trust, as provided in Article XIV hereof; (c) ~~dissolution of the Corporation; (d)~~ merger or consolidation of the ~~Corporation~~Trust into another entity, or the sale or other disposition of all or substantially all of the ~~Corporation's assets~~Trust's assets, other than a sale or other disposition in the ordinary course of business or following the adoption by the Board of a plan of liquidation of the Trust; and (~~e~~d) such other matters with respect to which the Board of ~~Directors~~Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the S~~tock~~hareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the S~~tock~~hareholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the ~~Charter~~Declaration of Trust to materially and adversely affect the rights, preferences and privileges of the S~~tock~~hareholders; (ii) amend provisions of the ~~Charter~~Declaration of Trust relating to ~~Director~~Trustee qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; or (iii) ~~liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation's assets other than in the ordinary course of business or as otherwise permitted by law; or (v)~~ cause the merger ~~or similar reorganization~~ of the ~~Corporation~~Trust, except as permitted by law.

        Section 12.3 Voting Limitations on Shares Held by the Advisor, ~~Directors~~Trustees and Affiliates. With respect to Shares owned by the Advisor, any ~~Director~~Trustee, or any of their Affiliates, neither the Advisor, nor such ~~Director~~Trustee, nor any of their Affiliates may vote or consent on matters submitted to the S~~tock~~hareholders regarding the removal of the Advisor, such ~~Director~~Trustee or any of their Affiliates or any transaction between the ~~Corporation~~Trust and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such ~~Director~~Trustee and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

        Section 12.4 Right of Inspection. Any S~~tock~~hareholder and any designated representative thereof shall be permitted access to the records of the ~~Corporation~~Trust to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the ~~Corporation's~~Trust's books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

        Section 12.5 Access to S~~tock~~hareholder List. An alphabetical list of the names, addresses and telephone numbers of the S~~tock~~hareholders, along with the number of Shares held by each of them (the "S~~tock~~hareholder List"), shall be maintained as part of the books and records of the ~~Co rporation~~Trust and shall be available for inspection by any S~~tock~~hareholder or the S~~tock~~hareholder's designated agent at the home office of the ~~Corporation~~Trust upon the request of the S~~tock~~hareholder. The S~~tock~~hareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the S~~tock~~hareholder List shall be mailed to any S~~tock~~hareholder so requesting within ten days of receipt by the ~~Corporation~~Trust of the request. The copy of the S~~tock~~hareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The ~~Corporation~~Trust may impose a reasonable charge for expenses incurred in reproduction pursuant to the S~~tock~~hareholder request. A S~~tock~~hareholder may request a copy of the S~~tock~~hareholder List in connection with matters relating to S~~tock~~hareholders' voting rights, and the exercise of S~~tock~~hareholder rights under federal proxy laws.

        If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the S~~tock~~hareholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any S~~tock~~hareholder requesting

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the S~~tock~~hareholder List for the costs, including reasonable attorneys' fees, incurred by that S~~tock~~hareholder for compelling the production of the S~~tock~~hareholder List, and for actual damages suffered by any S~~tock~~hareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the S~~tock~~hareholder List is to secure the S~~tock~~hareholder List or other information for the purpose of selling the S~~tock~~hareholder List or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a S~~tock~~hareholder relative to the affairs of the ~~Corporation~~Trust. The ~~Corporation~~Trust may require the S~~tock~~hareholder requesting the S~~tock~~hareholder List to represent that the S~~tock~~hareholder List is not requested for a commercial purpose unrelated to the S~~tock~~hareholder's interest in the ~~Corporation~~Trust. The remedies provided hereunder to S~~tock~~hareholders requesting copies of the S~~tock~~hareholder List are in addition, to and shall not in any way limit, other remedies available to S~~tock~~hareholders under federal law, or the laws of any state.

        Section 12.6 Reports. For each fiscal year after the Commencement of the Initial Public Offering, the ~~Directors~~Trustees, including the Independent ~~Directors~~Trustees, shall take reasonable steps to insure that the ~~Corporation~~Trust shall cause to be prepared and mailed or delivered to each S~~tock~~hareholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities, within 120 days after the end of the fiscal year to which it relates, an annual report that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the ~~Corporation~~Trust and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the ~~Corporation~~Trust; (d) the Total Operating Expenses of the ~~Corporation~~Trust, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent ~~Directors~~Trustees that the policies being followed by the ~~Corporation~~Trust are in the best interests of its S~~tock~~hareholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the ~~Corporation~~Trust, the ~~Directors~~Trustees, the Advisors, the Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent ~~Directors~~Trustees shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

        Section 12.7 Tender Offers. If any Person makes a tender offer, including, without limitation, a "mini-tender" offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the ~~Corporation~~Trust at least ten business days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a "Non-Compliant Tender Offer") shall be responsible for all expenses incurred by the ~~Corporation~~Trust in connection with the enforcement of the provisions of this Section 12.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer. In addition, the ~~Corporation~~Trust may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 12.7 shall be of no force or effect with respect to any Shares that are then Listed.

ARTICLE XIII

LIABILITY LIMITATION AND INDEMNIFICATION

        Section 13.1 Limitation of S~~tock~~hareholder Liability. No S~~tock~~hareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the ~~Corporation~~Trust by reason of his being a S~~tock~~hareholder, nor shall any S~~tock~~hareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Assets or the affairs of the ~~Corporation~~Trust by reason of his being a S~~tock~~hareholder.

        Section 13.2 Limitation of ~~Director~~Trustee and Officer Liability.

        (a)   Subject to any limitations set forth under Maryland law or in paragraph (b), no ~~Director~~Trustee or officer of the ~~Corporation~~Trust shall be liable to the ~~Corporation~~Trust or its S~~tock~~hareholders for money damages. Neither the amendment nor repeal of this Section 13.2(a), nor the adoption or amendment of any other provision of the ~~Charter~~Declaration of Trust or Bylaws inconsistent with this Section 13.2(a), shall apply to or affect in any

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respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        (b)   Notwithstanding anything to the contrary contained in paragraph (a) above or in Section 13.5 hereof, the ~~Corporation~~Trust shall not provide that a ~~Director~~Trustee, the Advisor or any Affiliate of the Advisor (the "Indemnitee") be held harmless for any loss or liability suffered by the ~~Corporation~~Trust, unless all of the following conditions are met:

            (i)  The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the ~~Corporation~~Trust.

           (ii)  The Indemnitee was acting on behalf of or performing services for the ~~Corporation~~Trust.

          (iii)  Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a ~~Director~~Trustee (other than an Independent ~~Director~~Trustee), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent ~~Director~~Trustee.

          (iv)  Such agreement to hold harmless is recoverable only out of Net Assets and not from the S~~tock~~hareholders.

        Section 13.3 Indemnification.

        (a)   Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below, the ~~Corporation~~Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former ~~Director~~Trustee or officer of the ~~Corporation~~Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a ~~Director~~Trustee or officer of the ~~Corporation~~Trust and at the request of the ~~Corporation~~Trust, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor of any of its Affiliates acting as an agent of the ~~Corporation~~Trust. The rights to indemnification and advance of expenses provided to a ~~Director~~Trustee or officer hereby shall vest immediately upon election of such ~~Director~~Trustee or officer. The ~~Corporation~~Trust may, with the approval of the Board of ~~Directors~~Trustees or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the ~~Corporation~~Trust in any of the capacities described in (i) or (ii) above and to any employee or agent of the ~~Corporation~~Trust or a predecessor of the ~~Corporation~~Trust. The Board may take such action as is necessary to carry out this Section 13.3(a). No amendment of the ~~Charter~~Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

        (b)   Notwithstanding anything to the contrary contained in paragraph (a) above or in Section 13.5 hereof, the ~~Corporation~~Trust shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

            (i)  The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the ~~Corporation~~Trust.

           (ii)  The Indemnitee was acting on behalf of or performing services for the ~~Corporation~~Trust.

          (iii)  Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a ~~Director~~Trustee (other than an Independent ~~Director~~Trustee), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent ~~Director~~Trustee.

          (iv)  Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the S~~tock~~hareholders.

        (c)   Notwithstanding anything to the contrary contained in paragraph (a) above, the ~~Corporation~~Trust shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the

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Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

        Section 13.4 Payment of Expenses. The ~~Corporation~~Trust may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the ~~Corporation~~Trust, (b) the Indemnitee provides the ~~Corporation~~Trust with written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the ~~Corporation~~Trust as authorized by Section 13.3 hereof, (c) the legal proceeding was initiated by a third party who is not a S~~tock~~hareholder or, if by a S~~tock~~hareholder of the ~~Corporation~~Trust acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the ~~Corporation~~Trust with a written agreement to repay the amount paid or reimbursed by the ~~Corporation~~Trust, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

        Section 13.5 Express Exculpatory Clauses in Instruments. Neither the S~~tock~~hareholders nor the ~~Directors~~Trustees, officers, employees or agents of the ~~Corporation~~Trust shall be liable under any written instrument creating an obligation of the ~~Corporation~~Trust by reason of their being S~~tock~~hareholders, ~~Directors~~Trustees, officers, employees or agents of the ~~Corporation~~Trust, and all Persons shall look solely to the ~~Corporation's~~Trust's assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any S~~tock~~hareholder, ~~Director~~Trustee, officer, employee or agent liable thereunder to any third party, nor shall the ~~Directors~~Trustees or any officer, employee or agent of the ~~Corporation~~Trust be liable to anyone as a result of such omission.

ARTICLE XIV

AMENDMENTS

        The ~~Corporation~~Trust reserves the right from time to time to make any amendment to the ~~Charter~~Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the ~~Charter~~Declaration of Trust, of any Shares. All rights and powers conferred by the ~~Charter~~Declaration of Trust on S~~tock~~hareholders, ~~Directors~~Trustees and officers are granted subject to this reservation. Except for those amendments permitted to be made without S~~tock~~hareholder approval under Maryland law or by specific provision in the ~~Charter~~Declaration of Trust, any amendment to the ~~Charter~~Declaration of Trust shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the S~~tock~~hareholders and (b) any amendment to Sections 8.2, 8.5 and 8.11 of Article VIII, Article X, Article XI, Article XIII and Article XV hereof and this Article XIV (or any other amendment of the ~~Charter~~Declaration of Trust that would have the effect of amending such sections).

ARTICLE XV

ROLL-UP TRANSACTIONS

        Section 15.1 In connection with any proposed Roll-Up Transaction, an appraisal of all of the ~~Corporation's~~Trust's assets shall be obtained from a competent Independent Appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states in which the securities are being registered as an exhibit to the registration statement for the offering. The ~~Corporation's~~Trust's assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the ~~Corporation~~Trust and the S~~tock~~hareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to S~~tock~~hareholders in connection with a proposed Roll-Up Transaction. In connection

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with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

        (a)   accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

        (b)   one of the following:

            (i)  remaining as S~~tock~~hareholders and preserving their interests therein on the same terms and conditions as existed previously; or

           (ii)  receiving cash in an amount equal to the S~~tock~~hareholder's pro rata share of the appraised value of the Net Assets.

        Section 15.2 The ~~Corporation~~Trust is prohibited from participating in any proposed Roll-Up Transaction:

        (a)   that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12.1 and 12.2 hereof;

        (b)   that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

        (c)   in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.4 and 12.5 hereof; or

        (d)   in which any of the costs of the Roll-Up Transaction would be borne by the ~~Corporation~~Trust if the Roll-Up Transaction is rejected by the holders of Common Shares.

        ~~THIRD:    The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.~~

        ~~FOURTH:    The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.~~

        ~~FIFTH:    The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.~~

        ~~SIXTH:    The number of directors of the Corporation and the names of those currently in office are as set forth in Article VIII of the foregoing amendment and restatement of the charter.~~

        ~~SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter of the Corporation was~~

~~200,000, $0.01 par value per share, all of one class. The aggregate par value of all shares of stock having par value was $2,000.~~

        ~~EIGHTH:    The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is 1,700,000,000 Shares, consisting of 1,200,000,000 shares of common stock, $0.01 par value per share, which are classified as Class A Common Shares, 300,000,000 shares of common stock, $0.01 par value per share, which are classified as Class T Common Shares, and 200,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $17,000,000.~~

        ~~NINTH:    The undersigned~~ Trustees acknowledge~~s these Articles of Amendment and Restatement to be the corporate~~this Declaration of Trust to be the trust act of the ~~Corporation~~Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledge~~s~~ that to the best of ~~his~~their knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

C-4-31

        IN WITNESS WHEREOF, ~~the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 16 day of July,~~this Declaration of Trust has been executed by the undersigned Trustees on this             day of                                    , 20~~13~~20.

Signature	Title		Date
~~ATTEST:~~		~~INDUSTRIAL PROPERTY TRUST INC.~~
Evan H. Zucker	Trustee		[•], 2020
~~/s/ JOSHUA J. WIDOFF~~		~~/s/ DWIGHT L. MERRIMAN~~	~~(SEAL)~~
Marshall M. Burton	Trustee		[•], 2020
Charles B. Duke	Trustee		[•], 2020
John S. Hagestad	Trustee		[•], 2020
Stanley A. Moore	Trustee		[•], 2020
	Trustee		[•], 2020

~~Name: Joshua J. Widoff~~Dwight L. Merriman III		~~Name: Dwight L. Merriman III~~
~~Title: Secretary~~		~~Title: Chief Executive Officer~~

C-4-32

Annex C-5

Comparison of Rights of Stockholders

        The comparison set forth below is not intended to be an exhaustive discussion of the foregoing and may not contain all the information that is important to you. The summary set forth below assumes, except as otherwise indicated, that the Conversion is approved at the Annual Meeting.

	Pre-Conversion	Post-Conversion
Form of Organization	The Company is a Maryland corporation incorporated under the MGCL.	The Company will be a real estate investment trust organized pursuant to Title 8 of the Maryland corporations and associations law.
Authorized Capital Stock

The Company is authorized to issue 1,700,000,000 shares of stock, consisting of 1,200,000,000 Class A Shares, 300,000,000 Class T Shares and 200,000,000 shares of preferred stock, $0.01 par value per share.

The Company will be authorized to issue 1,700,000,000 shares of beneficial interest, consisting of 1,500,000,000 Class A common shares of beneficial interest, $0.01 par value per share, and 200,000,000 preferred shares of beneficial interest, $0.01 par value per share.

At September 23, 2019, there were issued and outstanding 105,673,632.343 Class A Shares, 72,043,321.931 Class T Shares and no shares of preferred stock. Prior to the effectiveness of the Conversion, each Class T Share will have converted to one Class A Share as a result of the payment of the Remaining Distribution Fees.

At the time of the Conversion, automatically and without further action on the part of the Company's stockholders, each outstanding Class A Share will cease to exist as stock in the Company as a Maryland corporation and will then exist as one share of Class A beneficial interest in the Company existing as a Maryland REIT.

Our Board of Directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

No change.
Issuance of Shares	The Board of Directors generally may authorize the issuance from time to time of any class or series.	No change.

C-5-1

	Pre-Conversion	Post-Conversion

The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our Board of Directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Voting Rights—Generally

Subject to the express terms of any series or class of shares then outstanding and the mandatory provisions of applicable law, stockholders are entitled to vote only on the following matters: (i) election or removal of directors; (ii) amendment of the charter; (iii) dissolution of the Company; (iv) merger or consolidation of the Company into another entity, or the sale or other disposition of all or substantially all of the Company's assets, or a statutory share exchange in which the Company is a constituent; and (v) such other matters with respect to which the Board of Directors adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the stockholders for approval or ratification.

No change, except stockholders of the Company are not required to approve (i) the dissolution of the Company, because the stockholders of the Company shall have approved the dissolution of the Company in connection with Conversion; or (ii) the sale of all or substantially all of the assets of the Company following the adoption of a plan of liquidation and dissolution for the Company.

Without the approval of a majority of the shares entitled to vote on the matter, the Board of Directors may generally not (a) amend the charter; (b) liquidate or dissolve the Company other than before initial investment in property; (c) sell all or substantially all of the Company's assets other than in the ordinary course of business or as otherwise permitted by law; or (d) cause the merger or similar reorganization of the Company, except as permitted by law.

The presence of 50% of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except with respect to the matters described above.

No change.
Cumulative Voting for Directors/Trustees	Stockholders do not have the right to cumulate their votes with respect to the election of directors.	No change.

C-5-2

	Pre-Conversion	Post-Conversion
Preemptive Rights	Stockholders do not have preemptive rights to acquire additional shares of the Company's capital stock unless provided for by the Board of Directors with respect to a specific issuance.	No change.
Dissenters Rights

Stockholders are not entitled to exercise the rights of an objecting stockholder under the MGCL, unless the Board of Directors determines that such rights apply to any transaction in which stockholders would otherwise be entitled to exercise such rights.

No change.
Board of Directors/ Trustees—Size

A majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be fewer than 3 or more than 15. A majority of the Board of Directors must be Independent Directors (as defined in the charter), except for a period of 60 days following the death, removal or resignation of an Independent Director pending the election of such director's successor. The Board of Directors is currently comprised of six directors: Dwight L. Merriman III, Evan H. Zucker, Marshall M. Burton, Charles B. Duke, John S. Hagestad and Stanley A. Moore.

No change.
Board of Directors/ Trustees—Classification and Term	The Board of Directors is not currently classified. The directors hold office until the next succeeding annual meeting of stockholders and until their successors are duly elected and qualify.	No change.
Board of Directors/ Trustees—Election

The affirmative vote of the holders of at least a majority of the shares of common stock entitled to vote who are present in person or by proxy at the annual meeting at which a quorum is present is required to elect a director.

No change.

Under the MGCL, directors are required to be elected annually; however, failure to hold an annual meeting to elect directors does not affect the corporate existence or any otherwise valid corporate act.

Under the Maryland REIT Law, trustees are required to be elected at least every third year at an annual meeting of shareholders. The Declaration of Trust requires that Trustees be elected annually.
Board of Directors/ Trustees—Removal

Subject to the rights of holders of any series of preferred stock, any director, or the entire board, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

No change.
Board of Directors/ Trustees—Vacancies

Pursuant to an election under Subtitle 8 of the MGCL, any vacancies on the Board of Directors may be filled only by a majority of the remaining directors, whether or not sufficient to constitute a quorum. Notwithstanding the foregoing, the independent directors shall nominate replacements for vacancies among the independent directors.

No change.

C-5-3

	Pre-Conversion	Post-Conversion
Shareholder Inspection Rights

Stockholders have access to a list of stockholder, as well as to records of a Maryland corporation to which it is entitled under applicable law. For a Maryland corporation, this is generally limited to bylaws, minutes of stockholder meetings, an annual statement of affairs, and voting trust agreements, except that a 5% stockholder may inspect the "books of account" and the stock ledger.

No change.
Annual Meeting; Annual Report

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. An annual meeting of our stockholders will be held not less than 30 days after delivery of our annual report.

No change.
The Advisor

Although the Board of Directors is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, the Advisor conducts the day-to-day management of the Company. The Advisor must follow the general policies and principals established by the Board of Directors, and the Board of Directors shall monitor the Advisor to ensure the Advisor is acting in the best interests of the Company and its stockholders. The Advisor shall have a fiduciary responsibility and duty to the Company and its stockholders.

No change.

The Advisor receives certain fees for its advisory and management services, including acquisition fees, property management fees, and reimbursement of expenses. Such fees are reviewed by the independent directors of the Board of Directors at least annually.

	Either a majority of the independent directors or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty.	No change.
Amendment of Charter/Declaration of Trust

Except for amendments permitted to be made without stockholder approval under Maryland law, any amendment to the charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all votes entitled to be cast on the matters.

No change.
Bylaw Amendments	The Board of Directors has the exclusive power to adopt, alter or repeal any provision of the Company's bylaws and to make any new bylaws.	No change.
Mergers, Consolidations, Sales of Substantially all Assets

Mergers, consolidations or similar reorganization shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.
Sale of all or substantially all of the assets of the Company requires stockholder approval unless the Company has dissolved.

Shareholders are not required to approve a consolidation or the sale of all or substantially all of the assets of the Company following the adoption by the Board of Directors / Trustees of a plan of liquidation for the Company.

C-5-4

	Pre-Conversion	Post-Conversion
Dissolution	Dissolution of the Company shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

Stockholders are deemed to have approved the dissolution of the Company in connection with their approval of the Plan of Conversion, which provides for the liquidation and dissolution of the Company as a Maryland REIT.

Ownership Limitations

With certain limited exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares of the Company's capital stock or more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of the Company's common stock (the Board of Directors may exempt a person from this ownership limit, establish a special ownership limit for an exempted holder, or increase or decrease the ownership limit, in each case subject to certain conditions).

No change.

In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limitation, that number of shares that would be owned by the transferee in excess of the ownership limit automatically will be transferred to a trust for the benefit of a charitable beneficiary. The purported transferee will have no right to receive dividends or other distributions on or vote such shares. Within 20 days of receiving notice from the Company that shares have been transferred to the charitable trust, the charitable trustee shall sell the shares held in the charitable trust to a person, designated by the charitable trustee, whose ownership of the shares does not violate the ownership limits set forth in the charter. Furthermore, the Company or its designee may purchase such shares for cash.

In addition, any purported transfer of shares that, if effective, would result in shares being beneficially owned by less than 100 persons shall be void and the intended transferee shall acquire no rights in such shares.

Annual Meetings of Shareholders	The annual meeting of the stockholders shall be held at a date and time set by the Board of Directors.	No change.

C-5-5

	Pre-Conversion	Post-Conversion
Special Meetings of the Stockholders

A special meeting of stockholders may be called by the chief executive officer, the chairman of the Board of Directors, a majority of the Board of Directors or a majority of the independent directors and must be called by the secretary of the Company to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

No change.
	Business transacted at the special meeting of stockholders will be limited to the purposes specifically designated in the notice.	No change.
Advance Notice Provisions for Nominations and Business Proposals by Shareholders	Nominations for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made only:	No change.
• pursuant to the notice of an annual meeting;
• by or at the direction of the Board of Directors; or

•

by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

In general, for an annual meeting, notice of stockholder nominations or business proposals must be delivered not earlier than the 150th day nor later than 5:00 p.m. Mountain Time on the 120th day prior to the first anniversary of the date of the mailing of the preceding year's proxy statement, unless the annual meeting is advanced or delayed more than 30 days from the anniversary date of the preceding year's annual meeting, in which case notice must be delivered not earlier than the 150th day nor later than 5:00 p.m. Mountain Time on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting or the tenth day following the day on which the public announcement of the date of the meeting is first made.

In general, for a special meeting, notice of stockholder nominations must be delivered not earlier than the 120th day prior to the special meeting, and not later than 5:00 p.m. Mountain Time on the later of the 90th day prior to the meeting or the tenth day following the day on which the public announcement is first made of the date of the meeting and the nominees proposed by the Board of Directors to be elected at such meeting.

C-5-6

	Pre-Conversion	Post-Conversion
Notice of Stockholder Meetings

Not less than ten nor more than ninety days before each meeting of stockholders, the secretary of the Company shall give notice to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote but who is entitled to notice of the meeting, written or electronic notice stating the time and place of the meeting, and in the case of a special meeting or as otherwise may be required by Maryland law, the purpose for which the meeting is called. The notice shall be given by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law.

No change.
Shareholder Action by Written Consent	Stockholders may take action by unanimous written consent.	No change.
State Anti-Takeover Statutes

Maryland Control Share Acquisition Act. Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are also directors of the corporation. "Control shares" are shares of stock of the corporation which, if aggregated with other shares controlled by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. As permitted under Maryland law, the Company's bylaws provide that the Company has elected not to be governed by the provisions of the control share acquisition statute.

No change.

C-5-7

Pre-Conversion	Post-Conversion

Maryland Business Combination Act. The Maryland Business Combination Act provides that a wide range of transactions between a Maryland corporation and an interested stockholder (defined as a person that, together with its affiliates and associates beneficially owns 10% or more of the outstanding voting power of the outstanding voting stock of the company) are subject to a 5-year moratorium measured from the most recent time an interested stockholder became an interested stockholder). After expiration of the 5-year moratorium, the business combination would be subject to strict fair price rules unless approved by a specified supermajority vote of stockholders. Generally, a corporation my exempt a person from this statute by action taken before the person becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving us and any person but can alter, amend or repeal this exemption.

Maryland Unsolicited Takeovers Act. Title 3, Subtitle 8 of the MGCL provides that a Maryland corporation with at least three independent directors and a class of equity securities registered under the Exchange Act may elect, notwithstanding any contrary provision of the charter and without stockholder approval, any of the following: (i) a provision classifying the Board (which has the effect of making directors removable for cause only); (ii) a provision that the number of directors of the corporation shall be fixed only by vote of the board of directors; (iii) a provision increasing the threshold of the stockholder vote to remove a director to no more than two-thirds of all votes entitled to be cast; (iv) a provision that gives the Board the exclusive power to fill board vacancies; and (v) a provision increasing the threshold of stockholders required to call a special meeting to a majority of the total voting power. A Maryland corporation may include in its charter or make a binding election (through a board resolution and notice filing with the State of Maryland) that prevents it from making any of the foregoing elections, but the Company has not done so. Pursuant to this statute, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to this statute, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of this statute, nor have we taken any action to preclude our making any further election under this statute.

C-5-8

	Pre-Conversion	Post-Conversion
Shareholder Rights Plan	The Company does not have a stockholder rights plan in effect.	No change.
Liability and Indemnification of Directors/Trustees and Officers	Subject to any limitations set forth under Maryland law, the charter limits the liability of directors or officers of the Company to the Company or its stockholders for money damages.	No change.

Maryland law provides that Maryland corporations may indemnify directors for acts or omissions, subject to a specified set of exclusions. Unlike many Maryland corporations, directors and officers of the Company are not permitted to be indemnified to the maximum extent permitted by Maryland law. In particular, directors are not permitted to be indemnified unless: (i) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the indemnitee was acting on behalf of or performing services for the Company; and (iii) such loss or liability was not the result of (a) negligence or misconduct, in the case that the indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor; or (b) gross negligence or willful misconduct, in the case that the indemnitee is an independent director.

Subject to any limitations set forth under Maryland law, the Company shall indemnify (subject to the limitations described above) and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any of the Company's present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; (ii) any individual who, while serving as a director or officer of the Company and at the Company's request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made party to the proceeding by reason of his or her service in that capacity; or (iii) the Advisor or any of its affiliates acting as an agent of the Company. The Company may, with the approval of the Board of Directors, provide such indemnification and payment or reimbursement of expenses to an individual who served a predecessor of the Company in any such capacities described in clauses (i) or (ii) above, or to any employee or agent of the Company or a predecessor of the Company.

C-5-9

	Pre-Conversion	Post-Conversion
Distributions

Subject to any preferential rights of any outstanding series of preferred stock, our common stockholders are entitled to such distributions as may be authorized from time to time by the Board of Directors and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. Distributions in kind are not be permitted, except in certain specified circumstances, including distributions of readily marketable securities or securities of the Corporation and distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets.

No change.

The Company's bylaws provide that the Board of Directors may authorize dividends and other distributions upon shares of the Company's stock, subject to provisions of law and the charter. Before payment of any dividends or other distributions, the Board of Directors may set aside out of the assets of the Company available for dividends or other distributions such sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purposes of the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

No change.

The MGCL generally prohibits directors of Maryland corporations from declaring or paying dividends or other distributions such as redemptions and repurchase of stock unless the directors determine that, after giving effect to the dividend or other distribution, the corporation will continue to be able to pay its debts as they come due in the usual course and its liabilities (including in certain circumstances preferred stock liquidation preferences) will not exceed its assets. There are certain exceptions to this rule for payments out of net earnings for the current year, the preceding fiscal year, or the preceding eight fiscal quarters.

The statutory rules for dividends and distributions by Maryland corporations under the MGCL are not applicable to Maryland REITs, although it is anticipated that any distributions to shareholders would be paid out of legally available funds.

C-5-10

	Pre-Conversion	Post-Conversion
Roll-up Transactions

Our charter provides that, in connection with a proposed "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. The person sponsoring any roll-up transaction must offer our common stockholders who vote against the proposal (i) a choice of accepting the securities of the roll-up entity or surviving entity, or (ii) either (x) remaining stockholders in the Company or (y) receiving cash equal to their pro rata share of the appraised value of our net assets. We are prohibited from participating in proposed roll-up transactions that would reduce voting rights beyond those contained in our charter, limit equity ownership (other than as required to preserve tax status), reduce access to books and records beyond that provided by our charter, would require us to bear the costs if our stockholders reject the roll-up transaction.

No change.
Tender Offers

Our charter provides that any tender offer made by any person, including any "mini-tender" offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. Our charter also prohibits any stockholder from transferring shares of our common stock to a person who makes a tender offer which does not comply with the provisions set forth above unless such stockholder has first offered such shares of our common stock to us at the tender offer price offered in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with enforcing our charter provisions concerning that offeror's noncompliance.

No change.

C-5-11

VIEW MATERIALS & VOTE w SCAN TO INDUSTRIAL PROPERTY TRUST INC. 518 17TH STREET, 17TH FLOOR DENVER, CO 80202 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. Please call 1-855-723-7822 to speak to a live agent between 9:00 a.m. and 10:00 p.m. EDT. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Control Number located in box below: TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E84964-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INDUSTRIAL PROPERTY TRUST INC. The Board of Directors unanimously recommends that you vote "FOR" Proposals 1, 2, 4 and 5 and "FOR" all the listed nominees in Proposal 3. For Against Abstain 1. To approve the sale of substantially all of the assets of the Company to affiliates of Prologis, L.P., pursuant to the merger and asset transfer transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated August 20, 2019, among the Company, Prologis, L.P. and Rockies Acquisition LLC, and the other transactions contemplated therein. ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 3d. Charles B. Duke 2. To approve the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust, as contemplated by the Plan of Conversion of Industrial Property Trust Inc. ! ! ! 3e. Stanley A. Moore 3f. John S. Hagestad 3. To elect six directors to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2019. ! ! ! ! ! ! ! ! ! 3a. Evan H. Zucker 5. To approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes to achieve a quorum or to approve the Asset Sale or the Conversion. ! ! ! 3b. Dwight L. Merriman III 3c. Marshall M. Burton Yes No ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

E84965-TBD INDUSTRIAL PROPERTY TRUST INC. Annual Meeting of Stockholders December 11, 2019 10:00 A.M. MST This proxy is solicited by the Board of Directors The stockholder(s), on the reverse side of this ballot, hereby appoint(s) Joshua J. Widoff and Thomas G. McGonagle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of INDUSTRIAL PROPERTY TRUST INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. MST, on December 11, 2019, at 518 17th Street, 17th Floor, Denver, CO 80202, and any adjournment or postponement thereof (i) as designated by the Stockholder(s) on the reverse side of this ballot, and (ii) in the discretion of the proxies on any other matter that may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies on any matter other than the proposals set forth on the reverse side of this ballot that is properly brought before the Annual Meeting of Stockholders or any postponement or adjournment thereof. Continued and to be signed on reverse side